THE ONE GROUP-REGISTERED TRADEMARK-
U.S. TREASURY SECURITIES MONEY MARKET FUND
PRIME MONEY MARKET FUND                                               PROSPECTUS

--------------------------------------------------------------------------------

Investment  Adviser:  BANC ONE INVESTMENT ADVISORS CORPORATION

The One Group-Registered Trademark- (the "Trust") is a mutual fund seeking to provide a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to The One Group-Registered Trademark- U.S. Treasury Securities Money Market Fund Class A, Fiduciary Class and Service Class shares and The One Group-Registered Trademark-Prime Money Market Fund Class A, Fiduciary Class and Service Class shares (Service Class shares were previously designated as "Retirement Class Shares").

THE ONE GROUP-REGISTERED TRADEMARK- U.S. TREASURY SECURITIES MONEY MARKET FUND (THE "U.S. TREASURY MONEY MARKET FUND") AND THE ONE GROUP-REGISTERED TRADEMARK-PRIME MONEY MARKET FUND (THE "PRIME MONEY MARKET FUND") EACH SEEKS CURRENT INCOME WITH LIQUIDITY AND STABILITY OF PRINCIPAL.

CLASS A SHARES ARE OFFERED TO THE GENERAL PUBLIC.

FIDUCIARY  CLASS  SHARES  ARE  OFFERED  TO  INSTITUTIONAL  INVESTORS,  INCLUDING
AFFILIATES OF BANC ONE CORPORATION AND ANY BANK, DEPOSITORY INSTITUTION, INSURANCE COMPANY, PENSION PLAN OR OTHER ORGANIZATION AUTHORIZED TO ENGAGE IN FIDUCIARY, ADVISORY, AGENCY, CUSTODIAL OR SIMILAR CAPACITIES (EACH AN "AUTHORIZED FINANCIAL ORGANIZATION").

SERVICE CLASS SHARES ARE OFFERED TO ENTITIES PURCHASING SUCH SHARES ON BEHALF OF INVESTORS REQUIRING ADDITIONAL ADMINISTRATIVE AND/OR ACCOUNTING SERVICES, SUCH AS SWEEP PROCESSING.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY BANC ONE CORPORATION OR ITS BANK OR NON-BANK AFFILIATES. THE TRUST'S SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE. AN INVESTMENT IN MUTUAL FUND SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. BANC ONE INVESTMENT ADVISORS CORPORATION RECEIVES FEES FROM THE FUNDS FOR INVESTMENT ADVISORY AND OTHER SERVICES.

THERE CAN BE NO ASSURANCE THAT EACH FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated November 1, 1995 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, The One Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111 during business hours. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

November 1, 1995

TABLE OF CONTENTS

SUMMARY..........................................................................................          3
ABOUT THE FUNDS..................................................................................          4
  Expense Summary................................................................................          4
  Financial Highlights...........................................................................          8
  The Funds......................................................................................         10
  Investment Objectives..........................................................................         10
  Investment Policies............................................................................         10
HOW TO DO BUSINESS WITH THE ONE GROUP-REGISTERED TRADEMARK-......................................         11
  How to Invest in The One Group-Registered Trademark-...........................................         11
  Exchanges......................................................................................         12
  Redemptions....................................................................................         13
FUND MANAGEMENT..................................................................................         14
  The Adviser....................................................................................         14
  The Distributor................................................................................         15
  The Administrator..............................................................................         15
  The Transfer Agent and Custodian...............................................................         15
  Counsel and Independent Accountants............................................................         15
OTHER INFORMATION................................................................................         16
  The Trust......................................................................................         16
  Other Investment Policies......................................................................         17
  Description of Permitted Investments...........................................................         17
ADDITIONAL PERMITTED INVESTMENTS FOR THE ONE GROUP-REGISTERED TRADEMARK-.........................         18
  Prime Money Market Fund........................................................................         18
  Description of Ratings.........................................................................         23
  Miscellaneous..................................................................................         24
  Performance....................................................................................         24
  Taxes..........................................................................................         24

PROSPECTUS                             2

SUMMARY

The One Group-Registered Trademark- (the "Trust") is an open-end management investment company that provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Class A, Fiduciary Class and Service Class shares of The One Group-Registered Trademark- U.S. Treasury Securities Money Market Fund (the "U.S. Treasury Money Market Fund") and the Class A, Fiduciary Class and Service Class shares of The One Group-Registered Trademark-Prime Money Market Fund (the "Prime Money Market Fund").

WHAT ARE THE INVESTMENT OBJECTIVES? Each of the U.S. Treasury Money Market Fund and Prime Money Market Fund seeks current income with liquidity and stability of principal. See "Investment Objectives."

WHAT ARE THE PERMITTED INVESTMENTS? The U.S. Treasury Money Market Fund invests exclusively in short-term U.S. Treasury bills, notes and other obligations issued or guaranteed by the U.S. Treasury and repurchase agreements collateralized by such obligations. The Prime Money Market Fund invests exclusively in high quality money market instruments. See "Investment Policies."

WHO IS THE ADVISER? Banc One Investment Advisors Corporation, an indirect subsidiary of BANC ONE CORPORATION, serves as the Adviser of the Trust. The Adviser is entitled to a fee for advisory services provided to the Trust. The Adviser may voluntarily agree to waive a part of its fees. See "The Adviser" and "Expense Summary."

WHO IS THE ADMINISTRATOR? The One Group-Registered Trademark- Services Company serves as the Administrator of the Trust. The Administrator is entitled to a fee for services provided to the Trust. Banc One Investment Advisors Corporation serves as the Sub-Administrator of the Trust, pursuant to an agreement with the Administrator, for which Banc One Investment Advisors Corporation receives a fee paid by the Administrator. See "The Administrator" and "Expense Summary."

WHO IS THE TRANSFER AGENT AND CUSTODIAN? State Street Bank and Trust Company serves as Transfer Agent and Custodian for the Trust for which services it receives a fee. Bank One Trust Company, N.A. serves as Sub-Custodian for the Trust, for which services it receives a fee. See "The Transfer Agent and Custodian."

WHO IS THE DISTRIBUTOR? The One Group-Registered Trademark- Services Company acts as Distributor of the Trust's shares. The Distributor is entitled to fees for distribution services for the Class A and Service Class shares of the Funds. No compensation is paid to the Distributor for the distribution services for the Fiduciary Class shares of the Funds. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions of shares of the Funds may be made through the Distributor on any day that the Federal Reserve Bank System is open for trading ("Business Days"). See "How to Invest in The One Group-Registered Trademark-" and "Redemptions."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of each Fund is determined and declared on each Business Day as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of each Fund on the first Business Day of each month. Any capital gains will be distributed at least annually. Distributions are paid in additional shares of the same class unless the Shareholder elects to take the payment in cash. See "Dividends."

                                       3                              PROSPECTUS

ABOUT THE FUNDS

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- U.S. TREASURY SECURITIES MONEY MARKET FUND

                                                                                         FIDUCIARY     SERVICE
                                                                             CLASS A       CLASS        CLASS
----------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)......................................        none         none         none
ANNUAL OPERATING EXPENSES(2)
  (as a percentage of average daily net assets)
Investment Advisory Fees (after fee waivers)(3)..........................        .27%         .27%         .27%
12b-1 Fees (after fee waiver)(4).........................................        .25%         none         .55%
Other Expenses...........................................................        .22%         .22%         .22%
----------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES(5)..............................................        .74%         .49%        1.04%
----------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution may be charged separate fees by the financial institution. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Investment Advisory Fees have been revised to reflect fee waivers effective as of the date of this Prospectus. The Adviser may voluntarily agree to waive a part of its fees. Absent this voluntary reduction, Investment Advisory Fees would be .35% for all classes of shares.

(4) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares and .75% for Service Class shares. There are no 12b-1 fees charged to Fiduciary Class shares. The 12b-1 fees may include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class A and Service Class shares. See "The Distributor."

(5) Total Operating Expenses have been revised to reflect fee waivers effective as of the date of this Prospectus. Other Expenses are based on the Fund's expenses during the most recent fiscal year. Absent the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be .92% for Class A shares, .57% for Fiduciary Class shares and 1.32% for Service Class shares.

PROSPECTUS                             4

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class A, Fiduciary Class and Service Class shares of the U.S. Treasury Money Market Fund, assuming: (1) 5% annual return; and (2) redemption at the end of each time period.

-----------------------------------------------------------------------------------
                                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
-----------------------------------------------------------------------------------
Class A                                      $  8       $ 24       $ 41       $ 92
Fiduciary Class                              $  5       $ 16       $ 27       $ 62

Absent the voluntary reduction of fees, the dollar amounts in the above example would be as follows:

----------------------------------------------------------------------------------
                                                                             10
                                              1 YEAR   3 YEARS   5 YEARS    YEARS
----------------------------------------------------------------------------------
Class A                                        $  9      $ 29      $ 51      $113
Fiduciary Class                                $  6      $ 18      $ 32      $ 71

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

Service Class shares are offered to investors requiring additional administrative and/or accounting services, such as sweep processing. It is not intended that a Shareholder would remain in the Service Class for more than a very limited period of time. However, a shareholder investing on a continual basis in the Service Class for a period of one (1) month would pay $1, three (3) months would pay $3, one (1) year, would pay $11. Absent the voluntary fee reduction a Shareholder would pay for a period of one (1) month $1, three (3) months $3, one (1) year $13.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

Investors in the Fund ("Shareholders") who are long-term Shareholders of Class A shares and Service Class shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

                                       5                              PROSPECTUS

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- PRIME MONEY MARKET FUND

                                                                                         FIDUCIARY     SERVICE
                                                                           CLASS A....     CLASS        CLASS
----------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)......................................        none         none         none
ANNUAL OPERATING EXPENSES(2)
  (as a percentage of average daily net assets)
Investment Advisory Fees (after fee waivers)(3)..........................        .27%         .27%         .27%
12b-1 Fees (after fee waiver)(4).........................................        .25%         none         .55%
Other Expenses...........................................................        .20%         .20%         .20%
----------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES(5)..............................................        .72%         .47%        1.02%
----------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution may be charged separate fees by the financial institution. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Investment Advisory Fees have been revised to reflect fee waivers effective as of the date of this Prospectus. The Adviser has voluntarily agreed to waive a part of its fees. Absent this voluntary reduction, Investment Advisory Fees would be .35% for all classes of shares.

(4) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares and .75% for Service Class shares. There are no 12b-1 fees charged to Fiduciary Class shares. The 12b-1 fees may include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class A and Service Class shares. See "The Distributor."

(5) Total Operating Expenses have been revised to reflect fee waivers effective as of the date of this Prospectus. Other Expenses are based on the Fund's expenses during the most recent year. Absent the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be .90% for Class A Shares, .55% for Fiduciary Class Shares and 1.30% for Service Class Shares.

PROSPECTUS                             6

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class A, Fiduciary Class and Service Class shares of the Prime Money Market Fund, assuming: (1) 5% annual return; and (2) redemption at the end of each time period.

-----------------------------------------------------------------------------------
                                           1 YEAR   3 YEARS    5 YEARS    10 YEARS
-----------------------------------------------------------------------------------
Class A                                      $ 7       $ 23       $ 40       $ 90
Fiduciary Class                              $ 5       $ 15       $ 26       $ 60

Absent the voluntary reduction of fees, the dollar amounts in the above example would be as follows:

----------------------------------------------------------------------------------
                                                1
                                              YEAR    3 YEARS   5 YEARS   10 YEARS
----------------------------------------------------------------------------------
Class A                                        $ 9      $ 29      $ 50      $111
Fiduciary Class                                $ 6      $ 18      $ 31      $ 69

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

Service Class shares are offered to investors requiring additional administrative and/or accounting services, such as sweep processing. It is not intended that a Shareholder would remain in the Service Class for more than a very limited period of time. However, a shareholder investing on a continual basis in the Service Class for a period of one (1) month would pay $1, three (3) months would pay $3, one (1) year, would pay $10. Absent the voluntary fee reduction a Shareholder would pay for a period of one (1) month $1, three (3) months $3, one (1) year $13.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

Long-term Shareholders of Class A shares and Service Class shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

                                       7                              PROSPECTUS

FINANCIAL HIGHLIGHTS

The Trust was organized as a Massachusetts Business Trust on May 23, 1985. The Trust currently consists of 29 separate investment portfolios (the "funds"). Currently, shares in The One Group-Registered Trademark- U.S. Treasury Securities Money Market Fund and The One Group-Registered Trademark-Prime Money Market Fund are offered in three separate classes: Class A shares, Fiduciary Class shares and Service Class shares.

The following tables set forth certain financial information with respect to the Financial Highlights for Class A, Fiduciary Class and Service Class shares of each Fund for the period from commencement of operations of each such class of each Fund to June 30, 1995. Service Class shares were formerly designated as Retirement Class shares. Such information is a part of the financial statements audited by Coopers & Lybrand L.L.P., independent accountants for the Trust, whose report on the Trust's financial statements for the year ended June 30, 1995 appears in the Statement of Additional Information. Further information about each Fund's performance is contained in the Annual Report to Shareholders for such Fund, which may be obtained without charge from the Distributor by calling 1-800-480-4111 during business hours.

THE ONE GROUP-REGISTERED TRADEMARK- U.S. TREASURY SECURITIES MONEY MARKET FUND FINANCIAL HIGHLIGHTS
For a share of each class outstanding throughout each period.

                                                               U.S. Treasury Money Market Fund
                                          --------------------------------------------------------------------------
                                                                     Year ended June 30,
                                          --------------------------------------------------------------------------
                                                    1995                      1994                     1993
                                          ------------------------   ----------------------   ----------------------
                                           FIDUCIARY      CLASS A    FIDUCIARY     CLASS A    FIDUCIARY     CLASS A
                                          ------------   ---------   ----------   ---------   ----------   ---------
Net Asset Value, Beginning of Period....  $      1.000   $ 1.000     $  1.000     $ 1.000     $  1.000     $ 1.000
                                          ------------   ---------   ----------   ---------   ----------   ---------
Investment Activities

  Net Investment Income.................         0.050     0.047        0.030       0.027        0.029       0.026
                                          ------------   ---------   ----------   ---------   ----------   ---------
Less Distribution
  Net Investment Income.................        (0.050)   (0.047)      (0.030)     (0.027)      (0.029)     (0.026)
                                          ------------   ---------   ----------   ---------   ----------   ---------

Net Asset Values, End of Period.........  $      1.000   $ 1.000     $  1.000     $ 1.000     $  1.000     $ 1.000
                                          ------------   ---------   ----------   ---------   ----------   ---------
                                          ------------   ---------   ----------   ---------   ----------   ---------

Total Return............................          5.07%     4.81%        3.01%       2.76%        2.89%       2.63%
Ratios/Supplementary Data:
  Net Assets at end of period (000).....  $  1,178,091   $98,723     $969,326     $53,423     $492,862     $30,759
  Ratio of expenses to average net
    assets..............................          0.41%     0.66%        0.40%       0.63%        0.45%       0.65%
  Ratio of net investment income to
    average net assets..................          4.96%     4.71%        3.02%       2.81%        2.85%       2.52%
  Ratio of expenses to average net
    assets*.............................          0.59%     0.94%        0.58%       0.87%        0.67%       1.02%
  Ratio of net investment income to
    average net assets*.................          4.78%     4.43%        2.84%       2.57%        2.63%       2.15%


                                                    1992                1991
                                          ------------------------   ----------
                                          FIDUCIARY    CLASS A (a)   Fiduciary
                                          ----------   -----------   ----------
Net Asset Value, Beginning of Period....  $  1.000       $ 1.000     $  1.000
                                          ----------   -----------   ----------
Investment Activities
  Net Investment Income.................     0.043         0.012        0.062
                                          ----------   -----------   ----------
Less Distribution
  Net Investment Income.................    (0.043)       (0.012)      (0.062)
                                          ----------   -----------   ----------
Net Asset Values, End of Period.........  $  1.000       $ 1.000     $  1.000
                                          ----------   -----------   ----------
                                          ----------   -----------   ----------
Total Return............................      4.40%         3.38%(b)     6.63%
Ratios/Supplementary Data:
  Net Assets at end of period (000).....  $410,146       $     6     $339,987
  Ratio of expenses to average net
    assets..............................      0.55%         0.59%(b)     0.60%
  Ratio of net investment income to
    average net assets..................      4.25%         2.51%(b)     6.20%
  Ratio of expenses to average net
    assets*.............................      0.77%         0.71%(b)     0.80%
  Ratio of net investment income to
    average net assets*.................      4.04%         2.39%(b)     6.00%

-----------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class A Shares commenced offering on February 18, 1992.
(b) Annualized.

PROSPECTUS                             8

THE ONE GROUP-REGISTERED TRADEMARK- PRIME MONEY MARKET FUND
FINANCIAL HIGHLIGHTS
For a share of each class outstanding throughout each period.

                                                                     Prime Money Market Fund
                                                    ----------------------------------------------------------
                                                                       Year ended June 30,
                                                    ----------------------------------------------------------
                                                                   1995
                                                    ----------------------------------           1994
                                                                              SERVICE    ---------------------
                                                     FIDUCIARY     CLASS A      (a)      Fiduciary    Class A
                                                    ------------   --------  ---------   ----------  ---------
Net Asset Value, Beginning of Period..............   $    1.000    $ 1.000    $ 1.000    $   1.000    $ 1.000
                                                    ------------   --------  ---------   ----------  ---------
Investment Activities
  Net investment income...........................        0.052      0.050      0.041        0.031      0.027
                                                    ------------   --------  ---------   ----------  ---------
Less Distributions
  Net investment income...........................       (0.052)    (0.050 )   (0.041)      (0.031 )   (0.027)
                                                    ------------   --------  ---------   ----------  ---------
Net Asset Value, End of Period....................   $    1.000    $ 1.000    $ 1.000    $   1.000    $ 1.000
                                                    ------------   --------  ---------   ----------  ---------
                                                    ------------   --------  ---------   ----------  ---------
Total Return......................................         5.34%      5.08%        (a)        3.19%      2.93%
Ratios/Supplementary Data:
 Net Assets at end of period (000)................   $1,965,416    $201,968              $1,600,876   $74,759
Ratio of expenses to average net assets...........         0.41%      0.67%      1.42%(c)      0.40%     0.65%
Ratio of net investment income to average net
 assets...........................................         5.27%      5.02%      4.52%(c)      3.18%     2.92%
Ratio of expenses to average net assets*..........         0.57%      0.92%      1.60%(c)      0.59%     0.90%
Ratio of net investment income to average net
 assets*..........................................         5.12%      4.77%      5.23%(c)      2.99%     2.67%


                                                                             1993                         1992
                                                                  --------------------------   --------------------------
                                                    Retirement     Fiduciary       Class A      Fiduciary     Class A (b)
                                                    -----------   ------------   -----------   ------------   -----------
Net Asset Value, Beginning of Period..............    $ 1.000       $  1.000       $ 1.000       $  1.000       $ 1.000
                                                    -----------   ------------   -----------   ------------   -----------
Investment Activities
  Net investment income...........................      0.008          0.030         0.030          0.045         0.013
                                                    -----------   ------------   -----------   ------------   -----------
Less Distributions
  Net investment income...........................     (0.008)        (0.030)       (0.030)        (0.045)       (0.013)
                                                    -----------   ------------   -----------   ------------   -----------
Net Asset Value, End of Period....................    $ 1.000       $  1.000       $ 1.000       $  1.000       $ 1.000
                                                    -----------   ------------   -----------   ------------   -----------
                                                    -----------   ------------   -----------   ------------   -----------
Total Return......................................       0.79%(d)       3.09%         2.83%          4.64%         3.51%(c)
Ratios/Supplementary Data:
 Net Assets at end of period (000)................    $    40       $979,275       $61,106       $946,504       $   511
Ratio of expenses to average net assets...........       1.18%(c)       0.44%         0.65%          0.59%         0.79%(c)
Ratio of net investment income to average net
 assets...........................................       3.03%(c)       3.05%         2.67%          4.49%         3.40%(c)
Ratio of expenses to average net assets*..........       1.36%(c)       0.62%         0.99%          0.76%         0.94%(c)
Ratio of net investment income to average net
 assets*..........................................       2.85%(c)       2.87%         2.33%          4.32%         3.25%(c)


                                                        1991
                                                    ------------
                                                     Fiduciary
                                                    ------------
Net Asset Value, Beginning of Period..............    $  1.000
                                                    ------------
Investment Activities
  Net investment income...........................       0.069
                                                    ------------
Less Distributions
  Net investment income...........................      (0.069)
                                                    ------------
Net Asset Value, End of Period....................    $  1.000
                                                    ------------
                                                    ------------
Total Return......................................        7.12%
Ratios/Supplementary Data:
 Net Assets at end of period (000)................    $760,726
Ratio of expenses to average net assets...........        0.68%
Ratio of net investment income to average net
 assets...........................................        6.86%
Ratio of expenses to average net assets*..........        0.83%
Ratio of net investment income to average net
 assets*..........................................        6.71%

---------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares. As of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 4.11%.
(b) Class A Shares commenced offering on February 18, 1992.
(c) Annualized.
(d) Not annualized.

                                       9                              PROSPECTUS

THE FUNDS

The One Group-Registered Trademark- U.S. Treasury Securities Money Market Fund (formerly, the U.S. Treasury Money Market Fund) and The One Group-Registered Trademark- Prime Money Market Fund (each a "Fund" and, collectively, the "Funds") are part of The One Group-Registered Trademark- (the "Trust"), which is an open-end management investment company that offers units of beneficial interest ("shares") in 29 separate funds and different classes of certain of the funds. This Prospectus relates to Class A, Fiduciary Class and Service Class shares of The One Group-Registered Trademark- U.S. Treasury Securities Money Market Fund and The One Group-Registered Trademark- Prime Money Market Fund, which provide for variations in distribution costs, voting rights, dividends and shareholder services, pursuant to a multiple class plan (the "Multiple Class Plan") adopted by the Board of Trustees of the Trust. Except for these differences among classes, each share of each Fund represents an undivided, proportionate interest in that Fund. Each Fund is a diversified mutual fund. Information regarding the Trust's other funds and their classes is contained in separate prospectuses which may be obtained from the Trust's Distributor, The One Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111.

INVESTMENT OBJECTIVES

The investment objective of The One Group-Registered Trademark- U.S. Treasury Securities Money Market Fund and The One Group-Registered Trademark- Prime Money Market Fund is to seek current income with liquidity and stability of principal.

The investment objective of each Fund is fundamental and may not be changed without a vote of the holders of a majority of such Fund's outstanding shares (as defined in the Statement of Additional Information).

There can be no assurance that either Fund will meet its investment objective or be able to maintain a net asset value of $1.00 per share on a continuous basis.

IN GENERAL

Each Fund intends to comply with regulations of the Securities and Exchange Commission (the "SEC") applicable to money market funds using the amortized cost method for calculating net asset value. These regulations impose certain quality, maturity and diversification restraints on investments by the Funds. Under these regulations, the Funds will invest only in U.S. dollar-denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and have a maturity of 397 days or less. For a further discussion of these rules, see "Description of Permitted Investments."

INVESTMENT POLICIES

The investment policies of each Fund may be changed without an affirmative vote of the holders of a majority of such Fund's outstanding shares unless a policy is expressly deemed to be fundamental or is expressly deemed to be changeable only by such a majority vote.

PERMISSIBLE INVESTMENTS

The One Group-Registered Trademark- U.S. Treasury Securities Money Market Fund will invest exclusively in short-term U.S. Treasury bills, notes, and bonds issued by the U.S. Treasury and Separately Traded Interest and Principal component parts of such obligations that are transferable through the Federal Book Entry System ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES") (collectively "U.S. Treasury Obligations"), repurchase agreements collateralized by such obligations, reverse repurchase agreements and when-issued securities. The Fund also engages in securities lending.

The One Group-Registered Trademark- Prime Money Market Fund will invest in eligible securities consisting of U.S. dollar-denominated U.S. Treasury Obligations, including STRIPS and CUBES, obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. government, mortgage-backed securities, commercial paper of U.S. issuers rated in the highest or second highest short-term rating category at the time of investment by at least two nationally recognized statistical rating organizations ("NRSRO") (one if it is the only organization rating such obligation), in accordance with SEC regulations, or, if unrated, determined by the Adviser to be of comparable quality, obligations (certificates of deposit, time deposits and bankers' acceptances) of U.S. commercial banks, U.S. savings and loan institutions, and U.S. and London branches of foreign banks that have total assets of $1 billion or more as shown on their last published financial statements at the time of investment and that are insured by the Federal Deposit Insurance Corporation and that are of comparable quality to securities meeting the above ratings or, if unrated, determined by the Adviser to be of comparable quality, short-term corporate obligations of U.S. issuers of commercial paper of comparable quality to securities meeting the above ratings or, if unrated, determined by the Adviser to be of comparable quality, short-term funding agreements of comparable quality, asset-backed securities of comparable quality, repurchase agreements, reverse repurchase agreements, shares of other investment companies, receipts, which may include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS") and Certificate of Accrual on Treasury Securities ("CATS"), variable and floating rate instruments, bank deposit notes, when-issued securities, puts, commercial paper issued by foreign issuers, municipal securities, municipal leases, and participation interests in municipal securities. The Fund also engages in securities lending.

Each of the aforementioned securities will be purchased by the Funds only if deemed to present minimal credit risk to the Fund.

Except as otherwise provided in the ratings requirements described above, where applicable, all investments of each Fund must possess one of the ratings described below in "Description

PROSPECTUS                             10
of Permitted Investments" and "Description of Ratings" at the time of investment or, if unrated, determined by the Adviser to be of comparable quality.

For a further description of each Fund's permitted investments and the above ratings, see "Description of Permitted Investments," "Description of Ratings" and the Statement of Additional Information.

RISK FACTORS

The investment characteristics of mortgage-related securities, which may be purchased by the Prime Money Market Fund, differ from traditional debt securities. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. The major differences typically include more frequent interest and principal payments, usually monthly, the adjustability of interest rates and the possibility that prepayments of principal may be made at any time. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors. During periods of declining interest rates, prepayment rates can be expected to accelerate. Under certain interest rate and prepayment scenarios, the Fund may fail to recoup fully its investment in mortgage-related securities notwithstanding a direct or indirect governmental or agency guarantee. In general, changes in the rate of prepayments on a mortgage-related security will change that security's market value and its yield to maturity. When interest rates fall, high prepayments could force the Fund to reinvest principal at a time when investment opportunities are not attractive. Thus, mortgage-related securities may not be an effective means for the Fund to lock in long-term interest rates. Conversely, during periods when interest rates rise, slow prepayments could cause the average life of the security to lengthen and the value to decline more than anticipated.

Foreign investments made by the Prime Money Market Fund involve risks that are different from investments in securities of U.S. banks. These risks may include future unfavorable political and economic developments, possible withholdings of taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign banks and their branches. Foreign branches of foreign banks are not regulated by U.S. banking authorities and generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. banks. Although these factors will be considered carefully, the Prime Money Market Fund does not limit the amount of its assets which can be invested in any one type of instrument or in any foreign country, except as required under regulations applicable to money market funds and the Fund's investment objective, policies and restrictions.

For additional information on each of the Fund's permitted investments and associated risks, see "Description of Permitted Investments."

HOW TO DO BUSINESS WITH
THE ONE GROUP-REGISTERED TRADEMARK-

HOW TO INVEST IN THE ONE GROUP-REGISTERED TRADEMARK-

Shares of each Fund are sold on a continuous basis and may be purchased directly from the Trust's Distributor, The One Group-Registered Trademark- Services Company, by mail, by telephone, or by wire. Shares may also be purchased through a financial institution, such as a bank, savings and loan association or insurance company (each a "Shareholder Servicing Agent"), that has established a Shareholder servicing agreement with the Distributor, or through a broker-dealer that has established a dealer agreement with the Distributor.

Purchases and redemptions of shares of either Fund may be made on any day that the Federal Reserve Bank System is open for trading ("Business Days"). The minimum initial and subsequent investments in each Fund are $1,000 and $100, respectively ($100 and $25, respectively, for employees of BANC ONE CORPORATION and its affiliates). Initial and subsequent investment minimums may be waived at the Distributor's discretion.

Class A shares are offered to the general public. Service Class shares are offered to entities purchasing such shares on behalf of investors requiring additional administrative and/or accounting services, such as sweep processing. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities (each an "Authorized Financial Organization"). For additional details regarding eligibility, call the Distributor at 1-800-480-4111.

BY MAIL

Investors may purchase Class A shares of a Fund by completing and signing an Account Application Form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The One Group-Registered Trademark-," to State Street Bank and Trust Company (the Trust's Transfer Agent and Custodian), P.O. Box 8500, Boston, MA 02266-8500. Subsequent purchases of shares may be made at any time by mailing a check to the Transfer Agent. Account Application Forms are available through the Distributor by calling 1-800-480-4111.

Purchases of Fiduciary Class shares, Service Class shares and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, are made by an institutional investor and/or other intermediary on behalf of an investor (each also a "Shareholder Servicing Agent"). The Shareholder Servicing Agent may require an investor to complete forms in addition to the Account Application Form and to follow procedures established by the Shareholder Servicing Agent.

                                       11                             PROSPECTUS

Such Shareholders should contact their Shareholder Servicing Agents regarding purchases, exchanges and redemptions of shares. See "Additional Information Regarding Purchases."

BY TELEPHONE OR BY WIRE

Once an Account Application Form has been received, Shareholders are eligible to make purchases by telephone or wire (if that option has been selected by a Shareholder) by calling the Transfer Agent at 1-800-480-4111 or the Shareholder Servicing Agents, if applicable.

Shareholders may revoke their automatic eligibility to make purchases and/or redemptions by telephone or by wire, by sending a letter so stating to the Transfer Agent, State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500.

SYSTEMATIC INVESTMENT PLAN

Class A investors may make automatic monthly investments in either Fund from their bank, savings and loan or other depository institution accounts. The minimum initial and subsequent investments must be $25 under the Systematic Investment Plan, which minimum may be waived at the discretion of the Distributor. The Trust pays the costs associated with these transfers, but reserves the right, upon thirty days' written notice, to impose reasonable charges for this service. A depository institution may impose a charge for debiting an investor's account which would reduce the investor's return from an investment in a Fund.

FUND-DIRECT IRA

The Trust offers a tax-advantaged retirement plan for which the shares of the Funds may be an appropriate investment. The Trust's retirement plan allows participants to defer taxes while helping them build their retirement savings.

The One Group-Registered Trademark- Fund-Direct IRA is a retirement plan with a wide choice of investments offering people with earned income the opportunity to compound earnings on a tax-deferred basis. An IRA Adoption Agreement may be obtained by calling the Distributor at 1-800-480-4111.

ADDITIONAL INFORMATION REGARDING PURCHASES

A purchase order will be effective as of the day received by the Distributor and the Shareholder will be eligible to receive dividends declared the same day, if the Distributor receives the order before 2:00 p.m., eastern time, and the Custodian receives Federal funds before the close of business on such day. Otherwise, the purchase order will be effective the next Business Day on which Federal funds are received by the Custodian before the cut-off time. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. The purchase price of shares of each Fund is the net asset value next determined after a purchase order is effected. The net asset value per share of each Fund is determined by dividing the total market value of such Fund's investments and other assets allocable to a class, less any liabilities allocable to that class, by the total number of outstanding shares of such class. Net asset value per share is determined daily as of 2:00 p.m. and 4:00 p.m., eastern time, on each Business Day. For a further discussion of the calculation of net asset value, see the Statement of Additional Information. Shares may also be issued in transactions involving the acquisition by a Fund of securities held by collective investment funds sponsored and administered by affiliates of the Adviser. Purchases will be made in full and fractional shares of a Fund calculated to three decimal places. The purchase price is expected to remain constant at $1.00 per share.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order. Except as provided below, neither the Trust's Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon telephone or wire instructions, and the investor will bear all risk of loss. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If such procedures are not employed, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.

Fiduciary Class shares offered to institutional investors and to investors in certain retirement plans, Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, and Service Class shares offered through institutional investors will normally be held in the name of the Shareholder Servicing Agent effecting the purchase on the Shareholder's behalf, and it is the Shareholder Servicing Agent's responsibility to transmit purchase orders to the Distributor. A Shareholder Servicing Agent may impose an earlier cut-off time for receipt of purchase orders directed through it to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. The Shareholder should contact his or her Shareholder Servicing Agent for information as to the Shareholder Servicing Agent's procedures for transmitting purchase, exchange or redemption orders to the Trust. A Shareholder who desires to transfer the registration of shares beneficially owned by him or her, but held of record by a Shareholder Servicing Agent, should contact the Shareholder Servicing Agent to accomplish such change. Other Shareholders who desire to transfer the registration of their shares should contact the Transfer Agent.

No  certificates  representing  shares  of  either  Fund  will  be  issued.   In
communications to Shareholders, the Fund will not duplicate mailings of Fund material to Shareholders who reside at the same address.

EXCHANGES

Fiduciary Class Shareholders of either Fund may exchange their shares for Class A shares of the same Fund or for Class A shares or Fiduciary Class shares of another fund of the Trust.

PROSPECTUS                             12

Effective January 1, 1996, Service Class shareholders may not exchange their Service Class shares for shares of any other class, nor may shares of any other class be exchanged for Service Class shares.

Class A Shareholders of either Fund may exchange their shares for Fiduciary Class shares of the same Fund or for Fiduciary Class or Class A shares of another fund of the Trust if the Shareholder is eligible to purchase such shares.

The exchange privilege may be exercised only in those states where the shares of a Fund or such other fund of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. If a Shareholder seeks to exchange shares of either Fund for Class A shares of a fund of the Trust that imposes a sales charge, the Shareholder will be required to pay the sales charge applicable to the fund of the Trust into which the shares are being exchanged, unless the sales charge is otherwise waived, as provided in the Statement of Additional Information.

ADDITIONAL INFORMATION REGARDING EXCHANGES

In the case of shares held of record by a Shareholder Servicing Agent but beneficially owned by a Shareholder, to exchange such shares the Shareholder should contact the Shareholder Servicing Agent, who will contact the Transfer Agent and effect the exchange on behalf of the Shareholder. If an exchange request in good order is received by the Transfer Agent by 2:00 p.m., eastern time, on any Business Day, the exchange usually will occur on that day. Any Shareholder who wishes to make an exchange must receive a current prospectus of the fund of the Trust in which he or she wishes to invest before the exchange will be effected.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' written notice. An exchange between classes of shares of the same fund is not considered a taxable event; however, an exchange between funds of the Trust is considered a sale of shares and usually results in a capital gain or loss for Federal income tax purposes. Shareholders should consult their tax advisers for a more complete explanation of the Federal income tax consequences of an exchange of shares of the Funds.

A more detailed description of the above is set forth in the Statement of Additional Information.

REDEMPTIONS

Shareholders may redeem their shares without charge on any Business Day; shares may ordinarily be redeemed by mail, by telephone or by wire. All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption. Payment to Shareholders for shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption. However, the Funds will attempt to honor requests for next day payment on redemptions if the redemption request is received prior to 2:00 p.m., eastern time, and requests for payment in two Business Days if the redemption request is received after such time, unless it would be disadvantageous to the Trust or the Shareholders of a particular Fund to sell or liquidate portfolio securities in an amount sufficient to satisfy requests for payment in this manner.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid request for redemption. All written redemption requests should be sent to The One Group-Registered Trademark-, c/o State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or the Shareholder Servicing Agent, if applicable. The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank, by a member firm of a domestic stock exchange or by a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program.

The signature guarantee requirement will be waived if all of the following conditions apply: (i) the redemption is for $5,000 worth of shares or less; (ii) the redemption check is payable to the Shareholder(s) of record; and (iii) the redemption check is mailed to the Shareholder(s) at the address of record. The Shareholder also may have the proceeds mailed to a commercial bank account previously designated on the Account Application Form or by written instruction to the Transfer Agent or the Shareholder Servicing Agent, if applicable. There is no charge for having redemption requests mailed to a designated bank account.

BY TELEPHONE OR BY WIRE

Shareholders may have the payment of redemption requests wired or mailed to a domestic commercial bank account previously designated on the Account Application Form. Wire redemption requests may be made by the Shareholder by telephone to the Transfer Agent at 1-800-480-4111, provided that the Shareholder has elected the telephone redemption privilege in writing to the Distributor, or to the Shareholder Servicing Agent, if applicable. The Transfer Agent may reduce the amount of a wire redemption payment by its then current wire redemption charge, which, as of the date of this Prospectus, is $7.00.

Neither   the  Trust  nor  the  Transfer  Agent  will  be  responsible  for  the authenticity of the redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that telephone
instructions  are  genuine,  and  may  be  liable  for  losses  resulting   from
unauthorized or fraudulent telephone transactions if it does not employ those procedures. Such procedures may include requesting personal identification information or recording telephone conversations.

CHECKWRITING

Class A Shareholders may write checks for $250 or more. Once a Shareholder has signed and returned a signature card, he or

                                       13                             PROSPECTUS
she will receive a supply of checks drawn on State Street Bank and Trust Company, the Trust's Custodian. The check may be payable to any person, and the Shareholder's account will continue to earn dividends until the check clears. Because of the difficulty of determining in advance the exact value of an account, a Shareholder should not use a check to close the account. Checks are free. However, an account will be charged for stop payments requested by the Shareholder or if the check cannot be honored due to insufficient funds or other valid reasons.

SYSTEMATIC WITHDRAWAL PLAN

Shareholders whose accounts have a value of at least $10,000 may elect to receive, or may designate another person to receive, monthly, quarterly or annual payments in a specified amount of not less than $100 each. There is no charge for this service. Under the Systematic Withdrawal Plan, all dividends and distributions must be reinvested in shares of such Fund. Shareholders who have attained the age of 70 1/2 may elect to receive distributions, to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan. If the amount of the systematic withdrawal exceeds the income accrued since the previous withdrawal under the Systematic Withdrawal Plan, the principal balance invested will be reduced and shares will be redeemed.

OTHER INFORMATION REGARDING REDEMPTIONS

At various times, the Funds may be requested to redeem shares for which they have not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for 15 or more days until payment has been collected for the purchase of such shares. The Funds intend to pay cash for all shares redeemed.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem, at net asset value, the shares of any Shareholder if, because of redemptions of shares by or on behalf of the Shareholder, the account of such Shareholder in such Fund has a value of less than $1,000, the minimum initial purchase amount. Accordingly, an investor purchasing shares of a Fund in only the minimum investment amount may be subject to such involuntary redemption if he or she thereafter redeems any of these shares. Before a Fund exercises its right to redeem such shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in such Fund in an amount which will increase the value of the account to at least $1,000.

See the Statement of Additional Information for examples of when the Trust may suspend the right of redemption or redeem shares involuntarily if it appears appropriate to do so in light of the Trust's responsibilities under the Investment Company Act of 1940.

The redemption price of shares of the Funds is expected to remain constant at $1.00 per share, although there is no assurance that this will always be the case.

FUND MANAGEMENT

THE ADVISER

The Trust and Banc One Investment Advisors Corporation (the "Adviser") have entered into an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser makes the investment decisions for the assets of each Fund and continuously reviews, supervises and administers each Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not deposits or obligations of, or endorsed or guaranteed by BANC ONE CORPORATION or its bank or non-bank affiliates. The Trust's shares are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency or government sponsored agency of the Federal government or any state.

The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION currently has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance and insurance.

On a consolidated basis, BANC ONE CORPORATION had assets of over $86 billion as of June 30, 1995.

The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group-Registered Trademark- since 1985 (then known as "The Helmsman Fund"). Prior to January 1993, Bank One, Indianapolis, NA served as investment adviser to each Fund. Bank One, Indianapolis, NA is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .35% of the average daily net assets of each Fund. The Adviser may voluntarily agree to waive a part of its fees. (See "About the Funds -- Expense Summary.") These fee waivers are voluntary and may be terminated at any time. Shareholders will be notified in advance if and when these waivers are terminated. During the fiscal year ended June 30, 1995, the Funds paid investment advisory fees to the Adviser of .19% of the average daily net assets of the U.S. Treasury Money Market Fund and .20% of the average daily net assets of the Prime Money Market Fund.

PROSPECTUS                             14

THE DISTRIBUTOR

The One Group-Registered Trademark- Services Company (the "Distributor"), a wholly owned subsidiary of the BISYS Group, Inc., and the Trust are parties to a distribution agreement (the "Distribution Agreement") under which shares of the Funds are sold on a continuous basis.

Class A shares and Service Class shares are subject to a distribution and Shareholder services plan (the "Plan"). As provided in the Plan, the Trust will pay the Distributor a fee of .35% of the average daily net assets of Class A shares of each of the Funds and .75% of the average daily net assets of the Service Class shares of each of the Funds. Currently, the Distributor has voluntarily agreed to limit payments under the Plan to .25% of average daily net assets of the Class A shares of each of the Funds and .55% of average daily net assets of the Service Class shares of each of the Funds. Up to .25% of the fees payable under the Plan may be used as compensation for Shareholder services by the Distributor and/or financial institutions and intermediaries. All such fees that may be paid under the Plan will be paid pursuant to Rule 12b-1 of the Investment Company Act of 1940. The Distributor may apply these fees toward: (i) compensation for its services in connection with distribution assistance or provision of Shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings and loan associations, insurance companies, investment counselors, broker-dealers, and the Distributor's affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of Shareholder services.

The Plan is characterized as a compensation plan since the distribution fees will be paid to the Distributor without regard to the distribution or Shareholder service expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. Each Fund also may execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor for which the affiliate or the Distributor receives compensation. Pursuant to guidelines adopted by the Board of Trustees of the Trust, any such compensation will be reasonable and fair compared to compensation received by other brokers in connection with comparable transactions.

During the fiscal year ended June 30, 1995, 440 Financial Distributors, Inc., the previous distributor to the Trust, received fees aggregating .25% of the average daily net assets of Class A shares of each Fund. In addition, 440 Financial Distributors, Inc. received annualized fees of .74% of the average daily net assets of the Service Class shares of each Fund. Service Class shares were formerly designated as Retirement Class shares.

Fiduciary Class shares of each Fund are offered without distribution fees to institutional investors, including Authorized Financial Organizations. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares. In addition, a financial institution that is the record owner of shares for the account of its customers may impose separate fees for account services to its customers.

THE ADMINISTRATOR

The One Group-Registered Trademark- Services Company (the "Administrator"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to an administration agreement relating to the Funds (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator is responsible for providing the Trust with administrative services (other than investment advisory services), including regulatory reporting and all necessary office space, equipment, personnel and facilities.

The Adviser also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties, for which the Adviser receives a fee paid by the Administrator.

The Administrator is entitled to a fee for administrative services, which is calculated daily and paid monthly, at an annual rate of .20% of each fund's average daily net assets on the first $1.5 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), .18% of each fund's average daily net assets to $2 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), and
 .16% of each fund's average daily net assets when Trust assets exceed $2 billion (excluding the Treasury Only Money Market Fund and the Government Money Market
Fund). During the fiscal year ended June 30, 1995, 440 Financial, the previous administrator to the Trust, received annualized fees of .16% of the U.S.
Treasury Money Market Fund's average daily net assets and .16% of the Prime Money Market Fund's average daily net assets.

THE TRANSFER AGENT AND CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 acts as Transfer Agent and Custodian for the Trust for which services it receives a fee. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Bank One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street Bank and Trust Company and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Ropes & Gray serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountants of the Trust.

                                       15                             PROSPECTUS

OTHER INFORMATION

THE TRUST

The Trust was organized as a Massachusetts Business Trust under a Declaration of Trust filed on May 23, 1985. The Declaration of Trust permits the Trust to offer separate funds and different classes of each fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organizational expenses. During the fiscal year of the Trust ended June 30, 1995, the total operating expenses of the U.S. Treasury Money Market Fund were .66% of the average daily net assets of the Class A shares of the Fund and .41% of the average daily net assets of the Fiduciary Class shares of the Fund. These expenses would have been .94% and .59%, respectively, of the average daily net assets of such classes but for the voluntary reduction of fees. During the fiscal year of the Trust ended June 30, 1995, the total operating expenses of the Prime Money Market Fund were .67% of its average daily net assets of the Class A shares of the Fund, .41% of the average daily net assets of the Fiduciary Class shares of the Fund and 1.42% (annualized) of the average daily net assets of the Service Class shares (formerly designated as Retirement Class shares) of the Fund. These expenses would have been .92%, .57%, and 1.60%, respectively, of the average daily net assets of such classes but for the voluntary reduction of fees.

The Adviser and the Administrator each bears all expenses incurred in connection with the performance of their services as investment adviser and administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for each Fund.

As a general matter, as set forth in the Multiple Class Plan, expenses are allocated to each class of shares of each Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. At present, the only expenses that are allocated to Class A and Service Class shares, other than in accordance with the relative net asset value of the class, are the different distribution and Shareholder services costs. See "Expense Summary." At present, no expenses are allocated to Fiduciary Class shares as a class that are not also borne by the other classes of shares of each Fund in proportion to the relative net asset values of the shares of such classes.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The
Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

As set forth in the Multiple Class Plan, each share held entitles the Shareholder of record to one vote. Each fund of the Trust will vote separately on matters relating solely to that fund. In addition, each class of a fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to the class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all fund Shareholders will have equal voting rights on matters that affect all fund Shareholders equally.

As a Massachusetts Business Trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be elected or removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of each Fund is determined and declared on each Business Day as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of each Fund on the first Business Day of each month. Any capital gains will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Service Class or Fiduciary Class shares, as applicable, at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Such election, or any revocation thereof, must be made in writing, at least 15 days prior to distribution, to the Transfer Agent at P.O. Box 8500, Boston, MA 02266-8500, and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

The amount of dividends payable on Fiduciary Class shares will be more than  the
dividends   payable  on  Class  A  and  Service  Class  shares  because  of  the distribution expenses charged to Class A and Service Class shares.

SHAREHOLDER INQUIRIES

Shareholder  inquiries  should  be  directed  to  the  Administrator,  The   One
Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, OH 43219.

PROSPECTUS                             16

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

OTHER INVESTMENT POLICIES

INVESTMENT LIMITATIONS

The investment objective and the following investment limitations are fundamental policies of each Fund. It is also a fundamental policy of each Fund to use its best efforts to maintain a constant net asset value of $1.00 per share, although there can be no assurance that a Fund will be able to do so. It is a fundamental policy of the U.S. Treasury Securities Money Market Fund to invest only in U.S. Treasury obligations and repurchase agreements collateralized by such obligations. Fundamental policies cannot be changed with respect to a Fund without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or
(ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Funds may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and, if consistent with such Fund's investment objective and policies, repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer; provided, however, that a Fund may invest up to 25% of its total assets without regard to this restriction as permitted by applicable law. For purposes of these limitations, a security is considered to be issued by the government entity whose assets and revenues guarantee or back the security. With respect to private activity bonds or industrial development bonds backed only by the assets and revenues of a non-governmental user, such user would be considered the issuer.

2. Purchase any securities that would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry. With respect to the Prime Money Market Fund, (i) this limitation does not apply to investments in obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities, domestic bank certificates of deposit or bankers'
acceptances, and repurchase agreements involving such securities; (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (iii) utilities will be divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry). With respect to the Prime Money Market Fund, this limitation shall not apply to municipal securities, or governmental guarantees of municipal securities; and provided, further, that for purposes of this limitation only, private activity bonds that are backed only by the assets and revenues of a nongovernmental user shall not be deemed to be municipal securities.

3. Make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements, and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of certain of the permitted investments for both of the Funds.

U.S. TREASURY OBLIGATIONS -- Each Fund may invest in bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES"). Each Fund may invest up to 25% of its total assets in STRIPS and CUBES when consistent with such Fund's investment objective and policies.

REPURCHASE AGREEMENTS -- Repurchase Agreements are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the repurchase price. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of a Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Repurchase agreements are considered by the SEC to be loans under the Investment Company Act of 1940.

REVERSE REPURCHASE AGREEMENTS -- Each Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Funds would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a mutually agreed-upon date and price. A Fund will enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase
agreement,    it    would   place    in    a   segregated    custodial   account

                                       17                             PROSPECTUS
assets, such as liquid high grade debt securities, consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest) and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of securities sold by a Fund may decline below the price at which that Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowings by a Fund under the Investment Company Act of 1940.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS AND FORWARD COMMITMENTS -- Each Fund may purchase securities on a when-issued basis when deemed by the Adviser to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When the Adviser purchases a when-issued security, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment. The Fund generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of the Fund's total assets, and a commitment will not exceed 90 days. The Fund will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes.

In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Fund is required to hold and maintain in a segregated account until the settlement date, cash, U.S. government securities or liquid high-grade debt obligations in an amount sufficient to meet the purchase price. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although the Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the Adviser deems it appropriate to do so.

SECURITIES LENDING -- In order to generate additional income, each Fund may lend up to 33% of the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. government or its agencies, shares of an investment trust or mutual fund or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Fund will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in U.S. government securities, shares of an investment trust or mutual fund, or other short-term, highly liquid investments. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing under guidelines established by the Trust's Board of Trustees and when, in the judgment of the Adviser, the consideration that can be earned currently from such securities loans justifies the attendant risk. The Fund will enter into loan arrangements only with counterparties which the Adviser has deemed to be creditworthy under guidelines established by the Board of Trustees. Loans are subject to termination by a Fund or the borrower at any time and are, therefore, not considered to be illiquid investments.

ADDITIONAL PERMITTED INVESTMENTS FOR THE ONE GROUP-REGISTERED TRADEMARK-

PRIME MONEY MARKET FUND

MORTGAGE-BACKED SECURITIES -- Mortgage-backed securities are debt obligations secured by real estate loans and pools of loans on single family homes, multi-family homes, mobile homes, and in some cases, commercial properties. A Fund may acquire securities representing an interest in a pool of mortgage loans that are issued or guaranteed by a U.S. government agency. The primary issuers or guarantors of these mortgage-backed securities are the Government National Mortgage Association ("Ginnie Mae"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac"). Mortgage-backed securities also may be issued by non-governmental entities and may or may not have private insurer guarantees of timely payments. Such non-governmental mortgage securities cannot be treated as U.S. government securities for purposes of investment policies. The Fund also may invest in mortgage-backed securities issued by non-government entities, which consist of Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs") that are rated in the highest or second highest rating category at the time of investment by at least two nationally recognized statistical rating organizations ("NRSRO") (one if it is the only organization rating such obligation) or, if unrated, determined by the Adviser to be of comparable quality. The mortgages backing these securities include conventional thirty-year fixed rate mortgages, graduated payment mortgages, and adjustable rate mortgages. Mortgage-backed securities are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life or realized yield of a particular issue of pass-through certificates. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When the mortgage obligations are prepaid, the Fund reinvests the prepaid amounts in securities, the yield of which reflects interest rates prevailing at the time. Moreover, prepayment of mortgages which underlie securities purchased at a premium could result in capital losses.

PROSPECTUS                             18

The Fund also may invest in multiple class securities issued by U.S. government agencies and instrumentalities such as Fannie Mae, Freddie Mac or Ginnie Mae, or private issuers including guaranteed CMOs and REMIC pass-through or participation certificates, when consistent with the Fund's investment objective, policies and limitations. A REMIC is a CMO that qualifies for special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), and invests in certain mortgages principally secured by interests in real property and other permitted investments.

CMOs and guaranteed REMIC pass-through certificates ("REMIC Certificates") issued by Fannie Mae, Freddie Mac and Ginnie Mae are types of multiple class pass-through securities. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Fund does not currently intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage pass-through certificates (the "Mortgage Assets"). The obligations of Fannie Mae, Freddie Mac or Ginnie Mae under their respective guarantee of the REMIC Certificates are obligations solely of Fannie Mae, Freddie Mac or Ginnie Mae, respectively.

Fannie Mae REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by Fannie Mae. In addition, Fannie Mae will be obligated to distribute the principal balance of each class of REMIC Certificates in full, whether or not sufficient funds are otherwise available.

Ginnie Mae REMIC Certificates guarantee the full and timely payment of interest and principal on each class of securities (in accordance with the terms of the classes as specified in the related offering circular supplement). The Ginnie Mae guarantee is backed by the full faith and credit of the United States of America.

For Freddie Mac REMIC Certificates, Freddie Mac guarantees the timely payment of interest, and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates ("PCs"). PCs represent undivided interests in specified residential mortgages or participation therein purchased by Freddie Mac and placed in a PC pool. With respect to principal payments on PCs, Freddie Mac generally guarantees ultimate collection of all principal of the related mortgage loans without offset or deduction. Freddie Mac also guarantees timely payment of principal on certain PCs referred to as "Gold PCs."

REMIC Certificates issued by Fannie Mae, Freddie Mac and Ginnie Mae are treated as U.S. government securities for purposes of investment policies. CMOs and REMIC Certificates are issued in multiple classes. Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the mortgage loans or the Mortgage Assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

The principal of and interest on the Mortgage Assets may be allocated among the several classes of CMOs or REMIC Certificates in various ways. In certain structures (known as "sequential pay" CMOs or REMIC Certificates), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of CMOs or REMIC Certificates in the order of their respective final distribution dates. Thus no payment of principal will be made on any class of sequential pay CMOs or REMIC Certificates until all other classes having an earlier final distribution date have been paid in full.

Additional structures of CMOs and REMIC Certificates include, among others, "parallel pay" CMOs and REMIC Certificates. Parallel pay CMOs or REMIC
Certificates are those that are structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.

A wide variety of REMIC Certificates may be issued in the parallel pay or sequential pay structures. These securities include accrual certificates (also known as "Z-Bonds"), which only accrue interest at a specified rate until all other certificates having an earlier final distribution date have been retired and are converted thereafter to an interest-paying security, and planned
amortization  class  ("PAC")   certificates,  which  are   parallel  pay   REMIC
Certificates which generally require that specified amounts of principal be applied on each payment date to one or more classes of REMIC Certificates (the "PAC Certificates"), even though all other principal payments and prepayments of the Mortgage Assets are then required to be applied to one or more other classes of the certificates. The scheduled principal payments for the PAC Certificates generally have the highest priority on each payment date after interest due has been paid to all classes entitled to receive interest currently. Shortfalls, if any, are added to the amount of principal payable on the next payment date. The PAC Certificate payment schedule is taken into account in calculating the final distribution date of each class of PAC. In order to create PAC tranches, one or more tranches generally must be created that absorb most of the volatility in the underlying Mortgage Assets. These tranches tend to have market prices and yields that are much more volatile than the PAC classes.

Although the Fund invests only in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, the Z-Bonds in which the Fund may invest may bear the same non-credit-related risks as do other types of Z-Bonds. Z-Bonds in which the Fund may invest will not include residual interest.

                                       19                             PROSPECTUS

There can be no assurance that the United States government would provide financial support to Fannie Mae, Freddie Mac or Ginnie Mae if necessary in the future.

REGULATION OF MORTGAGE LOANS -- Mortgage loans are subject to a variety of state and Federal regulations designed to protect borrowers which may impair the ability of the mortgage lender to enforce its rights under the mortgage documents. These regulations include legal restraints on foreclosures, homeowner rights of redemption after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on enforcement of mortgage loan "due on sale" clauses and state usury laws. Even though the Fund will invest in mortgage-backed securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, these regulations may adversely affect the Fund's investments by delaying the Fund's receipt of payments derived from principal or interest on mortgage loans affected by such regulations.

INVESTMENT COMPANY SECURITIES -- The Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its assets in the securities of other investment companies. Such companies may include companies of which the Adviser or a sub-adviser to a fund of the Trust, or an affiliate of such Adviser or sub-adviser, serves as investment adviser, administrator or distributor but only to the extent permitted by applicable law. Because other investment companies employ an investment adviser, such investment by the Fund may cause Shareholders to bear duplicate fees. Such other investment company securities may include securities of a money market fund of the Trust, in accordance with an exemptive order issued to the Trust by the SEC. The Adviser will waive its fee attributable to the assets of the investing fund invested in a money market fund of the Trust; and, to the extent required by the laws of any state in which shares of the Trust are sold, the Adviser will waive its fees attributable to the assets of the Fund invested in any investment company.

U.S. GOVERNMENT AGENCIES -- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance specific types of activities. Select agencies, such as Ginnie Mae and the Export-Import Bank, are supported by the full faith and credit of the U.S. Treasury; others, such as Fannie Mae, are supported by the credit of the instrumentality and have the right to borrow from the U.S. Treasury; others are supported by the authority of the U.S. government to purchase the agency's obligations; while still others, such as the Federal Farm Credit Banks and Freddie Mac, are supported solely by the credit of the instrumentality itself. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored agencies or instrumentalities if it is not obligated to do so by law. Obligations of U.S. government agencies include debt issues and mortgage-backed securities issued or guaranteed by select agencies.

RECEIPTS -- The Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS"), and Certificates of Accrual on Treasury Securities ("CATS").

The Prime Money Market Fund may invest up to 20% of its total assets in STRIPS, CUBES, TRS, TIGRS and CATS. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices, such as a Federal Reserve composite index. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, the Fund will not invest more than 10% of its total assets in such instruments and other illiquid securities. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period.

There is no limit on the extent to which the Fund may purchase variable and floating rate instruments that are not illiquid. The Fund will purchase variable and floating rate instruments to facilitate portfolio liquidity or to permit the investment of the Fund's assets at a favorable rate of return.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by (i.e. made an obligation of) a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT -- Certificates of deposit are negotiable interest bearing instruments with a specific maturity. Certificates of deposit ("CDs") are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. The Fund may invest in CDs of domestic and foreign branches of U.S. commercial banks and domestic branches of savings and loan associations that are FDIC insured and that have total assets in excess of $1 billion. The Fund also may invest in U.S. dollar-denominated CDs issued by foreign banks having total assets in excess of $1 billion. Such instruments include Eurodollar CDs, which are issued by branches of foreign and domestic banks located outside the U.S., and Yankee CDs, which are issued by a U.S. branch of a foreign bank and held in the U.S.

PROSPECTUS                             20

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit ("TD") earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 10% of its total assets in such time deposits and other illiquid securities, unless they mature in seven days or less. The Fund may make time deposits in commercial banks, savings banks, savings and loans, and in foreign banks if the institution has total assets in excess of $1 billion. Such instruments include Eurodollar TDs, which are U.S. dollar denominated deposits in a foreign branch of a U.S. or foreign bank and Canadian TDs, which are issued by major branches of Canadian banks.

The Fund may also make interest-bearing savings deposits in commercial and savings banks and in savings and loan associations in amounts not in excess of 5% of the Fund's total assets.

COMMERCIAL PAPER -- Commercial Paper is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few days to nine months. The Prime Money Market Fund also may purchase Canadian commercial paper that is issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and Europaper that is U.S. dollar-denominated commercial paper of a foreign issuer. The Fund also may buy bonds with remaining maturities of under thirteen months.

MUNICIPAL SECURITIES -- The Fund may invest in municipal securities. Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities; and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes and participation interests in municipal notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds, and participation interests in municipal bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, tolls from a toll bridge for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities may include obligations of municipal housing authorities and single-family mortgage revenue bonds. Weaknesses in Federal housing subsidy programs and their administration may result in a decrease of subsidies available for payment of principal and interest on housing authority bonds. Economic developments, including fluctuations in interest rates and increasing construction and operating costs, may also adversely impact revenues of housing authorities. In the case of some housing authorities, inability to obtain additional financing could also reduce revenues available to pay existing obligations. Single-family mortgage revenue bonds are subject to extraordinary mandatory redemption at par in whole or in part from the proceeds derived from prepayments of underlying mortgage loans and also from the unused proceeds of the issue within a stated period which may be within a year from the date of issue.

Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities and may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation interest in any of the above. The Fund will limit its investment in municipal leases to no more than 5% of its total assets. The Board of Trustees is responsible for determining the credit quality of unrated municipal leases, on an ongoing basis, including an assessment of the likelihood that the lease will not be cancelled.

The exclusion from gross income for Federal income tax purposes for certain housing authority bonds depends on qualification under relevant provisions of the Code and on other provisions of Federal law. These provisions of Federal law contain certain ongoing requirements relating to the cost and location of the residences financed with the proceeds of the single-family mortgage bonds and the income levels of tenants of the rental projects financed with the proceeds of the multi-family housing bonds. While the issuers of the bonds, and other parties, including the originators and servicers of the single-family mortgages and the owners of the rental projects financed with the multi-family housing bonds, covenant to meet these ongoing requirements and generally agree to institute procedures designed to insure that these requirements are met, there can be no assurance that these ongoing requirements will be consistently met. The failure to meet these requirements could cause the interest on the bonds to become taxable, possibly retroactively from the date of issuance, thereby reducing the value of the bonds, subjecting Shareholders to unanticipated tax liabilities. Furthermore, any failure to meet these ongoing requirements might not constitute an event of default under the applicable mortgage or permit the holder to accelerate payment of the bond or require the issuer to redeem the bond. In any event, where the mortgage is insured by the Federal Housing Administration ("FHA"), the consent of the FHA may be required before insurance proceeds would become payable to redeem the mortgage subsidy bonds.

PARTICIPATION INTERESTS -- The Fund may purchase interests in municipal securities, including municipal leases, from financial institutions such as commercial and investment banks, savings and loan associations and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests, or any other form of indirect ownership that allows the Fund to treat the income from the

                                       21                             PROSPECTUS
investment as exempt from Federal income tax. The Fund invests in these participation interests in order to obtain credit enhancement or demand features that would not be available through direct ownership of the underlying municipal securities.

DEMAND FEATURES -- The Fund may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period (usually seven days) following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security. The underlying municipal securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the security as originally issued, it may not be marketable or assignable; therefore, the put would only have value to the Fund. The Fund expects that it will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if advisable or necessary, in certain cases a premium may be paid for put features. A premium paid will have the effect of reducing the yield otherwise payable on the underlying security. The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Fund to meet redemption requests and remain as fully invested as possible in municipal securities. The Fund will limit its put transactions to institutions that the Adviser believes present minimal credit risk.

There is no limit to the percentage of portfolio securities that may be purchased subject to a put. However, the Fund will not acquire a put which was not an integral part of the security as originally issued if such acquisition would cause the aggregate value of all such puts held in the portfolio to exceed 1/2 of 1% of the value of the Fund's total assets.

ASSET-BACKED SECURITIES -- Asset-backed securities consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, credit card receivables and other securities backed by other types of receivables or other assets. Credit support for asset-backed securities may be based on the underlying assets and/or provided through credit enhancements by a third party. Credit enhancement techniques include letters of credit, insurance bonds, limited guarantees (which are generally provided by the issuer), senior-subordinated structures and over collateralization. Unlike the collateral in connection with mortgage-backed securities, the collateral backing asset-backed securities cannot be foreclosed upon. These issues are normally traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder. Asset-backed securities purchased by the Fund must be rated at the time of investment in the highest or second highest rating category by at least two NRSROs (one if it is the only organization rating such obligation) or, if unrated, determined by the Adviser to be of comparable quality. There is no limit on the extent to which the Fund may invest in asset-backed securities. Asset-backed securities may be purchased for the purpose of enhancing yield. Under certain interest rate and prepayment rate scenarios, the Fund may fail to recoup fully its investment in asset-backed securities.

SHORT-TERM FUNDING AGREEMENTS -- The Fund may, in order to enhance yield, make limited investments in short-term funding agreements (sometimes referred to as Guaranteed Investment Contracts ("GICs")), issued by highly rated U.S. insurance companies. Pursuant to such agreements, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund on a monthly basis guaranteed interest at either a fixed, variable or floating rate. A short-term funding agreement such as GIC allows purchasers the option of buying an annuity with the monies accumulated under the contract; however, the Fund will not purchase such annuities but will instead elect cash payments in connection with the amounts payable to it under the contracts.

A short-term funding agreement is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a short-term funding agreement becomes part of the general assets of the issuer, and the contract is paid at maturity from the general assets of the issuer. The Fund will only purchase short-term funding agreements from issuers which, at the time of purchase, are rated "A" or better by A.M. Best Company, have assets of $1 billion or more, and meet quality and credit standards established by the Adviser under the supervision of the Trust's Board of Trustees.

Generally, short-term funding agreements are not assignable or transferable without the permission of the issuing insurance company. For this reason, an active secondary market in short-term funding agreements does not currently exist. Therefore, short-term funding agreements are considered by the Fund to be illiquid investments, and will be acquired by the Fund only if, at the time of purchase, no more than 10% of the Fund's total assets will be invested in short-term funding agreements and other illiquid securities.

The Fund will purchase only short-term funding agreements that have a remaining maturity of 397 days or less at the time of purchase and that the Adviser determines to be of comparable quality to commercial paper rated in the highest rating category by two or more NRSROs. The Trust's Board of Trustees must approve or ratify the purchase of unrated short-term funding agreements by the Fund. In determining the Fund's average weighted maturity, the maturity of a short-term funding agreement with a rate of interest that readjusts upon stated intervals shall be equal to the longer of the period of time until the readjustment or the period of time remaining until the principal amount can be recovered from the issuer through demand. The maturity of a short-term funding agreement with a demand feature and a rate of interest that readjusts automatically with changes in market interest rates shall be equal to the period of time remaining until the principal amount can be recovered from the issuer through demand.

PROSPECTUS                             22

SECURITIES OF FOREIGN ISSUERS -- The Fund may invest in securities of foreign issuers to achieve income or capital appreciation. Foreign investments involve risks that are different from investments in securities of U.S. issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign issuers. Foreign branches of foreign banks are not regulated by U.S. banking authorities and generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. banks. The Fund may invest in commercial paper of foreign issuers and obligations of foreign branches of U.S. banks, U.S. and London branches of foreign banks, and supranational entities which are established through the joint participation of several governments (e.g., the Asian Development Bank and the Inter-American Development Bank).

IN GENERAL:

SEC REGULATIONS REGARDING RESTRAINTS ON INVESTMENTS BY MONEY MARKET FUNDS -- Investments by the Funds are subject to limitations imposed under regulations adopted by the SEC. Under these regulations, money market funds may acquire only obligations that present minimal credit risks and that are "eligible securities" which means they are (i) rated, at the time of investment, by at least two nationally recognized statistical rating organizations (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined by the Adviser to be of comparable quality (a "first tier security"), or (ii) rated according to the foregoing criteria in the second highest short-term rating category or, if unrated, determined by the Adviser to be of comparable quality ("second tier security"). A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term rating. The Adviser will determine that an obligation presents minimal credit risks or that unrated instruments are of comparable quality in accordance with guidelines established by the Trustees. In addition, investments in second tier securities by the Prime Money Market Fund are subject to the further constraints that (i) no more than 5% of the Fund's assets may be invested in such securities in the aggregate; and (ii) any investment in such securities of one issuer is limited to the greater of 1% of the Fund's total assets or $1 million. In addition, the Fund may invest up to 25% of its assets in the first tier securities of a single issuer for three business days.

The SEC has proposed amendments to certain of their regulations. In the event these proposed amendments are adopted by the SEC, each Fund intends to comply with such amended regulations.

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of commercial paper ratings have been published by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Fitch's Investors Service ("Fitch"), Duff and Phelps ("Duff"), and IBCA Limited ("IBCA"), respectively.

Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1, and 2 to indicate the relative degree of safety. Issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a high degree of safety regarding timely payment but not as high as A-1.

Commercial paper issues rated Prime-1 and Prime-2 by Moody's are judged by Moody's to be of the "highest" quality and "higher" quality, respectively, on the basis of relative repayment capacity.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors that are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

Moody's highest rating for state, municipal and other short-term notes is MIG-1 and VMIG-1. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing or both. Short-term municipal securities rated MIG-2 and VMIG-2 are of high quality. Margins of protection are ample although not so large as in the preceding group.

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less

                                       23                             PROSPECTUS
will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

- Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

- Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

Note rating symbols are as follows:

SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2  Satisfactory capacity to pay principal and interest.

MISCELLANEOUS

The Trust believes that as of August 4, 1995, BANC ONE CORPORATION (100 East Broad Street, Columbus, OH 43271), through its affiliates, owned of record substantially all the Fiduciary Class shares of both Funds. The Trust believes that as of the same date, BANC ONE CORPORATION, through its affiliates, possessed on behalf of its underlying accounts, voting or investment power with respect to 96.14% of the Fiduciary Class shares of the U.S. Treasury Money Market Fund and 91.52% of the Fiduciary Class shares of the Prime Money Market Fund. As a consequence, BANC ONE CORPORATION may be deemed to be a controlling person of the Fiduciary Class shares of the U.S. Treasury Securities Money Market Fund and the Prime Money Market Fund under the Investment Company Act of 1940.

PERFORMANCE

From time to time, each Fund may advertise its "current yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "current yield" of a class of a Fund refers to the income generated by an investment in a class of a Fund over a seven-day, thirty-day or three-month period (which period will be stated in the advertisement). This income is then "annualized." That is, the yield is calculated by assuming that the income generated by the investment during that period is generated over a one-year period and is shown as a percentage of the investment. The "effective yield" of a class of a Fund refers to the income generated by an investment in a class of a Fund over a seven-day, thirty-day, one-year or three-year period (which period will be stated in the advertisement). The "effective yield" is calculated the same way as current yield but, when annualized, the income earned by an investment in a class of a Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of the assumed reinvestments. See the Statement of Additional Information.

The Trust will include information on all classes of a Fund in any advertisement or information including performance data for such Fund. The performance for Fiduciary Class shares may normally be higher than for Class A and Service Class shares because Fiduciary Class shares are not subject to the distribution expenses charged to Class A and Service Class shares.

The performance of each class of each Fund may from time to time be compared to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices that may assume investment of dividends but do not reflect deductions for administrative and management costs.

Further information about the performance of each class of each Fund is contained in the Trust's Annual Report to Shareholders for both The One Group-Registered Trademark-, U.S. Treasury Securities Money Market Fund and The One Group-Registered Trademark-, and Prime Money Market Fund which may be obtained without charge by calling 1-800-480-4111.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a complete explanation of the Federal, state, local or foreign income tax treatment of each Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to the tax consequences of investing in a Fund.

TAX STATUS OF THE FUNDS

Each Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other funds. Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes and to meet all other requirements that are necessary for it to be relieved of Federal taxes on that part of its net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital loss) that is distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gains) to Shareholders of each class of shares of each Fund on at least an annual basis. Generally, dividends from net investment income will be taxable to Shareholders as ordinary income whether received in cash or in additional shares, and any net capital gains will be distributed at least annually and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares.

Distributions by a Fund to retirement plans that qualify for tax-exempt treatment under the Code ("qualified retirement plans") will not be taxable. The Federal tax treatment of qualified retirement plans, as well as distributions from such plans, is governed by specific provisions of the Code. If shares are held

PROSPECTUS                             24
by a retirement plan that ceases to qualify for tax-exempt treatment under the Code or by an individual who has received such shares as a distribution from a retirement plan, the Funds' distributions will be taxable to such plan or individual as described in the preceding paragraph. Persons considering directing the investment of their qualified retirement plan account in the Funds and qualified retirement plan trusts considering purchasing such shares, should consult their tax advisers for a more complete explanation of the Federal tax consequences and for an explanation of the state, local and (if applicable) foreign tax consequences of making such an investment.

The Funds will make annual reports to Shareholders of the Federal income tax status of all distributions.

Certain securities purchased by the Funds (such as STRIPS, CUBES, TRS, TIGRS and
CATS), as defined in the "Description of Permitted Investments," are sold at original issue discount and thus do not make periodic cash interest payments. Each Fund will be required to include as part of its current income the imputed interest on such obligations even though that Fund has not received any interest payments on such obligations during that period. Because a Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), a Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

Dividends declared by a Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month will be deemed to have been paid by a Fund and received by Shareholders on December 31 of that year, if paid by a Fund at any time during the following January.

Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for Federal excise tax.

Dividends received by a Shareholder that are derived from the Fund's investments in U.S. government obligations may not be entitled to the exemptions from state and local income taxes that would be available if the Shareholder had purchased U.S. government obligations directly. The Funds will inform Shareholders annually of the percentage of income and distributions derived from U.S. government obligations. Shareholders should consult their tax advisers regarding the state and local tax treatment of the dividends received from a Fund.

A Fund may be subject to foreign withholding taxes on income derived from obligations of foreign issuers. The Prime Money Market Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such foreign taxes.

Sale, exchange, or redemption of Fund shares by a Shareholder will generally be a taxable event to such Shareholder.

                                       25                             PROSPECTUS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS                             26

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       27                             PROSPECTUS

Investment Adviser and Sub-Administrator
Banc One Investment Advisors Corporation
774 Park Meadow Road
Columbus, OH 43271-0211

Distributor
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
Suite 1200 South
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

Independent Accountants
Coopers & Lybrand L.L.P.
One Post Office Square
Boston, MA 02109

TOG-F-116

THE ONE GROUP-REGISTERED TRADEMARK- LIMITED VOLATILITY BOND FUND      PROSPECTUS

--------------------------------------------------------------------------------

Investment  Adviser:  BANC ONE INVESTMENT ADVISORS CORPORATION

The One Group-Registered Trademark- (the "Trust") is a mutual fund seeking to provide a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to The One Group-Registered Trademark- Limited Volatility Bond Fund Class A, Class B and Fiduciary Class shares.

THE ONE GROUP-REGISTERED TRADEMARK- LIMITED VOLATILITY BOND FUND (THE "FUND") SEEKS CURRENT INCOME CONSISTENT WITH PRESERVATION OF CAPITAL THROUGH INVESTMENTS IN HIGH AND MEDIUM-GRADE FIXED-INCOME SECURITIES.

CLASS A AND CLASS B SHARES ARE OFFERED TO THE GENERAL PUBLIC.

FIDUCIARY  CLASS  SHARES  ARE  OFFERED  TO  INSTITUTIONAL  INVESTORS,  INCLUDING
AFFILIATES OF BANC ONE CORPORATION AND ANY BANK, DEPOSITORY INSTITUTION, INSURANCE COMPANY, PENSION PLAN OR OTHER ORGANIZATION AUTHORIZED TO ACT IN FIDUCIARY, ADVISORY, AGENCY, CUSTODIAL OR SIMILAR CAPACITIES (EACH AN "AUTHORIZED FINANCIAL ORGANIZATION").

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY BANC ONE CORPORATION OR ITS BANK OR NON-BANK AFFILIATES. THE TRUST'S SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE. AN INVESTMENT IN MUTUAL FUND SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. BANC ONE INVESTMENT ADVISORS CORPORATION RECEIVES FEES FROM THE FUND FOR INVESTMENT ADVISORY AND OTHER SERVICES.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated November 1, 1995 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, The One Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, Ohio 43219 or by calling 1-800-480-4111 during business hours. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

November 1, 1995

TABLE OF CONTENTS

SUMMARY..........................................................................................          3
ABOUT THE FUND...................................................................................          4
  Expense Summary................................................................................          4
  Financial Highlights...........................................................................          5
  The Fund.......................................................................................          7
  Investment Objective...........................................................................          7
  Investment Policies............................................................................          7
HOW TO DO BUSINESS WITH THE ONE GROUP-REGISTERED TRADEMARK-......................................          8
  How to Invest in The One Group-Registered Trademark-...........................................          8
  Alternative Sales Arrangements.................................................................         11
  Exchanges......................................................................................         12
  Redemptions....................................................................................         13
FUND MANAGEMENT..................................................................................         14
  The Adviser....................................................................................         14
  The Distributor................................................................................         15
  The Administrator..............................................................................         15
  The Transfer Agent and Custodian...............................................................         16
  Counsel and Independent Accountants............................................................         16
OTHER INFORMATION................................................................................         16
  The Trust......................................................................................         16
  Other Investment Policies......................................................................         17
  Description of Permitted Investments...........................................................         18
  Description of Ratings.........................................................................         24
  Miscellaneous..................................................................................         25
  Performance....................................................................................         25
  Taxes..........................................................................................         26

PROSPECTUS                             2

SUMMARY

The One Group-Registered Trademark- (the "Trust") is an open-end management investment company that provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Limited Volatility Bond Fund.

WHAT IS THE INVESTMENT OBJECTIVE? The Fund seeks current income consistent  with
preservation   of  capital   through  investments   in  high   and  medium-grade
fixed-income securities. See "Investment Objective."

WHAT ARE THE PERMITTED INVESTMENTS? The Fund will normally invest at least 80% of total assets in debt securities of all types with short to intermediate maturities. The Fund's investments are subject to market and interest rate fluctuations, which may affect the value of the Fund's shares. The Fund may invest only in a few select derivatives, generally those with lower risk; their characteristics and limitations on their use are more fully described in the "Description of Permitted Investments." There are many different types of derivative securities with varying degrees of potential risk and return. See "Investment Policies."

WHO IS THE ADVISER? Banc One Investment Advisors Corporation, an indirect subsidiary of BANC ONE CORPORATION, serves as the Adviser of the Trust. The Adviser is entitled to a fee for advisory services provided to the Trust. The Adviser may voluntarily agree to waive a part of its fees. See "The Adviser" and "Expense Summary."

WHO IS THE ADMINISTRATOR? The One Group-Registered Trademark- Services Company serves as the Administrator of the Trust. The Administrator is entitled to a fee for services provided to the Trust. Banc One Investment Advisors Corporation serves as the Sub-Administrator of the Trust, pursuant to an agreement with the Administrator for which Banc One Investment Advisors Corporation receives a fee paid by the Administrator. See "The Administrator" and "Expense Summary."

WHO IS THE TRANSFER AGENT AND CUSTODIAN? State Street Bank and Trust Company serves as Transfer Agent and Custodian for the Trust, for which services it receives a fee. Bank One Trust Company, N.A. serves as Sub-Custodian for the Trust, for which services it receives a fee. See "The Transfer Agent and Custodian."

WHO IS THE DISTRIBUTOR? The One Group-Registered Trademark- Services Company acts as Distributor of the Trust's shares. The Distributor is entitled to fees for distribution services for the Class A and Class B shares. No compensation is paid to the Distributor for the distribution services for the Fiduciary Class shares of the Fund. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on any day that the New York Stock Exchange is open for trading ("Business Days"). See "How to Invest in The One Group-Registered Trademark-" and "Redemptions."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is determined and declared daily, and is distributed in the form of periodic dividends to Shareholders of the Fund on the first Business Day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless the Shareholder elects to take the payment in cash. See "Dividends."

                                       3                              PROSPECTUS

ABOUT THE FUND

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- LIMITED VOLATILITY BOND FUND

                                                                                                     FIDUCIARY
                                                                            CLASS A      CLASS B       CLASS
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)
Maximum Sales Charge Imposed on Purchases (as a percentage of offering
  price)................................................................       3.00%         none         none
Maximum Contingent Deferred Sales Charge (as a percentage of original
  purchase price or redemption proceeds, as applicable).................        none        3.00%         none
Redemption Fees.........................................................        none         none         none
Exchange Fees...........................................................        none         none         none
Annual Operating Expenses(2) (as a percentage of average daily net assets)
Investment Advisory Fees (after fee waivers)(3).........................        .30%         .30%         .30%
12b-1 Fees (after fee waivers)(4).......................................        .25%         .75%         none
Other Expenses..........................................................        .25%         .25%         .25%
---------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES(5).............................................        .80%        1.30%         .55%
---------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution or broker/dealer may be charged separate transaction fees by the financial institution or broker/dealer. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Investment Advisory Fees have been revised to reflect fee waivers effective as of the date of this Prospectus. The Adviser may voluntarily agree to waive a part of its fees. Absent this voluntary reduction, Investment Advisory Fees would be .60% for all classes of shares.

(4) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares and 1.00% for Class B shares. There are no 12b-1 fees charged to Fiduciary Class shares. The 12b-1 fees include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class B shares and may include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class A shares. See "The Distributor."

(5) Total Operating Expenses have been revised to reflect fee waivers effective as of the date of this Prospectus. Other Expenses are based on the Fund's expenses during the most recent fiscal year. Absent the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.20% for Class A shares, 1.84% for Class B shares, and .85% for Fiduciary Class shares.

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class A and Fiduciary Class shares of the Fund, assuming: (1) imposition of the maximum sales charge for Class A shares; (2) 5% annual return; and (3) redemption at the end of each time period.

---------------------------------------------------------------------------------------------------------------------
                                                                     1 YEAR       3 YEARS      5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------------------------
Class A                                                             $      38    $      55    $      73    $     126
Fiduciary Class..................................................   $       6    $      18    $      31    $      69

Absent the voluntary reduction of fees, the dollar amounts in the above example would be as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                     1 YEAR       3 YEARS      5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------------------------
Class A..........................................................   $      42    $      67    $      94    $     171
Fiduciary Class..................................................   $       9    $      27    $      47    $     105

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

PROSPECTUS                             4

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class B shares, assuming: (1) deduction of the applicable maximum Contingent Deferred Sales Charge; and (2) 5% annual return.

---------------------------------------------------------------------------------------------------------------------
                                                                     1 YEAR       3 YEARS      5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------------------------
Assuming a complete redemption at end of period..................   $      43    $      61    $      71    $     130
Assuming no redemption...........................................   $      13    $      41    $      71    $     130

Absent the voluntary reduction of fees, the dollar amounts in the above example would be as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                     1 YEAR       3 YEARS      5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------------------------
Assuming a complete redemption at end of period..................   $      49    $      78    $     100    $     184
Assuming no redemption...........................................   $      19    $      58    $     100    $     184

Class B shares automatically convert to Class A shares after six (6) years. Therefore, the "10 Years" examples above reflect the effect of such conversion.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

The rules of the Securities and Exchange Commission (the "SEC") require that the maximum sales charge be reflected in the above table. However, investors of the Fund ("Shareholders") may, under certain circumstances, qualify for reduced sales charges. See "How to Invest in The One Group-Registered Trademark-." Long-term Shareholders of Class A shares and Class B shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

FINANCIAL HIGHLIGHTS

The Trust was organized as a Massachusetts Business Trust on May 23, 1985. The Trust currently consists of 29 separate investment portfolios (the "funds"). Currently, shares in The One Group-Registered Trademark- Limited Volatility Bond Fund are offered in three separate classes: Class A shares, Class B shares and Fiduciary Class shares.

The following tables set forth financial information with respect to the Financial Highlights for Class A, Class B and Fiduciary Class shares of the Fund for the period from commencement of operations to June 30, 1995. Such information is a part of the financial statements audited by Coopers & Lybrand L.L.P., independent accountants for the Trust, whose report on the Trust's financial statements for the year ended June 30, 1995 appears in the Statement of Additional Information. Further information about the Fund's performance is contained in the Annual Report to Shareholders, which may be obtained without charge from the Distributor by calling 1-800-480-4111 during business hours.

                                       5                              PROSPECTUS

THE ONE GROUP-REGISTERED TRADEMARK- LIMITED VOLATILITY BOND FUND
FINANCIAL HIGHLIGHTS
For a share of each class outstanding throughout each period

                                                                 LIMITED VOLATILITY BOND FUND
                           ---------------------------------------------------------------------------------------------------------
                                                                      YEAR ENDED JUNE 30,
                           ---------------------------------------------------------------------------------------------------------
                                                 1995                                                  1994
                           ------------------------------------------------   ------------------------------------------------------
                           FIDUCIARY     CLASS A    CLASS B    SERVICES (b)   FIDUCIARY      CLASS A      CLASS B (a)    RETIREMENT
                           ----------   ---------   --------   ------------   ----------   -----------   -------------   -----------
Net Asset Value,
 Beginning of Period.....  $  10.33     $ 10.32     $10.40      $10.38        $  10.87       $ 10.87       $10.78        $10.78

Investment Activities:
  Net Investment
    Income...............      0.60        0.56       0.53        0.51            0.54          0.52         0.17          0.10
  Net Realized and
    Unrealized Gain
    (Losses) from
    Investments..........      0.19        0.21       0.19        0.19           (0.45)        (0.46)       (0.37)        (0.38)
                           ----------   ---------   --------    ------        ----------   -----------     ------        -----------
Total from Investment
 Activities..............      0.79        0.77       0.72        0.70            0.09          0.06        (0.20)        (0.28)
                           ----------   ---------   --------    ------        ----------   -----------     ------        -----------
Distributions
  Net Investment
    Income...............     (0.59)      (0.56)     (0.52)      (0.49)          (0.55)        (0.51)       (0.15)        (0.08)
  In Excess of Net
    Investment Income....                 (0.01)                                 (0.02)        (0.04)                     (0.04)
  Net Realized Gains.....                                                        (0.06)        (0.06)
  In Excess of Net
    Realized Gains.......                                                                                   (0.03)
                           ----------   ---------   --------    ------        ----------   -----------     ------        -----------
Total Distributions......     (0.59)      (0.57)     (0.52)      (0.49)          (0.63)        (0.61)       (0.18)        (0.12)
                           ----------   ---------   --------    ------        ----------   -----------     ------        -----------
Net Asset Value, end of
 period..................  $  10.53     $ 10.52     $10.60      $10.59        $  10.33       $ 10.32       $10.40        $10.38
                           ----------   ---------   --------    ------        ----------   -----------     ------        -----------
                           ----------   ---------   --------    ------        ----------   -----------     ------        -----------

Total Return (Excludes
 Sales Charge)...........      7.96%       7.67%      7.18%           (b)         0.79%         0.49%       (1.81)%(f)    (2.59)%(f)

Ratios/Supplemental Data:
  Net Assets, End of
    Period (000).........  $410,746     $12,516     $2,906                    $447,394       $15,216       $1,974        $   16
  Ratio of expenses to
    average net assets...      0.52%       0.77%      1.28%       1.32%(c)        0.50%         0.75%        1.26%(e)      1.26%(e)
  Ratio of net investment
    income to average net
    assets...............      5.82%       5.57%      5.10%       5.55%(e)        5.10%         4.92%        4.39%(e)      4.37%(e)
  Ratio of expenses to
    average net
    assets*..............      0.85%       1.20%      1.86%       1.68%(e)        0.85%         1.20%        1.86%(e)      1.60%(e)
  Ratio of net investment
    income to average net
    assets*..............      5.49%       5.14%      4.52%       5.20%(e)        4.75%         4.47%        3.79%(e)      4.03%(e)
  Portfolio Turnover.....     76.43%      76.43%     76.43%      76.43%          30.61%        30.61%       30.61%        30.61%

                                             LIMITED VOLATILITY BOND FUND
                           ----------------------------------------------------------------
                                                 YEAR ENDED JUNE 30,
                           ----------------------------------------------------------------
                                   1993                      1992                 1991
                           ---------------------   ------------------------   -------------
                           FIDUCIARY    CLASS A    FIDUCIARY    CLASS A (c)   FIDUCIARY (d)
                           ----------   --------   ----------   -----------   -------------
Net Asset Value,
 Beginning of Period.....   $  10.72    $ 10.72     $  10.26       $10.61        $  10.00
                           ----------   --------   ----------   -----------   -------------
Investment Activities:
  Net Investment
    Income...............       0.61       0.59         0.70         0.24            0.58
  Net Realized and
    Unrealized Gains
    (Losses) from
    Investments..........       0.25       0.24         0.47         0.13            0.25
                           ----------   --------   ----------   -----------   -------------
Total from Investment
 Activities..............       0.86       0.83         1.17         0.37            0.83
                           ----------   --------   ----------   -----------   -------------
Distributions
  Net Investment
    Income...............      (0.62)     (0.59)       (0.70)       (0.26)          (0.57)
  In Excess of Net
    Investment Income....
  Net Realized Gains.....      (0.09)     (0.09)       (0.01)
  In Excess of Net
    Realized Gains.......
                           ----------   --------   ----------   -----------   -------------
Total Distributions......      (0.71)     (0.68)       (0.71)       (0.26)          (0.57)
                           ----------   --------   ----------   -----------   -------------
Net Asset Value, end of
 period..................   $  10.87    $ 10.87     $  10.72       $10.72        $  10.26
                           ----------   --------   ----------   -----------   -------------
                           ----------   --------   ----------   -----------   -------------
Total Return (Excludes
 Sales Charge)...........       8.27%      8.04%       11.75%        9.84%(e)        9.76%(e)
Ratios and Supplemental
 Data:
  Net Assets, end of
    period (000).........   $397,820    $15,719     $301,907       $  161        $154,991
  Ratio of expenses to
    average net assets...       0.56%      0.76%        0.52%        0.99%(e)        0.32%(e)
  Ratio of net investment
    income to average net
    assets...............       5.70%      5.35%        6.63%        5.95%(e)        7.49%(e)
  Ratio of expenses to
    average net
    assets*..............       0.90%      1.27%        1.04%        1.29%(e)        0.92%(e)
  Ratio of net investment
    income to average net
    assets*..............       5.36%      4.84%        6.11%        5.65%(e)        6.89%(e)
  Portfolio Turnover.....      40.28%     40.28%       43.87%       43.87%          24.69%

-----------------
* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class B Shares commenced offering on January 14, 1994.
(b) The Service Class Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995 the name of the Retirement Shares was changed in "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares; and as of June 30, 1995, there were no shareholders in the Service Class. The returns for the period from July 1, 1995 for the Service Shares was 6.90%.
(c) Class A Shares commenced offering on February 18, 1992.
(d) The Fund commenced operations on September 4, 1990.
(e) Annualized
(f)  Not Annualized

PROSPECTUS                             6

THE FUND

The One Group-Registered Trademark- Limited Volatility Bond Fund (the "Fund") is part of The One Group-Registered Trademark- (the "Trust"), which is an open-end management investment company that offers units of beneficial interest
("shares") in 29 separate funds and different classes of certain of the funds. This Prospectus relates to Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Limited Volatility Bond Fund, which provide for variations in distribution costs, voting rights, dividends and per share net asset value, pursuant to a multiple class plan (the "Multiple Class Plan") adopted by the Board of Trustees of the Trust. Except for these differences among classes, each share of the Fund represents an undivided, proportionate interest in the Fund. The Fund is a diversified mutual fund. Information regarding the Trust's other funds and their classes is contained in separate prospectuses which may be obtained from the Trust's Distributor, The One Group-Registered Trademark-Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, or by calling 1-800-480-4111.

INVESTMENT OBJECTIVE

The Fund seeks current income consistent with preservation of capital through investment in high and medium-grade fixed-income securities.

The investment objective of the Fund is fundamental and may not be changed without a vote of the holders of a majority of the Fund's outstanding shares (as defined in the Statement of Additional Information).

There is no assurance that the Fund will meet its investment objective.

INVESTMENT POLICIES

The investment policies of the Fund may be changed without an affirmative vote of the holders of a majority of the Fund's outstanding shares unless a policy is expressly deemed to be fundamental or is expressly deemed to be changeable only by such a majority vote.

PERMISSIBLE INVESTMENTS

The Fund will normally invest at least 80% of total assets in debt securities of all types with short to intermediate maturities. Under normal market conditions, it is anticipated that the Fund's average weighted maturity will range between one and five years. Up to 20% of the Fund's total assets may be invested in preferred stocks. At least 65% of the Fund's total assets will consist of bonds and at least 65% of total assets will consist of obligations issued by the U.S. government or its agencies or instrumentalities, some of which may be subject to repurchase agreements. For purposes of this policy "bonds" include debt instruments issued by the U.S. Treasury, U.S. government agencies, corporations, municipalities and foreign entities, mortgage-related securities, asset backed securities and zero coupon obligations. The Fund may also purchase taxable or tax-exempt municipal securities. The Fund may shorten its average weighted maturity to as little as 90 days if deemed appropriate for temporary defensive purposes.

Debt securities and municipal securities, if bonds, must be rated in one of the three highest rating categories by at least one nationally recognized statistical rating organization ("NRSRO") at the time of investment (for example, A or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Service ("Moody's")) or, if unrated, determined by the Adviser to be of comparable quality. Preferred stock also must be rated in one of the three highest rating categories by at least one NRSRO at the time of investment (for example, A or better by S&P or Moody's) or, if unrated, determined by the Adviser to be of comparable quality.

Other municipal securities, such as tax-exempt commercial paper, notes and variable rate demand obligations, must be rated in the highest rating category at the time of investment by at least one NRSRO (such as A-1 by S&P or P-1 by Moody's, with respect to tax-exempt commercial paper; SP-1 by S&P or MIG-1 by Moody's with respect to notes; and A-1 by S&P or VMIG-1 by Moody's, with respect to variable rate demand obligations), or, if unrated, determined by the Adviser to be of comparable quality.

In addition to the permissible investments described above, the Fund also may invest in securities purchased on a when-issued basis and forward commitments, variable and floating rate notes, commercial paper, time deposits, certificates of deposit, receipts, which may include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS") and Certificates of Accrual on Treasury Securities ("CATS"), U.S. Treasury obligations, which may include Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES"), bankers' acceptances, repurchase agreements, reverse repurchase agreements, securities of other investment companies, and mortgage dollar rolls. The Fund may also invest in: securities subject to demand features, mortgage-backed securities, including collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"), adjustable rate mortgage loans ("ARMs"), fixed rate mortgage loans, asset-backed securities, guaranteed investment contracts, corporate securities, restricted securities, foreign securities, including sponsored and unsponsored American Depository Receipts ("ADRs"), municipal leases, and the Fund may also engage in securities lending transactions.

This list of permissible investments includes select securities that may be commonly considered to be derivatives, including: mortgage dollar rolls, multiple class pass-through securities and collateralized mortgage obligations (CMOs and REMICs) and asset-backed securities. These securities and limitations on their use are more fully described in the "Description of Permitted Investments."

For a description of the Fund's permitted investments and ratings, see "Description of Permitted Investments" and "Description of Ratings" and the Statement of Additional Information. For a description of permitted investments for temporary defensive purposes, see "Temporary Defensive Position." In the

                                       7                              PROSPECTUS
event a security owned by the Fund is downgraded below these rating categories, the Adviser will review and take appropriate action with regard to the security.

RISK FACTORS

The market value of the Fund's fixed-income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed-income securities generally rise.
Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Except under condition of default, changes in the value of fixed-income securities will not affect cash income derived from these securities but will affect the Fund's net asset value.

The investment characteristics of mortgage-related securities differ from traditional debt securities. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. The major differences typically include more frequent interest and principal payments, usually monthly, the adjustability of interest rates, and the possibility that prepayments of principal may be made at any time. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social, and other factors. During periods of declining interest rates, prepayment rates can be expected to accelerate. Under certain interest rate and prepayment rate scenarios, the Fund may fail to recoup fully its investment in mortgage-related securities notwithstanding a direct or indirect governmental or agency guarantee. The Fund intends to use hedging techniques to control this risk. In general, changes in the rate of prepayments on a mortgage-related security will change that security's market value and its yield to maturity. When interest rates fall, high prepayments could force the Fund to reinvest principal at a time when investment opportunities are not attractive. Thus, mortgage-related securities may not be an effective means for the Fund to lock in long-term interest rates. Conversely, during periods when interest rates rise, slow prepayments could cause the average life of the securities to lengthen and the value to decline more than anticipated.

Certain investment management techniques that the Fund may use may expose the Fund to special risks. These include, but are not limited to, making forward commitments, lending portfolio securities and entering into mortgage dollar rolls. These practices could expose the Fund to potentially greater risk of loss than more traditional fixed-income investments.

Investments in securities of foreign issuers may involve greater risks than are present in U.S. investments. In general, issuers in many foreign countries are not subject to accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies. There is generally less information publicly available about, and less regulation of, foreign issuers than U.S. companies. Transaction costs are generally higher for investments in foreign issuers. Securities of some foreign companies are less liquid, and their prices more volatile, than securities of comparable U.S. companies. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States, which could adversely affect the liquidity of the Fund. In addition, with respect to some foreign countries, there is the possibility of expropriation or confiscatory taxation, the imposition of additional taxes or tax withholding, limitations on the removal of securities, property or other assets of the Fund, political or social instability, or diplomatic developments, which could affect the value of investments in those countries.

For additional information on each of the Fund's permitted investments and associated risks, see "Description of Permitted Investments."

HOW TO DO BUSINESS WITH
THE ONE GROUP-REGISTERED TRADEMARK-

HOW TO INVEST IN THE ONE GROUP-REGISTERED TRADEMARK-

Shares of the Fund are sold on a continuous basis and may be purchased directly from the Trust's Distributor, The One Group-Registered Trademark- Services Company, by mail, by telephone, or by wire. Shares may also be purchased through a financial institution, such as a bank, savings and loan association or insurance company (each a "Shareholder Servicing Agent"), that has established a Shareholder servicing agreement with the Distributor, or through a broker-dealer that has established a dealer agreement with the Distributor.

Purchases and redemptions of shares of the Fund may be made on any day that the New York Stock Exchange is open for trading ("Business Days"). The minimum initial and subsequent investments in the Fund are $1,000 and $100, respectively ($100 and $25, respectively, for employees of BANC ONE CORPORATION and its affiliates). Initial and subsequent investment minimums may be waived at the Distributor's discretion. Investors may purchase up to a maximum of $250,000 of Class B shares per individual purchase order.

Class A and Class B shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities (each an "Authorized Financial Organization"). For additional details regarding eligibility, call the Distributor at 1-800-480-4111.

BY MAIL

Investors may purchase Class A and Class B shares of the Fund by completing and signing an Account Application Form and

PROSPECTUS                             8
mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The One Group-Registered Trademark-," to State Street Bank and Trust Company (the Trust's Transfer Agent and Custodian), P.O. Box 8500, Boston, MA 02266-8500. Subsequent purchases of shares may be made at any time by mailing a check to the Transfer Agent. Account Application Forms are available through the Distributor by calling 1-800-480-4111.

Purchases of Fiduciary Class shares and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, are made by an institutional investor and/or other intermediary on behalf of an investor (each also a "Shareholder Servicing Agent"). The Shareholder Servicing Agent may require an investor to complete forms in addition to the Account Application Form and to follow procedures established by the Shareholder Servicing Agent. Such Shareholders should contact their Shareholder Servicing Agents regarding purchases, exchanges and redemptions of shares. See "Additional Information Regarding Purchases."

BY TELEPHONE OR BY WIRE

Once an Account Application Form has been received, Shareholders are eligible to make purchases by telephone or wire (if that option has been selected by a Shareholder) by calling the Transfer Agent at 1-800-480-4111 or the Shareholder Servicing Agents, if applicable.

Shareholders may revoke their automatic eligibility to make purchases and/or redemptions by telephone or by wire, by sending a letter so stating to the Transfer Agent, State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500.

SYSTEMATIC INVESTMENT PLAN

Class A and Class B investors may make automatic monthly investments in the Fund from their bank, savings and loan or other depository institution accounts. The minimum initial and subsequent investments must be $25 under the Systematic Investment Plan, which minimum may be waived at the discretion of the Distributor. The Trust pays the costs associated with these transfers, but reserves the right, upon thirty days' written notice, to impose reasonable charges for this service. A depository institution may impose a charge for debiting an investor's account which would reduce the investor's return from an investment in the Fund.

FUND-DIRECT IRA

The Trust offers a tax-advantaged retirement plan for which the shares of the Fund may be an appropriate investment. The Trust's retirement plan allows participants to defer taxes while helping them build their retirement savings.

The One Group-Registered Trademark-'s Fund-Direct IRA is a retirement plan with a wide choice of investments, offering people with earned income the opportunity to compound earnings on a tax-deferred basis. An IRA Adoption Agreement may be obtained by calling the Distributor at 1-800-480-4111.

ADDITIONAL INFORMATION REGARDING PURCHASES

A purchase order will be effective as of the day received by the Distributor if the Distributor receives the order before 4:00 p.m., eastern time. However, an order may be cancelled if the Transfer Agent does not receive Federal funds before close of business on the next Business Day for Fiduciary Class shares, and before the close of business on the third Business Day for Class A and Class B shares, and the investor could be liable for any fees or expenses incurred by the Trust. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. The purchase price of shares of the Fund is the net asset value next determined after a purchase order is effected plus any applicable sales charge (the "offering price"). The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets allocable to a class, less any liabilities allocable to that class, by the total number of outstanding shares of such class. Net asset value per share is determined daily as of 4:00 p.m., eastern time, on each Business Day. For a further discussion of the calculation of net asset value, see the Statement of Additional Information. Shares may also be issued in transactions involving the acquisition by the Fund of securities held by collective investment funds sponsored and administered by affiliates of the Adviser. Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. Although the methodology and procedures are identical, the net asset value per share of classes within the Fund may differ because the distribution expenses charged to Class A shares and Class B shares are not charged to Fiduciary Class shares.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order. Except as provided below, neither the Trust's Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon telephone or wire instructions, and the investor will bear all risk of loss. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If such procedures are not employed, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.

Fiduciary Class shares offered to institutional investors and to investors in certain retirement plans, and Class A shares that are offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, will normally be held in the name of the Shareholder Servicing Agent effecting the purchase on the Shareholder's behalf, and it is the Shareholder Servicing Agent's responsibility to transmit purchase orders to the Distributor. A Shareholder Servicing Agent may impose an earlier cut-off time for receipt of purchase orders directed through it to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. The Shareholder should contact his or her Shareholder Servicing Agent for information as to the Shareholder Servicing Agent's procedures for transmitting purchase, exchange or redemption orders to the Trust. A Shareholder who

                                       9                              PROSPECTUS
desires to transfer the registration of shares beneficially owned by him or her, but held of record by a Shareholder Servicing Agent, should contact the Shareholder Servicing Agent to accomplish such change. Other Shareholders who desire to transfer the registration of their shares should contact the Transfer Agent.

No   certificates  representing   shares  of  the   Fund  will   be  issued.  In
communications to Shareholders, the Fund will not duplicate mailings of Fund material to Shareholders who reside at the same address.

SALES CHARGE

The following table shows the initial sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge reallowed to financial institutions and intermediaries (the "commission"):

                                                    SALES CHARGE
                                SALES CHARGE       AS APPROPRIATE         COMMISSION
                                    AS A            PERCENTAGE OF            AS A
                               PERCENTAGE OF         NET AMOUNT         PERCENTAGE OF
AMOUNT OF PURCHASE             OFFERING PRICE         INVESTED          OFFERING PRICE
---------------------------  ------------------  -------------------  ------------------
less than $50,000..........           3.00%               3.09%                2.70%
$50,000 but less than
  $100,000.................           2.50%               2.56%                2.25%
$100,000 but less than
  $250,000.................           2.00%               2.04%                1.80%
$250,000 but less than
  $500,000.................           1.50%               1.52%                1.35%
$500,000 but less than
  $1,000,000...............           1.00%               1.01%                0.90%
$1,000,000 or more.........           0.00%               0.00%                0.00%

The commissions shown in the table apply to sales through financial institutions and intermediaries. Under certain circumstances, the Distributor will use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commissions shown above. The maximum cash compensation payable by the Distributor as a sales charge is 3.00% of the offering price (including the commission shown above and additional cash compensation described below). In addition, the Distributor will, from time to time and at its own expense, provide promotional incentives to financial institutions and intermediaries, whose registered representatives have sold or are expected to sell significant amounts of the shares of the Fund, in the form of payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or outside the United States, and additional compensation in an amount up to .25% of the offering price of Class A shares of the Fund for sales of $1 million or more. However, the Distributor will be reimbursed by the person receiving such additional compensation for sales of the Fund of $1 million or more, if a
Shareholder redeems any or all of the shares for which such additional compensation was paid by the Distributor prior to the first year anniversary of purchase. Under certain circumstances, commissions up to the amount of the entire sales charge will be reallowed to financial institutions and intermediaries, which might then be deemed to be "underwriters" under the Securities Act of 1933.

RIGHT OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current value at the offering price of previously purchased Class A and Class B shares of the Fund and other eligible funds of the Trust, other than the Trust's money market funds, that are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), and including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT

By initially investing at least $2,000 in Class A shares of one or more funds that impose a comparable sales charge over the next 13 months, the sales charge may be reduced by completing the Letter of Intent section of the Account Application Form. The Letter of Intent includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period. In addition, pursuant to a Letter of Intent, the Custodian will hold in escrow the difference between the sales charge applicable to the amount initially purchased and the sales charge paid at the time of investment, which is based on the amount covered by the Letter of Intent.

For example, assume an investor signs a Letter of Intent to purchase $250,000 in Class A shares of one (or more) of the funds of the Trust that impose a comparable sales charge and, at the time of signing the Letter of Intent, purchases $100,000 of Class A shares of one of these funds. The investor would pay an initial sales charge of 1.50% (the sales charge applicable to purchases of $250,000) and .50% of the investment (representing the difference between the 2.00% sales charge applicable to purchases of $100,000 and the 1.50% sales charge already paid) would be held in escrow until the investor has purchased the remaining $150,000 or more in Class A shares under the investor's Letter of Intent.

The amount held in escrow will be applied to the investor's account at the end of the 13-month period unless the amount specified in the Letter of Intent is not purchased. In order to qualify for a Letter of Intent, the investor will be required to make a minimum purchase of at least $2,000.

The Letter of Intent will not obligate the investor to purchase Class A shares, but if he or she does, each purchase during the

PROSPECTUS                             10
period will be at the sales charge applicable to the total amount intended to be purchased. The Letter of Intent may be dated as of a prior date to include any purchases made within the past 90 days.

OTHER CIRCUMSTANCES

No sales charge is imposed on Class A shares of the Fund: (i) issued through reinvestment of dividends and capital gains distributions; (ii) acquired through the exercise of exchange privileges where a comparable sales charge has been paid for exchanged shares; (iii) purchased by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of the Trust, of BANC ONE CORPORATION and its subsidiaries and affiliates, of the Distributor and its subsidiaries and affiliates, or of an investment sub-adviser of a fund of the Trust and such sub-adviser's subsidiaries and affiliates; (iv) sold to affiliates of BANC ONE CORPORATION and certain accounts (other than Individual Retirement Accounts) for which Authorized Financial Organizations act in fiduciary, advisory, agency, custodial or similar capacities, or purchased by investment advisers, financial planners or other intermediaries who have a dealer arrangement with the Distributor, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such investment advisers, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment adviser, financial planner or other intermediary; (v) purchased with proceeds from the recent redemption of Fiduciary Class shares of a fund of the Trust or acquired in an exchange of Fiduciary Class shares of a fund for Class A shares of the same fund; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund (other than a fund of the Trust) for which a sales charge was paid; (vii) purchased in an Individual Retirement Account with the proceeds of a distribution from an employee benefit plan, provided that, at the time of distribution, the employee benefit plan had plan assets invested in a fund of the Trust; (viii) purchased with Trust assets; (ix) purchased in accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with the Distributor; or (x) directly purchased with the proceeds of a dividend distribution on a bond for which a Banc One Corporation affiliate bank or trust company is the Trustee or Paying Agent.

An investor relying upon any of the categories of waivers of the sales charge must qualify for such waiver in advance of the purchase with the Distributor or the financial institution or intermediary through which shares are purchased by the investor.

The waiver of the sales charge under circumstances (v), (vi) and (vii) above applies only if the purchase is made within 60 days of the redemption or distribution and if conditions imposed by the Distributor are met. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption or distribution as described in clauses (v), (vi) and (vii) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-480-4111 to determine whether they are eligible to purchase shares without paying a sales charge through the use of proceeds from a recent redemption or distribution as described above, and to confirm continued availability of these waiver policies prior to initiating the procedures described in clauses (v), (vi) and (vii).

ALTERNATIVE SALES ARRANGEMENTS

CLASS B SHARES

Class B shares are not subject to a sales charge when they are purchased, but are subject to a sales charge (the "Contingent Deferred Sales Charge") if a Shareholder redeems them prior to the fourth anniversary of purchase. When a Shareholder purchases Class B shares, the full purchase amount is invested directly in the Fund. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee at an annual rate of 1.00% of the Fund's average daily net assets as provided in the Class B Plan (described below under "The Distributor"). The Distributor has voluntarily agreed to reduce the amount of this fee to .75% of the Fund's average daily net assets attributable to the Class B shares, for the indefinite future. This ongoing fee will cause Class B shares to have a higher expense ratio and to pay lower dividends than Class A shares. Class B shares convert automatically to Class A shares after six years, commencing from the end of the calendar month in which the purchase order was accepted under the circumstances and subject to the qualifications described in this Prospectus.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of the Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. A dealer reallowance of 2.75% of the original purchase price of the Class B shares will be paid to financial institutions and intermediaries.

CONTINGENT DEFERRED SALES CHARGE

If the Shareholder redeems Class B shares prior to the fourth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge at the rates set forth below. The Contingent Deferred Sales Charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

The amount of the Contingent Deferred Sales Charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining

                                       11                             PROSPECTUS
the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

                                           CONTINGENT DEFERRED
                                            SALES CHARGE AS A
YEAR(S)                                    PERCENTAGE OF DOLLAR
SINCE                                       AMOUNT SUBJECT TO
PURCHASE                                          CHARGE
-----------------------------------------  --------------------
0-1......................................         3.00%
1-2......................................         3.00%
2-3......................................         2.00%
3-4......................................         1.00%
4-5......................................          None
5-6......................................          None

In determining whether a particular redemption is subject to a Contingent Deferred Sales Charge, it is assumed that the redemption is first of any Class A shares in the Shareholder's Fund account (unless the Shareholder elects to have Class B shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the Shareholder for the longest period of time. This method should result in the lowest possible sales charge.

To provide an example, assume you purchased 100 shares at $10 per share (a total cost of $1,000) and prior to the second anniversary after purchase, the net asset value per share is $12 and during such time you have acquired 10 additional shares through dividends paid in shares. If you then make your first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because you received them as dividends. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds is subject to a Contingent Deferred Sales Charge at a rate of 3.00% (the applicable rate prior to the second anniversary after purchase).

The Contingent Deferred Sales Charge is waived on redemption of shares: (i) for distributions that are made under a Systematic Withdrawal Plan of the Trust and that are limited to no more than 10% of the account value annually, determined in the first year, as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date; (ii) following the death or disability (as defined in the Code) of a Shareholder or a participant or beneficiary of a qualifying retirement plan if redemption is made within one year of such death or disability; or (iii) to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan to a
Shareholder who has attained the age of 70. A Shareholder or his or her representative should contact the Transfer Agent to determine whether a retirement plan qualifies for a waiver and must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver. In addition, the following circumstances are not deemed to result in a "redemption" of Class B shares for purposes of the assessment of a Contingent Deferred Sales Charge, which is therefore waived: (i) plans of reorganization of the Fund, such as mergers, asset acquisitions and exchange offers to which the Fund is a party; or (ii) exchanges for Class B shares of other funds of the Trust as described under "Exchanges."

CONVERSION FEATURE

Class B shares include all shares purchased pursuant to the Contingent Deferred Sales Charge which have been outstanding for less than the period ending six years after the end of the month in which the shares were purchased. At the end of this period, Class B shares will automatically convert to Class A shares and will be subject to the lower distribution and Shareholder service fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge. The conversion is not a taxable event to a Shareholder.

For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a Shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a Shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

If a Shareholder effects one or more exchanges among Class B shares of the funds of the Trust during the six-year period, the Trust will aggregate the holding periods for the shares of each fund of the Trust for purposes of calculating that six-year period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a Shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

EXCHANGES

CLASS A AND FIDUCIARY CLASS

Fiduciary Class Shareholders of the Fund may exchange their shares for Class A shares of the Fund or for Class A shares or Fiduciary Class shares of another fund of the Trust.

Class A Shareholders may exchange their shares for Fiduciary Class shares of the Fund or for Fiduciary Class shares or Class A shares of another fund of the Trust, if the Shareholder is eligible to purchase such shares.

The exchange privilege may be exercised only in those states where the shares of the Fund or such other fund of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. If a Shareholder seeks to exchange Class A shares of a fund that does not impose a sales charge for Class A shares of a fund that does or the fund being exchanged into has a higher sales charge, the Shareholder will be required to pay a sales charge in the amount equal to the difference between the sales charge applicable to the fund into which the shares are

PROSPECTUS                             12
being exchanged and any sales charges previously paid for the exchanged shares, including any sales charges incurred on any earlier exchanges of the shares
(unless such sales charge is otherwise waived, as provided in "Other Circumstances"). The exchange of Fiduciary Class shares for Class A shares also will require payment of the sales charge unless the sales charge is waived, as provided in "Other Circumstances."

CLASS B

Class B Shareholders of the Fund may exchange their shares for Class B shares of any other fund of the Trust on the basis of the net asset value of the exchanged Class B shares, without the payment of any Contingent Deferred Sales Charge that might otherwise be due upon redemption of the outstanding Class B shares. The newly acquired Class B shares will be subject to the higher Contingent Deferred Sales Charge of either the fund from which the shares were exchanged or the fund into which the shares were exchanged. With respect to outstanding Class B shares as to which previous exchanges have taken place, "higher Contingent Deferred Sales Charge" shall mean the higher of the Contingent Deferred Sales Charge applicable to either the fund the shares are exchanging into or any other fund from which the shares previously have been exchanged. For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B shares, the holding period for outstanding Class B shares of the fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B shares. For purposes of calculating the holding period applicable to the newly acquired Class B shares, the newly acquired Class B shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B shares of the fund from which the initial exchange was made.

ADDITIONAL INFORMATION REGARDING EXCHANGES

In the case of shares held of record by a Shareholder Servicing Agent but beneficially owned by a Shareholder, to exchange such shares the Shareholder should contact the Shareholder Servicing Agent, who will contact the Transfer Agent and effect the exchange on behalf of the Shareholder. If an exchange request in good order is received by the Transfer Agent by 4:00 p.m., eastern time, on any Business Day, the exchange usually will occur on that day. Any Shareholder who wishes to make an exchange must receive a current prospectus of the fund of the Trust in which he or she wishes to invest before the exchange will be effected.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' written notice. An exchange between classes of shares of the same fund is not considered a taxable event; however, an exchange between funds of the Trust is considered a sale of shares and usually results in a capital gain or loss for Federal income tax purposes. Shareholders should consult their tax advisers for a more complete explanation of the Federal income tax consequences of an exchange of shares of the Fund.

A more detailed description of the above is set forth in the Statement of Additional Information.

REDEMPTIONS

Shareholders may redeem their shares without charge (except Class B shares, as provided above) on any Business Day; shares may ordinarily be redeemed by mail, by telephone or by wire. All redemption orders are effected at the net asset value per share next determined for Class A and Fiduciary Class shares, and at net asset value per share next determined reduced by any applicable Contingent Deferred Sales Charge for Class B shares, after receipt of a valid request for redemption. Payment to Shareholders for shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid request for redemption. All written redemption requests should be sent to The One Group-Registered Trademark-, c/o State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or the Shareholder Servicing Agent, if applicable. The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank, a member firm of a domestic stock exchange, or by a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program.

The signature guarantee requirement will be waived if all of the following conditions apply: (i) the redemption is for $5,000 worth of shares or less; (ii) the redemption check is payable to the Shareholder(s) of record; and (iii) the redemption check is mailed to the Shareholder(s) at the address of record. The Shareholder may also have the proceeds mailed to a commercial bank account previously designated on the Account Application Form or by written instruction to the Transfer Agent or the Shareholder Servicing Agent, if applicable. There is no charge for having redemption requests mailed to a designated bank account.

BY TELEPHONE OR BY WIRE

Shareholders may have the payment of redemption requests wired or mailed to a domestic commercial bank account previously designated on the Account Application Form. Wire redemption requests may be made by the Shareholder by telephone to the Transfer Agent at 1-800-480-4111, provided that the Shareholder has elected the telephone redemption privilege in writing to the Distributor, or to the Shareholder Servicing Agent, if applicable. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge, which, as of the date of this Prospectus, is $7.00.

Neither   the  Trust  nor  the  Transfer  Agent  will  be  responsible  for  the authenticity of the redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that telephone instructions are genuine,

                                       13                             PROSPECTUS
and may be liable for losses resulting from unauthorized or fraudulent telephone transactions if it does not employ those procedures. Such procedures may include requesting personal identification information or recording telephone conversations.

SYSTEMATIC WITHDRAWAL PLAN

Shareholders whose accounts have a value of at least $10,000 may elect to receive, or may designate another person to receive, monthly, quarterly or annual payments in a specified amount of not less than $100 each. There is no charge for this service. Under the Systematic Withdrawal Plan, all dividends and distributions must be reinvested in shares of the Fund. Purchases of additional Class A shares while the Systematic Withdrawal Plan is in effect are generally undesirable because a sales charge is incurred whenever purchases are made.

Pursuant to the Systematic Withdrawal Plan, Class B Shareholders may elect to receive, or may designate another person to receive, distributions provided the distributions are limited to no more than 10% of their account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date. In addition, Shareholders who have attained the age of 70 may elect to receive distributions, to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan.

If the amount of the systematic withdrawal exceeds the income accrued since the previous withdrawal under the Systematic Withdrawal Plan, the principal balance invested will be reduced and shares will be redeemed.

OTHER INFORMATION REGARDING REDEMPTIONS

At various times, the Fund may be requested to redeem shares for which it has not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for 15 or more days until payment has been collected for the purchase of such shares. The Fund intends to pay cash for all shares redeemed.

Due to the relatively high costs of handling small investments, the Fund reserves the right to redeem, at net asset value, the shares of any Shareholder if, because of redemptions of shares by or on behalf of the Shareholder, the account of such Shareholder in the Fund has a value of less than $1,000, the minimum initial purchase amount. Accordingly, an investor purchasing shares of the Fund in only the minimum investment amount may be subject to such involuntary redemption if he or she thereafter redeems any of these shares. Before the Fund exercises its right to redeem such shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least $1,000.

See "Redemption of Shares" in the Statement of Additional Information for examples of when the Trust may suspend the right of redemption or redeem shares involuntarily if it appears appropriate to do so in light of the Trust's responsibilities under the Investment Company Act of 1940.

FUND MANAGEMENT

THE ADVISER

The Trust and Banc One Investment Advisors Corporation (the "Adviser") have entered into an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not deposits or obligations of, or endorsed or guaranteed by BANC ONE CORPORATION or its bank or non-bank affiliates. The Trust's shares are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency or government sponsored agency of the Federal government or any state.

The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION currently has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance and insurance.

On a consolidated basis, BANC ONE CORPORATION had assets of over $86 billion as of June 30, 1995.

The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group-Registered Trademark- since 1985 (then known as "The Helmsman Fund"). Prior to January 1993, Bank One, Indianapolis, NA served as investment adviser to the Fund. Bank One, Indianapolis, NA is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION.

Gary J. Madich, CFA, is Senior Managing Director of Fixed Income Securities. Mr. Madich joined the Adviser in February 1995. Prior to joining the Adviser, Mr. Madich was a Senior Vice President and Portfolio Manager with Federated Investors. Mr. Madich has seventeen years of investment management experience.

PROSPECTUS                             14

James A. Sexton, CFA, has been Manager of the Fund since March 1995. In addition, Mr. Sexton has managed the Intermediate Bond Fund of the Trust since its inception in January 1994. Mr. Sexton has been employed by the Adviser and its affiliates since 1980.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .60% of the average daily net assets of the Fund. The Adviser may voluntarily agree to waive a part of its fees. (See "About the Fund -- Expense Summary.") These fee waivers are voluntary and may be terminated at any time. Shareholders will be notified in advance if and when these waivers are terminated. During the fiscal year ended June 30, 1995, the Fund paid investment advisory fees to the Adviser of .27% of the Fund's average daily net assets.

THE DISTRIBUTOR

The One Group-Registered Trademark- Services Company (the "Distributor"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to a distribution agreement (the "Distribution Agreement") under which shares of the Fund are sold on a continuous basis.

Class A shares are subject to a distribution and Shareholder services plan (the "Plan"). As provided in the Plan, the Trust will pay the Distributor a fee of
 .35% of the average daily net assets of Class A shares of the Fund. Currently, the Distributor has voluntarily agreed to limit payments under the Plan to .25% of the average daily net assets of Class A shares of the Fund. Up to .25% of the fees payable under the Plan may be used as compensation for Shareholder services by the Distributor and/ or financial institutions and intermediaries. All such fees that may be paid under the Plan will be paid pursuant to Rule 12b-1 of the Investment Company Act of 1940. The Distributor may apply these fees toward: (i) compensation for its services in connection with distribution assistance or provision of Shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings and loan associations, Class B shares are subject to a Contingent Deferred Sales Charge if such shares are redeemed prior to the fourth anniversary of purchase.
insurance   companies,   investment   counselors,   broker-dealers,   and    the
Distributor's affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of Shareholder services.

Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee as provided in the Class B distribution and Shareholder services plan (the "Class B Plan") at an annual rate of 1.00% of the Fund's average daily net assets, which includes Shareholder servicing fees of .25% of the Fund's average daily net assets. Currently, the Distributor has voluntarily agreed to limit payments under the Class B Plan to .75% of the average daily net assets of the Class B shares of the Fund.

Proceeds from the Contingent Deferred Sales Charge and the distribution and the Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. The combination of the Contingent Deferred Sales Charge and the distribution and Shareholder service fees facilitate the ability of the Fund to sell the Class B shares without a sales charge being deducted at the time of purchase.

The Plan and the Class B Plan are characterized as compensation plans since the distribution fees will be paid to the Distributor without regard to the distribution or Shareholder service expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. The Fund also may execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor for which the affiliate or the Distributor receives compensation. Pursuant to guidelines adopted by the Board of Trustees of the Trust, any such compensation will be reasonable and fair compared to compensation received by other brokers in connection with comparable transactions.

During the fiscal year ended June 30, 1995, 440 Financial Distributors, Inc., the previous distributor to the Trust, received fees aggregating .25% of the average daily net assets of Class A shares of the Fund. In addition, 440
Financial Distributors, Inc. received annualized fees of .75% of the average daily net assets of the Class B shares of the Fund.

Fiduciary Class shares of the Fund are offered without distribution fees to institutional investors, including Authorized Financial Organizations. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares. In addition, a financial institution that is the record owner of shares for the account of its customers may impose separate fees for account services to its customers.

THE ADMINISTRATOR

The One Group-Registered Trademark- Services Company (the "Administrator"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to an administration agreement relating to the Fund (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator is responsible for providing the Trust with administrative services (other than investment advisory services), including regulatory reporting and all necessary office space, equipment, personnel and facilities.

The Adviser also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties, for which the Adviser receives a fee paid by the Administrator.

The Administrator is entitled to a fee for administrative services, which is calculated daily and paid monthly, at an annual rate of .20% of each fund's average daily net assets on the first

                                       15                             PROSPECTUS

$1.5 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), .18% of each fund's average daily net assets to $2 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), and .16% of each fund's average daily net assets when Trust assets exceed $2 billion (excluding the Treasury Only Money Market Fund and the Government Money Market Fund). During the fiscal year ended June 30, 1995, 440 Financial, the previous administrator to the Trust, received annualized fees of .17% of the Fund's average daily net assets.

THE TRANSFER AGENT AND CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 acts as Transfer Agent and Custodian for the Trust, for which services it receives a fee. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Bank One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street Bank and Trust Company and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Ropes & Gray serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountants of the Trust.

OTHER INFORMATION

THE TRUST

The Trust was organized as a Massachusetts Business Trust under a Declaration of Trust filed on May 23, 1985. The Declaration of Trust permits the Trust to offer separate funds and different classes of each fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organizational expenses. During the fiscal year of the Trust ended June 30, 1995, the expenses of the Fund were .77% of the average daily net assets of the Class A shares of the Fund, 1.28% of the average daily net assets of the Class B shares of the Fund on an annual basis, and .52% of the average daily net assets of the Fiduciary Class shares of the Fund. These expenses would have been 1.20%, 1.86% and .85%, respectively, of the average daily net assets of such classes, but for the voluntary reduction of fees.

The Adviser and the Administrator of the Fund each bears all expenses incurred in connection with the performance of their services as investment adviser and administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

As a general matter, as set forth in the Multiple Class Plan, expenses are allocated to each class of shares of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. At present, the only expenses that are allocated to Class A and Class B shares, other than in accordance with the relative net asset value of the class, are the different distribution and Shareholder services costs. See "Expense Summary." At present, no expenses are allocated to Fiduciary Class shares as a class that are not also borne by the other classes of shares of the Fund in proportion to the relative net asset values of the shares of such classes.

The organizational expenses of the Fund have been capitalized and are being amortized in the first five years of the Fund's operations. Such amortization will reduce the amount of income available for payment as dividends.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The
Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

As set forth in the Multiple Class Plan, each share held entitles the Shareholder of record to one vote. Each fund of the Trust will vote separately on matters relating solely to that fund. In addition, each class of a fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all fund Shareholders will have equal voting rights on matters that affect all fund Shareholders equally. As a Massachusetts Business Trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be elected or removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

DIVIDENDS

Net investment income (exclusive of capital gains) is determined and declared daily, and is distributed in the form of monthly dividends to Shareholders of Record of the Fund on the first Business Day of each month. Capital gains of the Fund, if any, will be distributed at least annually.

PROSPECTUS                             16

To maintain a relatively even rate of distributions from the Fund rather than having substantial fluctuations from period to period, the monthly distributions level from the Fund may be fixed from time to time at rates consistent with the Adviser's long-term earnings expectations.

Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, or Fiduciary Class shares, as applicable, at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Such election, or any revocation thereof, must be made in writing, at least 15 days prior to distribution, to the Transfer Agent at P.O. Box 8500, Boston, MA 02266-8500, and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in a separate Class B sub-account. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution even though such distribution would, in effect, represent a return of the Shareholder's investment.

The amount of dividends payable on Fiduciary Class shares will be more than the dividends payable on Class A and Class B shares because of the distribution expenses charged to Class A and Class B shares.

SHAREHOLDER INQUIRIES

Shareholder   inquiries  should  be  directed  to  the  Administrator,  The  One
Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, Ohio 43219.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

OTHER INVESTMENT POLICIES

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes during periods when the Adviser determines that market conditions warrant such action, the Fund may invest up to 100% of its assets in money market instruments, and may hold a portion of its assets in cash for liquidity purposes.

To the extent the Fund is engaged in a temporary defensive position, it will not be pursuing its investment objective.

PORTFOLIO TURNOVER

For the fiscal year ended June 30, 1995, the portfolio turnover rate for the Fund was 76.43%. This rate of portfolio turnover may vary greatly from year to year, as well as within a particular year.

INVESTMENT LIMITATIONS

The investment objective and the following investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities, and if consistent with the Fund's investment objective and policies, repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer. This restriction applies to 75% of the Fund's assets. For purposes of these limitations, a security is considered to be issued by the government entity whose assets and revenues guarantee or back the security. With respect to private activity bonds or industrial development bonds backed only by the assets and revenues of a non-governmental user, such user would be considered the issuer.

2. Purchase any securities that would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities. For purposes of this limitation (i) utilities will be divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

3. Make loans, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective

                                       17                             PROSPECTUS
and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of certain of the permitted investments for the Fund.

U.S. TREASURY OBLIGATIONS -- The Fund may invest in bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES").

RECEIPTS -- The Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS"), and Certificates of Accrual on Treasury Securities ("CATS").

STRIPS, CUBES, TRS, TIGRS and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is amortized over the life of the security, and such amortization will constitute the income earned on the security for both accounting and tax purposes. Because of these features, these securities may be subject to greater interest rate volatility than interest-paying U.S. Treasury obligations. The Fund may invest up to 20% of its total assets in STRIPS, CUBES, TRS, TIGRS and CATS. See also "Taxes."

CERTIFICATES OF DEPOSIT -- Certificates of deposit are negotiable interest bearing instruments with a specific maturity. Certificates of deposit ("CDs") are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit ("TD") earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 15% of its total assets in such time deposits and other illiquid securities.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by (i.e., made an obligation of) a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

COMMERCIAL  PAPER --  Commercial paper is  the term used  to designate unsecured
short-term  promissory  notes  issued   by  corporations  and  other   entities.
Maturities on these issues vary from a few days to nine months.

U.S. GOVERNMENT AGENCIES -- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance specific types of activities. Select agencies, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank, are supported by the full faith and credit of the U.S. Treasury; others, such as the Federal National Mortgage Association ("Fannie Mae"), are supported by the credit of the instrumentality and have the right to borrow from the U.S. Treasury; others are supported by the authority of the U.S. government to purchase the agency's obligations; while still others, such as the Federal Farm Credit Banks and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), are supported solely by the credit of the instrumentality itself. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored agencies or instrumentalities if it is not obligated to do so by law. Obligations of U.S. government agencies include debt issues and mortgage-backed securities issued or guaranteed by select agencies.

INVESTMENT COMPANY SECURITIES -- The Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its assets in the securities of other investment companies. In accordance with an exemptive order issued to the Trust by the SEC, such other investment company securities may include securities of a money market fund of the Trust, and such companies may include companies of which the Adviser or a sub-adviser to a fund of the Trust, or an affiliate of such Adviser or sub-adviser, serves as investment adviser, administrator or distributor. Because other investment companies employ an investment adviser, such investment by the Fund may cause Shareholders to bear duplicate fees. The Adviser will waive its fee attributable to the assets of the investing fund invested in a money market fund of the Trust; and, to the extent required by the laws of any state in which shares of the Trust are sold, the Adviser will waive its fees attributable to the assets of the Fund invested in any investment company.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the repurchase price. The Fund bears a

PROSPECTUS                             18
risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of the Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Repurchase agreements are considered by the SEC to be loans under the Investment Company Act of 1940.

REVERSE REPURCHASE AGREEMENTS -- The Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Fund would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a mutually agreed-upon date and price. The Fund will enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as liquid high grade debt securities, consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowing by the Fund under the Investment Company Act of 1940.

SECURITIES LENDING -- In order to generate additional income, the Fund may lend up to 33% of the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. government or its agencies, shares of an investment trust or mutual fund or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Fund will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in U.S. government securities, shares of an investment trust or mutual fund, or other short-term, highly liquid investments. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing under guidelines established by the Trust's Board of Trustees and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. The Fund will enter into loan arrangements only with counterparties which the Adviser has deemed to be creditworthy under guidelines established by the Board of Trustees. Loans are subject to termination by the Fund or the borrower at any time, and are therefore, not considered to be illiquid investments.

RESTRICTED SECURITIES -- The Fund may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under Federal securities law and is generally sold to institutional investors, such as the Fund, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Fund believes that Section 4(2) commercial paper and possibly certain other restricted securities that meet the criteria for liquidity established by the Trustees are quite liquid. The Fund intends, therefore, to treat the restricted securities that meet the criteria for liquidity established by the Trustees, including Section 4(2) commercial paper, as determined by the Adviser, as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because
Section 4(2) commercial paper is liquid, the Fund will not subject such paper to the limitation applicable to restricted securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under an SEC staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a nonexclusive safe-harbor for certain secondary market transactions involving securities subject to restrictions on resale under Federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule is expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees have directed the Adviser to consider the following criteria in determining the liquidity of certain restricted securities:

- the frequency of trades and quotes for the security;

- the  number   of  dealers   willing   to  purchase   or  sell   the   security
  and the number of other potential buyers;

- dealer undertakings to make a market in the security; and

- the   nature   of   the   security  and   the   nature   of   the  marketplace
  trades.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, the Fund will not invest more than 15% of its total assets in such instruments and other illiquid securities. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period,

                                       19                             PROSPECTUS
and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates.

There is no limit on the extent to which the Fund may purchase variable and floating rate instruments that are not illiquid. The Fund will purchase variable and floating rate instruments to facilitate portfolio liquidity or to permit the investment of the Fund's assets at a favorable rate of return.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS AND FORWARD COMMITMENTS -- The Fund may purchase securities on a when-issued basis when deemed by the Adviser to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When the Adviser purchases a when-issued security, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment. The Fund generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 40% of the Fund's total assets, and a commitment will not exceed 180 days. The Fund will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes.

In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Fund is required to hold and maintain in a segregated account until the settlement date, cash, U.S. government securities or liquid high-grade debt obligations in an amount sufficient to meet the purchase price. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although the Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the Adviser deems it appropriate to do so.

MUNICIPAL SECURITIES -- The Fund may invest in municipal securities. Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities; and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes and participation interests in municipal notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds, and participation interests in municipal bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, tolls from a toll bridge for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities may include obligations of municipal housing authorities and single-family mortgage revenue bonds. Weaknesses in Federal housing subsidy programs and their administration may result in a decrease of subsidies available for payment of principal and interest on housing authority bonds. Economic developments, including fluctuations in interest rates and increasing construction and operating costs, may also adversely impact revenues of housing authorities. In the case of some housing authorities, inability to obtain additional financing could also reduce revenues available to pay existing obligations. Single-family mortgage revenue bonds are subject to extraordinary mandatory redemption at par in whole or in part from the proceeds derived from prepayments of underlying mortgage loans and also from the unused proceeds of the issue within a stated period which may be within a year from the date of issue.

Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities and may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation interest in any of the above. The Fund will limit its investment in municipal leases to no more than 5% of total assets. The Board of Trustees is responsible for determining the credit quality of unrated municipal leases, on an ongoing basis, including an assessment of the likelihood that the lease will not be cancelled.

The exclusion from gross income for Federal income tax purposes for certain housing authority bonds depends on qualification under relevant provisions of the Code and on other provisions of Federal law. These provisions of Federal law contain certain ongoing requirements relating to the cost and location of the residences financed with the proceeds of the single-family mortgage bonds and the income levels of tenants of the rental projects financed with the proceeds of the multi-family housing bonds. While the issuers of the bonds, and other parties, including the originators and servicers of the single-family mortgages and the owners of the rental projects financed with the multi-family housing bonds, covenant to meet these ongoing requirements and generally agree to institute procedures designed to insure that these requirements are met, there can be no assurance that these ongoing requirements will be consistently met. The failure to meet these requirements could cause the interest on the bonds to become taxable, possibly retroactively from the date of issuance, thereby reducing the value of

PROSPECTUS                             20
the bonds and subjecting Shareholders to unanticipated tax liabilities. Furthermore, any failure to meet these ongoing requirements might constitute an event of default under the applicable mortgage or permit the holder to accelerate payment of the bond or require the issuer to redeem the bond. In any event, where the mortgage is insured by the Federal Housing Administration ("FHA"), the consent of the FHA may be required before insurance proceeds would become payable to redeem the mortgage subsidy bonds.

DEMAND FEATURES -- The Fund may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period (usually seven days) following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security.

The underlying municipal securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the security as originally issued, it may not be marketable or assignable; therefore, the put would only have value to the Fund. The Fund expects that it will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if advisable or necessary, in certain cases a premium may be paid for put features. A premium paid will have the effect of reducing the yield otherwise payable on the underlying security. The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Fund to meet redemption requests and remain as fully invested as possible in municipal securities. The Fund will limit its put transactions to institutions that the Adviser believes present minimal credit risk.

There is no limit to the percentage of portfolio securities that may be purchased subject to a put. However, the Fund will not acquire a put which was not an integral part of the security as originally issued if such acquisition would cause the aggregate value of all such puts held in the portfolio to exceed 1/2 of 1% of the value of the Fund's total assets.

Under a "stand-by commitment," a dealer would agree to purchase, at the Fund's option, specified municipal securities at a specified price. When entering into stand-by commitments, the Fund will set aside sufficient assets invested in cash equivalent securities to pay for all stand-by commitments on their scheduled delivery dates. The Fund will acquire these commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments may also be referred to as put options. The Fund will generally limit its investments in stand-by commitments to 25% of its total assets.

ASSET-BACKED SECURITIES -- Asset-backed securities consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, and credit card receivables. The collateral backing asset-backed securities cannot be foreclosed upon. These issues are normally traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder. Asset-backed securities purchased by the Fund must be rated in one of the three highest rating categories by at least one NRSRO at the time of investment or, if unrated, determined by the Adviser to be of comparable quality. The Fund will generally limit its investments in asset-backed securities to 35% of its total assets. Asset-backed securities may be purchased for the purpose of enhancing yield. Under certain interest rate and prepayment rate scenarios, the Fund may fail to recoup fully its investment in asset-backed securities.

MORTGAGE-BACKED SECURITIES -- Mortgage-backed securities are debt obligations secured by real estate loans and pools of loans on single family homes, multi-family homes, mobile homes, and in some cases, commercial properties. The Fund may acquire securities representing an interest in a pool of mortgage loans that are issued or guaranteed by a U.S. government agency. The primary issuers or guarantors of these mortgage-backed securities are Ginnie Mae, Fannie Mae and Freddie Mac. Mortgage-backed securities also may be issued by non-governmental entities and may or may not have private insurer guarantees of timely payments. Such non-governmental mortgage securities cannot be treated as U.S. government securities for purposes of investment policies. The Fund also may invest in mortgage-backed securities issued by non-government entities, which consist of Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduits ("REMICs") that are rated the highest or second highest rating category by at least one NRSRO at the time of investment or, if unrated, determined by the Adviser to be of comparable quality. The mortgages backing these securities include conventional thirty-year fixed rate mortgages, graduated payment mortgages, and adjustable rate mortgages. The Fund will only purchase CMOs and REMICs that are backed solely by Ginnie Mae certificates or other mortgage pass-through instruments issued or guaranteed by the U.S. government or its agencies and instrumentalities. However, the guarantees do not extend to the mortgage-backed securities' value, which is likely to vary inversely with fluctuations in interest rates. Mortgage-backed securities are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life or realized yield of a particular issue of pass-through certificates. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. When the mortgage obligations are prepaid, the Fund reinvests the prepaid amounts in securities, the yield of which reflects interest rates prevailing at the time. Moreover, prepayment of mortgages which underlie securities purchased at a premium could result in capital losses.

The Fund also may invest in multiple class securities issued by U.S. government agencies and instrumentalities such as Fannie Mae, Freddie Mac and Ginnie Mae, or private issuers including guaranteed CMOs and REMIC pass-through or participation

                                       21                             PROSPECTUS
certificates, when consistent with the Fund's investment objective, policies and limitations. A REMIC is a CMO that qualifies for special tax treatment under the Code and invests in certain mortgages principally secured by interests in real property and other permitted investments.

CMOs and guaranteed REMIC pass-through certificates ("REMIC Certificates") issued by Fannie Mae, Freddie Mac and Ginnie Mae are types of multiple class pass-through securities. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Fund does not currently intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage pass-through certificates (the "Mortgage Assets"). The obligations of Fannie Mae, Freddie Mac, or Ginnie Mae under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae, Freddie Mac or Ginnie Mae, respectively.

Fannie Mae REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by Fannie Mae. In addition, Fannie Mae will be obligated to distribute the principal balance of each class of REMIC Certificates in full, whether or not sufficient funds are otherwise available.

For Freddie Mac REMIC Certificates, Freddie Mac guarantees the timely payment of interest, and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates ("PCS"). PCS represent undivided interests in specified residential mortgages or participation therein purchased by Freddie Mac and placed in a PC pool. With respect to principal payments on PCS, Freddie Mac generally guarantees ultimate collection of all principal of the related mortgage loans without offset or deduction. Freddie Mac also guarantees timely payment of principal on certain PCS referred to as "Gold PCS."

Ginnie Mae REMIC certificates guarantee the full and timely payment of interest and principal on each class of securities (in accordance with the terms of those classes, as specified in the related offering circular supplement). This Ginnie Mae guarantee is backed by the full faith and credit of the United States of America.

REMIC Certificates issued by Fannie Mae, Freddie Mac and Ginnie Mae are treated as U.S. government securities for purposes of investment policies. CMOs and REMIC Certificates are issued in multiple classes. Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the mortgage loans or the Mortgage Assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

The principal of and interest on the Mortgage Assets may be allocated among the several classes of CMOs or REMIC Certificates in various ways. In certain structures (known as "sequential pay" CMOs or REMIC Certificates), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of CMOs or REMIC Certificates in the order of their respective final distribution dates. Thus no payment of principal will be made on any class of sequential pay CMOs or REMIC Certificates until all other classes having an earlier final distribution date have been paid in full.

Additional structures of CMOs and REMIC Certificates include, among others, "parallel pay" CMOs and REMIC Certificates. Parallel pay CMOs or REMIC Certificates are those which are structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.

A wide variety of REMIC Certificates may be issued in the parallel pay or sequential pay structures. These securities include accrual certificates (also known as "Z-Bonds"), which only accrue interest at a specified rate until all other certificates having an earlier final distribution date have been retired and are converted thereafter to an interest-paying security, and planned amortization class ("PAC") certificates, which are parallel pay REMIC Certificates which generally require that specified amounts of principal be applied on each payment date to one or more classes of REMIC Certificates (the "PAC Certificates"), even though all other principal payments and prepayments of the Mortgage Assets are then required to be applied to one or more other classes of the certificates. The scheduled principal payments for the PAC Certificates generally have the highest priority on each payment date after interest due has been paid to all classes entitled to receive interest currently. Shortfalls, if any, are added to the amount of principal payable on the next payment date. The PAC Certificate payment schedule is taken into account in calculating the final distribution date of each class of PAC. In order to create PAC tranches, one or more tranches generally must be created that absorb most of the volatility in the underlying Mortgage Assets. These tranches tend to have market prices and yields that are much more volatile than the PAC classes. The Fund's use of CMOs and REMICs will be limited to PAC Class Certificates.

There can be no assurance that the United States government would provide financial support to Fannie Mae, Freddie Mac, or Ginnie Mae if necessary in the future.

The Fund will not purchase mortgage-backed securities with an effective duration exceeding five years. The Fund will generally limit its investments in mortgage-backed securities to 50% of its total assets.

REGULATION OF MORTGAGE LOANS -- Mortgage loans are subject to a variety of state and Federal regulations designed to protect borrowers which may impair the ability of the mortgage

PROSPECTUS                             22
lender to enforce its rights under the mortgage documents. These regulations include legal restraints on foreclosures, homeowner rights of redemption after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on enforcement of mortgage loan "due on sale" clauses and state usury laws. Even though the Fund will invest in mortgage-backed securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, these regulations may adversely affect the Fund's investments by delaying the Fund's receipt of payments derived from principal or interest on mortgage loans affected by such regulations.

ADJUSTABLE RATE MORTGAGE LOANS ("ARMS") -- ARMs eligible for inclusion in a mortgage pool will generally provide for a fixed initial mortgage interest rate for a specified period of time. Thereafter, the interest rates (the "Mortgage Interest Rates") may be subject to periodic adjustment based on changes in the applicable index rate (the "Index Rate"). The adjusted rate would be equal to the Index Rate plus a gross margin, which is a fixed percentage spread over the Index Rate established for each ARM at the time of its origination.

Adjustable interest rates can cause payment increases that some borrowers may find difficult to make. However, certain ARMs may provide that the Mortgage Interest Rate may not be adjusted to a rate above an applicable lifetime maximum rate or below an applicable lifetime minimum rate for such ARM. Certain ARMs may also be subject to limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period (the "Maximum Adjustment"). Other ARMs ("Negatively Amortizing ARMs") may provide instead or as well for limitations on changes in the monthly payment on such ARMs. Limitations on monthly payments can result in monthly payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a monthly payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest is added to the principal balance of the loan, causing negative amortization and will be repaid through future monthly payments. It may take borrowers under Negatively Amortizing ARMs longer periods of time to achieve equity and may increase the likelihood of default by such borrowers. In the event that a monthly payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or "accelerated amortization") further reduces the principal balance of the ARM. Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. As a result, unless there is a periodic recalculation of the payment amount (which there generally is), the final payment may be substantially larger than the other payments. These limitations on periodic increases in interest rates and on changes in monthly payments protect borrowers from unlimited interest rate and payment increases.

There are two main categories of indices which provide the basis for rate adjustments on ARMs: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year, three-year and five-year constant maturity Treasury bill rates, the three-month Treasury bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month, three-month, six-month or one-year London Interbank Offered Rate ("LIBOR"), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds index, tend to lag behind changes in market rate levels and tend to be somewhat less volatile. The degree of volatility in the market value of the Fund's portfolio and therefore in the net asset value of the Fund's shares will be a function of the length of the interest rate reset periods and the degree of volatility in the applicable indices.

MORTGAGE DOLLAR ROLLS -- The Fund may enter into mortgage "dollar rolls" in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The Fund gives up the right to receive principal and interest paid on the securities sold. However, the Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase (often referred to as the "drop") or fee income plus the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what such performance would have been without the use of mortgage dollar rolls. The Fund will hold and maintain in a segregated account until the settlement date, cash or liquid, high grade debt securities in an amount equal to the forward purchase price. The benefits derived from the use of mortgage dollar rolls may depend upon the Adviser's ability to predict correctly mortgage prepayments and interest rates. There is no assurance that mortgage dollar rolls can be successfully employed.

For financial reporting and tax purposes, the Fund proposes to treat mortgage dollar rolls as two separate transactions: one involving the purchase of a security and a separate transaction involving a sale. The Fund does not currently intend to enter into mortgage dollar rolls that are accounted for as a financing. For purposes of diversification and investment limitations, mortgage dollar rolls are considered to be mortgage-backed securities.

SECURITIES OF FOREIGN ISSUERS -- The Fund may invest in securities of foreign issuers, including obligations of foreign

                                       23                             PROSPECTUS
governments  and  corporations,   in  order   to  achieve   income  or   capital
appreciation.   Foreign  investments  involve  risks  that  are  different  from investments in securities of U.S. issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign issuers. Foreign branches of foreign banks are not regulated by U.S. banking authorities and generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. banks. The Fund may invest in commercial paper of foreign issuers and obligations of foreign branches of U.S. banks, U.S. and London branches of foreign banks, and supranational entities which are established through the joint participation of several governments (e.g., the Asian Development Bank and the Inter-American Development Bank). Securities of foreign issuers may include sponsored and unsponsored ADRs, which are securities typically issued by a U.S. financial institution that evidence ownership interests in a pool of securities issued by a foreign issuer. There may be less information available on the foreign issuers of unsponsored ADRs than on the issuers of sponsored ADRs. ADRs include American Depository Shares and New York Shares. The Fund will not invest more than 25% of its total assets in securities of foreign issuers.

CORPORATE SECURITIES -- Corporate securities include corporate bonds, convertible and non-convertible debt securities, and preferred stocks, as well as commercial paper (short-term promissory notes issued by corporations). Issuers of corporate bonds and notes are divided into many different categories by bond market sector, such as electric utilities, gas utilities, telephone utilities, consumer finance companies, wholesale finance companies and industrial companies. Within each major category of issuer, there are many subcategories.

FIXED RATE MORTGAGE LOANS -- Generally, fixed rate mortgage loans eligible for inclusion in a mortgage pool will bear simple interest at fixed annual rates and have original terms to maturity ranging from 5 to 40 years. The Fund may invest in fixed rate mortgage loans that are privately issued and are not issued or guaranteed by the U.S. government. Fixed rate mortgage loans generally provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the mortgage note in sufficient amounts to fully amortize principal by maturity although certain fixed rate mortgage loans provide for a large final balloon payment upon maturity. The Fund may invest in fixed rate mortgage loans or mortgage loan pools to enhance yield.

GICS -- The Fund may, in order to enhance yield, make limited investments in Guaranteed Investment Contracts ("GICs") issued by highly rated U.S. insurance companies. Pursuant to such contracts, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund on a monthly basis guaranteed interest at either a fixed, variable or floating rate. A GIC provides that this guaranteed interest will not be less than a certain minimum rate. Generally, a GIC allows purchasers the option of buying an annuity with the monies accumulated under the contract; however, the Fund will not purchase any such annuities but will instead elect cash payments in connection with the amounts payable to it under the contracts.

A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the issuer, and the contract is paid at maturity from the general assets of the issuer. The Fund will only purchase GICs from issuers which, at the time of purchase, are rated "A" or better by A.M. Best Company, have assets of $1 billion or more, and meet quality and credit standards established by the Adviser under the supervision of the Board of Trustees.

Generally, GICs are not assignable or transferable without the permission of the issuing insurance company. For this reason, an active secondary market in GICs does not currently exist. Therefore, GICs are considered by the Fund to be illiquid investments, and will be acquired by the Fund only if, at the time of purchase, no more than 15% of the Fund's total assets will be invested in GICs and other illiquid securities.

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of commercial paper ratings have been published by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Fitch's Investors Service ("Fitch"), Duff and Phelps ("Duff"), and IBCA Limited ("IBCA"), respectively.

Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1, and 2 to indicate the relative degree of safety. Issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a high degree of safety regarding timely payment but not as high as A-1.

Commercial paper issues rated Prime-1 and Prime-2 by Moody's are judged by Moody's to be of the "highest" quality and "higher" quality respectively on the basis of relative repayment capacity.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

PROSPECTUS                             24

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

DESCRIPTION OF CORPORATE/MUNICIPAL BOND RATINGS

The following descriptions of S&P's and Moody's corporate and municipal bond ratings have been published by S&P and Moody's, respectively.

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree. Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Bonds that are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

Moody's highest rating for state, municipal and other short-term notes is MIG-1 and VMIG-1. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing or both. Short-term municipal securities rated MIG-2 and VMIG-2 are of high quality. Margins of protection are ample although not so large as in the preceding group.

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

- Amortization   schedule   (the    larger   the    final   maturity    relative
  to other maturities the more likely it will be treated as a note).

- Source    of   Payment   (the   more   dependent   the   issue   is   on   the
  market for its refinancing, the more likely it will be treated as a note).

Note rating symbols are as follows:

SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest.

MISCELLANEOUS

The Trust believes that as of August 4, 1995, BANC ONE CORPORATION (100 East Broad Street, Columbus, OH 43271), through its affiliates, owned of record substantially all the Fiduciary Class shares of the Fund. The Trust believes that as of the same date, BANC ONE CORPORATION, through its affiliates, possessed on behalf of its underlying accounts, voting or investment power with respect to 91.97% of the Fiduciary Class shares of the Fund. As a consequence, BANC ONE CORPORATION may be deemed to be a controlling person of the Fiduciary Class shares of the Fund under the Investment Company Act of 1940.

PERFORMANCE

From time to time, the Fund may advertise yield, total return and/or distribution rate. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated over a one-year period and is shown as a percentage of the investment.

Total return is the change in value of an investment in the Fund over a given period, assuming reinvestment of any dividends and capital gains. A cumulative total return reflects an actual

                                       25                             PROSPECTUS
rate of return over a stated period of time. An average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variations in performance; they are not the same as actual year-by-year results.

The distribution rate is computed by dividing the total amount of the dividends per share paid out during the past period by the maximum offering price or month-end net asset value depending on the class of the Fund. This figure is then "annualized" (multiplied by 365 days and divided by the applicable number of days in the period). Funds with a front-end sales charge would incorporate the offering price into the distribution yield in place of month-end net asset value.

Distribution rate is a measure of the level of income paid out in cash to Shareholders over a specified period. It differs from yield and total return and is not intended to be a complete measure of performance. Furthermore, the distribution rate may include return of principal and/or capital gains. Total return is the change in value of a hypothetical investment over a given period assuming reinvestment of dividends and capital gain distributions. The yield refers to the cumulative 30-day rolling net investment income, divided by maximum offering price and multiplied by average shares outstanding during this period. See the Statement of Additional Information.

The Trust will include information on all classes of shares of the Fund in any advertisement or information including performance data for the Fund. The performance for Fiduciary Class shares may be higher than for Class A shares and Class B shares because Fiduciary Class shares are not subject to sales charges and distribution expenses.

The performance of each class of the Fund may from time to time be compared to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices that may assume investment of dividends but do not reflect deductions for administrative and management costs. In addition, the performance of each class of the Fund may be compared to other funds or to relevant indices that may calculate total return without reflecting sales charges; in which case, the Fund may advertise its total return in the same manner. If reflected, sales charges would reduce these total return calculations.

Further information about the performance of each class of the Fund is contained in the Trust's Annual Report to Shareholders for The One Group-Registered Trademark- Limited Volatility Bond Fund, which may be obtained without charge by calling 1-800-480-4111.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a complete explanation of the Federal, state, local or foreign income tax treatment of the Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to the tax consequences of investing in the Fund.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify as a "regulated investment company" for Federal income tax purposes and to meet all other requirements that are necessary for it to be relieved of Federal taxes on that part of its net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital loss) that is distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to Shareholders of each class of shares of the Fund on at least an annual basis. Generally, dividends from net investment income will be taxable to Shareholders as ordinary income whether received in cash or in additional shares, and any net capital gains will be distributed at least annually and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares.

Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the Code ("qualified retirement plans"), will not be taxable. The Federal tax treatment of qualified retirement plans, as well as distributions from such plans, is governed by specific provisions of the Code. If shares are held by a retirement plan that ceases to qualify for tax-exempt treatment under the Code or by an individual who has received such shares as a distribution from a retirement plan, the Fund's distributions will be taxable to such plan or individual as described in the preceding paragraph. Persons considering directing the investment of their qualified retirement plan account in the Fund and qualified retirement plan trusts considering purchasing such shares, should consult their tax advisers for a more complete explanation of the Federal tax consequences, and for an explanation of the state, local and (if applicable) foreign tax consequences of making such an investment.

The Fund will make annual reports to Shareholders of the Federal income tax status of all distributions.

Certain  securities purchased by the Fund (such as STRIPS, CUBES, TRS, TIGRS and
CATS), as defined in the "Description of Permitted Investments," are sold at original issue discount and thus do not make periodic cash interest payments. The Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in

PROSPECTUS                             26
order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by Shareholders on December 31 of that year, if paid by the Fund at any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for Federal excise tax.

Dividends received by a Shareholder that are derived from the Fund's investments in U.S. government obligations may not be entitled to the exemptions from state and local income taxes that would be available if the Shareholder had purchased U.S. government obligations directly. The Fund will inform Shareholders annually of the percentage of income and distributions derived from U.S. government obligations. Shareholders should consult their tax advisers regarding the state and local tax treatment of the income dividends received from the Fund.

The Fund may be subject to foreign withholding taxes on income derived from obligations of foreign issuers. The Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such foreign taxes.

Sale, exchange, or redemption of Fund shares by a Shareholder will generally be a taxable event to such Shareholder.

                                       27                             PROSPECTUS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Investment Adviser and Sub-Administrator
Banc One Investment Advisors Corporation
774 Park Meadow Road
Columbus, OH 43271-0211

Distributor
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
Suite 1200 South
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

Independent Accountants
Coopers & Lybrand L.L.P.
One Post Office Square
Boston, MA 02109

TOG-F-112

THE ONE GROUP-REGISTERED TRADEMARK- GOVERNMENT BOND FUND              PROSPECTUS

--------------------------------------------------------------------------------

Investment  Adviser:  BANC ONE INVESTMENT ADVISORS CORPORATION

The One Group-Registered Trademark- (the "Trust") is a mutual fund seeking to provide a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to The One Group-Registered Trademark-Government Bond Fund Class A, Class B and Fiduciary Class shares.

THE ONE GROUP-REGISTERED TRADEMARK- GOVERNMENT BOND FUND (THE "FUND") SEEKS A HIGH LEVEL OF CURRENT INCOME WITH LIQUIDITY AND SAFETY OF PRINCIPAL.

CLASS A AND CLASS B SHARES ARE OFFERED TO THE GENERAL PUBLIC.

FIDUCIARY  CLASS  SHARES  ARE  OFFERED  TO  INSTITUTIONAL  INVESTORS,  INCLUDING
AFFILIATES OF BANC ONE CORPORATION AND ANY BANK, DEPOSITORY INSTITUTION, INSURANCE COMPANY, PENSION PLAN OR OTHER ORGANIZATION AUTHORIZED TO ACT IN FIDUCIARY, ADVISORY, AGENCY, CUSTODIAL OR SIMILAR CAPACITIES. (EACH AN "AUTHORIZED FINANCIAL ORGANIZATION").

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY BANC ONE CORPORATION OR ITS BANK OR NON-BANK AFFILIATES. THE TRUST'S SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE. AN INVESTMENT IN MUTUAL FUND SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. BANC ONE INVESTMENT ADVISORS CORPORATION RECEIVES FEES FROM THE FUND FOR INVESTMENT ADVISORY AND OTHER SERVICES.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated November 1, 1995 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, The One Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111 during business hours. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

November 1, 1995

TABLE OF CONTENTS

SUMMARY..........................................................................................          3
ABOUT THE FUND...................................................................................          4
  Expense Summary................................................................................          4
  Financial Highlights...........................................................................          5
  The Fund.......................................................................................          7
  Investment Objective...........................................................................          7
  Investment Policies............................................................................          7
HOW TO DO BUSINESS WITH THE ONE GROUP-REGISTERED TRADEMARK-......................................          9
  How to Invest in The One Group-Registered Trademark-...........................................          9
  Alternative Sales Arrangements.................................................................         11
  Exchanges......................................................................................         13
  Redemptions....................................................................................         13
FUND MANAGEMENT..................................................................................         14
  The Adviser....................................................................................         14
  The Distributor................................................................................         15
  The Administrator..............................................................................         16
  The Transfer Agent and Custodian...............................................................         16
  Counsel and Independent Accountants............................................................         16
OTHER INFORMATION................................................................................         16
  The Trust......................................................................................         16
  Other Investment Policies......................................................................         17
  Description of Permitted Investments...........................................................         18
  Description of Ratings.........................................................................         28
  Miscellaneous..................................................................................         29
  Performance....................................................................................         29
  Taxes..........................................................................................         30

SUMMARY

The One Group-Registered Trademark- (the "Trust") is an open-end management investment company that provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Government Bond Fund.

WHAT IS THE INVESTMENT OBJECTIVE? The Fund seeks a high level of current income with liquidity and safety of principal. See "Investment Objective."

WHAT ARE THE PERMITTED INVESTMENTS? The Fund will normally invest at least 65% of total assets in obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities. The Fund's investments are subject to market and interest rate fluctuations which may affect the value of the Fund's shares. The Fund may only invest in select derivatives; their characteristics and limitations on their use are more fully described in "Description of Permitted Investments." There are many types of derivative securities with varying degrees of potential risk and return. See "Investment Policies."

WHO IS THE ADVISER? Banc One Investment Advisors Corporation, an indirect subsidiary of BANC ONE CORPORATION, serves as the Adviser of the Trust. The Adviser is entitled to a fee for advisory services provided to the Trust. The Adviser may voluntarily agree to waive a part of its fees. See "The Adviser" and "Expense Summary."

WHO IS THE ADMINISTRATOR? The One Group-Registered Trademark- Services Company serves as the Administrator of the Trust. The Administrator is entitled to a fee for services provided to the Trust. Banc One Investment Advisors Corporation serves as the Sub-Administrator of the Trust, pursuant to an agreement with the Administrator for which Banc One Investment Advisors Corporation receives a fee paid by the Administrator. See "The Administrator" and "Expense Summary."

WHO IS THE TRANSFER AGENT AND CUSTODIAN? State Street Bank and Trust Company serves as Transfer Agent and Custodian for the Trust for which services it receives a fee. Bank One Trust Company, N.A. serves as Sub-Custodian for the Trust, for which services it receives a fee. See "The Transfer Agent and Custodian."

WHO IS THE DISTRIBUTOR? The One Group-Registered Trademark- Services Company acts as Distributor of the Trust's shares. The Distributor is entitled to fees for distribution services for the Class A and Class B shares. No compensation is paid to the Distributor for the distribution services for the Fiduciary Class shares of the Fund. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on any day that the New York Stock Exchange is open for trading ("Business Days"). See "How to Invest in The One Group-Registered Trademark-" and "Redemptions."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is determined and declared daily, and is distributed in the form of periodic dividends to Shareholders of the Fund on the first Business Day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless the Shareholder elects to take the payment in cash. See "Dividends."

                                       3                              PROSPECTUS

ABOUT THE FUND

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- GOVERNMENT BOND FUND

                                                                                                      FIDUCIARY
                                                                             CLASS A      CLASS B       CLASS
----------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)....................................       4.50%         none         none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase price or
  redemption proceeds, as applicable)....................................        none        5.00%         none
Redemption Fees..........................................................        none         none         none
Exchange Fees............................................................        none         none         none
ANNUAL OPERATING EXPENSES(2)
  (as a percentage of average daily net assets)
Investment Advisory Fees(4)..............................................        .45%         .45%         .45%
12b-1 Fees (after fee waivers)(3)........................................        .25%         .90%         none
Other Expenses...........................................................        .26%         .26%         .26%
----------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES(4)..............................................        .96%        1.61%         .71%
----------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution or broker/dealer may be charged separate transaction fees by the financial institution or broker/dealer. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares and 1.00% for Class B shares. There are no 12b-1 fees charged to Fiduciary Class shares. The 12b-1 fees include a Shareholder servicing fee of .25% of average daily net assets of the Fund's Class B shares and may include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class A shares. See "The Distributor."

(4) Total Operating Expenses have been revised to reflect fee waivers effective as of the date of this Prospectus. The Adviser may voluntarily agree to waive a part of its fees. Absent the voluntary 12b-1 waiver, Total Operating Expenses would be 1.06% for Class A shares and 1.71% for Class B shares.

EXAMPLE: An investor would pay the following expense on a $1,000 investment in Class A and Fiduciary Class shares of the Fund, assuming: (1) imposition of the maximum sales charge for Class A shares; (2) 5% annual return; and (3) redemption at the end of each time period.

---------------------------------------------------------------------------------
                                                         3        5
                                              1 YEAR   YEARS    YEARS    10 YEARS
---------------------------------------------------------------------------------
Class A                                        $ 54     $ 74     $ 96      $158
Fiduciary Class                                $  7     $ 23     $ 40      $ 88

Absent the voluntary reduction of 12b-1 fees, the dollar amounts in the above example would be as follows:

----------------------------------------------------------------------------------
                                                         3
                                              1 YEAR   YEARS    5 YEARS   10 YEARS
----------------------------------------------------------------------------------
Class A                                        $ 55     $ 77      $101      $169

PROSPECTUS                             4

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class B shares, assuming: (1) deduction of the applicable maximum Contingent Deferred Sales Charge; and (2) 5% annual return.

---------------------------------------------------------------------------------
                                                         3        5
                                              1 YEAR   YEARS    YEARS    10 YEARS
---------------------------------------------------------------------------------
Assuming a complete redemption at end of
  period                                       $ 66     $ 81      $108     $174
Assuming no redemption                         $ 16     $ 51      $88      $174

Absent the voluntary reduction of 12b-1 fees, the dollar amounts in the above example would be as follows:

---------------------------------------------------------------------------------
                                                         3        5
                                              1 YEAR   YEARS    YEARS    10 YEARS
---------------------------------------------------------------------------------
Assuming a complete redemption at end of
  period                                       $ 67     $ 84     $113      $185
Assuming no redemption                         $ 17     $ 54     $ 93      $185

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 Years" examples above reflect the effect of such conversion.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

The rules of the Securities and Exchange Commission (the "SEC") require that the maximum sales charge be reflected in the above table. However, investors of the Fund ("Shareholders") may, under certain circumstances, qualify for reduced sales charges. See "How to Invest in The One Group-Registered Trademark-." Long-term Shareholders of Class A shares and Class B shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

FINANCIAL HIGHLIGHTS

The Trust was organized as a Massachusetts Business Trust on May 23, 1985. The Trust currently consists of 29 separate investment portfolios (the "funds"). Currently, shares in The One Group-Registered Trademark- Government Bond Fund are offered in three separate classes: Class A shares, Class B shares and Fiduciary Class shares.

The following tables set forth financial information with respect to the Financial Highlights for Class A, Class B and Fiduciary Class shares of the Fund for the period from commencement of operations to June 30, 1995. Such information is a part of the financial statements audited by Coopers & Lybrand L.L.P., independent accountants for the Trust, whose report on the Trust's financial statements for the year ended June 30, 1995 appears in the Statement of Additional Information. Further information about the Fund's performance is contained in the Annual Report to Shareholders, which may be obtained without charge from the Distributor by calling 1-800-480-4111 during business hours.

                                       5                              PROSPECTUS

THE ONE GROUP-REGISTERED TRADEMARK- GOVERNMENT BOND FUND
FINANCIAL HIGHLIGHTS
For a share of each class outstanding throughout each period.

                                                               GOVERNMENT BOND FUND
                                ----------------------------------------------------------------------------------
                                                               YEAR ENDED JUNE 30,
                                ----------------------------------------------------------------------------------
                                                    1995                                       1994
                                ---------------------------------------------   ----------------------------------
                                FIDUCIARY   CLASS A    CLASS B    SERVICE (f)   FIDUCIARY   CLASS A    CLASS B (a)
                                ---------   --------   --------   -----------   ---------   --------   -----------
Net Asset Value, Beginning of
 Period.......................  $   9.35    $   9.35   $   9.35     $  9.32     $   10.15   $  10.17     $ 10.04
                                ---------   --------   --------   -----------   ---------   --------   -----------
Investment Activities
  Net Investment Income.......      0.62        0.61       0.55        0.44          0.51       0.48        0.18
  Net Realized and Unrealized
    Gains (Losses) from
    Investments...............      0.46        0.45       0.46        0.46         (0.77)     (0.79)      (0.69)
                                ---------   --------   --------   -----------   ---------   --------   -----------
Total from Investment
 Activities...................      1.08        1.06       1.01        0.90         (0.26)     (0.31)      (0.51)
                                ---------   --------   --------   -----------   ---------   --------   -----------
Distribution
  Net Investment Income.......     (0.61)      (0.59)     (0.55)      (0.44)        (0.50)     (0.47)      (0.16)
  In Excess of Net Investment
    Income....................     (0.01)      (0.01)                               (0.02)     (0.02)      (0.02)
  In Excess of Net Realized
    Gains.....................                                                      (0.02)     (0.02)
                                ---------   --------   --------   -----------   ---------   --------   -----------
Total Distributions...........     (0.62)      (0.60)     (0.55)      (0.44)        (0.54)     (0.51)      (0.18)
                                ---------   --------   --------   -----------   ---------   --------   -----------
Net Asset Value, End of
 Period.......................  $   9.81    $   9.81   $   9.81     $  9.78     $    9.35   $   9.35     $  9.35
                                ---------   --------   --------   -----------   ---------   --------   -----------
                                ---------   --------   --------   -----------   ---------   --------   -----------
Total Return (Excludes Sales
 Charge)......................     12.04%      11.84%     11.20%           (f)      (2.73)%    (3.16)%     (4.99)%(e)
Ratios/Supplementary Data:
  Net Assets at end of period
    (000).....................  $379,826    $  8,130   $  2,513                 $ 209,692   $  1,690     $   656
  Ratio of expenses to average
    net assets................      0.71%       0.97%      1.62%       1.64%(d)      0.68%      0.92%       1.52%(d)
  Ratio of net investment
    income to average net
    assets....................      6.65%       6.46%      5.76%       6.65%(d)      5.13%      4.84%       4.60%(d)
Ratio of expenses to average
 net assets*..................      0.73%       1.09%      1.74%       1.66%(d)      0.71%      1.05%       1.63%(d)
Ratio of net investment income
 to average net assets*.......      6.63%       6.34%      5.64%       6.62%(d)      5.10%      4.71%       4.49%(d)
Portfolio turnover............    106.14%     106.14%    106.14%     106.14%       377.78%    377.78%     377.78%


                                           1993
                                ---------------------------
                                FIDUCIARY (b)   CLASS A (c)
                                -------------   -----------
Net Asset Value, Beginning of
 Period.......................     $ 10.00        $ 10.22
                                -------------   -----------
Investment Activities
  Net Investment Income.......        0.20           0.17
  Net Realized and Unrealized
    Gains (Losses) from
    Investments...............        0.15          (0.05)
                                -------------   -----------
Total from Investment
 Activities...................        0.35           0.12
                                -------------   -----------
Distribution
  Net Investment Income.......       (0.20)         (0.17)
  In Excess of Net Investment
    Income....................
  In Excess of Net Realized
    Gains.....................
                                -------------   -----------
Total Distributions...........       (0.20)         (0.17)
                                -------------   -----------
Net Asset Value, End of
 Period.......................     $ 10.15        $ 10.17
                                -------------   -----------
                                -------------   -----------
Total Return (Excludes Sales
 Charge)......................        9.03%(d)       5.35%(d)
Ratios/Supplementary Data:
  Net Assets at end of period
    (000).....................     $52,152        $   840
  Ratio of expenses to average
    net assets................        0.69%(d)       0.95%(d)
  Ratio of net investment
    income to average net
    assets....................        5.43%(d)       5.56%(d)
Ratio of expenses to average
 net assets*..................        1.05%(d)       1.44%(d)
Ratio of net investment income
 to average net assets*.......        5.07%(d)       5.07%(d)
Portfolio turnover............      139.24%        139.24%

-----------------
* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class B Shares commenced offering on January 14, 1994.
(b) The Fund commenced operations on February 8, 1993.
(c) Class A Shares commenced offering on March 5, 1993.
(d) Annualized.
(e) Not Annualized.
(f) The Service Shares commenced offering on July 15, 1994 when they were designated as "Retirement" shares. On April 4, 1995, the name of the Retirement shares was changed to "Service" shares. As of June 1, 1995, Service Shares transferred to Class A shares, and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 15, 1994 to June 1, 1995 for the Service Shares was 9.59%.

PROSPECTUS                             6

THE FUND

The One Group-Registered Trademark- Government Bond Fund (the "Fund") is part of The One Group-Registered Trademark- (the "Trust"), which is an open-end
management  investment  company  that   offers  units  of  beneficial   interest
("shares") in 29 separate funds and different classes of certain of the funds. This Prospectus relates to Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Government Bond Fund, which provide for variations in distribution costs, voting rights, dividends and per share net asset value pursuant to a multiple class plan (the "Multiple Class Plan") adopted by the Board of Trustees of the Trust. Except for these differences among classes, each share of the Fund represents an undivided, proportionate interest in the Fund. The Fund is a diversified mutual fund. Information regarding the Trust's other funds and their classes is contained in separate prospectuses which may be obtained from the Trust's Distributor, The One Group-Registered Trademark-Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111.

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income with liquidity and safety of principal.

The investment objective of the Fund is fundamental and may not be changed without a vote of the holders of a majority of the Fund's outstanding shares (as defined in the Statement of Additional Information).

There is no assurance that the Fund will meet its investment objective.

INVESTMENT POLICIES

The investment policies of the Fund may be changed without an affirmative vote of the holders of a majority of the Fund's outstanding shares unless a policy is expressly deemed to be fundamental or is expressly deemed to be changeable only by such a majority vote.

PERMISSIBLE INVESTMENTS

The Fund intends to seek to achieve its investment objective principally through investment in securities issued by the U.S. government and its agencies and instrumentalities. Accordingly, at least 65% of the total assets of the Fund will be invested in obligations guaranteed as to principal and interest by the U.S. government or its agencies and instrumentalities, some of which may be subject to repurchase agreements, and other securities representing an interest in or collateralized by mortgages that are issued or guaranteed by the U.S. government, its agencies or instrumentalities. The primary issuers or guarantors of such securities currently include the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae"), and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), although the Fund may invest in securities issued or guaranteed by other agencies or instrumentalities in the future. The Fund's ability to achieve higher income is not as great as that of funds that may invest in lower-quality instruments.

The average weighted remaining maturity of the Fund is expected to be between three and fifteen years. However, the Fund's average weighted remaining maturity may be outside this range if warranted by market conditions.

The balance of the Fund's assets may be invested in debt securities and municipal securities. Debt securities generally will be rated in one of the three highest rating categories by at least one nationally recognized statistical rating organization ("NRSRO") at the time of investment (for example, A or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Service ("Moody's")) or, if unrated, determined by the Adviser to be of comparable quality. However, the Adviser reserves the right to invest in debt securities which present attractive opportunities and are rated in the fourth highest rating category by at least one NRSRO at the time of investment (for example, BBB by S&P or Baa by Moody's). Preferred stock must be rated in one of the four highest rating categories by at least one NRSRO at the time of investment (for example, BBB or better by S&P or Baa or better by Moody's) or, if unrated, determined by the Adviser to be of comparable quality. Securities that are rated in the fourth highest rating category by an NRSRO are deemed by these ratings services to have some speculative characteristics.

The Fund may also purchase taxable or tax-exempt municipal securities ("Municipal Securities"). Municipal Securities, if bonds, must be rated in one of the four highest rating categories by at least one NRSRO at the time of investment (for example, BBB or better by S&P or Baa or better by Moody's) or, if unrated, determined by the Adviser to be of comparable quality. Other Municipal Securities, such as tax-exempt commercial paper, notes or variable rate demand obligations must be rated in one of the three highest rating categories by at least one NRSRO at the time of investment (such as A-2 by S&P or P-2 by Moody's, with respect to tax-exempt commercial paper; SP-2 by S&P or MIG-2 by Moody's, with respect to notes; and A-2 by S&P or VMIG-2 by Moody's, with respect to variable rate demand obligations) or, if unrated, determined by the Adviser to be of comparable quality.

The Fund will normally invest in U.S. Treasury obligations, obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements collateralized by such obligations.

In addition to the permissible investments described above, the Fund may also invest in mortgage-backed securities, securities purchased on a when-issued basis and forward commitments, variable and floating rate notes, restricted securities, time deposits, certificates of deposit, receipts, which may include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS") and Certificates of Accrual on Treasury Securities ("CATS"), U.S. Treasury obligations, which may include Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES"), securities of other investment companies, bankers' acceptances, commercial paper, repurchase agreements, reverse repurchase agreements, and mortgage dollar rolls. The Fund may also invest in: options, futures contracts, options on

                                       7                              PROSPECTUS
futures contracts, municipal securities, securities subject to demand features, multiple class pass-through securities and collateralized mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs"), adjustable rate mortgage loans ("ARMS"), stripped mortgage-backed securities, fixed rate mortgage loans, inverse floating rate instruments, asset-backed securities, corporate securities, swap transactions, structured instruments, municipal leases, and the Fund may also engage in securities lending transactions.

In addition the Fund may invest in new options, futures contracts and other financial products that may be developed, to the extent that these products are consistent with the Fund's investment objective and policies.

This list of permissible investments includes select securities that may be commonly considered to be derivatives, including: mortgage dollar rolls, options, futures contracts, options on futures contracts, multiple class pass-through securities and collateralized mortgage obligations (CMOs and REMICs), stripped mortgage-backed securities (IOs and POs), inverse floating rate instruments, asset-backed securities, swap, cap and floor transactions, new financial products and structured instruments. These securities and limitations on their use are more fully described in the "Description of Permitted Investments."

For a description of the Fund's permitted investments and ratings, see "Description of Permitted Investments" and "Description of Ratings" and the Statement of Additional Information. For a description of permitted investments for temporary defensive purposes, see "Temporary Defensive Position." In the event a security owned by the Fund is downgraded below these rating categories, the Adviser will review and take appropriate action with regard to the security.

RISK FACTORS

The Fund's investments in mortgage pass-through securities and other securities representing an interest in or collateralized by adjustable rate and fixed rate mortgage loans ("Mortgage-Backed Securities") entail certain risks. These risks include the failure of an issuer or guarantor to meet its obligations, adverse interest rate changes, adverse economic, real estate or unemployment trends, failures in connection with processing of transactions and the effects of prepayments on mortgage cash flows. The Fund's policy of investing primarily in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, however, is designed to minimize credit and performance related risks otherwise associated with Mortgage-Backed Securities.

The investment characteristics of Mortgage-Backed Securities differ from traditional debt securities. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. The major differences typically include more frequent interest and principal payments, usually monthly, the adjustability of interest rates, and the possibility that prepayments of principal may be made at any time. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social, and other factors. During periods of declining interest rates, prepayment rates can be expected to accelerate. Under certain interest rate and prepayment rate scenarios, the Fund may fail to recoup fully its investment in Mortgage-Backed Securities notwithstanding a direct or indirect governmental or agency guarantee. In general, changes in the rate of prepayments on a Mortgage-Backed Security will change that security's market value and its yield to maturity. When interest rates fall, high prepayments could force the Fund to reinvest principal at a time when investment opportunities are not attractive. Thus, Mortgage-Backed Securities may not be an effective means for the Fund to lock in long-term interest rates. Conversely, during periods when interest rates rise, slow prepayments could cause the average life of the security to lengthen and the value to decline more than anticipated.

The market value of the Fund's fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Except under condition of default, changes in the value of portfolio securities will not affect cash income derived from these securities but will affect the Fund's net asset value.

Certain investment management techniques that the Fund may use may expose the Fund to special risks. These include, but are not limited to, engaging in hedging transactions (including mortgage and interest rate swaps and interest rate floors and caps), purchasing and selling futures and options, making forward commitments, purchasing structured instruments, lending portfolio securities and entering into mortgage dollar rolls. These practices could expose the Fund to potentially greater risk of loss than more traditional fixed income investments.

Municipal securities rated in the fourth highest rating category by an NRSRO are generally considered to be investment grade, although S&P indicates that such municipal securities have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuers of such securities to make principal and interest payments than is the case with higher grade securities.

For additional information on each of the Fund's permitted investments and associated risks, see "Description of Permitted Investments."

PROSPECTUS                             8

HOW TO DO BUSINESS WITH
THE ONE GROUP-REGISTERED TRADEMARK-

HOW TO INVEST IN THE ONE GROUP-REGISTERED TRADEMARK-

Shares of the Fund are sold on a continuous basis and may be purchased directly from the Trust's Distributor, The One Group-Registered Trademark- Services Company, by mail, by telephone, or by wire. Shares may also be purchased through a financial institution, such as a bank, savings and loan association or insurance company (each a "Shareholder Servicing Agent"), that has established a Shareholder servicing agreement with the Distributor, or through a broker-dealer that has established a dealer agreement with the Distributor.

Purchases and redemptions of shares of the Fund may be made on any day that the New York Stock Exchange is open for trading ("Business Days"). The minimum initial and subsequent investments in the Fund are $1,000 and $100, respectively ($100 and $25, respectively, for employees of BANC ONE CORPORATION and its affiliates). Initial and subsequent investment minimums may be waived at the Distributor's discretion. Investors may purchase up to a maximum of $250,000 of Class B shares per individual purchase order.

Class A and Class B shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities (each an "Authorized Financial Organization"). For additional details regarding eligibility, call the Distributor at 1-800-480-4111.

BY MAIL

Investors may purchase Class A and Class B shares of the Fund by completing and signing an Account Application Form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The One Group-Registered Trademark-," to State Street Bank and Trust Company (the Trust's Transfer Agent and Custodian), P.O. Box 8500, Boston, MA 02266-8500. Subsequent purchases of shares may be made at any time by mailing a check to the Transfer Agent. Account Application Forms are available through the Distributor by calling 1-800-480-4111.

Purchases of Fiduciary Class shares and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, are made by an institutional investor and/or other intermediary on behalf of an investor (each also a "Shareholder Servicing Agent"). The Shareholder Servicing Agent may require an investor to complete forms in addition to the Account Application Form and to follow procedures established by the Shareholder Servicing Agent. Such Shareholders should contact their Shareholder Servicing Agents regarding purchases, exchanges and redemptions of shares. See "Additional Information Regarding Purchases."

BY TELEPHONE OR BY WIRE

Once an Account Application Form has been received, Shareholders are eligible to make purchases by telephone or wire (if that option has been selected by a Shareholder) by calling the Transfer Agent at 1-800-480-4111 or the Shareholder Servicing Agents, if applicable.

Shareholders may revoke their automatic eligibility to make purchases and/or redemptions by telephone or by wire, by sending a letter so stating to the Transfer Agent, State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500.

SYSTEMATIC INVESTMENT PLAN

Class A and Class B investors may make automatic monthly investments in the Fund from their bank, savings and loan or other depository institution accounts. The minimum initial and subsequent investments must be $25 under the Systematic Investment Plan, which minimum may be waived at the discretion of the Distributor. The Trust pays the costs associated with these transfers, but reserves the right, upon thirty days' written notice, to impose reasonable charges for this service. A depository institution may impose a charge for debiting an investor's account which would reduce the investor's return from an investment in the Fund.

FUND-DIRECT IRA

The Trust offers a tax-advantaged retirement plan for which the shares of the Fund may be an appropriate investment. The Trust's retirement plan allows participants to defer taxes while helping them build their retirement savings.

The One Group-Registered Trademark-'s Fund-Direct IRA is a retirement plan with a wide choice of investments offering people with earned income the opportunity to compound earnings on a tax-deferred basis. An IRA Adoption Agreement may be obtained by calling the Distributor at 1-800-480-4111.

ADDITIONAL INFORMATION REGARDING PURCHASES

A purchase order will be effective as of the day received by the Distributor if the Distributor receives the order before 4:00 p.m., eastern time. However, an order may be cancelled if the Transfer Agent does not receive Federal funds before close of business on the next Business Day for Fiduciary Class shares, and before the close of business on the third Business Day for Class A and Class B shares, and the investor could be liable for any fees or expenses incurred by the Trust. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. The purchase price of shares of the Fund is the net asset value next determined after a purchase order is effected plus any applicable sales charge (the "offering price"). The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets allocable to a class, less any liabilities allocable to that class, by the total number of outstanding shares of such class. Net asset value per share is determined daily as of 4:00 p.m., eastern time, on each Business Day. For a further discussion of the calculation of net asset value, see the Statement of Additional Information.

                                       9                              PROSPECTUS

Shares may also be issued in transactions involving the acquisition by the Fund of securities held by collective investment funds sponsored and administered by affiliates of the Adviser. Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. Although the methodology and procedures are identical, the net asset value per share of classes within the Fund may differ because the distribution expenses charged to Class A shares and Class B shares are not charged to Fiduciary Class shares.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order. Except as provided below, neither the Trust's Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon telephone or wire instructions, and the investor will bear all risk of loss. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If such procedures are not employed, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.

Fiduciary Class shares offered to institutional investors and to investors in certain retirement plans, and Class A shares that are offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, will normally be held in the name of the Shareholder Servicing Agent effecting the purchase on the Shareholder's behalf, and it is the Shareholder Servicing Agent's responsibility to transmit purchase orders to the Distributor. A Shareholder Servicing Agent may impose an earlier cut-off time for receipt of purchase orders directed through it to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. The Shareholder should contact his or her Shareholder Servicing Agent for information as to the Shareholder Servicing Agent's procedures for transmitting purchase, exchange or redemption orders to the Trust. A Shareholder who desires to transfer the registration of shares beneficially owned by him or her, but held of record by a Shareholder Servicing Agent, should contact the Shareholder Servicing Agent to accomplish such change. Other Shareholders who desire to transfer the registration of their shares should contact the Transfer Agent.

No  certificates  representing   shares  of   the  Fund  will   be  issued.   In
communications to Shareholders, the Fund will not duplicate mailings of Fund material to Shareholders who reside at the same address.

SALES CHARGE

The following table shows the initial sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge reallowed to financial institutions and intermediaries (the "commission"):

                                                   SALES CHARGE AS
                             SALES CHARGE AS A       APPROPRIATE       COMMISSION AS A
                               PERCENTAGE OF      PERCENTAGE OF NET     PERCENTAGE OF
AMOUNT OF PURCHASE             OFFERING PRICE      AMOUNT INVESTED      OFFERING PRICE
---------------------------  ------------------  -------------------  ------------------
less than $50,000..........           4.50%                4.71%               4.05%
$50,000 but less than
 $100,000..................           3.50%                3.63%               3.15%
$100,000 but less than
 $250,000..................           2.50%                2.56%               2.25%
$250,000 but less than
 $500,000..................           1.50%                1.52%               1.35%
$500,000 but less than
 $1,000,000................           1.00%                1.01%               0.90%
$1,000,000 or more.........           0.00%                0.00%               0.00%

The commissions shown in the table apply to sales through financial institutions and intermediaries. Under certain circumstances, the Distributor will use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commissions shown above. The maximum cash compensation payable by the Distributor as a sales charge is 4.50% of the offering price (including the commission shown above and additional cash compensation described below). In addition, the Distributor will, from time to time and at its own expense, provide promotional incentives to financial institutions and intermediaries, whose registered representatives have sold or are expected to sell significant amounts of the shares of the Fund, in the form of payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or outside the United States, and additional compensation in an amount up to .25% of the offering price of Class A shares of the Fund for sales of $1 million or more. However, the Distributor will be reimbursed by the person receiving such additional compensation for sales of the Fund of $1 million or more, if a Shareholder redeems any or all of the shares for which such additional compensation was paid by the Distributor prior to the first year anniversary of purchase. Under certain circumstances, commissions up to the amount of the entire sales charge will be reallowed to financial institutions and intermediaries, which might then be deemed to be "underwriters" under the Securities Act of 1933.

RIGHT OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current value at the offering price of previously purchased Class A and Class B shares of the Fund and other eligible funds of the Trust, but not shares of money market funds, that are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created

PROSPECTUS                             10
under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), and including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT

By initially investing at least $2,000 of Class A shares in one or more funds that impose a comparable sales charge over the next 13 months, the sales charge may be reduced by completing the Letter of Intent section of the Account Application Form. The Letter of Intent includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period. In addition, pursuant to a Letter of Intent, the Custodian will hold in escrow the difference between the sales charge applicable to the amount initially purchased and the sales charge paid at the time of investment, which is based on the amount covered by the Letter of Intent.

For example, assume an investor signs a Letter of Intent to purchase $250,000 in Class A shares of one (or more) of the funds of the Trust that impose a comparable sales charge and, at the time of signing the Letter of Intent, purchases $100,000 of Class A shares of one of these funds. The investor would pay an initial sales charge of 1.50% (the sales charge applicable to purchases of $250,000) and 1.00% of the investment (representing the difference between the 2.50% sales charge applicable to purchases of $100,000 and the 1.50% sales charge already paid) would be held in escrow until the investor has purchased the remaining $150,000 or more in Class A shares under the investor's Letter of Intent.

The amount held in escrow will be applied to the investor's account at the end of the 13-month period unless the amount specified in the Letter of Intent is not purchased. In order to qualify for a Letter of Intent, the investor will be required to make a minimum purchase of at least $2,000.

The Letter of Intent will not obligate the investor to purchase Class A shares, but if he or she does, each purchase during the period will be at the sales charge applicable to the total amount intended to be purchased. The Letter of Intent may be dated as of a prior date to include any purchases made within the past 90 days.

OTHER CIRCUMSTANCES

No sales charge is imposed on Class A shares of the Fund: (i) issued through reinvestment of dividends and capital gains distributions; (ii) acquired through the exercise of exchange privileges where a comparable sales charge has been paid for exchanged shares; (iii) purchased by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of the Trust, of BANC ONE CORPORATION and its subsidiaries and affiliates, of the Distributor and its subsidiaries and affiliates, or of an investment sub-adviser of a fund of the Trust and such sub-adviser's subsidiaries and affiliates, or purchased by investment advisers, financial planners or other intermediaries who have a dealer arrangement with the Distributor, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such investment advisers, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment adviser, financial planner or other intermediary; (iv) sold to affiliates of BANC ONE CORPORATION and certain accounts (other than Individual Retirement Accounts) for which Authorized Financial Organizations act in fiduciary, advisory, agency, custodial or similar capacities; (v) purchased with proceeds from the recent redemption of Fiduciary Class shares of a fund of the Trust or acquired in an exchange of Fiduciary Class shares of a fund for Class A shares of the same fund; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund (other than a fund of the Trust) for which a sales charge was paid; (vii) purchased in an Individual Retirement Account with the proceeds of a distribution from an employee benefit plan, provided that, at the time of distribution, the employee benefit plan had plan assets invested in a fund of the Trust; (viii) purchased with Trust assets; (ix) purchased in accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with the Distributor; or (x) directly purchased with the proceeds of a dividend distribution on a bond for which a Banc One Corporation affiliate bank or trust company is the Trustee or Paying Agent.

An investor relying upon any of the categories of waivers of the sales charge must qualify for such waiver in advance of the purchase with the Distributor or the financial institution or intermediary through which shares are purchased by the investor.

The waiver of the sales charge under circumstances (v), (vi) and (vii) above applies only if the purchase is made within 60 days of the redemption or distribution and if conditions imposed by the Distributor are met. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption or distribution as described in clauses (v), (vi) and (vii) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-480-4111 to determine whether they are eligible to purchase shares without paying a sales charge through the use of proceeds from a recent redemption or distribution as described above, and to confirm continued availability of these waiver policies prior to initiating the procedures described in clauses (v), (vi) and (vii).

ALTERNATIVE SALES ARRANGEMENTS

CLASS B SHARES

Class B shares are not subject to a sales charge when they are purchased, but are subject to a sales charge (the "Contingent Deferred Sales Charge") if a Shareholder redeems them prior to

                                       11                             PROSPECTUS
the sixth anniversary of purchase. When a Shareholder purchases Class B shares, the full purchase amount is invested directly in the Fund. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee at an annual rate of 1.00% of the Fund's average daily net assets as provided in the Class B Plan (described below under "The Distributor"). The Distributor has voluntarily agreed to reduce the amount of this fee to .90% of the Fund's average daily net assets attributable to the Class B shares, for the indefinite future. This ongoing fee will cause Class B shares to have a higher expense ratio and to pay lower dividends than Class A shares. Class B shares convert automatically to Class A shares after eight years, commencing from the end of the calendar month in which the purchase order was accepted under the circumstances and subject to the qualifications described in this Prospectus.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of the Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. A dealer reallowance of 4.00% of the original purchase price of the Class B shares will be paid to financial institutions and intermediaries.

CONTINGENT DEFERRED SALES CHARGE

If the Shareholder redeems Class B shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge at the rates set forth below. The Contingent Deferred Sales Charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

The amount of the Contingent Deferred Sales Charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

                                                      CONTINGENT DEFERRED
                                                       SALES CHARGE AS A
YEAR(S)                                                  PERCENTAGE OF
SINCE                                                    DOLLAR AMOUNT
PURCHASE                                               SUBJECT TO CHARGE
--------------------------------------------------  -----------------------
0-1...............................................             5.00%
1-2...............................................             4.00%
2-3...............................................             3.00%
3-4...............................................             3.00%
4-5...............................................             2.00%
5-6...............................................             1.00%
6-7...............................................           None
7-8...............................................           None

In determining whether a particular redemption is subject to a Contingent Deferred Sales Charge, it is assumed that the redemption is first of any Class A shares in the Shareholder's Fund account (unless the Shareholder elects to have Class B shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the Shareholder for the longest period of time. This method should result in the lowest possible sales charge.

To provide an example, assume you purchased 100 shares at $10 per share (a total cost of $1,000) and prior to the second anniversary after purchase, the net asset value per share is $12 and during such time you have acquired 10 additional shares through dividends paid in shares. If you then make your first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because you received them as dividends. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds is subject to a Contingent Deferred Sales Charge at a rate of 4.00% (the applicable rate prior to the second anniversary after purchase).

The Contingent Deferred Sales Charge is waived on redemption of shares: (i) for distributions that are made under a Systematic Withdrawal Plan of the Trust and that are limited to no more than 10% of the account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date; (ii) following the death or disability (as defined in the Code) of a Shareholder or a participant or beneficiary of a qualifying retirement plan if redemption is made within one year of such death or disability; or (iii) to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan to a Shareholder who has attained the age of 70 1/2. A Shareholder or his or her representative should contact the Transfer Agent to determine whether a retirement plan qualifies for a waiver and must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver. In addition, the following circumstances are not deemed to result in a "redemption" of Class B shares for purposes of the assessment of a Contingent Deferred Sales Charge, which is therefore waived: (i) plans of reorganization of the Fund, such as mergers, asset acquisitions and exchange offers to which the Fund is a party; or (ii) exchanges for Class B shares of other funds of the Trust as described under "Exchanges."

CONVERSION FEATURE

Class B shares include all shares purchased pursuant to the Contingent Deferred Sales Charge which have been outstanding for less than the period ending eight years after the end of the month in which the shares were purchased. At the end of this period, Class B shares will automatically convert to Class A shares and will be subject to the lower distribution and Shareholder service fees charged to Class A shares. Such conversion

PROSPECTUS                             12
will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge. The conversion is not a taxable event to a Shareholder.

For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a Shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a Shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

If a Shareholder effects one or more exchanges among Class B shares of the funds of the Trust during the eight-year period, the Trust will aggregate the holding periods for the shares of each fund of the Trust for purposes of calculating that eight-year period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a Shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

EXCHANGES

CLASS A AND FIDUCIARY CLASS

Fiduciary Class Shareholders of the Fund may exchange their shares for Class A shares of the Fund or for Class A shares or Fiduciary Class shares of another fund of the Trust.

Class A Shareholders may exchange their shares for Fiduciary Class shares of the Fund or for Fiduciary Class shares or Class A shares of another fund of the Trust, if the Shareholder is eligible to purchase such shares.

The exchange privilege may be exercised only in those states where the shares of the Fund or such other fund of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. If a Shareholder seeks to exchange Class A shares of a fund that does not impose a sales charge for Class A shares of a fund that does or the fund being exchanged into has a higher sales charge, the Shareholder will be required to pay a sales charge in the amount equal to the difference between the sales charge applicable to the fund into which the shares are being exchanged and any sales charges previously paid for the exchanged shares, including any sales charges incurred on any earlier exchanges of the shares (unless such sales charge is otherwise waived, as provided in "Other Circumstances"). The exchange of Fiduciary Class shares for Class A shares also will require payment of the sales charge unless the sales charge is waived, as provided in "Other Circumstances."

CLASS B

Class B Shareholders of the Fund may exchange their shares for Class B shares of any other fund of the Trust on the basis of the net asset value of the exchanged Class B shares, without the payment of any Contingent Deferred Sales Charge that might otherwise be due upon redemption of the outstanding Class B shares. The newly acquired Class B shares will be subject to the higher Contingent Deferred Sales Charge of either the fund from which the shares were exchanged or the fund into which the shares were exchanged. With respect to outstanding Class B shares as to which previous exchanges have taken place, "higher Contingent Deferred Sales Charge" shall mean the higher of the Contingent Deferred Sales Charge applicable to either the fund the shares are exchanging into or any other fund from which the shares previously have been exchanged. For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B shares, the holding period for outstanding Class B shares of the fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B shares. For purposes of calculating the holding period applicable to the newly acquired Class B shares, the newly acquired Class B shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B shares of the fund from which the initial exchange was made.

ADDITIONAL INFORMATION REGARDING EXCHANGES

In the case of shares held of record by a Shareholder Servicing Agent but beneficially owned by a Shareholder, to exchange such shares the Shareholder should contact the Shareholder Servicing Agent, who will contact the Transfer Agent and effect the exchange on behalf of the Shareholder. If an exchange request in good order is received by the Transfer Agent by 4:00 p.m., eastern time, on any Business Day, the exchange usually will occur on that day. Any Shareholder who wishes to make an exchange must receive a current prospectus of the fund of the Trust in which he or she wishes to invest before the exchange will be effected.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' written notice. An exchange between classes of shares of the same fund is not considered a taxable event; however, an exchange between funds of the Trust is considered a sale of shares and usually results in a capital gain or loss for Federal income tax purposes. Shareholders should consult their tax advisers for a more complete explanation of the Federal income tax consequences of an exchange of shares of the Fund.

A more detailed description of the above is set forth in the Statement of Additional Information.

REDEMPTIONS

Shareholders may redeem their shares without charge (except Class B shares, as provided above) on any Business Day; shares may ordinarily be redeemed by mail, by telephone or by wire. All redemption orders are effected at the net asset value per share next determined for Class A and Fiduciary Class shares and at net asset value per share next determined reduced by any applicable Contingent Deferred Sales Charge for Class B shares, after receipt of a valid request for redemption. Payment to

                                       13                             PROSPECTUS

Shareholders for shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid request for redemption. All written redemption requests should be sent to The One Group-Registered Trademark-, c/o State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or the Shareholder Servicing Agent, if applicable. The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank, a member firm of a domestic stock exchange, or by a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program.

The signature guarantee requirement will be waived if all of the following conditions apply: (i) the redemption is for $5,000 worth of shares or less; (ii) the redemption check is payable to the Shareholder(s) of record; and (iii) the redemption check is mailed to the Shareholder(s) at the address of record. The Shareholder may also have the proceeds mailed to a commercial bank account previously designated on the Account Application Form or by written instruction to the Transfer Agent or the Shareholder Servicing Agent, if applicable. There is no charge for having redemption requests mailed to a designated bank account.

BY TELEPHONE OR BY WIRE

Shareholders may have the payment of redemption requests wired or mailed to a domestic commercial bank account previously designated on the Account Application Form. Wire redemption requests may be made by the Shareholder by telephone to the Transfer Agent at 1-800-480-4111, provided that the Shareholder has elected the telephone redemption privilege in writing to the Distributor, or to the Shareholder Servicing Agent, if applicable. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge, which, as of the date of this Prospectus, is $7.00.

Neither the Trust nor the Transfer Agent will be responsible for the authenticity of the redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that telephone instructions are genuine, and may be liable for losses resulting from unauthorized or fraudulent telephone transactions if it does not employ those procedures. Such procedures may include requesting personal identification information or recording telephone conversations.

SYSTEMATIC WITHDRAWAL PLAN

Shareholders whose accounts have a value of at least $10,000 may elect to receive, or may designate another person to receive, monthly, quarterly or annual payments in a specified amount of not less than $100 each. There is no charge for this service. Under the Systematic Withdrawal Plan, all dividends and distributions must be reinvested in shares of the Fund. Purchases of additional Class A shares while the Systematic Withdrawal Plan is in effect are generally undesirable because a sales charge is incurred whenever purchases are made.

Pursuant to the Systematic Withdrawal Plan, Class B Shareholders may elect to receive, or may designate another person to receive, distributions provided the distributions are limited to no more than 10% of their account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date. In addition, Shareholders who have attained the age of 70 1/2 may elect to receive distributions, to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan.

If the amount of the systematic withdrawal exceeds the income accrued since the previous withdrawal under the Systematic Withdrawal Plan, the principal balance invested will be reduced and shares will be redeemed.

OTHER INFORMATION REGARDING REDEMPTIONS

At various times, the Fund may be requested to redeem shares for which it has not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for 15 or more days until payment has been collected for the purchase of such shares. The Fund intends to pay cash for all shares redeemed.

Due to the relatively high costs of handling small investments, the Fund reserves the right to redeem, at net asset value, the shares of any Shareholder if, because of redemptions of shares by or on behalf of the Shareholder, the account of such Shareholder in the Fund has a value of less than $1,000, the minimum initial purchase amount. Accordingly, an investor purchasing shares of the Fund in only the minimum investment amount may be subject to such involuntary redemption if he or she thereafter redeems any of these shares. Before the Fund exercises its right to redeem such shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least $1,000.

See the Statement of Additional Information for examples of when the Trust may suspend the right of redemption or redeem shares involuntarily if it appears appropriate to do so in light of the Trust's responsibilities under the Investment Company Act of 1940.

FUND MANAGEMENT

THE ADVISER

The Trust and Banc One Investment Advisors Corporation (the "Adviser") have entered into an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser makes the investment decisions for the assets of

PROSPECTUS                             14
the Fund and continuously reviews, supervises and administers the Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not deposits or obligations of, or endorsed or guaranteed by BANC ONE CORPORATION or its bank or non-bank affiliates. The Trust's shares are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency or government sponsored agency of the Federal government or any state.

The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION currently has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance and insurance.

On a consolidated basis, BANC ONE CORPORATION had assets of over $86 billion as of June 30, 1995.

The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group-Registered Trademark- since 1985 (then known as "The Helmsman Fund").

Gary J. Madich, CFA, is the Senior Managing Director of Fixed Income Securities. Mr. Madich joined the Adviser in February, 1995. Prior to joining the Adviser, Mr. Madich was a Senior Vice President and Portfolio Manager with Federated Investors. Mr. Madich has seventeen years of investment management experience.

Thomas E. Donne, CFA, has been Manager of the Fund since January 1995. For the past seven years, Mr. Donne has held various investment management positions with the Adviser or its affiliates.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .45% of the average daily net assets of the Fund. The Adviser may voluntarily agree to waive a part of its fees. (See "About the Fund -- Expense Summary.") These fee waivers are voluntary and may be terminated at any time. Shareholders will be notified in advance if and when these waivers are terminated. During the fiscal year ended June 30, 1995, the Fund paid investment advisory fees to the Adviser of .44% of the Fund's average daily net assets.

THE DISTRIBUTOR

The One Group-Registered Trademark- Services Company (the "Distributor"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to a distribution agreement (the "Distribution Agreement") under which shares of the Fund are sold on a continuous basis.

Class A shares are subject to a distribution and Shareholder services plan (the "Plan"). As provided in the Plan, the Trust will pay the Distributor a fee of
 .35% of the average daily net assets of Class A shares of the Fund. Currently, the Distributor has voluntarily agreed to limit payments under the Plan to .25% of the average daily net assets of Class A shares of the Fund. Up to .25% of the fees payable under the Plan may be used as compensation for Shareholder services by the Distributor and/ or financial institutions and intermediaries. All such fees that may be paid under the Plan will be paid pursuant to Rule 12b-1 of the Investment Company Act of 1940. The Distributor may apply these fees toward: (i) compensation for its services in connection with distribution assistance or provision of Shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings
and   loan   associations,    insurance   companies,   investment    counselors,
broker-dealers,   and   the  Distributor's   affiliates  and   subsidiaries,  as
compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of Shareholder services.

Class B shares are subject to a Contingent Deferred Sales Charge if such shares are redeemed prior to the sixth anniversary of purchase. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee as provided in the Class B distribution and Shareholder services plan (the "Class B Plan") at an annual rate of 1.00% of the Fund's average daily net assets, which includes Shareholder servicing fees of .25% of the Fund's average daily net assets. Currently, the Distributor has voluntarily agreed to limit payments under the Class B Plan to .90% of the average daily net assets of the Class B shares of the Fund.

Proceeds from the Contingent Deferred Sales Charge and the distribution and the Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. The combination of the Contingent Deferred Sales Charge and the distribution and Shareholder service fees facilitate the ability of the Fund to sell the Class B shares without a sales charge being deducted at the time of purchase.

The Plan and the Class B Plan are characterized as compensation plans since the distribution fees will be paid to the Distributor without regard to the distribution or Shareholder service expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. The Fund also may execute brokerage or other agency transactions through an affiliate of the Adviser, or through the Distributor for which the affiliate or the Distributor receives compensation. Pursuant to guidelines adopted by the Board of Trustees of the Trust, any

                                       15                             PROSPECTUS
such compensation will be reasonable and fair compared to compensation received by other brokers in connection with comparable transactions.

During the fiscal year ended June 30, 1995, 440 Financial Distributors, Inc., the previous distributor to the Trust, received fees aggregating .25% of the average daily net assets of the Class A shares of the Fund. In addition, 440 Financial Distributors, Inc. received annualized fees of .90% of the average daily net assets of the Class B shares of the Fund.

Fiduciary Class shares of the Fund are offered without distribution fees to institutional investors, including Authorized Financial Organizations. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares. In addition, a financial institution that is the record owner of shares for the account of its customers may impose separate fees for account services to its customers.

THE ADMINISTRATOR

The One Group-Registered Trademark- Services Company (the "Administrator"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to an administration agreement relating to the Fund (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator is responsible for providing the Trust with administrative services (other than investment advisory services), including regulatory reporting and all necessary office space, equipment, personnel and facilities.

The Adviser also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties, for which the Adviser receives a fee paid by the Administrator.

The Administrator is entitled to a fee for administrative services, which is calculated daily and paid monthly, at an annual rate of .20% of each fund's average daily net assets on the first $1.5 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), .18% of each fund's average daily net assets to $2 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), and
 .16% of each fund's average daily net assets when Trust assets exceed $2 billion (excluding the Treasury Only Money Market Fund and the Government Money Market
Fund). During the fiscal year ended June 30, 1995, 440 Financial, the previous administrator to the Trust, received annualized fees of .16% of the Fund's average daily net assets.

THE TRANSFER AGENT AND CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 acts as Transfer Agent and Custodian for the Trust for which services it receives a fee. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Banc One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street Bank and Trust Company and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Ropes & Gray serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountants of the Trust.

OTHER INFORMATION

THE TRUST

The Trust was organized as a Massachusetts Business Trust under a Declaration of Trust filed on May 23, 1985. The Declaration of Trust permits the Trust to offer separate funds and different classes of each fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organizational expenses. During the fiscal year of the Trust ended June 30, 1995, the expenses of the Fund were .97% of the average daily net assets of the Class A shares of the Fund, 1.62% of the average daily net assets of the Class B shares of the Fund on an annual basis and .71% of the average daily net assets of the Fiduciary Class shares of the Fund. These expenses would have been 1.09%, 1.74% and .73% of the average daily net assets of such classes, but for the voluntary reduction of the 12b-1 fees.

The Adviser and the Administrator of the Fund each bears all expenses incurred in connection with the performance of their services as investment adviser and administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

As a general matter, as set forth in the Multiple Class Plan, expenses are allocated to each class of shares of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. At present, the only expenses that are allocated to Class A and Class B shares, other than in accordance with the relative net asset value of the class, are the different distribution and Shareholder services costs. See "Expense Summary." At present, no expenses are allocated to Fiduciary Class shares as a class that are not also borne by the other classes of shares of the Fund in proportion to the relative net asset value of the shares of such classes.

PROSPECTUS                             16

The organizational expenses of the Fund have been capitalized and are being amortized in the first five years of the Fund's operations. Such amortization will reduce the amount of income available for payment as dividends.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

As set forth in the Multiple Class Plan, each share held entitles the Shareholder of record to one vote. Each fund of the Trust will vote separately on matters relating solely to that fund. In addition, each class of a fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all fund Shareholders will have equal voting rights on matters that affect all fund Shareholders equally. As a Massachusetts Business Trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be elected or removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

DIVIDENDS

Net investment income (exclusive of capital gains) is determined and declared daily, and is distributed in the form of periodic dividends to Shareholders of the Fund on the first Business Day of each month. Capital gains of the Fund, if any, will be distributed at least annually.

To maintain a relatively even rate of distributions from the Fund rather than having substantial fluctuations from period to period, the monthly distributions level from the Fund may be fixed from time to time at rates consistent with the Adviser's long-term earnings expectations.

Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, or Fiduciary Class shares, as applicable, at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Such election, or any revocation thereof, must be made in writing, at least 15 days prior to distribution, to the Transfer Agent at P.O. Box 8500, Boston, MA 02266-8500, and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in a separate Class B sub-account. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution even though such distribution would, in effect, represent a return of the Shareholder's investment.

The amount of dividends payable on Fiduciary Class shares will be more than the dividends payable on Class A and Class B shares because of the distribution expenses charged to Class A and Class B shares.

SHAREHOLDER INQUIRIES

Shareholder   inquiries  should  be  directed  to  the  Administrator,  The  One
Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, OH 43219.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

OTHER INVESTMENT POLICIES

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes during periods when the Adviser determines that market conditions warrant such action, the Fund may invest up to 100% of its assets in money market instruments, and may hold a portion of its assets in cash for liquidity purposes.

To the extent the Fund is engaged in a temporary defensive position, it will not be pursuing its investment objective.

PORTFOLIO TURNOVER

For the fiscal year ended June 30, 1995, the portfolio turnover rate for the Fund was 106.14%.

The 106.14% turnover rate for the Fund during the fiscal year ended June 30, 1995 was down from the prior year. The turnover rate was impacted by market volatility and growth in the net

                                       17                             PROSPECTUS
assets of the Fund; both of which prompted shifts of assets between market sectors, such as U.S. Treasury securities and U.S. Agency Mortgage obligations.

The portfolio turnover rate for the Fund may vary greatly from year to year, as well as within a particular year. Higher portfolio turnover rates will likely result in higher transaction costs to the Fund and may result in additional tax consequences to the Fund's Shareholders.

INVESTMENT LIMITATIONS

The investment objective and the following investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and, if consistent with the Fund's investment objective and policies, repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer. This restriction applies to 75% of the Fund's assets. For purposes of these limitations, a security is considered to be issued by the government entity whose assets and revenues guarantee or back the security. With respect to private activity bonds or industrial development bonds backed only by the assets and revenues of a non-governmental user, such user would be considered the issuer.

2. Purchase any securities that would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities. For purposes of this limitation (i) utilities will be divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

3. Make loans, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of certain of the permitted investments for the Fund.

U.S. TREASURY OBLIGATIONS -- The Fund may invest in bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES").

RECEIPTS -- The Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS"), and Certificates of Accrual on Treasury Securities ("CATS").

STRIPS, CUBES, TRS, TIGRS and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is amortized over the life of the security, and such amortization will constitute the income earned on the security for both accounting and tax purposes. Because of these features, these securities may be subject to greater interest rate volatility than interest-paying U.S. Treasury obligations. The Fund may invest up to 20% of its total assets in STRIPS, CUBES, TRS, TIGRS and CATS. See also "Taxes."

CERTIFICATES OF DEPOSIT -- Certificates of deposit are negotiable interest bearing instruments with a specific maturity. Certificates of deposit ("CDs") are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit ("TD") earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 15% of its total assets in such time deposits and other illiquid securities.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by (i.e., made an

PROSPECTUS                             18
obligation of) a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

COMMERCIAL  PAPER --  Commercial paper is  the term used  to designate unsecured
short-term  promissory  notes  issued   by  corporations  and  other   entities.
Maturities on these issues vary from a few days to nine months.

U.S. GOVERNMENT AGENCIES -- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance specific types of activities. Select agencies, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank, are supported by the full faith and credit of the U.S. Treasury; others, such as the Federal National Mortgage Association ("Fannie Mae"), are supported by the credit of the instrumentality and have the right to borrow from the U.S. Treasury; others are supported by the authority of the U.S. government to purchase the agency's obligations; while still others, such as the Federal Farm Credit Banks and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), are supported solely by the credit of the instrumentality itself. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored agencies or instrumentalities if it is not obligated to do so by law. Obligations of U.S. government agencies include debt issues and mortgage-backed securities issued or guaranteed by select agencies.

INVESTMENT COMPANY SECURITIES -- The Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its assets in the securities of other investment companies. In accordance with an exemptive order issued to the Trust by the SEC, such other investment company securities may include securities of a money market fund of the Trust, and such companies may include companies of which the Adviser or a sub-adviser to a fund of the Trust, or an affiliate of such Adviser or sub-adviser, serves as investment adviser, administrator or distributor. Because other investment companies employ an investment adviser, such investment by the Fund may cause Shareholders to bear duplicate fees. The Adviser will waive its fee attributable to the assets of the investing fund invested in a money market fund of the Trust; and, to the extent required by the laws of any state in which shares of the Trust are sold, the Adviser will waive its fees attributable to the assets of the Fund invested in any investment company.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the repurchase price. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of the Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Repurchase agreements are considered by the SEC to be loans under the Investment Company Act of 1940.

REVERSE REPURCHASE AGREEMENTS -- The Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Fund would sell portfolio securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a mutually agreed-upon date and price. The Fund will enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as liquid high grade debt securities consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowings by the Fund under the Investment Company Act of 1940.

SECURITIES LENDING -- In order to generate additional income, the Fund may lend up to 33% of the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. government or its agencies, shares of an investment trust or mutual fund or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Fund will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in U.S. government securities, shares of an investment trust or mutual fund, or other short-term, highly liquid investments. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing under guidelines established by the Trust's Board of Trustees and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. The Fund will enter into loan arrangements only with counterparties which the Adviser has deemed to be creditworthy under guidelines established by the Board of Trustees. Loans are subject to termination by the Fund or the borrower at any time, and are therefore, not considered to be illiquid investments.

RESTRICTED SECURITIES -- The Fund may invest in commercial paper issued in reliance on the exemption from registration

                                       19                             PROSPECTUS
afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under Federal securities law and is generally sold to institutional investors, such as the Fund, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction.
Section 4(2) commercial paper is normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Fund believes that Section 4(2) commercial paper and possibly certain other restricted securities that meet the criteria for liquidity established by the Trustees are quite liquid. The Fund intends, therefore, to treat the restricted securities that meet the criteria for liquidity established by the Trustees, including Section 4(2) commercial paper, as determined by the Adviser, as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because Section 4(2) commercial paper is liquid, the Fund will not subject such paper to the limitation applicable to restricted securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under an SEC staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a nonexclusive safe-harbor for certain secondary market transactions involving securities subject to restrictions on resale under Federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule is expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees have directed the Adviser to consider the following criteria in determining the liquidity of certain restricted securities:

- the frequency of trades and quotes for the security;

- the number of dealers willing to purchase or sell the security and the number of other potential buyers;

- dealer undertakings to make a market in the security; and

- the nature of the security and the nature of the marketplace trades.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, the Fund will not invest more than 15% of its total assets in such instruments and other illiquid securities. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates.

There is no limit on the extent to which the Fund may purchase variable and floating rate instruments that are not illiquid. The Fund will purchase variable and floating rate instruments to facilitate Fund liquidity or to permit the investment of the Fund's assets at a favorable rate of return.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS AND FORWARD COMMITMENTS -- The Fund may purchase securities on a when-issued basis when deemed by the Adviser to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When the Adviser purchases a when-issued security, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment. The Fund generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 40% of the Fund's total assets, and a commitment will not exceed 180 days. The Fund will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes.

In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Fund is required to hold and maintain in a segregated account until the settlement date, cash, U.S. government securities or liquid high-grade debt obligations in an amount sufficient to meet the purchase price. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although the Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the Adviser deems it appropriate to do so.

OPTIONS -- The Fund may purchase and write (i.e., sell) call options and put options on securities and indices, which options are traded on national securities exchanges. A call option gives the purchaser the right to buy, and obligates the writer of the option to sell, the underlying security at the agreed upon exercise (or "strike") price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying security at the strike price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract. Option contracts may be written with terms that would permit the holder of the option to purchase or sell the underlying security only upon the expiration date of the option. The initial purchase
(sale) of an option contract is an "opening transaction." In order to close out an option position, the Fund may enter into a "closing transaction," the sale (purchase) of an

PROSPECTUS                             20
option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

The Fund may purchase put and call options in hedging transactions to protect against a decline in the market value of the securities in the Fund (e.g., by the purchase of a put option) and to protect against an increase in the cost of fixed-income securities that the Fund may seek to purchase in the future (e.g., by the purchase of a call option). In the event that paying premiums for put and call options, together with price movements in the underlying securities, are such that exercise of the options would not be profitable for the Fund, losses of the premiums paid may be offset by an increase in the value of the Fund's securities (in the case of a purchase of put options) or by a decrease in the cost of acquisition of securities by the Fund (in the case of a purchase of call options).

The Fund also may write secured put and covered call options as a means of increasing the yield on the Fund and as a means of providing limited protection against decreases in market value of the Fund.

There are risks associated with  options transactions, including the  following:
(i) the success of a hedging strategy may depend on the ability of the Adviser to predict movements in the prices of the individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by the Fund and the prices of options; (iii) there may not be a liquid secondary market for options; and (iv) while the Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security. It is expected that the Fund will only engage in option transactions with respect to permitted investments and related indices.

Generally, the policy of the Fund, in order to avoid the exercise of an option sold by it, will be to cancel its obligation under the option by entering into a closing purchase transaction, if available, unless selling (in the case of a call option) or purchasing (in the case of a put option) the underlying securities is determined to be in the Fund's interest. A closing purchase transaction consists of a Fund purchasing an option having the same terms as the option sold by the Fund, and has the effect of cancelling the Fund's position as a seller. The premium which a Fund will pay in executing a closing purchase transaction may be higher (or lower) than the premium received when the option was sold, depending in large part upon the relative price of the underlying security at the time of each transaction. To the extent options sold by a Fund are exercised and the Fund either delivers securities to the holder of a call option or liquidates securities as a source of funds to purchase securities put to the Fund, the Fund's turnover rate will increase, which would cause the Fund to incur additional brokerage expenses.

During the option period, the Fund, as a covered call writer, gives up the potential appreciation above the exercise price should the underlying security rise in value, and the Fund, as a covered put writer, retains the risk of loss should the underlying security decline in value. For the covered call writer, substantial appreciation in the value of the underlying security would result in the security being "called away" at the strike price of the option which may be substantially below the fair market value of such security. For the covered put writer, substantial depreciation in the value of the underlying security would result in the security being "put to" the writer at the strike price of the option which may be substantially in excess of the fair market value of such security. If a covered call option or a covered put option expires unexercised, the writer realizes a gain, and the buyer a loss, in the amount of the premium.

The SEC requires that obligations of investment companies such as the Fund, in connection with option sale positions, must comply with certain segregation or coverage requirements, which are more fully described in the Statement of Additional Information.

The Fund will only write covered call options on its securities and will limit such activities to provide that the aggregate market value of such options and the Fund's obligations under such written puts does not exceed 25% of the Fund's total assets as of the time such options are entered into by the Fund.

FUTURES CONTRACTS AND RELATED OPTIONS -- The Fund may enter into futures contracts, options on futures contracts, index futures and options thereon that are traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC") if, to the extent that such futures and options are not for "bona fide hedging purposes" (as defined by the CFTC), the aggregate initial margin and premiums on such positions (excluding the amount by which options are in the money) do not exceed 5% of the Fund's total assets at current value. The Fund, however, may invest more than such amount for bona fide hedging purposes, and also may invest more than such amount if it obtains authority to do so from the appropriate regulatory agencies without rendering the Fund a commodity pool operator or adversely affecting its status as an investment company for Federal securities law or income tax purposes.

The Fund may buy and sell futures contracts and related options to manage its exposure to changing interest rates and security prices. Some futures strategies, including selling futures, buying puts and writing calls, may reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio. The Fund expects to enter into these transactions to "lock in" a return or spread on a particular investment or portion of its assets, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or for other risk management strategies.

Options and futures can be volatile instruments, and involve certain risks. If the Adviser applies a hedge at an inappropriate time or judges interest rates incorrectly, options and futures strategies may lower the Fund's return. The Fund could also

                                       21                             PROSPECTUS
experience losses if the prices of its options and futures positions were poorly correlated with its other instruments, or if it could not close out its positions because of an illiquid secondary market.

Typically, investment in these contracts requires the Fund to deposit with the applicable exchange or other specified financial intermediary as a good faith deposit for its obligations, known as "initial margin," an amount of cash or specified debt securities that initially is 1%-15% of the face amount of the contract and that thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Thereafter, the Fund must make additional deposits equal to any net losses due to unfavorable price movements of the contract and will be credited with an amount equal to any net gains due to favorable price movements. These additional deposits or credits are calculated and required daily and are known as "variation margin."

The SEC requires that when an investment company such as the Fund effects transactions of the foregoing nature, it must either segregate cash or high quality, readily marketable portfolio securities with its custodian in the amount of its obligations under the foregoing transactions or must cover such obligations by maintaining positions in portfolio securities, futures contracts or options that would serve to satisfy or offset the risk of such obligations. When effecting transactions of the foregoing nature, the Fund will comply with such segregation or cover requirements. No limitation exists on the amount of the Fund's assets that may be used to comply with such segregation or cover requirements.

The Fund also may engage in straddles and spreads with respect to 15% of its assets. In a straddle transaction, the Fund either buys a call and a put or sells a call and a put on the same security. In a spread, the Fund purchases and sells a call or a put. The Fund will sell a straddle when the Adviser believes the price of a security will be stable. The Fund will receive a premium on the sale of the put and the call. A spread permits the Fund to make a hedged investment that the price of a security will increase or decline.

STRUCTURED INSTRUMENTS -- The Fund may invest, from time to time, in one or more structured instruments. Structured instruments are debt securities issued by agencies of the U.S. government (such as the Student Loan Marketing Association ("Sallie Mae"), Ginnie Mae, Fannie Mae, and Freddie Mac), banks, corporations, and other business entities whose interest and/or principal payments are indexed to certain specific foreign currency exchange rates, interest rates, or one or more other reference indexes. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances.

The terms of such structured instruments provide that their principal and/or interest payments are adjusted upwards or downwards to reflect changes in the reference index while the structured instruments are outstanding. In addition, the reference index may be used in determining when the principal is redeemed. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the reference index and the effect of changes in the reference index on principal and/or interest payments.

While structured instruments  may offer the  potential for a  favorable rate  of return, from time to time, they also entail certain risks. Structured instruments may be less liquid than other debt securities, and the price of structured instruments may be more volatile. If the value of the reference index changes in a manner other than that expected by the Adviser, principal and/or interest payments on the structured instrument may be substantially less than expected. The Fund will only invest in structured securities that are consistent with the Fund's investment objective, policies and restrictions and the Adviser's outlook on market conditions. In some cases, depending on the terms of the reference index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero; however, the Fund will not invest in structured instruments if the terms of the structured instrument provide that the Fund may be obligated to pay more than its initial investment in the structured instrument, or to repay any interest or principal that has already been collected or paid back. In addition, many structured instruments may not be registered under the Federal securities laws. In that event, the Fund's ability to resell such a structured instrument may be more limited than its ability to resell other portfolio securities. The Fund will treat such instruments as illiquid, and will limit its investments in such instruments to no more than 15% of its total assets, when combined with all other illiquid investments of the Fund. Structured instruments that are registered under Federal securities laws may be treated as liquid. In addition, although structured instruments may be sold in the form of a corporate debt obligation, they may not have some of the protection against counterparty default that may be available with respect to publicly traded debt securities (i.e., the existence of a trust indenture). In that respect, the risks of default associated with structured instruments may be similar to those associated with swap contracts. See "Swaps, Caps and Floors."

SWAPS, CAPS AND FLOORS -- In order to protect the value of the Fund from interest rate fluctuations and to hedge against fluctuations in the floating rate market in which the Fund's investments are traded, the Fund may enter into swaps, caps, and floors on various securities (such as U.S. government securities), securities indexes, interest rates, prepayment rates, foreign currencies or other financial instruments or indexes, for both hedging and non-hedging purposes. While swaps, caps, and floors (sometimes hereinafter collectively referred to as "swap contracts") are different from futures contracts (and options on futures contracts) in that swap contracts are individually negotiated with specific counterparties, the Fund will use swap contracts for purposes similar to the purposes for which it uses options, futures, and options on futures. Those uses of swap contracts (i.e., risk management and hedging) present the Fund with risks and opportunities similar to those associated with options contracts, futures contracts, and options on futures. See "Futures Contracts and Related Options," and "Options."

PROSPECTUS                             22

The Fund may enter into these transactions to manage its exposure to changing interest rates and other market factors. Some transactions may reduce the Fund's exposure to market fluctuations while others may tend to increase market exposure.

Swap contracts typically involve an exchange of obligations by two sophisticated parties. For example, in an interest rate swap, the Fund may exchange with another party their respective rights to receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of respective rights to make or receive payments in specified currencies. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages.

Caps and floors are variations on swaps. The purchase of a cap entitles the purchaser to receive a principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. Caps and floors are similar in many respects to over-the-counter options transactions, and may involve investment risks that are similar to those associated with options transactions and options on futures contracts.

Because swap contracts are individually negotiated, they remain the obligation of the respective counterparties, and there is a risk that a counterparty will be unable to meet its obligations under a particular swap contract. If a counterparty defaults on a swap contract with the Fund, the Fund may suffer a loss. To address this risk, the Fund will usually enter into interest rate swaps on a net basis, which means that the two payment streams (one from the Fund to the counterparty, one to the Fund from the counterparty) are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps do not involve the delivery of securities, other underlying assets, or principal, except for purposes of collateralization, as discussed below. Accordingly, the risk of loss with respect to interest rate swaps entered into on a net basis would be limited to the net amount of the interest payments that the Fund is contractually obligated to make. If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of interest payments that the Fund is contractually entitled to receive. To protect against losses related to counterparty default, the Fund may enter into swap contracts that require transfers of collateral for changes in market value. In contrast, currency swaps and other types of swap contracts may involve the delivery of the entire principal value of one designated currency or financial instrument in exchange for the other designated currency or financial instrument. Therefore, the entire principal value of such swaps may be subject to the risk that the other party will default on its contractual delivery obligations.

In addition, because swap contracts are individually negotiated and ordinarily non-transferable, there also may be circumstances in which it would be impossible for the Fund to close out its obligations under the swap contract. Under such circumstances, the Fund might be able to negotiate another swap contract with a different counterparty to offset the risk associated with the first swap contract. Unless the Fund is able to negotiate such an offsetting swap contract, however, the Fund could be subject to continued adverse developments, even after the Adviser has determined that it would be prudent to close out or offset the first swap contract.

The Fund will not enter into any mortgage swap, interest rate swap, cap or floor transaction unless the unsecured commercial paper, senior debt, or the claims paying ability of the other party thereto is rated in the highest or second highest rating category by at least one NRSRO at the time of investment, or, if unrated, determined by the Adviser to be of comparable quality.

The use of swaps involves investment techniques and risks different from and potentially greater than those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its expectations of market values, interest rates, or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if this investment technique were not used.

The staff of the SEC is presently considering its position with respect to swaps, caps and floors as senior securities. Pending a determination by the staff, the Fund will either treat swaps, caps and floors as being subject to its senior securities restrictions or will refrain from engaging in swaps, caps and floors. Once the staff has expressed a position with respect to swaps, caps and floors, the Fund intends to engage in swaps, caps and floors, if at all, in a manner consistent with such position. To the extent the net amount of an interest rate or mortgage swap is held in a segregated account, consisting of cash or liquid, high grade debt securities, the Adviser believes that swaps do not constitute senior securities under the Investment Company Act of 1940 and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's Custodian.

The Fund will generally limit its investments in swaps, caps and floors to 25% of its total assets.

NEW FINANCIAL PRODUCTS -- New options and futures contracts and other financial products, and various combinations thereof, continue to be developed and the Fund may invest in any such options, contracts and products as may be developed to the extent consistent with its investment objective, policies and restrictions and the regulatory requirements applicable to investment companies.

                                       23                             PROSPECTUS

These various products may be used to adjust the risk and return characteristics of the Fund's portfolio of investments. These various products may increase or decrease exposure to security prices, interest rates, commodity prices, or other factors that affect security values, regardless of the issuer's credit risk. If market conditions do not perform consistent with expectations, the performance of the Fund would be less favorable than it would have been if these products were not used. In addition, losses may occur if counterparties involved in transactions do not perform as promised. These products may expose the Fund to potentially greater return as well as potentially greater risk of loss than more traditional fixed income investments.

The Fund will generally limit its investments in new financial products to 25% of its total assets.

MUNICIPAL SECURITIES -- The Fund may invest in municipal securities. Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities; and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes and participation interests in municipal notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds, and participation interests in municipal bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, tolls from a toll bridge for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities may include obligations of municipal housing authorities and single-family mortgage revenue bonds. Weaknesses in Federal housing subsidy programs and their administration may result in a decrease of subsidies available for payment of principal and interest on housing authority bonds. Economic developments, including fluctuations in interest rates and increasing construction and operating costs, may also adversely impact revenues of housing authorities. In the case of some housing authorities, inability to obtain additional financing could also reduce revenues available to pay existing obligations. Single-family mortgage revenue bonds are subject to extraordinary mandatory redemption at par in whole or in part from the proceeds derived from prepayments of underlying mortgage loans and also from the unused proceeds of the issue within a stated period which may be within a year from the date of issue.

Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities and may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation interest in any of the above. The Fund will limit its investment in municipal leases to no more than 5% of total assets. The Board of Trustees is responsible for determining the credit quality of unrated municipal leases, on an ongoing basis, including an assessment of the likelihood that the lease will not be cancelled.

The exclusion from gross income for Federal income tax purposes for certain housing authority bonds depends on qualification under relevant provisions of the Code and on other provisions of Federal law. These provisions of Federal law contain certain ongoing requirements relating to the cost and location of the residences financed with the proceeds of the single-family mortgage bonds and the income levels of tenants of the rental projects financed with the proceeds of the multi-family housing bonds. While the issuers of the bonds, and other parties, including the originators and servicers of the single-family mortgages and the owners of the rental projects financed with the multi-family housing bonds, covenant to meet these ongoing requirements and generally agree to institute procedures designed to insure that these requirements are met, there can be no assurance that these ongoing requirements will be consistently met. The failure to meet these requirements could cause the interest on the bonds to become taxable, possibly retroactively from the date of issuance, thereby reducing the value of the bonds, subjecting Shareholders to unanticipated tax liabilities. Furthermore, any failure to meet these ongoing requirements might constitute an event of default under the applicable mortgage or permit the holder to accelerate payment of the bond or require the issuer to redeem the bond. In any event, where the mortgage is insured by the Federal Housing Administration ("FHA"), the consent of the FHA may be required before insurance proceeds would become payable to redeem the mortgage subsidy bonds.

DEMAND FEATURES -- The Fund may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period (usually seven days) following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security.

The underlying municipal securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the security as originally issued, it may not be marketable or assignable; therefore, the put would only have value to the Fund. The Fund expects that it will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if advisable or necessary, in certain cases a premium may be paid for put features. A premium paid will have the effect of reducing the yield otherwise payable on the underlying security. The purpose of engaging in transactions involving puts is to maintain

PROSPECTUS                             24
flexibility and liquidity to permit the Fund to meet redemption requests and remain as fully invested as possible in municipal securities. The Fund will limit its put transactions to institutions that the Adviser believes present minimal credit risk.

There is no limit to the percentage of portfolio securities that may be purchased subject to a put. However, the Fund will not acquire a put which was not an integral part of the security as originally issued if such acquisition would cause the aggregate value of all such puts held in the portfolio to exceed of 1% of the value of the Fund's total assets.

Under a "stand-by commitment," a dealer would agree to purchase, at the Fund's option, specified municipal securities at a specified price. When entering into stand-by commitments, the Fund will set aside sufficient assets invested in cash equivalent securities to pay for all stand-by commitments on their scheduled delivery dates. The Fund will acquire these commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments may also be referred to as put options. The Fund will generally limit its investments in stand-by commitments to 25% of its total assets.

ASSET-BACKED SECURITIES -- Asset-backed securities consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, and credit card receivables. The collateral backing asset-backed securities cannot be foreclosed upon. These issues are normally traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder. Asset-backed securities purchased by the Fund must be rated in one of the three highest rating categories by at least one NRSRO at the time of investment, or, if unrated, determined by the Adviser to be of comparable quality. Asset-backed securities may be purchased for the purpose of enhancing yield. Under certain interest rate and prepayment rate scenarios, the Fund may fail to recoup fully its investment in asset-backed securities.

The Fund will generally limit its investments in asset-backed securities to 25% of its total assets.

MORTGAGE-BACKED SECURITIES -- Mortgage-Backed Securities are debt obligations secured by real estate loans and pools of loans on single family homes, multi-family homes, mobile homes, and in some cases, commercial properties. The Fund may acquire securities representing an interest in a pool of mortgage loans that are issued or guaranteed by a U.S. government agency. The primary issuers or guarantors of these Mortgage-Backed Securities are Ginnie Mae, Fannie Mae and Freddie Mac. Mortgage-backed securities may also be issued by non-governmental entities and may or may not have private insurer guarantees of timely payments. Such non-governmental mortgage securities cannot be treated as U.S. government securities for purposes of investment policies. The Fund also may invest in Mortgage-Backed Securities issued by non-government entities. The mortgages backing both government and private issuers include thirty- and fifteen-year fixed rate mortgages, five- and seven-year balloon mortgages, graduated payment mortgages, and adjustable payment mortgages. New mortgage structures continue to be developed and the Fund may invest in such securities to the extent they are consistent with its investment objective, policies and restrictions. The Fund will only purchase Mortgage-Backed Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities or that are rated in the highest or second highest rating categories by at least one NRSRO at the time of investment. Whether backed by a U.S. government entity or a private insurer, the guarantees do not extend to the Mortgage-Backed Securities' value, which is likely to vary inversely with fluctuations in interest rates. Mortgage-Backed Securities are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life or realized yield of a particular issue of pass-through certificates. During periods of declining interest rates, prepayment of mortgages underlying Mortgage-Backed Securities can be expected to accelerate. When the mortgage obligations are prepaid, the Fund reinvests the prepaid amounts in securities, the yield of which reflects interest rates prevailing at the time. Moreover, prepayment of mortgages which underlie securities purchased at a premium could result in capital losses.

The Fund also may invest in multiple class securities issued by U.S. government agencies and instrumentalities such as Fannie Mae, Freddie Mac and Ginnie Mae, or private issuers, including guaranteed Collateralized Mortgage Obligations ("CMOs") and Real Estate Mortgage Investment Conduit ("REMIC") pass-through or participation certificates, when consistent with the Fund's investment objective, policies and limitations. A REMIC is a CMO that qualifies for special tax treatment under the Code and invests in certain mortgages principally secured by interests in real property and other permitted investments.

CMOs and guaranteed REMIC pass-through certificates ("REMIC Certificates") issued by Fannie Mae, Freddie Mac and Ginnie Mae are types of multiple class pass-through securities. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Fund does not currently intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage pass-through certificates (the "Mortgage Assets"). The obligations of Fannie Mae, Freddie Mac and Ginnie Mae under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae, Freddie Mac or Ginnie Mae, respectively.

Fannie Mae REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by Fannie Mae. In addition, Fannie Mae will be obligated to distribute the principal balance of each class of REMIC Certificates in full, whether or not sufficient funds are otherwise available.

                                       25                             PROSPECTUS

For Freddie Mac REMIC Certificates, Freddie Mac guarantees the timely payment of interest, and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates ("PCs"). PCs represent undivided interests in specified residential mortgages or participation therein purchased by Freddie Mac and placed in a PC pool. With respect to principal payments on PCs, Freddie Mac generally guarantees ultimate collection of all principal of the related mortgage loans without offset or deduction. Freddie Mac also guarantees timely payment of principal on certain PCs referred to as "Gold PCs."

Ginnie Mae REMIC Certificates guarantee the full and timely payment of interest and principal on each class of securities (in accordance with the terms of those classes, as specified in the related offering circular). The Ginnie Mae guarantee is backed by the full faith and credit of the United States of America.

REMIC Certificates issued by Fannie Mae, Freddie Mac and Ginnie Mae are treated as U.S. government securities for purposes of investment policies. CMOs and REMIC Certificates are issued in multiple classes. Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the mortgage loans or the Mortgage Assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

The principal of and interest on the Mortgage Assets may be allocated among the several classes of CMOs or REMIC Certificates in various ways. In certain structures (known as "sequential pay" CMOs or REMIC Certificates), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of CMOs or REMIC Certificates in the order of their respective final distribution dates. Thus no payment of principal will be made on any class of sequential pay CMOs or REMIC Certificates until all other classes having an earlier final distribution date have been paid in full.

Additional structures of CMOs and REMIC Certificates include, among others, "parallel pay" CMOs and REMIC Certificates. Parallel pay CMOs or REMIC Certificates are those which are structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.

A wide variety of REMIC Certificates may be issued in the parallel pay or sequential pay structures. These securities include accrual certificates (also known as "Z-Bonds"), which only accrue interest at a specified rate until all other certificates having an earlier final distribution date have been retired and are converted thereafter to an interest-paying security, and planned amortization class ("PAC") certificates, which are parallel pay REMIC Certificates which generally require that specified amounts of principal be applied on each payment date to one or more classes of REMIC Certificates (the "PAC Certificates"), even though all other principal payments and prepayments of the Mortgage Assets are then required to be applied to one or more other classes of the certificates. The scheduled principal payments for the PAC Certificates generally have the highest priority on each payment date after interest due has been paid to all classes entitled to receive interest currently. Shortfalls, if any, are added to the amount of principal payable on the next payment date. The PAC Certificate payment schedule is taken into account in calculating the final distribution date of each class of PAC. In order to create PAC tranches, one or more tranches generally must be created that absorb most of the volatility in the underlying Mortgage Assets. These tranches tend to have market prices and yields that are much more volatile than the PAC classes.

Although the Fund invests only in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, the Z-Bonds in which the Fund may invest may bear the same non-credit-related risks as do other types of Z-Bonds. Z-Bonds in which the Fund may invest will not include residual interest.

There can be no assurance that the United States government would provide financial support to Fannie Mae, Freddie Mac or Ginnie Mae if necessary in the future.

The Fund will generally not limit its investments in mortgage-backed securities.

REGULATION OF MORTGAGE LOANS -- Mortgage loans are subject to a variety of state and Federal regulations designed to protect borrowers which may impair the ability of the mortgage lender to enforce its rights under the mortgage documents. These regulations include legal restraints on foreclosures, homeowner rights of redemption after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on enforcement of mortgage loan "due on sale" clauses and state usury laws. Even though the Fund will invest in Mortgage-Backed Securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, these regulations may adversely affect the Fund's investments by delaying the Fund's receipt of payments derived from principal or interest on mortgage loans affected by such regulations.

STRIPPED MORTGAGE-BACKED SECURITIES -- The Fund may, to enhance revenues or hedge against interest rate risk, invest in stripped mortgage-backed securities ("SMBS"), which are derivative multiclass mortgage securities. The Fund may only invest in SMBS issued or guaranteed by the U.S. government, its agencies or instrumentalities.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving all of the interest from the mortgage assets ("IOs"), while the other class will receive all of the

PROSPECTUS                             26
principal ("POs"). However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities. Although the market for such securities is increasingly liquid, certain SMBS may not be readily marketable and will be considered illiquid for purposes of the Fund's limitation on investments in illiquid securities. Any determination that a SMBS is liquid will be made pursuant to guidelines and standards established by the Trust's Board of Trustees. The market value of the class consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest from mortgage assets are generally higher than prevailing market yields on other Mortgage-Backed Securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped. The Adviser will seek to manage these risks (and potential benefits) by investing in a variety of such securities and by using certain hedging techniques.

The Fund will generally limit its investments in SMBS to 15% of its total assets.

ADJUSTABLE RATE MORTGAGE LOANS ("ARMS") -- ARMs eligible for inclusion in a mortgage pool will generally provide for a fixed initial mortgage interest rate for a specified period of time. Thereafter, the interest rates (the "Mortgage Interest Rates") may be subject to periodic adjustment based on changes in the applicable index rate (the "Index Rate"). The adjusted rate would be equal to the Index Rate plus a gross margin, which is a fixed percentage spread over the Index Rate established for each ARM at the time of its origination.

Adjustable interest rates can cause payment increases that some borrowers may find difficult to make. However, certain ARMs may provide that the Mortgage Interest Rate may not be adjusted to a rate above an applicable lifetime maximum rate or below an applicable lifetime minimum rate for such ARM. Certain ARMs may also be subject to limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period (the "Maximum Adjustment"). Other ARMs ("Negatively Amortizing ARMs") may provide instead or as well for limitations on changes in the monthly payment on such ARMs. Limitations on monthly payments can result in monthly payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a monthly payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest is added to the principal balance of the loan, causing negative amortization and will be repaid through future monthly payments. It may take borrowers under Negatively Amortizing ARMs longer periods of time to achieve equity and may increase the likelihood of default by such borrowers. In the event that a monthly payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or "accelerated amortization") further reduces the principal balance of the ARM. Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. As a result, unless there is a periodic recalculation of the payment amount (which there generally is), the final payment may be substantially larger than the other payments. These limitations on periodic increases in interest rates and on changes in monthly payments protect borrowers from unlimited interest rate and payment increases.

There are two main categories of indices which provide the basis for rate adjustments on ARMs: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year, three-year and five-year constant maturity Treasury bill rates, the three-month Treasury bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month, three-month, six-month or one-year London Interbank Offered Rate ("LIBOR"), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds index, tend to lag behind changes in market rate levels and tend to be somewhat less volatile. The degree of volatility in the market value of the Fund's portfolio and therefore in the net asset value of the Fund's shares will be a function of the length of the interest rate reset periods and the degree of volatility in the applicable indices.

MORTGAGE DOLLAR ROLLS -- The Fund may enter into mortgage "dollar rolls" in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The Fund gives up the right to receive principal and interest paid on the securities sold. However, the Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase (often referred to as the "drop") or fee income plus the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what such performance would have been without the use of mortgage dollar rolls. The Fund will hold and maintain in a segregated account until the settlement date, cash or liquid, high grade debt securities in an amount equal to the forward purchase price. The benefits derived from the use of mortgage dollar rolls may depend upon the Adviser's ability to predict

                                       27                             PROSPECTUS
correctly mortgage prepayments and interest rates. There is no assurance that mortgage dollar rolls can be successfully employed.

For financial reporting and tax purposes, the Fund proposes to treat mortgage dollar rolls as two separate transactions: one involving the purchase of a security and a separate transaction involving a sale. The Fund does not currently intend to enter into mortgage dollar rolls that are accounted for as a financing. For purposes of diversification and investment limitations, mortgage dollar rolls are considered to be mortgage-backed securities.

CORPORATE SECURITIES -- Corporate securities include corporate bonds, convertible and non-convertible debt securities, and preferred stocks, as well as commercial paper (short-term promissory notes issued by corporations). Issuers of corporate bonds and notes are divided into many different categories by bond market sector, such as electric utilities, gas utilities, telephone utilities, consumer finance companies, wholesale finance companies and industrial companies. Within each major category of issuer, there are many subcategories.

INVERSE FLOATING RATE INSTRUMENTS -- The Fund may seek to increase yield by investing in leveraged inverse floating rate debt instruments ("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values. Accordingly, the duration of an inverse floater may exceed its stated final maturity. The Fund will generally limit its investments in inverse floating rate instruments to 15% of its total assets.

FIXED RATE MORTGAGE LOANS -- Generally, fixed rate mortgage loans eligible for inclusion in a mortgage pool will bear simple interest at fixed annual rates and have original terms to maturity ranging from 5 to 40 years. The Fund may invest in fixed rate mortgage loans that are privately issued and are not issued or guaranteed by the U.S. government. Fixed rate mortgage loans generally provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the mortgage note in sufficient amounts to fully amortize principal by maturity although certain fixed rate mortgage loans provide for a large final balloon payment upon maturity. The Fund may invest in fixed rate mortgage loans or mortgage loan pools to enhance yield.

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of commercial paper ratings have been published by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Fitch's Investors Service ("Fitch"), Duff and Phelps ("Duff"), and IBCA Limited ("IBCA"), respectively.

Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1 and 2 to indicate the relative degree of safety. Issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a high degree of safety regarding timely payment but not as high as A-1.

Commercial paper issues rated Prime-1 and Prime-2 by Moody's are judged by Moody's to be of the "highest" quality and "higher" quality, respectively, on the basis of relative repayment capacity.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

DESCRIPTION OF CORPORATE/MUNICIPAL BOND RATINGS

The following descriptions of S&P's and Moody's corporate and municipal bond ratings have been published by S&P and Moody's, respectively.

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree. Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

PROSPECTUS                             28

Bonds that are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Debt rated BBB by S&P is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Bonds that are rated Baa by Moody's are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuers of securities rated BBB or Baa to make principal and interest payments than is the case with higher grade securities.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

Moody's highest rating for state, municipal and other short-term notes is MIG-1 and VMIG-1. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing or both. Short-term municipal securities rated MIG-2 and VMIG-2 are of high quality. Margins of protection are ample although not so large as in the preceding group.

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

- Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

- Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

Note rating symbols are as follows:

SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest.

MISCELLANEOUS

The Trust believes that as of August 4, 1995, BANC ONE CORPORATION (100 East Broad Street, Columbus, OH 43271), through its affiliates, owned of record substantially all the Fiduciary Class shares of the Fund. The Trust believes that as of the same date, BANC ONE CORPORATION, through its affiliates, possessed on behalf of its underlying accounts, voting or investment power with respect to 83.45% of the Fiduciary Class shares of the Fund. As a consequence, BANC ONE CORPORATION may be deemed to be a controlling person of the Fiduciary Class shares of the Fund under the Investment Company Act of 1940.

PERFORMANCE

From time to time, the Fund may advertise yield, total return and/or distribution rate. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated over a one-year period and is shown as a percentage of the investment.

Total return is the change in value of an investment in the Fund over a given period, assuming reinvestment of any dividends and capital gains. A cumulative total return reflects an actual rate of return over a stated period of time. An average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variations in performance; they are not the same as actual year-by-year results.

The distribution rate is computed by dividing the total amount of the dividends per share paid out during the past period by the maximum offering price or month-end net asset value depending on the class of the Fund. This figure is then "annualized" (multiplied by 365 days and divided by the applicable number of

                                       29                             PROSPECTUS
days in the period). Funds with a front-end sales charge would incorporate the offering price into the distribution yield in place of month-end net asset value.

Distribution rate is a measure of the level of income paid out in cash to Shareholders over a specified period. It differs from yield and total return and is not intended to be a complete measure of performance. Furthermore, the distribution rate may include return of principal and/or capital gains. Total return is the change in value of a hypothetical investment over a given period assuming reinvestment of dividends and capital gain distributions. The yield refers to the cumulative 30-day rolling net investment income, divided by maximum offering price and multiplied by average shares outstanding during this period. See the Statement of Additional Information.

The Trust will include information on all classes of shares of the Fund in any advertisement or information including performance data for the Fund. The performance for Fiduciary Class shares may be higher than for Class A shares and Class B shares because Fiduciary Class shares are not subject to sales charges and distribution expenses.

The performance of each class of the Fund may from time to time be compared to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices that may assume investment of dividends but do not reflect deductions for administrative and management costs. In addition, the performance of each class of the Fund may be compared to other funds or to relevant indices that may calculate total return without reflecting sales charges; in which case, the Fund may advertise its total return in the same manner. If reflected, sales charges would reduce these total return calculations.

Further information about the performance of each class of the Fund is contained in the Trust's Annual Report to Shareholders for The One Group-Registered Trademark- Government Bond Fund, which may be obtained without charge by calling 1-800-480-4111.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to the tax consequences of investing in the Fund.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify as a "regulated investment company" for Federal income tax purposes and to meet all other requirements that are necessary for it to be relieved of Federal taxes on that part of its net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital loss) that is distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to Shareholders of each class of shares of the Fund on at least an annual basis. Generally, dividends from net investment income will be taxable to Shareholders as ordinary income whether received in cash or in additional shares, and any net capital gains will be distributed at least annually and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares.

Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the Code ("qualified retirement plans") will not be taxable. The Federal tax treatment of qualified retirement plans, as well as distributions from such plans, is governed by specific provisions of the Code. If shares are held by a retirement plan that ceases to qualify for tax-exempt treatment under the Code or by an individual who has received such shares as a distribution from a retirement plan, the Fund's distributions will be taxable to such plan or individual as described in the preceding paragraph. Persons considering directing the investment of their qualified retirement plan account in the Fund and qualified retirement plan trusts considering purchasing such shares, should consult their tax advisers for a more complete explanation of the Federal tax consequences, and for an explanation of the state, local and (if applicable) foreign tax consequences of making such an investment.

The Fund will make annual reports to Shareholders of the Federal income tax status of all distributions.

Certain securities purchased by the Fund (such as STRIPS, CUBES, TRS, TIGRS  and
CATS), as defined in the "Description of Permitted Investments," are sold at original issue discount and thus do not make periodic cash interest payments. The Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by Shareholders on December 31 of that year, if paid by the Fund at any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for Federal excise tax.

PROSPECTUS                             30

Dividends received by a Shareholder that are derived from the Fund's investments in U.S. government obligations may not be entitled to the exemptions from state and local income taxes that would be available if the Shareholder had purchased U.S. government obligations directly. The Fund will inform Shareholders annually of the percentage of income and distributions derived from U.S. government obligations. Shareholders should consult their tax advisers regarding the state and local tax treatment of the dividends received from the Fund.

Sale, exchange, or redemption of Fund shares by a Shareholder will generally be a taxable event to such Shareholder.

                                       31                             PROSPECTUS

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PROSPECTUS                             32

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                                       33                             PROSPECTUS

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PROSPECTUS                             34

Investment Adviser and Sub-Administrator
Banc One Investment Advisors Corporation
774 Park Meadow Road
Columbus, OH 43271-0211

Distributor
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
Suite 1200 South
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

Independent Accountants
Coopers & Lybrand L.L.P.
One Post Office Square
Boston, MA 02109

TOG-F-118

THE ONE GROUP-REGISTERED TRADEMARK- INCOME EQUITY FUND                PROSPECTUS

--------------------------------------------------------------------------------

Investment  Adviser:  BANC ONE INVESTMENT ADVISORS CORPORATION

The One Group-Registered Trademark- (the "Trust") is a mutual fund seeking to provide a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to The One Group-Registered Trademark- Income Equity Fund Class A, Class B and Fiduciary Class shares.

THE ONE GROUP-REGISTERED TRADEMARK- INCOME EQUITY FUND (THE "FUND") SEEKS CURRENT INCOME THROUGH REGULAR PAYMENT OF DIVIDENDS WITH THE SECONDARY GOAL OF ACHIEVING CAPITAL APPRECIATION BY INVESTING PRIMARILY IN EQUITY SECURITIES.

CLASS A AND CLASS B SHARES ARE OFFERED TO THE GENERAL PUBLIC.

FIDUCIARY CLASS SHARES ARE OFFERED TO INSTITUTIONAL INVESTORS, INCLUDING AFFILIATES OF BANC ONE CORPORATION AND ANY BANK, DEPOSITORY INSTITUTION, INSURANCE COMPANY, PENSION PLAN, OR OTHER ORGANIZATION AUTHORIZED TO ACT IN
FIDUCIARY, ADVISORY, AGENCY, CUSTODIAL OR SIMILAR CAPACITIES (EACH AN "AUTHORIZED FINANCIAL ORGANIZATION").

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY BANC ONE CORPORATION OR ITS BANK OR NON-BANK AFFILIATES. THE TRUST'S SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE. AN INVESTMENT IN MUTUAL FUND SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. BANC ONE INVESTMENT ADVISORS CORPORATION RECEIVES FEES FROM THE FUND FOR INVESTMENT ADVISORY AND OTHER SERVICES.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated November 1, 1995 has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, The One Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, or by calling 1-800-480-4111 during business hours. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

November 1, 1995

TABLE OF CONTENTS

SUMMARY..........................................................................................          3
ABOUT THE FUND...................................................................................          4
  Expense Summary................................................................................          4
  Financial Highlights...........................................................................          5
  The Fund.......................................................................................          7
  Investment Objective...........................................................................          7
  Investment Policies............................................................................          7
HOW TO DO BUSINESS WITH THE ONE GROUP-REGISTERED TRADEMARK-......................................          8
  How to Invest in The One Group-Registered Trademark-...........................................          8
  Alternative Sales Arrangements.................................................................         11
  Exchanges......................................................................................         12
  Redemptions....................................................................................         13
FUND MANAGEMENT..................................................................................         14
  The Adviser....................................................................................         14
  The Distributor................................................................................         14
  The Administrator..............................................................................         15
  The Transfer Agent and Custodian...............................................................         15
  Counsel and Independent Accountants............................................................         15
OTHER INFORMATION................................................................................         15
  The Trust......................................................................................         15
  Other Investment Policies......................................................................         17
  Description of Permitted Investments...........................................................         17
  Description of Ratings.........................................................................         22
  Miscellaneous..................................................................................         22
  Performance....................................................................................         23
  Taxes..........................................................................................         23

PROSPECTUS                             2

SUMMARY

The One Group-Registered Trademark- (the "Trust") is an open-end management investment company that provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Income Equity Fund.

WHAT IS THE INVESTMENT OBJECTIVE? The Fund seeks current income through regular payment of dividends with the secondary goal of achieving capital appreciation by investing primarily in equity securities. See "Investment Objective."

WHAT ARE THE PERMITTED INVESTMENTS? The Fund will invest primarily in common stocks, but may also invest in debt securities and preferred stock that are convertible into common stock. Equity securities such as those in which the Fund may invest are more volatile and carry more risk than some other forms of investment. Accordingly, the net asset value per share of the Fund may decrease over time. The Fund may only invest in a select few derivatives; their characteristics and limitations on their use are more fully described in "Description of Permitted Investments." There are many different types of derivative securities with varying degrees of potential risk and return. See "Investment Policies."

WHO IS THE ADVISER? Banc One Investment Advisors Corporation, an indirect subsidiary of BANC ONE CORPORATION, serves as the Adviser of the Trust. The Adviser is entitled to a fee for advisory services provided to the Trust. The Adviser may voluntarily agree to waive a part of its fees. See "The Adviser" and "Expense Summary."

WHO IS THE ADMINISTRATOR? The One Group-Registered Trademark- Services Company serves as the Administrator of the Trust. The Administrator is entitled to a fee for services provided to the Trust. Banc One Investment Advisors Corporation serves as the Sub-Administrator of the Trust, pursuant to an agreement with the Administrator for which Banc One Investment Advisors Corporation receives a fee paid by the Administrator. See "The Administrator" and "Expense Summary."

WHO IS THE TRANSFER AGENT AND CUSTODIAN? State Street Bank and Trust Company serves as Transfer Agent and Custodian for the Trust for which services it receives a fee. Bank One Trust Company, N.A. serves as Sub-Custodian for the Trust, for which services it receives a fee. See "The Transfer Agent and Custodian."

WHO IS THE DISTRIBUTOR? The One Group-Registered Trademark- Services Company acts as Distributor of the Trust's shares. The Distributor is entitled to fees for distribution services for the Class A and Class B shares of the Fund. No compensation is paid to the Distributor for distribution services for the Fiduciary Class shares of the Fund. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions of shares of the Fund may be made through the Distributor on any day that the New York Stock Exchange is open for trading ("Business Days"). See "How to Invest in The One Group-Registered Trademark-" and "Redemptions."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is declared on the last Business Day of each month as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of the Fund on the first Business Day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless the Shareholder elects to take the payment in cash. See "Dividends."

                                       3                              PROSPECTUS

ABOUT THE FUND

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- INCOME EQUITY FUND

                                                                                                     FIDUCIARY
                                                                            CLASS A      CLASS B       CLASS
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)...................................       4.50%         none         none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase price or redemption proceeds, as
  applicable)...........................................................        none        5.00%         none
Redemption Fees.........................................................        none         none         none
Exchange Fees...........................................................        none         none         none
ANNUAL OPERATING EXPENSES(2)
  (as a percentage of average daily net assets)
Investment Advisory Fees................................................        .74%         .74%         .74%
12b-1 Fees (after fee waiver)(3)........................................        .25%        1.00%         none
Other Expenses..........................................................        .31%         .31%         .31%
---------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES(4).............................................       1.30%        2.05%        1.05%
---------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution or broker/dealer may be charged separate transaction fees by the financial institution or broker/dealer. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares. There are no 12b-1 fees charged to Fiduciary Class shares. The 12b-1 fees include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class B shares and may include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class A shares. See "The Distributor."

(4) Total Operating Expenses have been revised to reflect fee waivers effective as of the date of this Prospectus. The Adviser may voluntarily agree to waive a part of its fees. Absent the voluntary 12b-1 fee waiver, Total Operating Expenses would be 1.40% for Class A shares.

PROSPECTUS                             4

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class A and Fiduciary Class shares of the Fund, assuming: (1) imposition of the maximum sales charge for Class A shares; (2) 5% annual return; and (3) redemption at the end of each time period.

----------------------------------------------------------------------------------
                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------------------------------------------------------
Class A                                        $58      $84       $113      $195
Fiduciary Class                                $11      $33       $ 58      $128

Absent the voluntary reduction of 12b-1 fees, the dollar amounts in the above example would be as follows:

----------------------------------------------------------------------------------
                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------------------------------------------------------
Class A                                        $59      $87       $118      $205

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class B shares, assuming: (1) deduction of the applicable maximum Contingent Deferred Sales Charge; and (2) 5% annual return.

----------------------------------------------------------------------------------
                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------------------------------------------------------
Assuming a complete redemption at end of
  period                                       $71      $94       $130      $219
Assuming no redemption                         $21      $64       $110      $219

Class B shareholders do not receive a voluntary reduction in 12b-1 fees. However, after eight (8) years, Class B shares automatically convert to Class A shares, which do receive a voluntary reduction in fees. Therefore, a purchaser of Class B shares remaining in the Fund for ten (10) years would pay $219 with the voluntary reduction applicable to Class A shareholders, and $221 absent the voluntary reduction.

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

The rules of the Securities and Exchange Commission (the "SEC") require that the maximum sales charge be reflected in the above table. However, investors in the Fund ("Shareholders") may, under certain circumstances, qualify for reduced sales charges. See "How to Invest in The One Group-Registered Trademark-." Long-term Shareholders of Class A shares and Class B shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

FINANCIAL HIGHLIGHTS

The Trust was organized as a Massachusetts Business Trust on May 23, 1985. The Trust currently consists of 29 separate investment portfolios (the "funds"). Currently, shares in The One Group-Registered Trademark- Income Equity Fund are offered in three separate classes: Class A shares, Class B shares and Fiduciary Class shares.

The following tables set forth financial information with respect to the Financial Highlights for Class A, Class B and Fiduciary Class shares of the Fund for the period from commencement of operations of each such class of the Fund to June 30, 1995. Such information is a part of the financial statements audited by Coopers & Lybrand L.L.P., independent accountants for the Trust, whose report on the Trust's financial statements for the year ended June 30, 1995 appears in the Statement of Additional Information. Further information about the Fund's performance is contained in the Annual Report to Shareholders, which may be obtained without charge from the Distributor by calling 1-800-480-4111 during business hours.

                                       5                              PROSPECTUS

THE ONE GROUP-REGISTERED TRADEMARK- INCOME EQUITY FUND
FINANCIAL HIGHLIGHTS
For a share of each class outstanding throughout each period

                                                                INCOME EQUITY FUND
                                     -------------------------------------------------------------------------
                                                                YEAR ENDED JUNE 30,
                                     -------------------------------------------------------------------------
                                                   1995                                   1994
                                     ---------------------------------    ------------------------------------
                                     FIDUCIARY     CLASS A    CLASS B     FIDUCIARY    CLASS A    CLASS B (c)
                                     ----------   ---------   --------    ----------   --------   ------------
Net Asset Value,
 Beginning of Period...............  $  13.22     $ 13.20      $13.23     $    13.21   $13.20        $13.83
                                     ----------   ---------   --------    ----------   --------      ------
Investment Activities
  Net Investment Income............      0.40        0.03        0.26           0.39     0.36          0.11
  Net Realized and Unrealized Gain
    (Losses) from Investments......      2.28        2.29        2.29           0.01                  (0.60)
                                     ----------   ---------   --------    ----------   --------      ------
Total from Investment Activities...      2.68        2.32        2.55           0.40     0.36         (0.49)
                                     ----------   ---------   --------    ----------   --------      ------
Distributions
  Net Investment Income............     (0.40)      (0.03)      (0.25)         (0.39)   (0.34)        (0.11)
  In Excess of Net Investment
    Income.........................                 (0.01)      (0.02)                  (0.02)
  Net Realized Gains...............     (0.37)      (0.37)      (0.37)
                                     ----------   ---------   --------    ----------   --------      ------
Total Distributions................     (0.77)      (0.41)      (0.64)         (0.39)   (0.36)        (0.11)
                                     ----------   ---------   --------    ----------   --------      ------
Net Asset Value, End of Period.....  $  15.13     $ 15.11      $15.14     $    13.22   $13.20        $13.23
                                     ----------   ---------   --------    ----------   --------      ------
                                     ----------   ---------   --------    ----------   --------      ------
Total Return (Excludes Sales
 Charge)...........................     21.04%      20.79%      19.91%          3.27%    2.95%        (3.37)%(d)
Ratios/Supplementary Data:
  Net Assets at end of period
    (000)..........................  $170,919     $13,793      $3,468     $  198,787   $12,054       $1,714
  Ratio of expenses to average net
    assets.........................      1.01%       1.26%       2.01%          0.98%    1.23%         1.95%(b)
  Ratio of net investment income to
    average net assets.............      2.85%       2.61%       1.88%          3.18%    3.01%         2.70%(b)
  Ratio of expenses to average net
    assets*........................      1.01%       1.36%       2.02%          1.05%    1.40%         1.95%(b)
  Ratio of net investment income to
    average net assets*............      2.85%       2.51%       1.87%          3.11%    2.84%         2.70%(b)
  Portfolio Turnover...............      4.03%       4.03%       4.03%         22.69%   22.69%        22.69%


                                             1993                      1992                1991
                                     ---------------------   ------------------------    ---------
                                     FIDUCIARY    CLASS A    FIDUCIARY    CLASS A (a)    FIDUCIARY
                                     ----------   --------   ----------   -----------    ---------
Net Asset Value,
 Beginning of Period...............  $  12.24     $12.23     $  11.35        $12.34      $ 11.06
                                     ----------   --------   ----------   -----------    ---------
Investment Activities
  Net Investment Income............      0.43       0.40         0.49          0.20         0.54
  Net Realized and Unrealized Gain
    (Losses) from Investments......      0.97       0.98         0.90         (0.10)        0.26
                                     ----------   --------   ----------   -----------    ---------
Total from Investment Activities...      1.40       1.38         1.39          0.10         0.80
                                     ----------   --------   ----------   -----------    ---------
Distributions
  Net Investment Income............     (0.43)     (0.41)       (0.50)        (0.21)       (0.51)
  In Excess of Net Investment
    Income.........................
  Net Realized Gains...............
                                     ----------   --------   ----------   -----------    ---------
Total Distributions................     (0.43)     (0.41)       (0.50)        (0.21)       (0.51)
                                     ----------   --------   ----------   -----------    ---------
Net Asset Value, End of Period.....  $  13.21     $13.20     $  12.24        $12.23      $ 11.35
                                     ----------   --------   ----------   -----------    ---------
                                     ----------   --------   ----------   -----------    ---------
Total Return (Excludes Sales
 Charge)...........................     11.56%     11.38%       12.36%         2.16%(b)     7.48%
Ratios/Supplementary Data:
  Net Assets at end of period
    (000)..........................  $153,144     $9,513     $125,050        $  118      $73,552
  Ratio of expenses to average net
    assets.........................      0.90%      1.11%        0.70%         1.29%(b)     0.42%
  Ratio of net investment income to
    average net assets.............      3.37%      3.32%        4.12%         3.97%(b)     4.80%
  Ratio of expenses to average net
    assets*........................      1.07%      1.43%        1.23%         1.49%(b)     1.16%
  Ratio of net investment income to
    average net assets*............      3.20%      3.00%        3.59%         3.77%(b)     4.06%
  Portfolio Turnover...............      7.53%      7.53%        5.99%         5.99%        9.36%

--------------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class A Shares commenced offering on February 18, 1992.
(b) Annualized.
(c) Class B Shares commenced offering on January 14, 1994.
(d) Not Annualized.

PROSPECTUS                             6

THE FUND

The One Group-Registered Trademark- Income Equity Fund (the "Fund") is part of The One Group-Registered Trademark- (the "Trust"), which is an open-end management investment company that offers units of beneficial interest ("shares") in 29 separate funds and different classes of certain of the funds. This Prospectus relates to the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Income Equity Fund, which provide for variations in distribution costs, voting rights, dividends and per share net asset value pursuant to a multiple class plan (the "Multiple Class Plan") adopted by the Board of Trustees of the Trust. Except for these differences among classes, each share of the Fund represents an undivided, proportionate interest in the Fund. The Fund is a diversified mutual fund. Information regarding the Trust's other funds and their classes is contained in separate prospectuses which may be obtained from the Trust's Distributor, The One Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, or by calling 1-800-480-4111.

INVESTMENT OBJECTIVE

The Fund seeks current income through regular payment of dividends with the secondary goal of achieving capital appreciation by investing primarily in equity securities.

The investment objective of the Fund is fundamental and may not be changed without a vote of the holders of a majority of the Fund's outstanding shares (as defined in the Statement of Additional Information).

There is no assurance that the Fund will meet its investment objective.

INVESTMENT POLICIES

The investment policies of the Fund may be changed without an affirmative vote of the holders of a majority of the Fund's outstanding shares unless a policy is expressly deemed to be fundamental or is expressly deemed to be changeable only by such a majority vote.

PERMISSIBLE INVESTMENTS

The Fund will, under normal conditions, invest at least 80% of the value of its total assets in equity securities consisting of common stocks, and debt securities and preferred stocks which are convertible into common stocks. The Fund may also enter into futures contracts, provided that the value of these contracts does not exceed 25% of the Fund's total assets. In addition, the Fund may write covered call options on securities it owns and enter into related closing purchase transactions when such activity will further the Fund's investment objective, and may also engage in other options transactions in furtherance of its investment objective. The balance of the Fund's assets will be held in cash equivalents possessing one of the ratings described below in "Description of Ratings" at the time of investment or, if unrated, determined by the Adviser to be of comparable quality.

The Fund will make investments in an attempt to keep its yield above the Standard & Poor's 500 Composite Stock Price Index.(1) Achieving such a yield will be the primary consideration in selecting securities. However, to the extent not inconsistent with this primary consideration, a security's potential for capital appreciation will also be considered. Investments will be made in common stocks of corporations which regularly pay dividends, although continued payment of dividends cannot be assured. The Fund will invest primarily in stocks with favorable, long-term fundamental characteristics, but stocks of companies that are out of favor in the financial community may also be purchased. The Fund may eliminate its holdings of a stock when the Adviser determines that there is a significant fundamental change that impairs a company's ability to pay dividends.

In addition to the permissible investments described above, the Fund may invest in U.S. Treasury obligations, including Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES"), receipts, including Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS"), and Certificates of Accrual on Treasury Securities ("CATS"), certificates of deposit, time deposits, U.S. government agency securities, repurchase agreements, reverse repurchase agreements, securities of other investment companies, when-issued securities, forward commitments, options, futures contracts, and options on futures contracts. The Fund may also invest in variable and floating rate notes, bankers' acceptances, commercial paper and securities of foreign issuers, including sponsored and unsponsored American Depository Receipts ("ADRs"). The Fund may also engage in securities lending transactions. All of the Fund's investments, where applicable, must possess one of the ratings described below in the "Description of Ratings" at the time of investment, or, if unrated, determined by the Adviser to be of comparable quality.

This list of permissible investments includes select securities that may be commonly considered to be derivatives, including: options, futures contracts and options on futures contracts. These securities and limitations on their use are more fully described in the "Description of Permitted Investments."

For a description of the Fund's permitted investments, see "Description of Permitted Investments." For a description of permitted investments for temporary defensive purposes, see "Temporary Defensive Position."

RISK FACTORS

Changes in the value of portfolio securities will not affect cash income, if any, derived from these securities but will affect the

-------------

(1) "Standard & Poor's 500" is a registered service mark of Standard & Poor's Corporation, which does not sponsor and is in no way affiliated with the Fund.

                                       7                              PROSPECTUS

Fund's net asset value. Because the Fund invests primarily in equity securities, which fluctuate in value, the Fund's shares will fluctuate in value.

Certain investment management techniques that the Fund may use, such as the purchase and sale of futures, options, and forward commitments, could expose the Fund to potentially greater risk of loss than more traditional equity investments.

Investments in securities of foreign issuers may involve greater risks than are present in U.S. investments. In general, issuers in many foreign countries are not subject to accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies. There is generally less information publicly available about and less regulation of foreign issuers than U.S. companies. Transaction costs are generally higher for investments in foreign issuers. Securities of some foreign companies are less liquid, and their prices more volatile, than securities of comparable U.S. companies. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States, which could adversely affect the liquidity of the Fund. In addition, with respect to some foreign countries, there are the possibilities of expropriation or confiscatory taxation, the imposition of additional taxes or tax withholding, limitations on the removal of securities, property or other assets of the Fund, political or social instability, and diplomatic developments, which could affect the value of investments in those countries.

For additional information on each of the Fund's permitted investments and associated risks, see "Description of Permitted Investments."

HOW TO DO BUSINESS WITH
THE ONE GROUP-REGISTERED TRADEMARK-

HOW TO INVEST IN THE ONE GROUP-REGISTERED TRADEMARK-

Shares of the Fund are sold on a continuous basis and may be purchased directly from the Trust's Distributor, The One Group-Registered Trademark- Services Company by mail, by telephone, or by wire. Shares may also be purchased through a financial institution, such as a bank, savings and loan association or insurance company (each a "Shareholder Servicing Agent"), that has established a Shareholder servicing agreement with the Distributor or through a broker-dealer that has established a dealer agreement with the Distributor.

Purchases and redemptions of shares of the Fund may be made on any day that the New York Stock Exchange is open for trading ("Business Days"). The minimum initial and subsequent investments in the Fund are $1,000 and $100, respectively ($100 and $25, respectively, for employees of BANC ONE CORPORATION and its affiliates). The initial and subsequent minimum investments may be waived at the Distributor's discretion. Investors may purchase up to a maximum of $250,000 of Class B shares per individual purchase order.

Class A and Class B shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities (each an "Authorized Financial Organization"). For additional details regarding eligibility, call the Distributor at 1-800-480-4111.

BY MAIL

Investors may purchase Class A and Class B shares of the Fund by completing and signing an Account Application Form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The One Group-Registered Trademark-," to State Street Bank and Trust Company (the Trust's Transfer Agent and Custodian), P.O. Box 8500, Boston, MA 02266-8500. Subsequent purchases of shares may be made at any time by mailing a check to the Transfer Agent. Account Application Forms are available through the Distributor by calling 1-800-480-4111.

Purchases of Fiduciary Class shares and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, are made by an institutional investor and/or other intermediary on behalf of an investor (each also a "Shareholder Servicing Agent"). The Shareholder Servicing Agent may require an investor to complete forms in addition to the Account Application Form and to follow procedures established by the Shareholder Servicing Agent. Such Shareholders should contact their Shareholder Servicing Agents regarding purchases, exchanges and redemptions of shares. See "Additional Information Regarding Purchases."

BY TELEPHONE OR BY WIRE

Once an Account Application Form has been received, Shareholders are eligible to make purchases by telephone or wire (if that option has been selected by a Shareholder) by calling the Transfer Agent at 1-800-480-4111 or the Shareholder Servicing Agent, if applicable.

Shareholders may revoke their automatic eligibility to make purchases and/or redemptions by telephone or by wire, by sending a letter so stating to the Transfer Agent, State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500.

SYSTEMATIC INVESTMENT PLAN

Class A and Class B investors may make automatic monthly investments in the Fund from their bank, savings and loan or other depository institution accounts. The minimum initial and subsequent investments must be $25 under the Systematic Investment Plan, which minimum may be waived at the discretion of the Distributor. The Trust pays the costs associated with these transfers, but reserves the right, upon thirty days' written notice, to impose reasonable charges for this service. A depository institution may impose a charge for debiting an investor's account which would reduce the investor's return from an investment in the Fund.

PROSPECTUS                             8

FUND-DIRECT IRA

The  Trust offers a tax-advantaged retirement plan  for which shares of the Fund
may  be  an   appropriate  investment.  The   Trust's  retirement  plan   allows
participants to defer taxes while helping them build their retirement savings.

The One Group-Registered Trademark-'s Fund-Direct IRA is a retirement plan with a wide choice of investments offering people with earned income the opportunity to compound earnings on a tax-deferred basis. An IRA Adoption Agreement may be obtained by calling the Distributor at 1-800-480-4111.

ADDITIONAL INFORMATION REGARDING PURCHASES

A purchase order will be effective as of the day received by the Distributor if the Distributor receives the order before 4:00 p.m., eastern time. However, an order may be cancelled if the Transfer Agent does not receive Federal funds before the close of business on the next Business Day for Fiduciary Class shares, and before the close of business on the third Business Day for Class A and Class B shares, and the investor could be liable for any fees or expenses incurred by the Trust. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. The purchase price of shares of the Fund is the net asset value next determined after a purchase order is effected plus any applicable sales charge (the "offering price"). The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets allowable to a class, less any liabilities allocable to that class, by the total number of outstanding shares of such class. Net asset value per share is determined daily as of 4:00 p.m., eastern time, on each Business Day. For a further discussion of the calculation of net asset value, see the Statement of Additional Information. Shares may also be issued in transactions involving the acquisition by the Fund of securities held by collective investment funds sponsored and administered by affiliates of the Adviser. Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. Although the methodology and procedures are identical, the net asset value per share of classes within the Fund may differ because the distribution expenses charged to Class A shares and Class B shares are not charged to Fiduciary Class shares.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order. Except as provided below, neither the Trust's Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon telephone or wire instructions, and the investor will bear all risk of loss. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If such procedures are not employed, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.

Fiduciary Class shares offered to institutional investors and to investors in certain retirement plans, and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, will normally be held in the name of the Shareholder Servicing Agent effecting the purchase on the Shareholder's behalf, and it is the Shareholder Servicing Agent's responsibility to transmit purchase orders to the Distributor. A Shareholder Servicing Agent may impose an earlier cut-off time for receipt of purchase orders directed through it to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. The Shareholder should contact his or her Shareholder Servicing Agent for information as to the Shareholder Servicing Agent's procedures for transmitting purchase, exchange or redemption orders to the Trust. A Shareholder who desires to transfer the registration of shares beneficially owned by him or her, but held of record by a Shareholder Servicing Agent, should contact the Shareholder Servicing Agent to accomplish such change. Other Shareholders who desire to transfer the registration of their shares should contact the Transfer Agent.

No certificates representing the shares of the Fund will be issued. In communications to Shareholders, the Fund will not duplicate mailings of Fund material to Shareholders who reside at the same address.

SALES CHARGE

The following table shows the initial sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge reallowed to financial institutions and intermediaries (the "commission"):

                                                    SALES CHARGE
                                SALES CHARGE       AS APPROPRIATE         COMMISSION
                                    AS A            PERCENTAGE OF            AS A
                               PERCENTAGE OF         NET AMOUNT         PERCENTAGE OF
AMOUNT OF PURCHASE             OFFERING PRICE         INVESTED          OFFERING PRICE
---------------------------  ------------------  -------------------  ------------------
less than $50,000..........           4.50%               4.71%                4.05%
$50,000 but less than
  $100,000.................           3.50%               3.63%                3.15%
$100,000 but less than
  $250,000.................           2.50%               2.56%                2.25%
$250,000 but less than
  $500,000.................           1.50%               1.52%                1.35%
$500,000 but less than
  $1,000,000...............           1.00%               1.01%                0.90%
$1,000,000 or more.........           0.00%               0.00%                0.00%

The commissions shown in the table apply to sales through financial institutions and intermediaries. Under certain circumstances, the Distributor will use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commission shown above. The maximum cash compensation payable by the Distributor as a sales charge is 4.50% of the offering price (including the commission shown above and additional cash compensation described below). In addition, the Distributor will, from time to time and at its own expense, provide promotional incentives to financial institutions and intermediaries, whose registered representatives have sold or are expected to sell significant amounts of shares of the Fund, in the form of payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or outside the United States, and additional compensation in an amount up to .50% of the

                                       9                              PROSPECTUS
offering price of Class A shares of the Fund for sales of $1 million or more. However, the Distributor will be reimbursed by the person receiving such additional compensation for sales of the Fund of $1 million or more, if a
Shareholder redeems any or all of the shares for which such additional compensation was paid by the Distributor prior to the first year anniversary of purchase. Under certain circumstances, commissions up to the amount of the entire sales charge will be reallowed to financial institutions and intermediaries, which might then be deemed to be "underwriters" under the Securities Act of 1933.

RIGHT OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current value at the offering price of previously purchased Class A and Class B shares of the Fund and other eligible funds of the Trust, other than the Trust's money market funds, that are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), and including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT

By initially investing at least $2,000 in Class A shares of one or more funds of the Trust that impose a comparable sales charge over the next 13 months, the sales charge may be reduced by completing the Letter of Intent section of the Account Application Form. The Letter of Intent includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period. In addition, pursuant to a Letter of Intent, the Custodian will hold in escrow the difference between the sales charge applicable to the amount initially purchased and the sales charge paid at the time of the investment, which is based on the amount covered by the Letter of Intent.

For example, assume an investor signs a Letter of Intent to purchase $250,000 in Class A shares of one (or more) of the funds of the Trust that impose a comparable sales charge and, at the time of signing the Letter of Intent, purchases $100,000 of Class A shares of one of these funds. The investor would pay an initial sales charge of 1.50% (the sales charge applicable to purchases of $250,000) and 1.00% of the investment (representing the difference between the 2.50% sales charge applicable to purchases of $100,000 and the 1.50% sales charge already paid) would be held in escrow until the investor has purchased the remaining $150,000 or more in Class A shares under the investor's Letter of Intent.

The amount held in escrow will be applied to the investor's account at the end of the 13-month period unless the amount specified in the Letter of Intent is not purchased. In order to qualify for a Letter of Intent, the investor will be required to make a minimum purchase of at least $2,000.

The Letter of Intent will not obligate the investor to purchase Class A shares, but if he or she does, each purchase during the period will be at the sales charge applicable to the total amount intended to be purchased. The Letter of Intent may be dated as of a prior date to include any purchases made within the past 90 days.

OTHER CIRCUMSTANCES

No sales charge is imposed on Class A shares of the Fund: (i) issued through reinvestment of dividends and capital gains distributions; (ii) acquired through the exercise of exchange privileges where a comparable sales charge has been paid for exchanged shares; (iii) purchased by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of the Trust, of BANC ONE CORPORATION and its subsidiaries and affiliates, of the Distributor and its subsidiaries and affiliates, or of an investment sub-adviser of a fund of the Trust and such sub-adviser's subsidiaries and affiliates; (iv) sold to affiliates of BANC ONE CORPORATION and certain accounts (other than Individual Retirement Accounts) for which Authorized Financial Organizations act in fiduciary, advisory, agency, custodial or similar capacities, or purchased by investment advisers, financial planners or other intermediaries who have a dealer arrangement with the Distributor, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such investment advisers, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment adviser, financial planner or other intermediary; (v) purchased with proceeds from the recent redemption of Fiduciary Class shares of a fund of the Trust, or acquired in an exchange of Fiduciary Class shares of a fund for Class A shares of the same fund; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund (other than a fund of the Trust) for which a sales charge was paid; (vii) purchased in an Individual Retirement Account with the proceeds of a distribution from an employee benefit plan, provided that, at the time of distribution, the employee benefit plan had plan assets invested in a fund of the Trust; (viii) purchased with Trust assets; (ix) purchased in accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with the Distributor; or (x) directly purchased with the proceeds of a distribution on a bond for which a BANC ONE CORPORATION affiliate bank or trust company is the Trustee or Paying Agent.

An investor relying upon any of the categories of waivers of the sales charge must qualify for such waiver in advance of the

PROSPECTUS                             10
purchase with the Distributor or the financial institution or intermediary through which shares are purchased by the investor.

The waiver of the sales charge under circumstances (v), (vi) and (vii) above applies only if the purchase is made within 60 days of the redemption or distribution and if conditions imposed by the Distributor are met. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption or distribution as described in clauses (v), (vi) and (vii) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-480-4111 to determine whether they are eligible to purchase shares without paying a sales charge through the use of proceeds from a recent redemption or distribution as described above, and to confirm continued availability of these waiver policies prior to initiating the procedures described in clauses (v), (vi) and (vii).

ALTERNATIVE SALES ARRANGEMENTS

CLASS B SHARES

Class B shares are not subject to a sales charge when they are purchased, but are subject to a sales charge (the "Contingent Deferred Sales Charge") if a Shareholder redeems them prior to the sixth anniversary of purchase. When a Shareholder purchases Class B shares, the full purchase amount is invested directly in the Fund. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee at an annual rate of 1.00% of the Fund's average daily net assets as provided in the Class B Plan (described below under "The Distributor"). This ongoing fee will cause Class B shares to have a higher expense ratio and to pay lower dividends than Class A shares. Class B shares convert automatically to Class A shares after eight years, commencing from the end of the calendar month in which the purchase order was accepted under the circumstances and subject to the qualifications described in this Prospectus.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of the Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. A dealer reallowance of 4.00% of the original purchase price of the Class B shares will be paid to financial institutions and intermediaries.

CONTINGENT DEFERRED SALES CHARGE

If the Shareholder redeems Class B shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge at the rates set forth below. The Contingent Deferred Sales Charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

The amount of the Contingent Deferred Sales Charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

                                             CONTINGENT DEFERRED
                                              SALES CHARGE AS A
YEAR(S)                                     PERCENTAGE OF DOLLAR
SINCE                                         AMOUNT SUBJECT TO
PURCHASE                                           CHARGE
-----------------------------------------  -----------------------
0-1......................................             5.00%
1-2......................................             4.00%
2-3......................................             3.00%
3-4......................................             3.00%
4-5......................................             2.00%
5-6......................................             1.00%
6-7......................................           None
7-8......................................           None

In determining whether a particular redemption is subject to a Contingent Deferred Sales Charge, it is assumed that the redemption is first of any Class A shares in the Shareholder's Fund account (unless the Shareholder elects to have Class B shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the Shareholder for the longest period of time. This method should result in the lowest possible sales charge.

To provide an example, assume you purchased 100 shares at $10 per share (a total cost of $1,000) and prior to the second anniversary after purchase, the net asset value per share is $12 and during such time you have acquired 10 additional shares through dividends paid in shares. If you then make your first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because you received them as dividends. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds is subject to a Contingent Deferred Sales Charge at a rate of 4.00% (the applicable rate prior to the second anniversary after purchase).

The Contingent Deferred Sales Charge is waived on redemption of shares: (i) for distributions that are made under a Systematic Withdrawal Plan of the Trust and that are limited to no more than 10% of the account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date; (ii) following the death or disability (as defined in the Code) of a Shareholder or a participant or beneficiary of a qualifying retirement plan if redemption is made within one year of such death or disability; or (iii) to the extent that the redemption represents a minimum required distribution from an

                                       11                             PROSPECTUS

Individual Retirement Account or other qualifying retirement plan to a Shareholder who has attained the age of 70 1/2. A Shareholder or his or her representative should contact the Transfer Agent to determine whether a retirement plan qualifies for a waiver and must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver. In addition, the following circumstances are not deemed to result in a "redemption" of Class B shares for purposes of the assessment of a Contingent Deferred Sales Charge, which is therefore waived: (i) plans of reorganization of the Fund, such as mergers, asset acquisitions and exchange offers to which the Fund is a party; or (ii) exchanges for Class B shares of other funds of the Trust as described under "Exchanges."

CONVERSION FEATURE

Class B shares include all shares purchased pursuant to the Contingent Deferred Sales Charge which have been outstanding for less than the period ending eight years after the end of the month in which the shares were purchased. At the end of this period, Class B shares will automatically convert to Class A shares and will be subject to the lower distribution and Shareholder service fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge. The conversion is not a taxable event to a Shareholder.

For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a Shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a Shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the subaccount will also convert to Class A shares.

If a Shareholder effects one or more exchanges among Class B shares of the funds of the Trust during the eight-year period, the Trust will aggregate the holding periods for the shares of each fund of the Trust for purposes of calculating that eight-year period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a Shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

EXCHANGES

CLASS A AND FIDUCIARY CLASS

Fiduciary Class Shareholders of the Fund may exchange their shares for Class A shares of the Fund or for Class A shares or Fiduciary Class shares of another fund of the Trust.

Class A Shareholders may exchange their shares for Fiduciary Class shares of the Fund or for Fiduciary Class shares or Class A shares of another fund of the Trust, if the Shareholder is eligible to purchase such shares.

The exchange privilege may be exercised only in those states where the shares of the Fund or such other fund of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. If a Shareholder seeks to exchange Class A shares of a fund that does not impose a sales charge for Class A shares of a fund that does or the fund being exchanged into has a higher sales charge, the Shareholder will be required to pay a sales charge in the amount equal to the difference between the sales charge applicable to the fund into which the shares are being exchanged and any sales charges previously paid for the exchanged shares, including any sales charges incurred on any earlier exchanges of the shares (unless such sales charge is otherwise waived, as provided in "Other Circumstances"). The exchange of Fiduciary Class shares for Class A shares also will require payment of the sales charge unless the sales charge is waived, as provided in "Other Circumstances."

CLASS B

Class B Shareholders of the Fund may exchange their shares for Class B shares of any other fund of the Trust on the basis of the net asset value of the exchanged Class B shares, without the payment of any Contingent Deferred Sales Charge that might otherwise be due upon redemption of the outstanding Class B shares. The newly acquired Class B shares will be subject to the higher Contingent Deferred Sales Charge of either the fund from which the shares were exchanged or the fund into which the shares were exchanged. With respect to outstanding Class B shares as to which previous exchanges have taken place, "higher Contingent Deferred Sales Charge" shall mean the higher of the Contingent Deferred Sales Charge applicable to either the fund the shares are exchanging into or any other fund from which the shares previously have been exchanged. For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B shares, the holding period for outstanding Class B shares of the fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B shares. For purposes of calculating the holding period applicable to the newly acquired Class B shares, the newly acquired Class B shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B shares of the fund from which the initial exchange was made.

ADDITIONAL INFORMATION REGARDING EXCHANGES

In the case of shares held of record by a Shareholder Servicing Agent but beneficially owned by a Shareholder, to exchange such shares the Shareholder should contact the Shareholder Servicing Agent, who will contact the Transfer Agent and effect the exchange on behalf of the Shareholder. If an exchange request in good order is received by the Transfer Agent by 4:00 p.m., eastern time, on any Business Day, the exchange usually will occur on that day. Any Shareholder who wishes to make an exchange must receive a current prospectus of the fund of the Trust in which he or she wishes to invest before the exchange will be effected.

PROSPECTUS                             12

The Trust reserves the right to change the terms and conditions of the exchange privilege discussed herein upon sixty days' written notice. An exchange between classes of shares of the same fund is not considered a taxable event; however, an exchange between funds of the Trust is considered a sale of shares and usually results in a capital gain or loss for Federal income tax purposes. Shareholders should consult their tax advisers for a more complete explanation of the Federal income tax consequences of an exchange of shares of the Fund.

A more detailed description of the above is set forth in the Statement of Additional Information.

REDEMPTIONS

Shareholders may redeem their shares without charge (except Class B shares, as provided above) on any Business Day; shares may ordinarily be redeemed by mail, by telephone or by wire. All redemption orders are effected at the net asset value per share next determined for Class A and Fiduciary shares, and at net asset value per share next determined reduced by any applicable Contingent Deferred Sales Charge for Class B shares, after receipt of a valid request for redemption. Payment to Shareholders for shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid request for redemption. All written redemption requests should be sent to The One Group-Registered Trademark-, c/o State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or the Shareholder Servicing Agent, if applicable. The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank, a member firm of a domestic stock exchange or by a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program.

The signature guarantee requirement will be waived if all of the following conditions apply: (i) the redemption is for $5,000 worth of shares or less; (ii) the redemption check is payable to the Shareholder(s) of record; and (iii) the redemption check is mailed to the Shareholder(s) at the address of record. The Shareholder may also have the proceeds mailed to a commercial bank account previously designated on the Account Application Form or by written instruction to the Transfer Agent or the Shareholder Servicing Agent, if applicable. There is no charge for having redemption requests mailed to a designated bank account.

BY TELEPHONE OR BY WIRE

Shareholders may have the payment of redemption requests wired or mailed to a domestic commercial bank account previously designated on the Account Application Form. Wire redemption requests may be made by the Shareholder by telephone to the Transfer Agent at 1-800-480-4111, provided that the Shareholder has elected the telephone redemption privilege in writing to the Distributor, or to the Shareholder Servicing Agent, if applicable. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge, which, as of the date of this Prospectus, is $7.00.

Neither   the  Trust  nor  the  Transfer  Agent  will  be  responsible  for  the authenticity of the redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that telephone
instructions  are  genuine,  and  may  be  liable  for  losses  resulting   from
unauthorized or fraudulent telephone transactions if it does not employ those procedures. Such procedures may include requesting personal identification information or recording telephone conversations.

SYSTEMATIC WITHDRAWAL PLAN

Shareholders whose accounts have a value of at least $10,000 may elect to receive, or may designate another person to receive, monthly, quarterly or annual payments in a specified amount of not less than $100 each. There is no charge for this service. Under the Systematic Withdrawal Plan, all dividends and distributions must be reinvested in shares of the Fund. Purchases of additional Class A shares while the Systematic Withdrawal Plan is in effect are generally undesirable because a sales charge is incurred whenever purchases are made.

Pursuant to the Systematic Withdrawal Plan, Class B Shareholders may elect to receive, or may designate another person to receive, distributions provided the distributions are limited to no more than 10% of their account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date. In addition, Shareholders who have attained the age of 70 1/2 may elect to receive distributions, to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan.

If the amount of the systematic withdrawal exceeds the income accrued since the previous withdrawal under the Systematic Withdrawal Plan, the principal balance invested will be reduced and shares will be redeemed.

OTHER INFORMATION REGARDING REDEMPTIONS

At various times, the Fund may be requested to redeem shares for which it has not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for 15 or more days until payment has been collected for the purchase of such shares. The Fund intends to pay cash for all shares redeemed.

Due to the relatively high costs of handling small investments, the Fund reserves the right to redeem, at net asset value, the shares of any Shareholder if, because of redemptions of shares by or on behalf of the Shareholder, the account of such Shareholder in the Fund has a value of less than $1,000, the minimum initial purchase amount. Accordingly, an investor purchasing shares of the Fund in only the minimum investment amount may be subject to such involuntary redemption if he or she

                                       13                             PROSPECTUS
thereafter redeems any of these shares. Before the Fund exercises its right to redeem such shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least $1,000.

See the Statement of Additional Information for examples of when the Trust may suspend the right of redemption or redeem shares involuntarily if it appears appropriate to do so in light of the Trust's responsibilities under the Investment Company Act of 1940.

FUND MANAGEMENT

THE ADVISER

The Trust and Banc One Investment Advisors Corporation (the "Adviser") have entered into an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not deposits or obligations of, or endorsed or guaranteed by BANC ONE CORPORATION or its bank or non-bank affiliates. The Trust's shares are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency or government sponsored agency of the Federal government or any state.

The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION currently has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance and insurance.

On a consolidated basis, BANC ONE CORPORATION had assets of over $86 billion as of June 30, 1995.

The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group-Registered Trademark- since 1985 (then known as "The Helmsman Fund"). Prior to January 1993, Bank One, Milwaukee, NA served as investment adviser to the Fund. Bank One, Milwaukee, NA is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION.

Richard R. Jandrain, III, Senior Managing Director of Equity Securities, is responsible for the development and implementation of the equity investment policies of the Adviser. Mr. Jandrain has over 18 years of investment experience and has served in various investment management positions with the Adviser and its affiliates for the past five years.

R. Lynn Yturri is the Manager of the Fund, having served in that position since July 1993. Mr. Yturri also is the Portfolio Manager of The One Group-Registered Trademark- Large Company Growth Fund. Prior to January 1994, Mr. Yturri served as the Director of Portfolio Management at Bank One Investment Advisors Corporation. Mr. Yturri also served as Manager of Trust Investments at Valley National Bank of Arizona before the Bank was acquired by BANC ONE CORPORATION in 1993 and as Portfolio Manager of the predecessor funds of The One Group-Registered Trademark- Large Company Growth Fund since 1981.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .74% of the average daily net assets of the Fund. The Adviser may voluntarily agree to waive a part of its fees. (See "About the Fund -- Expense Summary.") These fee waivers would be voluntary and may be terminated at any time. Shareholders will be notified in advance if and when these waivers are terminated. The total compensation to the Adviser for investment advisory and sub-administration services exceeds 0.75%, which is considered by the SEC staff to be higher than such fees paid by most other mutual funds. However, the Adviser believes it is comparable to compensation paid by other mutual funds having similar investment objectives and policies. During the fiscal year ended June 30, 1995, the Fund paid investment advisory fees to the Adviser of .74% the Fund's average daily net assets.

THE DISTRIBUTOR

The One Group-Registered Trademark- Services Company (the "Distributor"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to a distribution agreement (the "Distribution Agreement") under which shares of the Fund are sold on a continuous basis.

Class A shares are subject to a distribution and Shareholder services plan (the "Plan"). As provided in the Plan, the Trust will pay the Distributor a fee of
 .35% of the average daily net assets of Class A shares of the Fund. Currently, the Distributor has voluntarily agreed to limit payments under the Plan to .25% of the average daily net assets of Class A shares of the Fund. Up to .25% of the fees payable under the Plan may be used as compensation for Shareholder services by the Distributor and/ or financial institutions and intermediaries. All such fees that may be paid under the Plan will be paid pursuant to Rule 12b-1 of the Investment Company Act of 1940. The Distributor may apply these fees toward: (i) compensation for its services in connection with distribution assistance or provision of Shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings
and   loan   associations,    insurance   companies,   investment    counselors,
broker-dealers, and the Distributor's

PROSPECTUS                             14
affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of Shareholder services.

Class B shares are subject to a Contingent Deferred Sales Charge if such shares are redeemed prior to the sixth anniversary of purchase. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee as provided in the Class B distribution and Shareholder services plan (the "Class B Plan") at an annual rate of 1.00% of the Fund's average daily net assets, which includes Shareholder servicing fees of .25% of the Fund's average daily net assets.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. The combination of the Contingent Deferred Sales Charge and the distribution and Shareholder service fees facilitate the ability of the Fund to sell the Class B shares without a sales charge being deducted at the time of purchase.

The Plan and the Class B Plan are characterized as compensation plans since the distribution fees will be paid to the Distributor without regard to the distribution or Shareholder service expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. The Fund also may execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor for which the affiliate or the Distributor receives compensation. Pursuant to guidelines adopted by the Board of Trustees of the Trust, any such compensation will be reasonable and fair compared to compensation received by other brokers in connection with comparable transactions.

During the fiscal year ended June 30, 1995, 440 Financial Distributors, Inc., the previous distributor to the Trust, received fees aggregating .25% of the average daily net assets of the Class A shares of the Fund. In addition, 440 Financial Distributors, Inc. received annualized fees of 1.00% of the average daily net assets of the Class B shares of the Fund.

Fiduciary Class shares of the Fund are offered without distribution fees to institutional investors, including Authorized Financial Organizations. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares. In addition, a financial institution that is the record owner of shares for the account of its customers may impose separate fees for account services to its customers.

THE ADMINISTRATOR

The One Group-Registered Trademark- Services Company (the "Administrator"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to an administration agreement relating to the Fund (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator is responsible for providing the Trust with administrative services (other than investment advisory services), including regulatory reporting and all necessary office space, equipment, personnel and facilities.

The Adviser serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties, for which the Adviser receives a fee paid by the Administrator.

The Administrator is entitled to a fee for administrative services, which is calculated daily and paid monthly, at an annual rate of .20% of each fund's average daily net assets on the first $1.5 billion in Trust assets, (excluding the Treasury Only Money Market Fund and the Government Money Market Fund) .18% of each fund's average daily net assets to $2 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), and
 .16% of each fund's average daily net assets when Trust assets exceed $2 billion (excluding the Treasury Only Money Market Fund and the Government Money Market
Fund). During the fiscal year ended June 30, 1995, 440 Financial, the previous administrator to the Trust, received annualized fees of .17% of the Fund's average daily net assets.

THE TRANSFER AGENT AND CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 acts as Transfer Agent and Custodian for the Trust for which it receives a fee. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Bank One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street Bank and Trust Company and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Ropes & Gray serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountants of the Trust.

OTHER INFORMATION

THE TRUST

The Trust was organized as a Massachusetts Business Trust under a Declaration of Trust filed on May 23, 1985. The Declaration of Trust permits the Trust to offer separate funds and different classes of each fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto.

                                       15                             PROSPECTUS

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organizational expenses. During the fiscal year of the Trust ended June 30, 1995, the total operating expenses of the Fund were 1.26% of the average daily net assets of the Class A shares of the Fund, 2.01% of the average daily net assets of the Class B shares of the Fund on an annual basis and 1.01% of the average daily net assets of the Fiduciary Class shares of the Fund. These expenses would have been 1.36% of the average daily net assets of the Class A shares, but for the voluntary reduction of fees.

The Adviser and the Administrator of the Fund each bears all expenses incurred in connection with the performance of their services as investment adviser and administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

As a general matter, as set forth in the Multiple Class Plan, expenses are allocated to each class of shares of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. At present, the only expenses that are allocated to Class A and Class B shares, other than in accordance with the relative net asset value of the class, are the different distribution and Shareholder services costs. See "Expense Summary." At present, no expenses are allocated to Fiduciary Class shares as a class that are not also borne by the other classes of shares of the Fund in proportion to the relative net asset values of the shares of such classes.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

As set forth in the Multiple Class Plan, each share held entitles the Shareholder of record to one vote. Each fund of the Trust will vote separately on matters relating solely to that fund. In addition, each class of a fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all fund Shareholders will have equal voting rights on matters that affect all fund Shareholders equally. As a Massachusetts Business Trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be elected or removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is declared on the last Business Day of each month as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of the Fund on the first Business Day of each month. Capital gains of the Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, or Fiduciary Class shares, as applicable, at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Such election, or any revocation thereof, must be made in writing, at least 15 days prior to distribution, to the Transfer Agent at P.O. Box 8500, Boston, MA 02266-8500, and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent. Reinvested dividends and distribution receive the same tax treatment as dividends and distributions paid in cash.

Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in a separate Class B sub-account. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution even though such distribution would in effect represent a return of the Shareholder's investment.

The amount of dividends payable on Fiduciary Class shares will be more than the dividends payable on Class A and Class B shares because of the distribution expenses charged to Class A and Class B shares.

SHAREHOLDER INQUIRIES

Shareholder   inquiries  should  be  directed  to  the  Administrator,  The  One
Group-Registered Trademark- Services Company, 3435 Stelzer Road, Columbus, Ohio 43219.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

PROSPECTUS                             16

OTHER INVESTMENT POLICIES

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes during periods when the Adviser determines that market conditions warrant such action, the Fund may invest up to 100% of its assets in cash equivalents (including securities issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated in one of the two highest short-term rating categories by at least one nationally recognized statistical rating organization ("NRSRO") or, if unrated, determined by the Adviser to be of comparable quality, variable amount master demand notes and bank money market deposit accounts), and may hold cash for liquidity purposes.

To the extent the Fund is engaged in a temporary defensive position, the Fund will not be pursuing its investment objective.

For a further description of the Fund's permitted investments, see "Description of Permitted Investments" and the Statement of Additional Information, and for a description of ratings, see "Description of Ratings."

PORTFOLIO TURNOVER

The Fund may engage in short-term trading, which involves selling securities that have been held for a short period of time in order to increase the potential for capital appreciation and/or income of the Fund or to take advantage of a temporary disparity in the normal price or yield relationship between two securities or changes in market, industry or company conditions or outlook. Any such trading would increase a portfolio's turnover rate and its transaction costs.

The Adviser will choose brokers by judging professional ability, quality of service and reasonableness of commissions. Higher commissions may be paid to those firms that provide research, superior execution and other services. The Adviser may use any such research information in managing the assets of the Fund.

For the fiscal year ended June 30, 1995, the portfolio turnover rate for the Fund was 4.03%. The portfolio turnover rate for the Fund may vary greatly from year to year, as well as within a particular year. Higher portfolio turnover rates will likely result in higher transaction costs to the Fund and may result in additional tax consequences to the Fund's Shareholders.

INVESTMENT LIMITATIONS

The investment objective and the following investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and, if consistent with the Fund's investment objective and policies, repurchase agreements involving securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer. These restrictions apply to 75% of the Fund's assets. For purposes of these limitations, a security is considered to be issued by the government entity whose assets and revenues guarantee or back the security. With respect to private activity bonds or industrial development bonds backed only by the assets and revenues of a non-governmental user, such user would be considered the issuer.

2. Purchase any securities that would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities. For purposes of this limitation (i) utilities will be divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry), and (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

3. Make loans, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies, (ii) enter into repurchase agreements, and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of certain of the permitted investments for the Fund.

The Fund invests in common stocks including sponsored and unsponsored American Depository Receipts ("ADRs") and convertible securities only if they are listed on registered exchanges or actively traded in the over-the-counter market, except that the Fund may invest up to 5% of its assets in restricted securities.

U.S. TREASURY OBLIGATIONS -- The Fund may invest in bills, notes and bonds issued by the U.S. Treasury and separately

                                       17                             PROSPECTUS
traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system, known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES").

RECEIPTS -- The Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS") and Certificates of Accrual on Treasury Securities ("CATS").

STRIPS, CUBES, TRS, TIGRS and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is amortized over the life of the security, and such amortization will constitute the income earned on the security for both accounting and tax purposes. Because of these features, these securities may be subject to greater interest rate volatility than interest-paying U.S. Treasury obligations. The Fund may invest up to 20% of its total assets in STRIPS, CUBES, TRS, TIGRS and CATS. See also "Taxes."

CERTIFICATES OF DEPOSIT -- Certificates of deposit are negotiable interest bearing instruments with a specific maturity. Certificates of deposit ("CDs") are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit ("TD") earns a specified rate of interest over a definite period of time, however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 15% of its total assets in such time deposits and other illiquid securities.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by (i.e., made an obligation of) a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

COMMERCIAL  PAPER --  Commercial paper is  the term used  to designate unsecured
short-term  promissory  notes  issued   by  corporations  and  other   entities.
Maturities on these issues vary from a few days to nine months.

U.S. GOVERNMENT AGENCIES -- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Select agencies, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank, are supported by the full faith and credit of the U.S. Treasury; others, such as the Federal National Mortgage Association ("Fannie Mae"), are supported by the credit of the instrumentality and have the right to borrow from the U.S. Treasury; others are supported by the authority of the U.S. government to purchase the agency's obligations; while still others, such as the Federal Farm Credit Banks and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), are supported solely by the credit of the instrumentality itself. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored agencies or instrumentalities if it is not obligated to do so by law. Obligations of U.S. government agencies include debt issues and mortgage backed securities issued or guaranteed by select agencies.

CONVERTIBLE SECURITIES -- Convertible securities have characteristics similar to both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying stock. As a result, the Fund's selection of convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions.

INVESTMENT COMPANY SECURITIES -- The Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its assets in the securities of other investment companies. In accordance with an exemptive order issued to the Trust by the SEC, such other investment company securities may include securities of a money market fund of the Trust, and such companies may include companies of which the Adviser or a sub-adviser to a fund of the Trust, or an affiliate of such Adviser or sub-adviser, serves as investment adviser, administrator or distributor. Because other investment companies employ an investment adviser, such investment by the Fund may cause Shareholders to bear duplicative fees. The Adviser will waive its fees attributable to the assets of the investing fund invested in a money market fund of the Trust, and, to the extent required by the laws of any state in which shares of the Trust are sold, the Adviser will waive their fees attributable to the assets of the Fund invested in any investment company.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the repurchase price. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss

PROSPECTUS                             18
on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of the Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Repurchase agreements are considered by the SEC to be loans under the Investment Company Act of 1940.

REVERSE REPURCHASE AGREEMENTS -- The Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. The Fund will enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as liquid high grade debt securities, consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowings by a Fund under the Investment Company Act of 1940.

SECURITIES LENDING -- In order to generate additional income, the Fund may lend up to 33% of the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. government or its agencies, shares of an investment trust or mutual fund or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Fund will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in U.S. government securities, shares of an investment trust or mutual fund, or other short-term, highly liquid investments. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing under guidelines established by the Trust's Board of Trustees and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. The Fund will enter into loan arrangements only with counterparties which the Adviser has deemed to be credit worthy under guidelines established by the Board of Trustees. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

RESTRICTED SECURITIES -- The Fund may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under Federal securities law and is generally sold to institutional investors, such as the Fund, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Fund believes that Section 4(2) commercial paper and possibly certain other restricted securities that meet the criteria for liquidity established by the Trustees are quite liquid. The Fund intends, therefore, to treat the restricted securities that meet the criteria for liquidity established by the Trustees, including Section 4(2) commercial paper, as determined by the Adviser, as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because
Section 4(2) commercial paper is liquid, the Fund will not subject such paper to the limitation applicable to restricted securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under an SEC staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a nonexclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under Federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule is expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees have directed the Adviser to consider the following criteria in determining the liquidity of certain restricted securities:

- the frequency of trades and quotes for the security;

- the number of dealers willing to purchase or sell the security and the number of other potential buyers;

- dealer undertakings to make a market in the security; and

- the nature of the security and the nature of the marketplace trades.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, the Fund will not invest more than 15% of its assets in such instruments and other illiquid securities. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not

                                       19                             PROSPECTUS
accurately reflect existing market interest rates. The Fund will not invest more than 5% of its total assets in variable rate master demand notes.

There is no limit on the extent to which the Fund may purchase variable and floating rate instruments that are not illiquid. The Fund will purchase variable and floating rate instruments to facilitate portfolio liquidity or to permit the investment of the Fund's assets at a favorable rate of return.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS AND FORWARD COMMITMENTS -- The Fund may purchase securities on a when-issued basis when deemed by the Adviser to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When the Adviser purchases a when-issued security, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment. The Fund generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of the Fund's total assets, and a commitment will not exceed 90 days. The Fund will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes.

In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Fund is required to hold and maintain in a segregated account until the settlement date, cash, U.S. government securities or liquid high-grade debt obligations in an amount sufficient to meet the purchase price. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although the Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the Adviser deems it appropriate to do so.

OPTIONS -- The Fund may purchase and write (i.e., sell) call options and put options on securities and indices, which options are traded on national securities exchanges. A call option gives the purchaser the right to buy, and obligates the writer of the option to sell, the underlying security at the agreed upon exercise (or "strike") price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying security at the strike price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract. Option contracts may be written with terms that would permit the holder of the option to purchase or sell the underlying security only upon the expiration date of the option. The initial purchase
(sale) of an option contract is an "opening transaction." In order to close out an option position, the Fund may enter into a "closing transaction," the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

The Fund may purchase put and call options in hedging transactions to protect against a decline in the market value of the securities in the Fund (e.g., by the purchase of a put option) and to protect against an increase in the cost of fixed-income securities that the Fund may seek to purchase in the future (e.g., by the purchase of a call option). In the event that paying premiums for put and call options, together with price movements in the underlying securities, are such that exercise of the options would not be profitable for the Fund, losses of the premiums paid may be offset by an increase in the value of the Fund's securities (in the case of a purchase of put options) or by a decrease in the cost of acquisition of securities by the Fund (in the case of a purchase of call options).

The Fund also may write secured put and covered call options as a means of increasing the yield on the Fund and as a means of providing limited protection against decreases in market value of the Fund.

There  are risks associated with  options transactions, including the following:
(i) the success of a hedging strategy may depend on the ability of the Adviser to predict movements in the prices of the individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by the Fund and the prices of options; (iii) there may not be a liquid secondary market for options; and (iv) while the Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security. It is expected that the Fund will only engage in option transactions with respect to permitted investments and related indices.

Generally, the policy of the Fund, in order to avoid the exercise of an option sold by it, will be to cancel its obligation under the option by entering into a closing purchase transaction, if available, unless selling (in the case of a call option) or purchasing (in the case of a put option) the underlying securities is determined to be in the Fund's interest. A closing purchase transaction consists of the Fund purchasing an option having the same terms as the option sold by the Fund, and has the effect of canceling the Fund's position as a seller. The premium which the Fund will pay in executing a closing purchase transaction may be higher (or lower) than the premium received when the option was sold, depending in large part upon the relative price of the underlying security at the time of each transaction. To the extent options sold by the Fund are exercised and the Fund either delivers securities to the holder of a call option or liquidates securities as a source of funds to purchase securities put to the Fund, the Fund's turnover rate will increase, which would cause the Fund to incur additional brokerage expenses.

PROSPECTUS                             20

During the option period, the Fund, as a covered call writer, gives up the potential appreciation above the exercise price should the underlying security rise in value, and the Fund, as a covered put writer, retains the risk of loss should the underlying security decline in value. For the covered call writer, substantial appreciation in the value of the underlying security would result in the security being "called away" at the strike price of the option which may be substantially below the fair market value of such security. For the covered put writer, substantial depreciation in the value of the underlying security would result in the security being "put to" the writer at the strike price of the option which may be substantially in excess of the fair market value of such security. If a covered call option or a covered put option expires unexercised, the writer realizes a gain, and the buyer a loss, in the amount of the premium.

The SEC requires that obligations of investment companies such as the Fund, in connection with option sale positions, must comply with certain segregation or coverage requirements, which are more fully described in the Statement of Additional Information.

The Fund will only write covered call options on its securities and will limit such activities to provide that the aggregate market value of such options and the Fund's obligations under such written puts does not exceed 25% of the Fund's total assets as of the time such options are entered into by the Fund.

FUTURES CONTRACTS AND RELATED OPTIONS -- The Fund may enter into futures contracts, options on futures contracts, index futures and options thereon that are traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC") if, to the extent that such futures and options are not for "bona fide hedging purposes" (as defined by the CFTC), the aggregate initial margin and premiums on such positions (excluding the amount by which options are in the money) do not exceed 5% of the Fund's total assets at current value. The Fund, however, may invest more than such amount for bona fide hedging purposes, and also may invest more than such amount if it obtains authority to do so from the appropriate regulatory agencies without rendering the Fund a commodity pool operator or adversely affecting its status as an investment company for Federal securities law or income tax purposes. However, the Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's total assets.

The Fund may buy and sell futures contracts and related options to manage its exposure to changing interest rates and security prices. Some futures strategies, including selling futures, buying puts and writing calls, may reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio. The Fund expects to enter into these transactions to "lock in" a return or spread on a particular investment or portion of its assets, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or for other risk management strategies.

Options and futures can be volatile instruments, and involve certain risks. If the Adviser applies a hedge at an inappropriate time or judges interest rates incorrectly, options and futures strategies may lower the Fund's return. The Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other instruments, or if it could not close out its positions because of an illiquid secondary market.

Typically, investment in these contracts requires the Fund to deposit with the applicable exchange or other specified financial intermediary as a good faith deposit for its obligations, known as "initial margin," an amount of cash or specified debt securities that initially is 1%-15% of the face amount of the contract and that thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Thereafter, the Fund must make additional deposits equal to any net losses due to unfavorable price movements of the contract and will be credited with an amount equal to any net gains due to favorable price movements. These additional deposits or credits are calculated and required daily and are known as "variation margin."

The SEC requires that when an investment company such as the Fund effects transactions of the foregoing nature, it must either segregate cash or high quality, readily marketable portfolio securities with its custodian in the amount of its obligations under the foregoing transactions or must cover such obligations by maintaining positions in portfolio securities, futures contracts or options that would serve to satisfy or offset the risk of such obligations. When effecting transactions of the foregoing nature, the Fund will comply with such segregation or cover requirements. No limitation exists on the amount of the Fund's assets that may be used to comply with such segregation or cover requirements.

The Fund may engage in straddles and spreads with respect to 5% of its total assets. In a straddle transaction, the Fund either buys a call and a put or sells a call and a put on the same security. In a spread, the Fund purchases and sells a call or a put. The Fund will sell a straddle when the Adviser believes the price of a security will be stable. The Fund will receive a premium on the sale of the put and the call. A spread permits the Fund to make a hedged investment that the price of a security will increase or decline.

SECURITIES OF FOREIGN ISSUERS -- The Fund may invest in securities of foreign issuers to achieve income or capital appreciation. Foreign investments involve risks that are different from investments in securities of U.S. issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign issuers. Foreign branches of foreign banks are not regulated by

                                       21                             PROSPECTUS

U.S. banking authorities and generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. banks. The Fund may invest in commercial paper of foreign issuers and obligations of foreign branches of U.S. banks, U.S. and London branches of foreign banks, and supranational entities which are established through the joint participation of several governments (e.g., the Asian Development Bank and the Inter-American Development Bank). Securities of foreign issuers may include sponsored and unsponsored ADRs, which are securities typically issued by a U.S. financial institution that evidence ownership interests in a pool of securities issued by a foreign issuer. There may be less information available on the foreign issuers of unsponsored ADRs than on the issuers of sponsored ADRs. ADRs include American Depository Shares and New York Shares.

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of commercial paper ratings have been published by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Fitch's Investors Service ("Fitch"), Duff and Phelps ("Duff") and IBCA Limited ("IBCA"), respectively.

Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1 and 2 to indicate the relative degree of safety. Issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a high degree of safety regarding timely payment but not as high as A-1.

Commercial paper issues rated Prime-1 and Prime-2 by Moody's are judged by Moody's to be of the "highest" quality and "higher" quality, respectively, on the basis of relative repayment capacity.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

DESCRIPTION OF CORPORATE BOND RATINGS

The following descriptions of S&P's and Moody's corporate bond ratings have been published by S&P and Moody's, respectively.

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree. Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Bonds that are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

MISCELLANEOUS

The Trust believes that as of August 4, 1995, BANC ONE CORPORATION (100 East Broad Street, Columbus, OH 43271), through its affiliates, owned of record substantially all the Fiduciary Class shares of the Fund. The Trust believes that as of the same date, BANC ONE CORPORATION, through its affiliates, possessed on behalf of its underlying accounts, voting or investment power with respect to approximately 88.3% of the Fiduciary Class shares of the Fund. As a consequence, BANC

PROSPECTUS                             22

ONE CORPORATION may be deemed to be a controlling person of the Fiduciary Class shares of the Fund under the Investment Company Act of 1940.

PERFORMANCE

From time to time, the Fund may advertise yield, total return and/or distribution rate. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated over a one-year period and is shown as a percentage of the investment.

Total return is the change in value of an investment in the Fund over a given period, assuming reinvestment of any dividends and capital gains. A cumulative total return reflects an actual rate of return over a stated period of time. An average annual total return is a hypothetical rate of return, that if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variations in performance; they are not the same as actual year-by-year results.

The distribution rate is computed by dividing the total amount of the dividends per share paid out during the past period by the maximum offering price or month-end net asset value depending on the class of the Fund. This figure is then "annualized" (multiplied by 365 days and divided by the applicable number of days in the period). Funds with a front-end sales charge would incorporate the offering price into the distribution yield in place of month-end net asset value.

Distribution rate is a measure of the level of income paid out in cash to Shareholders over a specified period. It differs from yield and total return and is not intended to be a complete measure of performance. Furthermore, the distribution rate may include return of principal and/or capital gains. Total return is the change in value of a hypothetical investment over a given period assuming reinvestment of dividends and capital gain distributions. The yield refers to the cumulative 30-day rolling net investment income, divided by maximum offering price and multiplied by average shares outstanding during this period. See the Statement of Additional Information.

The Trust will include information on all classes of the Fund in any advertisement or information containing performance data for the Fund. The performance of Fiduciary Class shares may be higher than for Class A shares and Class B shares because Fiduciary Class shares are not subject to sales charges and distribution expenses.

The performance of each class of the Fund may from time to time be compared to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices that may assume investment of dividends but do not reflect deductions for administrative and management costs. In addition, the performance of each class of the Fund may be compared to other funds or to relevant indices that may calculate total return without reflecting sales charges; in that case, the Fund may advertise its total return in the same manner. If reflected, sales charges would reduce these total return calculations.

Further information about the performance of each class of the Fund is contained in the Trust's Annual Report to Shareholders for The One Group-Registered Trademark- Income Equity Fund, which may be obtained without charge by calling 1-800-480-4111.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a complete explanation of the Federal, state, local, or foreign tax treatment of the Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to the tax consequences of investing in the Fund.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify as a "regulated investment company" for Federal income tax purposes and to meet all other requirements that are necessary for it to be relieved of Federal taxes on that part of its net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital loss) that is distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to Shareholders of each class of shares of the Fund on at least an annual basis. Generally, dividends from net investment income will be taxable to Shareholders as ordinary income whether received in cash or in additional shares, and any net capital gains will be distributed at least annually and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares.

Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the Code ("qualified retirement plans") will not be taxable. The Federal tax treatment of qualified retirement plans, as well as distributions from such plans, is governed by specific provisions of the Code. If shares are held by a retirement plan that ceases to qualify for tax-exempt treatment under the Code or by an individual who has received such shares as a distribution from a retirement plan, the Fund's distributions will be taxable to such plan or individual as described in the preceding paragraph. Persons considering directing the investment of their qualified retirement plan account in the Fund and qualified retirement plan trusts considering purchasing such shares, should consult their tax advisers for a more complete explanation of the Federal tax consequences, and for an explanation of the state, local, and (if applicable) foreign tax consequences of making such an investment.

                                       23                             PROSPECTUS

The Fund will make annual reports to Shareholders of the Federal income tax status of all distributions.

Certain securities purchased by the Fund (such as STRIPS, CUBES, TRS, TIGRS  and
CATS), as defined in the "Description of Permitted Investments," are sold at original issue discount and thus do not make periodic cash interest payments. The Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by Shareholders on December 31 of that year, if paid by the Fund at any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for Federal excise tax.

Dividends received by a Shareholder that are derived from the Fund's investments in U.S. government obligations may not be entitled to the exemptions from state and local income taxes that would be available if the Shareholder had purchased U.S. government obligations directly. The Fund will inform Shareholders annually of the percentage of income and distributions derived from U.S. government obligations. Shareholders should consult their tax advisers regarding the state and local tax treatment of the dividends received from the Fund.

The Fund may be subject to foreign withholding taxes on income derived from obligations of foreign issuers. The Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such foreign taxes.

Sale, exchange, or redemption of Fund shares by a Shareholder will generally be a taxable event to such Shareholder. Shareholders should consult their tax advisers.

PROSPECTUS                             24

                 (This page has been left blank intentionally.)

                                       25                             PROSPECTUS

Investment Adviser and Sub-Administrator
Banc One Investment Advisors Corporation
774 Park Meadow Road
Columbus, OH 43271-0211

Distributor
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
Suite 1200 South
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

Independent Accountants
Coopers & Lybrand L.L.P.
One Post Office Square
Boston, MA 02109

TOG-F-105-1

THE ONE GROUP-REGISTERED TRADEMARK- LOUISIANA MUNICIPAL BOND FUND     PROSPECTUS

--------------------------------------------------------------------------------

Investment  Adviser:  BANC ONE INVESTMENT ADVISORS CORPORATION

The One Group-Registered Trademark- (the "Trust") is a mutual fund seeking to provide a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to The One Group-Registered Trademark- Louisiana Municipal Bond Fund Class A, Class B and Fiduciary Class shares.

THE ONE GROUP-REGISTERED TRADEMARK- LOUISIANA MUNICIPAL BOND FUND (THE "FUND") SEEKS CURRENT INCOME BOTH CONSISTENT WITH THE PRESERVATION OF PRINCIPAL AND EXEMPT FROM FEDERAL INCOME TAX AND LOUISIANA INCOME TAX.

CLASS A AND CLASS B SHARES ARE OFFERED TO THE GENERAL PUBLIC.

FIDUCIARY CLASS SHARES ARE OFFERED TO INSTITUTIONAL INVESTORS, INCLUDING AFFILIATES OF BANC ONE CORPORATION AND ANY BANK, DEPOSITORY INSTITUTION, INSURANCE COMPANY, PENSION PLAN OR OTHER ORGANIZATION AUTHORIZED TO ACT IN
FIDUCIARY, ADVISORY, AGENCY, CUSTODIAL OR SIMILAR CAPACITIES (EACH AN "AUTHORIZED FINANCIAL ORGANIZATION").

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY BANC ONE CORPORATION OR ITS BANK OR NON-BANK AFFILIATES. THE TRUST'S SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE. AN INVESTMENT IN MUTUAL FUND SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. BANC ONE INVESTMENT ADVISORS CORPORATION RECEIVES FEES FROM THE FUND FOR INVESTMENT ADVISORY AND OTHER SERVICES.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional
Information dated [                    ] has been filed with the Securities  and
Exchange Commission and is available without charge through the Distributor, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219, or by calling 1-800-480-4111 during business hours. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[                  ]

TABLE OF CONTENTS

SUMMARY..........................................................................................          3
ABOUT THE FUND...................................................................................          4
  Expense Summary................................................................................          4
  The Fund.......................................................................................          6
  Investment Objective...........................................................................          6
  Investment Policies............................................................................          6
HOW TO DO BUSINESS WITH THE ONE GROUP-REGISTERED TRADEMARK-......................................          8
  How to Invest in The One Group-Registered Trademark-...........................................          8
  Alternative Sales Arrangements.................................................................         10
  Exchanges......................................................................................         12
  Redemptions....................................................................................         12
FUND MANAGEMENT..................................................................................         13
  The Adviser....................................................................................         13
  The Distributor................................................................................         14
  The Administrator..............................................................................         15
  The Transfer Agent and Custodian...............................................................         15
  Counsel and Independent Accountants............................................................         15
OTHER INFORMATION................................................................................         15
  The Trust......................................................................................         15
  Other Investment Policies......................................................................         16
  Description of Permitted Investments...........................................................         17
  Description of Ratings.........................................................................         24
  Performance....................................................................................         25
  Taxes..........................................................................................         26

PROSPECTUS                             2

SUMMARY

The One Group-Registered Trademark- (the "Trust") is an open-end management investment company that provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Louisiana Municipal Bond Fund.

WHAT IS THE INVESTMENT OBJECTIVE? The Fund seeks current income both consistent with the preservation of principal and exempt from Federal income tax and Louisiana income tax. See "Investment Objective."

WHAT ARE THE PERMITTED INVESTMENTS? As a matter of fundamental policy, the Fund will invest at least 80% of its net assets in investment grade municipal securities issued by or on behalf of the State of Louisiana and its political subdivisions, agencies and instrumentalities, the interest on which is exempt from both Federal income tax and Louisiana state income tax. The Fund's investments are subject to market and interest rate fluctuations which may affect the value of the Fund's shares. The Fund is a non-diversified mutual fund. See "Investment Policies." The Fund may only invest in select derivatives; their characteristics and limitations on their use are more fully described in "Description of Permitted Investments." There are many types of derivative securities with varying degrees of potential risk and return. Investment in the Fund involves special risk considerations. See "Investment Policies -- Risk Factors."

WHO IS THE ADVISER? Banc One Investment Advisors Corporation, an indirect subsidiary of BANC ONE CORPORATION, serves as the Adviser of the Trust. The Adviser is entitled to a fee for advisory services provided to the Trust. The Adviser may voluntarily agree to waive a part of its fees. See "The Adviser" and "Expense Summary."

WHO IS THE ADMINISTRATOR? The One Group Services Company serves as the Administrator of the Trust. The Administrator is entitled to a fee for services provided to the Trust. Banc One Investment Advisors Corporation serves as the Sub-Administrator of the Trust, pursuant to an agreement with the Administrator for which Banc One Investment Advisors Corporation receives a fee paid by the Administrator. See "The Administrator" and "Expense Summary."

WHO IS THE TRANSFER AGENT AND CUSTODIAN? State Street Bank and Trust Company serves as Transfer Agent and Custodian for the Trust, for which services it receives a fee. Bank One Trust Company, N.A. serves as Sub-Custodian for the Trust, for which services it receives a fee. See "The Transfer Agent and Custodian."

WHO IS THE DISTRIBUTOR? The One Group Services Company acts as Distributor of the Trust's shares. The Distributor is entitled to fees for distribution services for the Class A and Class B shares. No compensation is paid to the Distributor for the distribution services for the Fiduciary Class shares of the Fund. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on any day that the New York Stock Exchange is open for trading ("Business Days"). See "How to Invest in The One Group-Registered Trademark-" and "Redemptions."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is determined and declared daily, and is distributed in the form of periodic dividends to Shareholders of the Fund on the first Business Day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless the Shareholder elects to take the payment in cash. See "Dividends."

                                       3                              PROSPECTUS

ABOUT THE FUND

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- LOUISIANA MUNICIPAL BOND FUND

                                                                                                                FIDUCIARY
                                                                                       CLASS A      CLASS B       CLASS
--------------------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)..............................................       4.50%         none         none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase price
  or redemption proceeds, as applicable)...........................................        none        5.00%         none
Redemption Fees....................................................................        none         none         none
Exchange Fees......................................................................        none         none         none
ANNUAL OPERATING EXPENSES(2)
  (as a percentage of average daily net assets)
Investment Advisory Fees (after fee waivers)(3)....................................        .40%         .40%         .40%
12b-1 Fees (after fee waivers)(4)..................................................        .25%         .90%         none
Other Expenses.....................................................................        .31%         .31%         .31%
--------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES(3)........................................................        .96%        1.61%         .71%
--------------------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution or broker-dealer may be charged separate transaction fees by the financial institution or broker-dealer. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Investment Advisory Fees and Total Operating Expenses reflect fee waivers effective as of the date of this Prospectus. The Adviser may voluntarily agree to waive a part of its fees. Absent this voluntary reduction, Investment Advisory Fees would be .60% for all classes of shares, and Total Operating Expenses would be 1.26% for Class A shares, 1.91% for Class B shares and .91% for Fiduciary Class shares.

(4) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares and 1.00% for Class B shares. There are no 12b-1 fees charged to Fiduciary Class shares. The 12b-1 fees include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class B shares and may include a Shareholder servicing fee of .25% of the average daily net assets of the Class A shares of the Fund. See "The Distributor."

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class A and Fiduciary Class shares of the Fund, assuming: (1) imposition of the maximum sales load for Class A shares; (2) 5% annual return; and (3) redemption at the end of each time period.

--------------------------------------------------------------------------------------------------------------------------
                                                                                                    1 YEAR       3 YEARS

--------------------------------------------------------------------------------------------------------------------------
Class A                                                                                            $      54    $      74
Fiduciary Class                                                                                    $       7    $      23

Absent the voluntary reduction of fees, the dollar amounts in the above example would be as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                    1 YEAR       3 YEARS

--------------------------------------------------------------------------------------------------------------------------
Class A                                                                                            $      57    $      83
Fiduciary Class                                                                                    $       9    $      29
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

PROSPECTUS                             4

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class B shares of the Fund, assuming: (1) deduction of the applicable maximum Contingent Deferred Sales Charge; and (2) 5% annual return.

--------------------------------------------------------------------------------------------------------------------------
                                                                                                    1 YEAR       3 YEARS

--------------------------------------------------------------------------------------------------------------------------
Assuming a complete redemption at end of period                                                    $      66    $      81
Assuming no redemption                                                                             $      16    $      51

Absent the voluntary reduction of fees, the dollar amounts in the above example would be as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                    1 YEAR       3 YEARS

--------------------------------------------------------------------------------------------------------------------------
Assuming a complete redemption at end of period                                                    $      69    $      90
Assuming no redemption                                                                             $      19    $      60

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

The rules of the Securities and Exchange Commission (the "SEC") require that the maximum sales charge be reflected in the above tables. However, investors in the Fund ("Shareholders") may, under certain circumstances, qualify for reduced sales charges. See "How to Invest in The One Group-Registered Trademark-." Long-term Shareholders of Class A and Class B shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

                                       5                              PROSPECTUS

THE FUND

The One Group-Registered Trademark- Louisiana Municipal Bond Fund (the "Fund") is part of The One Group-Registered Trademark- (the "Trust"), which is an open-end management investment company that offers units of beneficial interest ("shares") in 32 separate funds and different classes of certain of the funds. This Prospectus relates to Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Louisiana Municipal Bond Fund, which provide for variations in distribution costs, voting rights, dividends and per share net asset value pursuant to a multiple class plan (the "Multiple Class Plan") adopted by the Board of Trustees of the Trust. Except for these differences among classes, each share of the Fund represents an undivided, proportionate interest in the Fund. The Fund is a non-diversified mutual fund. Information regarding the Trust's other funds and their classes is contained in separate prospectuses which may be obtained from the Trust's Distributor, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219, or by calling 1-800-480-4111.

INVESTMENT OBJECTIVE

The Fund seeks current income both consistent with the preservation of principal and exempt from Federal income tax and Louisiana income tax.

The investment objective of the Fund is fundamental and may not be changed without a vote of the holders of a majority of the Fund's outstanding shares (as defined in the Statement of Additional Information).

There is no assurance that the Fund will meet its investment objective.

INVESTMENT POLICIES

The investment policies of the Fund may be changed without an affirmative vote of the holders of a majority of the Fund's outstanding shares unless a policy is expressly deemed to be fundamental or is expressly deemed to be changeable only by such a majority vote.

The Fund will, as a matter of fundamental policy, invest at least 80% of its net assets in investment grade municipal securities issued by or on behalf of the State of Louisiana and its political subdivisions, agencies and instrumentalities, the interest on which is exempt from both Federal income tax and Louisiana state income tax. It is anticipated that the Fund normally will invest in long-term municipal securities and that the Fund's average weighted maturity will, under normal conditions, range between 5 and 15 years, although the Fund may invest in securities of any maturity. For purposes of the foregoing policy, "municipal securities" include debt instruments issued by the U.S.
Treasury and U.S. Government agencies and municipalities and zero coupon obligations. The municipal securities in which the Fund invests may carry fixed rates of return or have floating or variable rates.

Although the Fund intends to invest all of its assets in the municipal securities described above, up to 20% of its net assets may be held in cash or invested in municipal securities of other states, short-term taxable investments including repurchase agreements, U.S. Government Securities or other cash equivalents and Louisiana municipal securities such as "private activity" bonds the interest on which may be treated as a tax preference item under the Federal alternative minimum tax for individuals. Thus, a portion of your income from the Fund may not be exempt from Federal alternative minimum and/or Louisiana state income taxes. See "Tax Status of Distributions."

The Fund may invest its assets in: (i) general obligation bonds; (ii) revenue bonds, including industrial development revenue bonds; (iii) short-term municipal securities of all types, including tax anticipation notes, revenue anticipation notes and bond anticipation notes; and (iv) certificates of participation in a pool of municipal securities held by a bank or other financial institution, the interest from which is, in the opinion of counsel to the issuer, exempt from Federal and Louisiana income tax. As a matter of nonfundamental policy, at least 50% of the Fund's total assets will be invested in escrow secured bonds and bonds insured as to principal and interest.

All bonds purchased by the Fund must be investment grade, which means they must be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization ("NRSRO") at the time of investment (for example, BBB or better by Standard & Poor's Corporation ("S&P") or Baa or better by Moody's Investors Service ("Moody's")) or, if unrated, determined by the Adviser to be of comparable quality. The Fund may also invest in short-term tax-exempt municipal securities rated at least MIG-3 (VMIG-3) by Moody's or SP-2 by S&P, or, if unrated, determined by the Adviser to be of comparable quality. Securities rated Baa, BBB, MIG-3 (VMIG-3) and SP-2 may have speculative elements as well as investment grade characteristics.

In order to enhance the liquidity, stability, or quality of a municipal security meeting the standards described above, the Fund may acquire the right to sell the security to another party at a guaranteed price and date. These rights may be referred to as puts, demand features, or standby commitments, depending on their characteristics, and may involve letters of credit issued by domestic or foreign banks supporting the other party's ability to purchase the security from the Fund. The right to sell may be exercisable on demand or at specified intervals, and may form part of a security or be acquired separately by the Fund. In considering whether a security meets the Fund's quality standards, the Fund will look to the creditworthiness of the party providing the Fund with the right to sell as well as the quality of the security itself.

PERMISSIBLE INVESTMENTS

In addition to the permissible investments described above, the Fund also may invest in securities purchased on a when-issued basis and forward commitments, variable and floating rate notes, commercial paper, time deposits, certificates of deposit, receipts, which may include Treasury Receipts ("TRS"), Treasury

PROSPECTUS                             6

Investment Growth Receipts ("TIGRS") and Certificates of Accrual on Treasury Securities ("CATS"), U.S. Treasury obligations, which may include Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES"), bankers' acceptances, repurchase agreements, reverse repurchase agreements and securities of other investment companies. The Fund also may invest in options, futures contracts, options on futures contracts, securities subject to demand features, zero coupon obligations, swap transactions, structured instruments, municipal leases and participation interests. The Fund also may engage in securities lending transactions.

In addition to those instruments and techniques listed above, the Fund may invest in new options, futures contracts and other financial products that may be developed to the extent that these products are consistent with the Fund's investment objective and policies.

This list of permissible investments includes select securities that may be commonly considered to be derivatives, including: options, futures contracts, options on futures contracts, swap, cap and floor transactions, new financial products and structured instruments. These securities and limitations on their use are more fully described in the "Description of Permitted Investments."

For  a  description  of  the  Fund's  permitted  investments  and  ratings,  see
"Description of Permitted Investments," "Description of Ratings" and the Statement of Additional Information. For a description of permitted investments for temporary defensive purposes, see "Temporary Defensive Position." In the event a security owned by the Fund is downgraded below the rating categories described above, the Adviser will review the reclassification and take appropriate action with regard to the security.

DIVERSIFICATION AND CONCENTRATION

The Fund is a "non-diversified" investment company and, accordingly, is not limited in the proportion of its assets that may be invested in securities of a single issuer. However, the Fund intends to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). To so qualify, the Fund, along with satisfying other requirements, will limit its investments so that, at the close of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's total assets will be invested in cash, cash items, U.S. government securities and other securities that are, for purposes of this requirement, limited in respect of a single issuer to an amount not greater in market value than 5% of the market value of its total assets and to not more than 10% of the outstanding voting securities of a single issuer; and (ii) not more than 25% of the market value of the Fund's total assets will be invested in the securities (other than U.S. government securities or the securities of other regulated investment companies) of a single issuer. Because of the relatively small number of issuers of Louisiana municipal securities, the Fund may invest a higher percentage of its assets in the securities of a single issuer than an investment company that invests in a broad range of tax-exempt securities. This concentration involves an increased risk of loss to the Fund if the issuer were unable to make interest or principal payments or if the market value of such securities were to decline and, consequently, may cause greater fluctuation in the net asset value of the Fund's shares.

As a matter of nonfundamental policy, the Fund will not concentrate in any industry. However, the Fund may invest up to 25% of its total assets in revenue securities that are based, directly or indirectly, on the credit of private entities in any one industry.

RISK FACTORS

The market value of the Fund's fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Except under condition of default, changes in the value of fixed income securities will not affect cash income derived from these securities but will affect the Fund's net asset value.

Certain investment techniques that the Fund may use may expose the Fund to special risks. These include, but are not limited to, engaging in hedging transactions (including interest rate swaps, caps and floors), purchasing and selling futures and options, making forward commitments, purchasing structured instruments and lending portfolio securities. These practices could expose the Fund to potentially greater risk of loss than more traditional fixed income investments.

For additional information on each of the Fund's permitted investments and associated risks, see "Description of Permitted Investments."

SPECIAL CONSIDERATIONS RELATED TO LOUISIANA MUNICIPAL SECURITIES.

The Fund is more susceptible to factors adversely affecting issuers of Louisiana municipal securities than is a comparable municipal bond fund that is not concentrated in these issuers to this degree. Although it has recovered in recent years, Louisiana experienced severe financial difficulties in the late nineteen-eighties and continues to face the risks associated with a non-diversified economy. In particular, the significance of the oil and gas industry in Louisiana's economy has resulted in financial difficulties during unfavorable markets for oil and gas products and in financial benefits during favorable markets. Louisiana's general obligation bonds were rated as high as Aa by Moody's and AA by S&P, respectively, in 1984. The decline in oil prices affected the state through a loss of severance taxes and royalties, which together peaked at 26% of state governmental revenues in fiscal year 1982-1983 compared with 4.3% in fiscal year

                                       7                              PROSPECTUS

1993-1994. Indirectly the decline in economic activity also affected the state's collection of various excise taxes. As a result, during the period from fiscal year 1987-1988 through fiscal year 1993-1994, Louisiana experienced operating budget deficits in three of the seven fiscal years, and its bonds were downgraded to Baa1/BBB+. After eliminating its deficit through the issuance of long-term bonds in 1988, the state has maintained positive ending General Fund balances through fiscal year 1993-1994. The State forecasts for fiscal year 1995-1996 indicate a potential revenue shortfall of $192 million in order to continue State operations in fiscal year 1995-1996 at current levels. The State's budget projections may also be impacted by certain matters relating to the Medicaid program. However, the State is presently negotiating with the U.S. Secretary of Health and Human Services for a waiver proposal providing for a phase-in of a managed care program which utilizes a capitated payment system. S&P upgraded the state's bond rating to A in 1990. If either Louisiana or any of its local governmental entities is unable to meet its financial obligations, the income derived by the Fund, the Fund's net asset value, the ability to preserve or realize appreciation of the Fund's capital or the Fund's liquidity could be adversely affected. As a result of potential budget problems in fiscal year 1995-1996, S&P lowered Louisiana's rating to A minus from A.

HOW TO DO BUSINESS WITH
THE ONE GROUP-REGISTERED TRADEMARK-

HOW TO INVEST IN THE ONE GROUP-REGISTERED TRADEMARK-

Shares of the Fund are sold on a continuous basis and may be purchased directly from the Trust's Distributor, The One Group Services Company, by mail, by telephone, or by wire. Shares also may be purchased through a financial institution, such as a bank, savings and loan association or insurance company (each a "Shareholder Servicing Agent"), that has established a Shareholder servicing agreement with the Distributor, or through a broker-dealer that has established a dealer agreement with the Distributor.

Purchases and redemptions of shares of the Fund may be made on any day that the New York Stock Exchange is open for trading ("Business Days"). The minimum initial and subsequent investments in the Fund are $1,000 and $100, respectively $100 and $25, respectively, for employees of BANC ONE CORPORATION and its affiliates). Initial and subsequent investment minimums may be waived at the Distributor's discretion. Investors may purchase up to a maximum of $250,000 of Class B shares per individual purchase order.

Class A and Class B shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities (each an "Authorized Financial Organization"). For additional details regarding eligibility, call the Distributor at 1-800-480-4111.

BY MAIL

Investors may purchase Class A and Class B shares of the Fund by completing and signing an Account Application Form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The One Group-Registered Trademark-," to State Street Bank and Trust Company (the Trust's Transfer Agent and Custodian), P.O. Box 8500, Boston, MA 02266-8500. Subsequent purchases of shares may be made at any time by mailing a check to the Transfer Agent. Account Application Forms are available through the Distributor by calling 1-800-480-4111.

Purchases of Fiduciary Class shares are made by an institutional investor and/or other intermediary on behalf of an investor (each also a "Shareholder Servicing Agent"). The Shareholder Servicing Agent may require an investor to complete forms in addition to the Account Application Form and to follow procedures established by the Shareholder Servicing Agent. Such Shareholders should contact their Shareholder Servicing Agents regarding purchases, exchanges and redemptions of shares. See "Additional Information Regarding Purchases."

BY TELEPHONE OR BY WIRE

Once an Account Application Form has been received, Shareholders are eligible to make purchases by telephone or wire (if that option has been selected by a Shareholder) by calling the Transfer Agent at 1-800-480-4111 or the Shareholder Servicing Agents, if applicable.

Shareholders may revoke their automatic eligibility to make purchases and/or redemptions by telephone or by wire, by sending a letter so stating to the Transfer Agent, State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500.

SYSTEMATIC INVESTMENT PLAN

Class A and Class B investors may make automatic monthly investments in the Fund from their bank, savings and loan or other depository institution accounts. The minimum initial and subsequent investments must be $25 under the Systematic Investment Plan, which minimum may be waived at the discretion of the Distributor. The Trust pays the costs associated with these transfers, but reserves the right, upon thirty days' written notice, to impose reasonable charges for this service. A depository institution may impose a charge for debiting an investor's account which would reduce the investor's return from an investment in the Fund.

ADDITIONAL INFORMATION REGARDING PURCHASES

A purchase order will be effective as of the day received by the Distributor if the Distributor receives the order before 4:00 p.m., eastern time. However, an order may be cancelled if the Transfer Agent does not receive Federal funds before close of business on the next Business Day for Fiduciary Class shares, and before the close of business on the third Business Day for Class A and Class B shares, and the investor could be liable for any fees or expenses incurred by the Trust. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. The purchase price of shares of the Fund is the net asset

PROSPECTUS                             8
value next determined after a purchase order is effected, plus any applicable sales charge (the "offering price"). The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets allocable to a class, less any liabilities allocable to that class, by the total number of outstanding shares of such class. Net asset value per share is determined daily as of 4:00 p.m., eastern time, on each Business Day. For a further discussion of the calculation of net asset value, see the Statement of Additional Information. Shares also may be issued in transactions involving the acquisition by the Fund of securities held by collective investment funds sponsored and administered by affiliates of the Adviser. Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. Although the methodology and procedures are identical, the net asset value per share of classes within the Fund may differ because the distribution expenses charged to Class A shares and Class B shares are not charged to Fiduciary Class shares.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order. Except as provided below, neither the Trust's Transfer Agent, the Distributor, the Adviser nor the Trust will be responsible for any loss, liability, cost or expense for acting upon telephone or wire instructions, and the investor will bear all risk of loss. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If such procedures are not employed, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.

Fiduciary Class shares offered to institutional investors will normally be held in the name of the Shareholder Servicing Agent effecting the purchase on the Shareholder's behalf, and it is the Shareholder Servicing Agent's responsibility to transmit purchase orders to the Distributor. A Shareholder Servicing Agent may impose an earlier cut-off time for receipt of purchase orders directed through it to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. The Shareholder should contact his or her Shareholder Servicing Agent for information as to the Shareholder Servicing Agent's procedures for transmitting purchase, exchange or redemption orders to the Trust. A Shareholder who desires to transfer the registration of shares beneficially owned by him or her, but held of record by a Shareholder Servicing Agent, should contact the Shareholder Servicing Agent to accomplish such change. Other Shareholders who desire to transfer the registration of their shares should contact the Transfer Agent.

No  certificates  representing   shares  of   the  Fund  will   be  issued.   In
communications to Shareholders, the Fund will not duplicate mailings of Fund material to Shareholders who reside at the same address.

SALES CHARGE

The following table shows the initial sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge reallowed to financial institutions and intermediaries (the "commission"):

                                                    SALES CHARGE
                                SALES CHARGE       AS APPROPRIATE         COMMISSION
                                    AS A            PERCENTAGE OF            AS A
                               PERCENTAGE OF         NET AMOUNT         PERCENTAGE OF
AMOUNT OF PURCHASE             OFFERING PRICE         INVESTED          OFFERING PRICE
---------------------------  ------------------  -------------------  ------------------
less than $50,000..........           4.50%               4.71%                4.05%
$50,000 but less than
  $100,000.................           3.50%               3.63%                3.15%
$100,000 but less than
  $250,000.................           2.50%               2.56%                2.25%
$250,000 but less than
  $500,000.................           1.50%               1.52%                1.35%
$500,000 but less than
  $1,000,000...............           1.00%               1.01%                0.90%
$1,000,000 or more.........           0.00%               0.00%                0.00%

The commissions shown in the table apply to sales through financial institutions and intermediaries. Under certain circumstances, the Distributor will use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commissions shown above. The maximum cash compensation payable by the Distributor as a sales charge is 4.50% of the offering price (including the commission shown above and additional cash compensation described below). In addition, the Distributor will, from time to time and at its own expense, provide promotional incentives to financial institutions and intermediaries, whose registered representatives have sold or are expected to sell significant amounts of the shares of the Fund, in the form of payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or outside the United States, and additional compensation in an amount up to .25% of the offering price of Class A shares of the Fund for sales of $1 million or more. However, the Distributor will be reimbursed by the person receiving such additional compensation for sales of the Fund of $1 million or more, if a Shareholder redeems any or all of the shares for which such additional compensation was paid by the Distributor prior to the first year anniversary of purchase. Under certain circumstances, commissions up to the amount of the entire sales charge will be reallowed to financial institutions and intermediaries, which might then be deemed to be "underwriters" under the Securities Act of 1933.

RIGHT OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current value at the offering price of previously purchased Class A and Class B shares of the Fund and other eligible funds of the Trust, other than the Trust's money market funds, that are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created

                                       9                              PROSPECTUS
under Sections 401 or 457 of the Code, and including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age(s) of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT

By initially investing at least $2,000 in Class A shares of one or more funds that impose a comparable sales charge over the next 13 months, an investor may reduce the sales charge by completing the Letter of Intent section of the Account Application Form. The Letter of Intent includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period. In addition, pursuant to a Letter of Intent, the Custodian will hold in escrow the difference between the sales charge applicable to the amount initially purchased and the sales charge paid at the time of investment, which is based on the amount covered by the Letter of Intent.

For example, assume an investor signs a Letter of Intent to purchase $250,000 in Class A shares of one (or more) of the funds of the Trust that impose a comparable sales charge and, at the time of signing the Letter of Intent, purchases $100,000 of Class A shares of one of these funds. The investor would pay an initial sales charge of 1.50% (the sales charge applicable to purchases of $250,000) and 1.00% of the investment (representing the difference between the 2.50% sales charge applicable to purchases of $100,000 and the 1.50% sales charge already paid) would be held in escrow until the investor has purchased the remaining $150,000 or more in Class A shares under the investor's Letter of Intent.

The amount held in escrow will be applied to the investor's account at the end of the 13-month period unless the amount specified in the Letter of Intent is not purchased. In order to qualify for a Letter of Intent, the investor will be required to make a minimum purchase of at least $2,000.

The Letter of Intent will not obligate the investor to purchase Class A shares, but if he or she does, each purchase during the period will be at the sales charge applicable to the total amount intended to be purchased. The Letter of Intent may be dated as of a prior date to include any purchases made within the past 90 days.

OTHER CIRCUMSTANCES

No sales charge is imposed on Class A shares of the Fund: (i) issued through reinvestment of dividends and capital gains distributions; (ii) acquired through the exercise of exchange privileges where a comparable sales charge has been paid for exchanged shares; (iii) purchased by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of the Trust, of BANC ONE CORPORATION and its subsidiaries and affiliates, of the Distributor and its subsidiaries and affiliates, or of an investment sub-adviser of a fund of the Trust and such sub-adviser's subsidiaries and affiliates; (iv) sold to affiliates of BANC ONE CORPORATION and certain accounts (other than Individual Retirement Accounts) for which Authorized Financial Organizations act in fiduciary, advisory, agency, custodial or similar capacities, or purchased by investment advisers, financial planners or other intermediaries who have a dealer arrangement with the Distributor, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such investment advisers, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment adviser, financial planner or other intermediary; (v) purchased with proceeds from the recent redemption of Fiduciary Class shares of a fund of the Trust or acquired in an exchange of Fiduciary Class shares of a fund for Class A shares of the same fund; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund (other than a fund of the Trust) for which a sales charge was paid; (vii) purchased in an Individual Retirement Account with the proceeds of a distribution from an employee benefit plan, provided that, at the time of distribution, the employee benefit plan had plan assets invested in a fund of the Trust; (viii) purchased with Trust assets; (ix) purchased in accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with the Distributor; or (x) directly purchased with the proceeds of a distribution on a bond for which a Banc One Corporation affiliate bank or trust company is the Trustee or Paying Agent.

An investor relying upon any of the categories of waivers of the sales charge must qualify for such waiver in advance of the purchase with the Distributor or the financial institution or intermediary through which shares are purchased by the investor.

The waiver of the sales charge under circumstances (v), (vi) and (vii) above applies only if the purchase is made within 60 days of the redemption or distribution and if conditions imposed by the Distributor are met. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption or distribution as described in clauses (v), (vi) and (vii) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-480-4111 to determine whether they are eligible to purchase shares without paying a sales charge through the use of proceeds from a recent redemption or distribution as described above, and to confirm continued availability of these waiver policies prior to initiating the procedures described in clauses (v), (vi) and (vii).

ALTERNATIVE SALES ARRANGEMENTS

CLASS B SHARES

Class B shares are not subject to a sales charge when they are purchased, but are subject to a sales charge (the "Contingent Deferred Sales Charge") if a Shareholder redeems them prior to the sixth anniversary of purchase. When a Shareholder purchases Class B shares, the full purchase amount is invested

PROSPECTUS                             10
directly in the Fund. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee at an annual rate of 1.00% of the Fund's average daily net assets as provided in the Class B Plan (described below under "The Distributor"). The Distributor has voluntarily agreed to reduce the amount of this fee to .90% of the Fund's average daily net assets attributable to the Class B shares, for the indefinite future. This ongoing fee will cause Class B shares to have a higher expense ratio and to pay lower dividends than Class A shares. Class B shares convert automatically to Class A shares after eight years, commencing from the end of the calendar month in which the purchase order was accepted under the circumstances and subject to the qualifications described in this Prospectus.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of the Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. A dealer reallowance of 4.00% of the original purchase price of the Class B shares will be paid to financial institutions and intermediaries.

CONTINGENT DEFERRED SALES CHARGE

If the Shareholder redeems Class B shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge at the rates set forth below. The Contingent Deferred Sales Charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

The amount of the Contingent Deferred Sales Charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

                                             CONTINGENT DEFERRED
                                              SALES CHARGE AS A
YEAR(S)                                     PERCENTAGE OF DOLLAR
SINCE                                         AMOUNT SUBJECT TO
PURCHASE                                           CHARGE
-----------------------------------------  -----------------------
0-1......................................             5.00%
1-2......................................             4.00%
2-3......................................             3.00%
3-4......................................             3.00%
4-5......................................             2.00%
5-6......................................             1.00%
6-7......................................           None
7-8......................................           None

In determining whether a particular redemption is subject to a Contingent Deferred Sales Charge, it is assumed that the redemption is first of any Class shares in the Shareholder's Fund account (unless the Shareholder elects to have Class B shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the Shareholder for the longest period of time. This method should result in the lowest possible sales charge.

To provide an example, assume you purchased 100 shares at $10 per share (a total cost of $1,000) and prior to the second anniversary after purchase, the net asset value per share is $12 and during such time you have acquired 10 additional shares through dividends paid in shares. If you then make your first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because you received them as dividends. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds is subject to a Contingent Deferred Sales Charge at a rate of 4.00% (the applicable rate prior to the second anniversary after purchase).

The Contingent Deferred Sales Charge is waived on redemption of shares: (i) for distributions that are made under a Systematic Withdrawal Plan of the Trust and that are limited to no more than 10% of the account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date; (ii) following the death or disability (as defined in the Code) of a Shareholder or a participant or beneficiary of a qualifying retirement plan if redemption is made within one year of such death or disability; or (iii) to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan to a Shareholder who has attained the age of 70 1/2. A Shareholder or his or her representative should contact the Transfer Agent to determine whether a retirement plan qualifies for a waiver and must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver. In addition, the following circumstances are not deemed to result in a "redemption" of Class B shares for purposes of the assessment of a Contingent Deferred Sales Charge, which is therefore waived: (i) plans of reorganization of the Fund, such as mergers, asset acquisitions and exchange offers to which the Fund is a party; or (ii) exchanges for Class B shares of other funds of the Trust as described under "Exchanges."

CONVERSION FEATURE

Class B shares include all shares purchased pursuant to the Contingent Deferred Sales Charge which have been outstanding for less than the period ending eight years after the end of the month in which the shares were purchased. At the end of this period, Class B shares will automatically convert to Class A shares and will be subject to the lower distribution and Shareholder service fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge. The conversion is not a taxable event to a Shareholder.

                                       11                             PROSPECTUS

For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a Shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a Shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

If a Shareholder effects one or more exchanges among Class B shares of the funds of the Trust during the eight-year period, the Trust will aggregate the holding periods for the shares of each fund of the Trust for purposes of calculating that eight-year period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a Shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

EXCHANGES

CLASS A AND FIDUCIARY CLASS

Fiduciary Class Shareholders of the Fund may exchange their shares for Class A shares of the Fund or for Class A shares or Fiduciary Class shares of another fund of the Trust.

Class A Shareholders may exchange their shares for Fiduciary Class shares of the Fund or for Fiduciary Class shares or Class A shares of another fund of the Trust, if the Shareholder is eligible to purchase such shares.

The exchange privilege may be exercised only in those states where the shares of the Fund or such other fund of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. If a Shareholder seeks to exchange Class A shares of a fund that does not impose a sales charge for Class A shares of a fund that does or the fund being exchanged into has a higher sales charge, the Shareholder will be required to pay a sales charge in the amount equal to the difference between the sales charge applicable to the fund into which the shares are being exchanged and any sales charges previously paid for the exchanged shares, including any sales charges incurred on any earlier exchanges of the shares (unless such sales charge is otherwise waived, as provided in "Other Circumstances"). The exchange of Fiduciary Class shares for Class A shares also will require payment of the sales charge unless the sales charge is waived, as provided in "Other Circumstances."

CLASS B

Class B Shareholders of the Fund may exchange their shares for Class B shares of any other fund of the Trust on the basis of the net asset value of the exchanged Class B shares, without the payment of any Contingent Deferred Sales Charge that might otherwise be due upon redemption of the outstanding Class B shares. The newly acquired Class B shares will be subject to the higher Contingent Deferred Sales Charge of either the fund from which the shares were exchanged or the fund into which the shares were exchanged. With respect to outstanding Class B shares as to which previous exchanges have taken place, "higher Contingent Deferred Sales Charge" shall mean the higher of the Contingent Deferred Sales Charge applicable to either the fund the shares are exchanging into or any other fund from which the shares previously have been exchanged. For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B shares, the holding period for outstanding Class B shares of the fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B shares. For purposes of calculating the holding period applicable to the newly acquired Class B shares, the newly acquired Class B shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B shares of the fund from which the initial exchange was made.

ADDITIONAL INFORMATION REGARDING EXCHANGES

In the case of shares held of record by a Shareholder Servicing Agent but beneficially owned by a Shareholder, to exchange such shares the Shareholder should contact the Shareholder Servicing Agent, who will contact the Transfer Agent and effect the exchange on behalf of the Shareholder. If an exchange request in good order is received by the Transfer Agent by 4:00 p.m., eastern time, on any Business Day, the exchange usually will occur on that day. Any Shareholder who wishes to make an exchange must receive a current prospectus of the fund of the Trust in which he or she wishes to invest before the exchange will be effected.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon sixty days' written notice. An exchange between classes of shares of the same fund is not considered a taxable event; however, an exchange between funds of the Trust is considered a sale of shares and usually results in a capital gain or loss for Federal income tax purposes. Shareholders should consult their tax advisers for a more complete explanation of the Federal income tax consequences of an exchange of shares of the Fund.

A more detailed description of the above is set forth in the Statement of Additional Information.

REDEMPTIONS

Shareholders may redeem their shares without charge (except Class B shares, as provided above) on any Business Day; shares may ordinarily be redeemed by mail, by telephone or by wire. All redemption orders are effected at the net asset value per share next determined for Class A shares and Fiduciary Class shares, and at net asset value per share next determined reduced by any applicable Contingent Deferred Sales Charge for Class B shares, after receipt of a valid request for redemption. Payment to Shareholders for shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption.

PROSPECTUS                             12

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid request for redemption. All written redemption requests should be sent to The One Group-Registered Trademark-, c/o State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or the Shareholder Servicing Agent, if applicable. The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank, a member firm of a domestic stock exchange, or by a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program.

The signature guarantee requirement will be waived if all of the following conditions apply: (i) the redemption is for $5,000 worth of shares or less; (ii) the redemption check is payable to the Shareholder(s) of record; and (iii) the redemption check is mailed to the Shareholder(s) at the address of record. The Shareholder may also have the proceeds mailed to a commercial bank account previously designated on the Account Application Form or by written instruction to the Transfer Agent or the Shareholder Servicing Agent, if applicable. There is no charge for having redemption requests mailed to a designated bank account.

BY TELEPHONE OR BY WIRE

Shareholders may have the payment of redemption requests wired or mailed to a domestic commercial bank account previously designated on the Account Application Form. Wire redemption requests may be made by the Shareholder by telephone to the Transfer Agent at 1-800-480-4111, provided that the Shareholder has elected the telephone redemption privilege in writing to the Distributor, or to the Shareholder Servicing Agent, if applicable. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge, which, as of the date of this Prospectus, is $7.00.

Neither   the  Trust  nor  the  Transfer  Agent  will  be  responsible  for  the authenticity of the redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that telephone
instructions  are  genuine,  and  may  be  liable  for  losses  resulting   from
unauthorized or fraudulent telephone transactions if it does not employ those procedures. Such procedures may include requesting personal identification information or recording telephone conversations.

SYSTEMATIC WITHDRAWAL PLAN

Shareholders whose accounts have a value of at least $10,000 may elect to receive, or may designate another person to receive, monthly, quarterly or annual payments in a specified amount of not less than $100 each. There is no charge for this service. Under the Systematic Withdrawal Plan, all dividends and distributions must be reinvested in shares of the Fund. Purchases of additional Class A shares while the Systematic Withdrawal Plan is in effect are generally undesirable because a sales charge is incurred whenever purchases are made.

Pursuant to the Systematic Withdrawal Plan, Class B Shareholders may elect to receive, or may designate another person to receive, distributions provided the distributions are limited to no more than 10% of their account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date.

If the amount of the systematic withdrawal exceeds the income accrued since the previous withdrawal under the Systematic Withdrawal Plan, the principal balance invested will be reduced and shares will be redeemed.

OTHER INFORMATION REGARDING REDEMPTIONS

At various times, the Fund may be requested to redeem shares for which it has not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for 15 or more days until payment has been collected for the purchase of such shares. The Fund intends to pay cash for all shares redeemed.

Due to the relatively high costs of handling small investments, the Fund reserves the right to redeem, at net asset value, the shares of any Shareholder if, because of redemptions of shares by or on behalf of the Shareholder, the account of such Shareholder in the Fund has a value of less than $1,000, the minimum initial purchase amount. Accordingly, an investor purchasing shares of the Fund in only the minimum investment amount may be subject to such involuntary redemption if he or she thereafter redeems any of these shares. Before the Fund exercises its right to redeem such shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least $1,000.

See the Statement of Additional Information for examples of when the Trust may suspend the right of redemption or redeem shares involuntarily if it appears appropriate to do so in light of the Trust's responsibilities under the Investment Company Act of 1940.

FUND MANAGEMENT

THE ADVISER

The Trust and Banc One Investment Advisors Corporation (the "Adviser") have entered into an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not deposits or obligations of, or endorsed or guaranteed by BANC ONE CORPORATION or its bank or non-bank affiliates. The Trust's shares are not insured or guaranteed by the Federal

                                       13                             PROSPECTUS

Deposit Insurance Corporation ("FDIC") or by any other governmental agency or government sponsored agency of the Federal government or any state.

The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION currently has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance and insurance.

On a consolidated basis, BANC ONE CORPORATION had assets of over $88 billion as of September 30, 1995.

The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group-Registered Trademark- since 1985 (then known as "The Helmsman Fund").

Gary J. Madich, CFA, is Senior Managing Director of Fixed Income Securities. Mr. Madich joined the Adviser in February 1995. Prior to joining the Adviser, Mr. Madich was a Senior Vice President and Portfolio Manager with Federated Investors. Mr. Madich has seventeen years of investment management experience.

David M. Sivinski, CFA, will be the Manager of the Fund. Mr. Sivinski has been with the Adviser or its affiliates since 1975, working primarily in fixed-income portfolio management and mortgage/asset-backed research. Mr. Sivinski also serves as the Manager of The One Group-Registered Trademark- Kentucky Municipal Bond Fund and The One Group-Registered Trademark- Ohio Municipal Bond Fund.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .60% of the average daily net assets of the Fund. The Adviser may voluntarily agree to waive a part of its fees. (See "About the Fund -- Expense Summary") These waivers are voluntary and may be terminated at any time. Shareholders will be notified in advance if and when these waivers are terminated.

THE DISTRIBUTOR

The One Group Services Company (the "Distributor"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to a distribution agreement (the "Distribution Agreement") under which shares of the Fund are sold on a continuous basis.

Class A shares are subject to a distribution and Shareholder services plan (the "Plan"). As provided in the Plan, the Trust will pay the Distributor a fee of
 .35% of the average daily net assets of Class A shares of the Fund. Currently, the Distributor has voluntarily agreed to limit payments under the Plan to .25% of the average daily net assets of Class A shares of the Fund. Up to .25% of the fees payable under the Plan may be used as compensation for Shareholder services by the Distributor and/ or financial institutions and intermediaries. All such fees that may be paid under the Plan will be paid pursuant to Rule 12b-1 of the Investment Company Act of 1940. The Distributor may apply these fees toward: (i) compensation for its services in connection with distribution assistance or provision of Shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings
and   loan   associations,    insurance   companies,   investment    counselors,
broker-dealers,   and   the  Distributor's   affiliates  and   subsidiaries,  as
compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of Shareholder services.

Class B shares are subject to a Contingent Deferred Sales Charge if such shares are redeemed prior to the sixth anniversary of purchase. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee as provided in the Class B distribution and Shareholder services plan (the "Class B Plan") at an annual rate of 1.00% of the Fund's average daily net assets, which includes Shareholder service fees of .25% of the Fund's average daily net assets. Currently, the Distributor has voluntarily agreed to limit payments under the Class B Plan to .90% of the average daily net assets of the Class B shares of the Fund.

Proceeds from the Contingent Deferred Sales Charge and the distribution and the Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. The combination of the Contingent Deferred Sales Charge and the distribution and Shareholder service fees facilitate the ability of the Fund to sell the Class B shares without a sales charge being deducted at the time of purchase.

The Plan and the Class B Plan are characterized as compensation plans since the distribution fees will be paid to the Distributor without regard to the distribution or Shareholder service expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. The Fund also may execute brokerage or other agency transactions through an affiliate of the Adviser, or through the Distributor for which the affiliate or the Distributor receives compensation. Pursuant to guidelines adopted by the Board of Trustees of the Trust, any such compensation will be reasonable and fair compared to compensation received by other brokers in connection with comparable transactions.

PROSPECTUS                             14

Fiduciary Class shares of the Fund are offered without distribution fees to institutional investors, including Authorized Financial Organizations. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares. In addition, a financial institution that is the record owner of shares for the account(s) of its customers may impose separate fees for account services to its customers.

THE ADMINISTRATOR

The One Group Services Company (the "Administrator"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to an administration agreement relating to the Fund (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator is responsible for providing the Trust with administrative services (other than investment advisory services), including regulatory reporting and all necessary office space, equipment, personnel and facilities.

The Adviser also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties, for which the Adviser receives a fee paid by the Administrator.

The Administrator is entitled to a fee for administrative services, which is calculated daily and paid monthly, at an annual rate of .20% of each fund's average daily net assets on the first $1.5 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), .18% of each fund's average daily net assets to $2 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), and
 .16% of each fund's average daily net assets when Trust assets exceed $2 billion (excluding the Treasury Only Money Market Fund and the Government Money Market
Fund).

THE TRANSFER AGENT AND CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 acts as Transfer Agent and Custodian for the Trust for which services it receives a fee. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Bank One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street Bank and Trust Company and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Ropes & Gray serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountants of the Trust.

OTHER INFORMATION

THE TRUST

The Trust was organized as a Massachusetts Business Trust under a Declaration of Trust filed on May 23, 1985. The Declaration of Trust permits the Trust to offer separate funds and different classes of each fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organizational expenses.

The Adviser and the Administrator of the Fund each bears all expenses incurred in connection with the performance of their services as investment adviser and administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

As a general matter, as set forth in the Multiple Class Plan, expenses are allocated to each class of shares of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. At present, the only expenses that are allocated to Class A and Class B shares, other than in accordance with the relative net asset value of the class, are the different distribution and Shareholders services costs. See "Expense Summary." At present, no expenses are allocated to Fiduciary Class shares as a class that are not also borne by the other classes of shares of the Fund in proportion to the relative net asset values of the shares of such classes.

The organizational expenses of the Fund have been capitalized and are being amortized in the first five years of the Fund's operations. Such amortization will reduce the amount of income available for payment as dividends.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The
Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

As set forth in the Multiple Class Plan, each share held entitles the Shareholder of record to one vote. Each fund of the Trust will vote separately on matters relating solely to that fund. In addition, each class of a fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all fund

                                       15                             PROSPECTUS

Shareholders will have equal voting rights on matters that affect all fund Shareholders equally. As a Massachusetts Business Trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be elected or removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

DIVIDENDS

Net investment income (exclusive of capital gains) is determined and declared daily, and is distributed in the form of periodic dividends to Shareholders of the Fund on the first Business Day of each month. Capital gains of the Fund, if any, will be distributed at least annually.

To maintain a relatively even rate of distributions from the Fund rather than having substantial fluctuations from period to period, the monthly distributions level from the Fund may be fixed from time to time at rates consistent with the Adviser's long-term earnings expectations.

Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B or Fiduciary Class shares, as applicable, at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Such election, or any revocation thereof, must be made in writing, at least 15 days prior to distribution, to the Transfer Agent at P.O. Box 8500, Boston, MA 02266-8500, and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in a separate Class B sub-account. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution even though such distribution would, in effect, represent a return of the Shareholder's investment.

The amount of dividends payable on Fiduciary Class shares will be more than the dividends payable on Class A and Class B shares because of the distribution expenses charged to Class A and Class B shares.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

OTHER INVESTMENT POLICIES

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes during periods when the Adviser determines that market conditions warrant such action, the Fund may invest up to 100% of its assets in money market instruments and may hold a portion of its assets in cash for liquidity purposes.

The Fund may also invest more than 20% of its net assets in municipal securities other than Louisiana municipal securities if deemed appropriate for temporary defensive purposes.

To the extent the Fund is engaged in a temporary defensive position, the Fund will not be pursuing its investment objective.

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year, as well as within a particular year. It is presently estimated that the annual portfolio turnover rate of the Fund will not exceed 100%.

INVESTMENT LIMITATIONS

The investment objective and the following investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities, and if consistent with the Fund's investment objective and policies, repurchase agreements involving such securities) if as a result more than 25% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 50% of the Fund's total assets. For purposes of this limitation,

PROSPECTUS                             16
a security is considered to be issued by the government entity whose assets and revenues guarantee or back the security. With respect to private activity bonds or industrial development bonds backed only by the assets and revenues of a non-governmental user, such user would be considered the issuer.

2. Purchase any securities that would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (i) this limitation does not apply to investments in obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities; and (ii) this limitation shall not apply to municipal securities or governmental guarantees of municipal securities. In addition, for purposes of this limitation only, private activity bonds that are backed only by the assets and revenues of a non-governmental issuer shall not be deemed to be municipal securities. For purposes of this limitation (i) utilities will be divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

3. Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of certain of the permitted investments for the Fund.

U.S. TREASURY OBLIGATIONS -- The Fund may invest in bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES").

RECEIPTS -- The Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS"), and Certificates of Accrual on Treasury Securities ("CATS").

STRIPS, CUBES, TRS, TIGRS and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is amortized over the life of the security, and such amortization will constitute the income earned on the security for both accounting and tax purposes. Because of these features, these securities may be subject to greater interest rate volatility than interest-paying U.S. Treasury obligations. The Fund may invest up to 20% of its total assets in STRIPS, CUBES, TRS, TIGRS, and CATS. See also "Taxes."

CERTIFICATES OF DEPOSIT -- Certificates of deposit are negotiable interest bearing instruments with a specific maturity. Certificates of deposit ("CDs") are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit ("TD") earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 15% of its net assets in such time deposits and other illiquid securities.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by (i.e., made an obligation of) a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

COMMERCIAL  PAPER --  Commercial paper is  the term used  to designate unsecured
short-term  promissory  notes  issued   by  corporations  and  other   entities.
Maturities on these issues vary from a few days to nine months.

U.S. GOVERNMENT AGENCIES -- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance specific types of activities. Select agencies, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank, are supported by the full faith and credit of the U.S. Treasury; others, such as the Federal National Mortgage Association ("Fannie Mae"), are supported by the credit of the instrumentality and have the right to borrow from the U.S. Treasury; others are supported by the authority of the U.S. government to purchase the agency's obligations; while still others, such as the Federal Farm Credit Banks and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), are supported solely by the credit of the instrumentality itself. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored agencies or instrumentalities if it is not obligated to do so by law. Obligations of U.S. government agencies include debt issues and mortgage-backed securities issued or guaranteed by select agencies.

                                       17                             PROSPECTUS

INVESTMENT COMPANY SECURITIES -- The Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its total assets in the securities of other investment companies. In accordance with an exemptive order issued to the trust by the SEC, such other investment company securities may include securities of a money market fund of the Trust, and such companies may include companies of which the Adviser or a sub-adviser to a fund of the Trust, or an affiliate of such Adviser or sub-adviser, serves as investment adviser, administrator or distributor. Because other investment companies employ an investment adviser, such investment by the Fund may cause Shareholders to bear duplicate fees. The Adviser will waive its fee attributable to the assets of the investing fund invested in a money market fund of the Trust; and, to the extent required by the laws of any state in which shares of the Trust are sold, the Adviser will waive its fees attributable to assets of the Fund invested in any investment company.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the repurchase price. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of the Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Repurchase agreements are considered by the SEC to be loans under the Investment Company Act of 1940.

REVERSE REPURCHASE AGREEMENTS -- The Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Fund would sell Fund securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a mutually agreed-upon date and price. The Fund will enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as liquid high grade debt securities, consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowings by the Fund under the Investment Company Act of 1940.

SECURITIES LENDING -- In order to generate additional income, the Fund may lend up to 33% of the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. government or its agencies, shares of an investment trust or mutual fund or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Fund will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in U.S. government securities, shares of an investment trust or mutual fund, or other short-term, highly liquid investments. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing under guidelines established by the Trust's Board of Trustees and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. The Fund will enter into loan arrangements only with counterparties which the Adviser has deemed to be creditworthy under guidelines established by the Board of Trustees. Loans are subject to termination by the Fund or the borrower at any time, and therefore, are not considered to be illiquid investments.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, the Fund will not invest more than 15% of its net assets in such instruments and other illiquid securities. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates.

There is no limit on the extent to which the Fund may purchase variable and floating rate instruments that are not illiquid. The Fund will purchase variable and floating rate instruments to facilitate portfolio liquidity or to permit the investment of the Fund's assets at a favorable rate of return.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS AND FORWARD COMMITMENTS -- The Fund may purchase securities on a when-issued basis when deemed by the Adviser to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When the Adviser purchases a when-issued security, the Custodian will set aside cash or liquid securities to satisfy the purchase

PROSPECTUS                             18
commitment. The Fund generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 40% of the Fund's total assets, and a commitment will not exceed 180 days. The Fund will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes.

In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Fund is required to hold and maintain in a segregated account until the settlement date, cash, U.S. government securities or liquid high-grade debt obligations in an amount sufficient to meet the purchase price. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although the Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the Adviser deems it appropriate to do so.

OPTIONS -- The Fund may purchase and write (i.e., sell) call options and put options on securities and indices, which options are traded on national securities exchanges. A call option gives the purchaser the right to buy, and obligates the writer of the option to sell, the underlying security at the agreed upon exercise (or "strike") price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying security at the strike price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract. Option contracts may be written with terms that would permit the holder of the option to purchase or sell the underlying security only upon the expiration date of the option. The initial purchase
(sale) of an option contract is an "opening transaction." In order to close out an option position, the Fund may enter into a "closing transaction," the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

The Fund may purchase put and call options in hedging transactions to protect against a decline in the market value of the securities in the Fund (e.g., by the purchase of a put option) and to protect against an increase in the cost of fixed-income securities that the Fund may seek to purchase in the future (e.g., by the purchase of a call option). In the event that paying premiums for put and call options, together with price movements in the underlying securities, are such that exercise of the options would not be profitable for the Fund, losses of the premiums paid may be offset by an increase in the value of the Fund's securities (in the case of a purchase of put options) or by a decrease in the cost of acquisition of securities by the Fund (in the case of a purchase of call options).

The Fund also may write secured put and covered call options as a means of increasing the yield on the Fund and as a means of providing limited protection against decreases in market value of the Fund.

There  are risks associated with  options transactions, including the following:
(i) the success of a hedging strategy may depend on the ability of the Adviser to predict movements in the prices of the individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by the Fund and the prices of options; (iii) there may not be a liquid secondary market for options; and (iv) while the Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security. It is expected that the Fund will only engage in option transactions with respect to permitted investments and related indices. Generally, the policy of the Fund, in order to avoid the exercise of an option sold by it, will be to cancel its obligation under the option by entering into a closing purchase transaction, if available, unless selling (in the case of a call option) or purchasing (in the case of a put option) the underlying securities is determined to be in the Fund's interest. A closing purchase transaction consists of the Fund purchasing an option having the same terms as the option sold by the Fund, and has the effect of cancelling the Fund's position as a seller. The premium which the Fund will pay in executing a closing purchase transaction may be higher (or lower) than the premium received when the option was sold, depending in large part upon the relative price of the underlying security at the time of each transaction. To the extent options sold by the Fund are exercised and the Fund either delivers securities to the holder of a call option or liquidates securities as a source of funds to purchase securities put to the Fund, the Fund's turnover rate will increase, which would cause the Fund to incur additional brokerage expenses.

During the option period, the Fund, as a covered call writer, gives up the potential appreciation above the exercise price should the underlying security rise in value, and the Fund, as a covered put writer, retains the risk of loss should the underlying security decline in value. For the covered call writer, substantial appreciation in the value of the underlying security would result in the security being "called away" at the strike price of the option which may be substantially below the fair market value of such security. For the covered put writer, substantial depreciation in the value of the underlying security would result in the security being "put to" the writer at the strike price of the option which may be substantially in excess of the fair market value of such security. If a covered call option or a covered put option expires unexercised, the writer realizes a gain, and the buyer a loss, in the amount of the premium.

The SEC requires that obligations of investment companies such as the Fund, in connection with option sale positions, must comply with certain segregation or coverage requirements, which are more fully described in the Statement of Additional Information.

                                       19                             PROSPECTUS

The Fund will only write covered call options on its securities and will limit such activities to provide that the aggregate market value of such options and the Fund's obligations under such written puts does not exceed 25% of the Fund's net assets as of the time such options are entered into by the Fund.

FUTURES CONTRACTS AND RELATED OPTIONS -- The Fund may enter into futures contracts, options on futures contracts, index futures and options thereon that are traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC") if, to the extent that such futures and options are not for "bona fide hedging purposes" (as defined by the CFTC), the aggregate initial margin and premiums on such positions (excluding the amount by which options are in the money) do not exceed 5% of the Fund's total assets at current value. The Fund, however, may invest more than such amount for bona fide hedging purposes, and also may invest more than such amount if it obtains authority to do so from the appropriate regulatory agencies without rendering the Fund a commodity pool operator or adversely affecting its status as an investment company for Federal securities law or income tax purposes.

The Fund may buy and sell futures contracts and related options to manage its exposure to changing interest rates and security prices. Some futures strategies, including selling futures, buying puts and writing calls, may reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio. The Fund expects to enter into these transactions to "lock in" a return or spread on a particular investment or portion of its assets, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or for other risk management strategies.

Options and futures can be volatile instruments, and involve certain risks. If the Adviser applies a hedge at an inappropriate time or judges interest rates incorrectly, options and futures strategies may lower the Fund's return. The Fund also could experience losses if the prices of its options and futures positions were poorly correlated with its other instruments, or if it could not close out its positions because of an illiquid secondary market.

Typically, investment in these contracts requires the Fund to deposit with the applicable exchange or other specified financial intermediary as a good faith deposit for its obligations, known as "initial margin," an amount of cash or specified debt securities that initially is 1%-15% of the face amount of the contract and that thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Thereafter, the Fund must make additional deposits equal to any net losses due to unfavorable price movements of the contract and will be credited with an amount equal to any net gains due to favorable price movements. These additional deposits or credits are calculated and required daily and are known as "variation margin."

The SEC requires that when an investment company such as the Fund effects transactions of the foregoing nature, it must either segregate cash or high quality, readily marketable Fund securities with its custodian in the amount of its obligations under the foregoing transactions or must cover such obligations by maintaining positions in portfolio securities, futures contracts or options that would serve to satisfy or offset the risk of such obligations. When effecting transactions of the foregoing nature, the Fund will comply with such segregation or cover requirements. No limitation exists on the amount of the Fund's assets that may be used to comply with such segregation or cover requirements.

The Fund also may engage in straddles and spreads with respect to 15% of its total assets. In a straddle transaction, the Fund either buys a call and a put or sells a call and a put on the same security. In a spread, the Fund purchases and sells a call or a put. The Fund will sell a straddle when the Adviser believes the price of a security will be stable. The Fund will receive a premium on the sale of the put and the call. A spread permits the Fund to make a hedged investment that the price of a security will increase or decline.

STRUCTURED INSTRUMENTS -- The Fund may invest, from time to time, in one or more structured instruments. Structured instruments are debt securities issued by agencies of the U.S. government (such as the Student Loan Marketing Association ("Sallie Mae"), Ginnie Mae, Fannie Mae, and Freddie Mac), banks, corporations, municipalities and other business entities whose interest and/or principal payments are indexed to certain specific foreign currency exchange rates, interest rates, or one or more other reference indexes. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances.

The terms of such structured instruments provide that their principal and/or interest payments are adjusted upwards or downwards to reflect changes in the reference index while the structured instruments are outstanding. In addition, the reference index may be used in determining when the principal is redeemed. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the reference index and the effect of changes in the reference index on principal and/or interest payments.

While structured instruments may offer the potential for a favorable rate of return, from time to time, they also entail certain risks. Structured instruments may be less liquid than other debt securities, and the price of structured instruments may be more volatile. If the value of the reference index changes in a manner other than that expected by the Adviser, principal and/or interest payments on the structured instrument may be substantially less than expected. The Fund will only invest in structured securities that are consistent with the Fund's investment objective, policies and restrictions and the Adviser's outlook on market conditions. In some cases, depending on the

PROSPECTUS                             20
terms of the reference index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero; however, the Fund will not invest in structured instruments if the terms of the structured instrument provide that the Fund may be obligated to pay more than its initial investment in the structured instrument, or to repay any interest or principal that has already been collected or paid back. In addition, many structured instruments may not be registered under the Federal securities laws. In that event, the Fund's ability to resell such a structured instrument may be more limited than its ability to resell other portfolio securities. The Fund will treat such instruments as illiquid, and will limit its investments in such instruments to no more than 15% of its total assets, when combined with all other illiquid investments of the Fund. Structured instruments that are registered under Federal securities laws may be treated as liquid. In addition, although structured instruments may be sold in the form of a corporate debt obligation, they may not have some of the protection against counterparty default that may be available with respect to publicly traded debt securities (i.e., the existence of a trust indenture). In that respect, the risks of default associated with structured instruments may be similar to those associated with swap contracts. See "Swaps, Caps and Floors."

SWAPS, CAPS AND FLOORS -- In order to protect the value of the Fund from interest rate fluctuations and to hedge against fluctuations in the floating rate market in which the Fund's investments are traded, the Fund may enter into swaps, caps, and floors on various securities (such as U.S. government securities), securities indexes, interest rates, prepayment rates, foreign currencies or other financial instruments or indexes, for both hedging and non-hedging purposes. While swaps, caps, and floors (sometimes hereinafter collectively referred to as "swap contracts") are different from futures contracts (and options on futures contracts) in that swap contracts are individually negotiated with specific counterparties, the Fund will use swap contracts for purposes similar to the purposes for which it uses options, futures, and options on futures. Those uses of swap contracts (i.e., risk management and hedging) present the Fund with risks and opportunities similar to those associated with options contracts, futures contracts, and options on futures. See "Futures Contracts and Related Options" and "Options."

The Fund may enter into these transactions to manage its exposure to changing interest rates and other market factors. Some transactions may reduce the Fund's exposure to market fluctuations while others may tend to increase market exposure.

Swap contracts typically involve an exchange of obligations by two sophisticated parties. For example, in an interest rate swap, the Fund may exchange with another party their respective rights to receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of respective rights to make or receive payments in specified currencies. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages.

Caps and floors are variations on swaps. The purchase of a cap entitles the purchaser to receive a principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. Caps and floors are similar in many respects to over-the-counter options transactions, and may involve investment risks that are similar to those associated with options transactions and options on futures contracts.

Because swap contracts are individually negotiated, they remain the obligation of the respective counterparties, and there is a risk that a counterparty will be unable to meet its obligations under a particular swap contract. If a counterparty defaults on a swap contract with the Fund, the Fund may suffer a loss. To address this risk, the Fund will usually enter into interest rate swaps on a net basis, which means that the two payment streams (one from the Fund to the counterparty, one to the Fund from the counterparty) are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps do not involve the delivery of securities, other underlying assets, or principal, except for purposes of collateralization, as discussed below. Accordingly, the risk of loss with respect to interest rate swaps entered into on a net basis would be limited to the net amount of the interest payments that the Fund is contractually obligated to make. If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of interest payments that the Fund is contractually entitled to receive. To protect against losses related to counterparty default, the Fund may enter into swaps that require transfers of collateral for changes in market value. In contrast, currency swaps and other types of swaps may involve the delivery of the entire principal value of one designated currency or financial instrument in exchange for the other designated currency or financial instrument. Therefore, the entire principal value of such swaps may be subject to the risk that the other party will default on its contractual delivery obligations.

In addition, because swap contracts are individually negotiated and ordinarily non-transferable, there also may be circumstances in which it would be impossible for the Fund to close out its obligations under the swap contract prior to its maturity. Under such circumstances, the Fund might be able to negotiate another swap contract with a different counterparty to offset the risk associated with the first swap contract. Unless the Fund is able to negotiate such an offsetting swap contract, however, the Fund could be subject to continued adverse developments, even after the Adviser has determined that it would be prudent to close out or offset the first swap contract.

The Fund will not enter into any mortgage swap, interest rate swap, cap or floor transaction unless the unsecured commercial paper, senior debt, or the claims paying ability of the other party thereto is rated in the highest or second highest rating category by at least one NRSRO at the time of investment, or, if unrated, determined by the Adviser to be of comparable quality.

                                       21                             PROSPECTUS

The use of swaps involves investment techniques and risks different from and potentially greater than those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its expectations of market values, interest rates, or currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if this investment technique were not used.

The staff of the SEC is presently considering its position with respect to swaps, caps and floors as senior securities. Pending a determination by the staff, the Fund will either treat swaps, caps and floors as being subject to its senior securities restrictions or will refrain from engaging in swaps, caps and floors. Once the staff has expressed a position with respect to swaps, caps and floors, the Fund intends to engage in swaps, caps and floors, if at all, in a manner consistent with such position. To the extent the net amount of an interest rate or mortgage swap is held in a segregated account, consisting of cash or liquid, high grade debt securities, the Adviser believes that swaps do not constitute senior securities under the Investment Company Act of 1940 and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's Custodian.

The Fund will generally limit its investments in swaps, caps and floors to 25% of its total assets.

NEW FINANCIAL PRODUCTS -- New options and futures contracts and other financial products, and various combinations thereof, continue to be developed and the Fund may invest in any such options, contracts and products as may be developed to the extent consistent with its investment objective, policies and restrictions and the regulatory requirements applicable to investment companies.

These various products may be used to adjust the risk and return characteristics of the Fund's portfolio of investments. These various products may increase or decrease exposure to security prices, interest rates, commodity prices, or other factors that affect security values, regardless of the issuer's credit risk. If market conditions do not perform consistent with expectations, the performance of the Fund will be less favorable than it would have been if these products were not used. In addition, losses may occur if counterparties involved in transactions do not perform as promised. These products may expose the Fund to potentially greater return as well as potentially greater risk of loss than more traditional fixed income investments.

The Fund will generally limit its investments in new financial products to 25% of its total assets.

MUNICIPAL SECURITIES -- The Fund may invest in municipal securities. Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities; and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes and participation interests in municipal notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds, and participation interests in municipal bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, tolls from a toll bridge for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities may include obligations of municipal housing authorities and single-family mortgage revenue bonds. Weaknesses in Federal housing subsidy programs and their administration may result in a decrease of subsidies available for payment of principal and interest on housing authority bonds. Economic developments, including fluctuations in interest rates and increasing construction and operating costs, may also adversely impact revenues of housing authorities. In the case of some housing authorities, inability to obtain additional financing could also reduce revenues available to pay existing obligations. Single-family mortgage revenue bonds are subject to extraordinary mandatory redemption at par in whole or in part from the proceeds derived from prepayments of underlying mortgage loans and also from the unused proceeds of the issue within a stated period which may be within a year from the date of issue.

Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities and may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation interest in any of the above. The Fund will limit its investment in municipal leases to no more than 5% of its total assets. The Board of Trustees is responsible for determining the credit quality of unrated municipal leases, on an ongoing basis, including an assessment of likelihood that the lease will not be cancelled.

The exclusion from gross income for Federal income tax purposes for certain housing authority bonds depends on qualification under relevant provisions of the Code and on other provisions of Federal law. These provisions of Federal law contain certain ongoing requirements relating to the cost and location of the residences financed with the proceeds of the single-family mortgage bonds and the income levels of tenants of the rental projects financed with the proceeds of the multi-family housing bonds. While the issuers of the bonds, and other parties, including the originators and servicers of the single-family

PROSPECTUS                             22
mortgages and the owners of the rental projects financed with the multi-family housing bonds, covenant to meet these ongoing requirements and generally agree to institute procedures designed to insure that these requirements are met, there can be no assurance that these ongoing requirements will be consistently met. The failure to meet these requirements could cause the interest on the bonds to become taxable, possibly retroactively from the date of issuance, thereby reducing the value of the bonds and subjecting Shareholders to unanticipated tax liabilities. Furthermore, any failure to meet these ongoing requirements might constitute an event of default under the applicable mortgage or permit the holder to accelerate payment of the bond or require the issuer to redeem the bond. In any event, where the mortgage is insured by the Federal Housing Administration ("FHA"), the consent of the FHA may be required before insurance proceeds would become payable to redeem the mortgage subsidy bonds.

PARTICIPATION INTERESTS -- The Fund may purchase interests in municipal securities from financial institutions such as commercial and investment banks, savings and loan associations and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests, or any other form of indirect ownership that allows the Fund to treat the income from the investment as exempt from Federal income tax. The Fund invests in these participation interests in order to obtain credit enhancement or demand features that would not be available through direct ownership of the underlying municipal securities.

DEMAND FEATURES -- The Fund may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period (usually seven days) following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security.

The underlying municipal securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the security as originally issued, it may not be marketable or assignable; therefore, the put would only have value to the Fund. The Fund expects that it will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if advisable or necessary, in certain cases a premium may be paid for put features. A premium paid will have the effect of reducing the yield otherwise payable on the underlying security. The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Fund to meet redemption requests and remain as fully invested as possible in municipal securities. The Fund will limit its put transactions to institutions that the Adviser believes present minimal credit risk.

There is no limit to the percentage of portfolio securities that may be purchased subject to a put. However, the Fund will not acquire a put which was not an integral part of the security as originally issued if such acquisition would cause the aggregate value of all such puts held in the Fund to exceed 1/2 of 1% of the value of the Fund's total assets.

Under a "stand-by commitment," a dealer would agree to purchase, at the Fund's option, specified municipal securities at a specified price. When entering into stand-by commitments, the Fund will set aside sufficient assets invested in cash equivalent securities to pay for all stand-by commitments on their scheduled delivery dates. The Fund will acquire these commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments may also be referred to as put options. The Fund will limit its investment in stand-by commitments to 25% of total assets.

ZERO COUPON OBLIGATIONS -- The Fund may acquire zero coupon obligations, which have greater price volatility than coupon obligations and which will not result in the payment of interest until maturity. The Fund will purchase these obligations to permit investment of assets at a more favorable rate of return.

                                       23                             PROSPECTUS

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of commercial paper ratings have been published by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Fitch's Investors Service ("Fitch"), Duff and Phelps ("Duff") and IBCA Limited ("IBCA"), respectively.

Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1 and 2 to indicate the relative degree of safety. Issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a high degree of safety regarding timely payment but not as high as A-1.

Commercial paper issues rated Prime-1 and Prime-2 by Moody's are judged by Moody's to be of the "highest" quality and "higher" quality, respectively, on the basis of relative repayment capacity.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1 + are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

SHORT-TERM DEBT RATINGS

Thomson BankWatch, Inc. ("TBW") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries.

BankWatch-TM- Ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

The TBW Short-Term Ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned.

The TBW Short-Term Ratings apply only to unsecured instruments that have a maturity of one year or less.

The TBW Short-Term Ratings specifically assess the likelihood of an untimely payment of principal or interest.

TBW-1      The highest category; indicates a
           very high degree of likelihood that
           principal and interest will be paid
           on a timely basis.
TBW-2      The second highest category; while
           the degree of safety regarding
           timely repayment of principal and
           interest is strong, the relative
           degree of safety is not as high as
           for issues rated "TBW-1."
TBW-3      The lowest investment grade
           category; indicates that while more
           susceptible to adverse developments
           (both internal and external) than
           obligations with higher ratings,
           capacity to service principal and
           interest in a timely fashion is
           considered adequate.
TBW-4      The lowest rating category; this
           rating is regarded as non-investment
           grade and therefore speculative.

DESCRIPTION OF CORPORATE/MUNICIPAL BOND RATINGS

The following descriptions of S&P's and Moody's corporate and municipal bond ratings have been published by S&P and Moody's, respectively.

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and, in the majority of instances they differ from AAA issues only in a small degree. Debt rated A has a

PROSPECTUS                             24
strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Bonds that are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

Moody's highest rating for state, municipal and other short-term notes is MIG-1 and VMIG-1. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing or both. Short-term municipal securities rated MIG-2 and VMIG-2 are of high quality. Margins of protection are ample although not so large as in the preceding group.

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

- Amortization schedule (the larger the final maturity relative to other maturities the more likely it will be treated as a note).

- Source of Payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

Note rating symbols are as follows:

SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2  Satisfactory capacity to pay principal and interest.

PERFORMANCE

From time to time, the Fund may advertise yield, total return and/or distribution rate. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated over a one-year period and is shown as a percentage of the investment.

Total return is the change in value of an investment in the Fund over a given period, assuming reinvestment of any dividends and capital gains. A cumulative total return reflects an actual rate of return over a stated period of time. An average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variations in performance; they are not the same as actual year-by-year results.

The distribution rate is computed by dividing the total amount of the dividends per share paid out during the past period by the maximum offering price or month-end net asset value depending on the class of the Fund. This figure is then "annualized" (multiplied by 365 days and divided by the applicable number of days in

                                       25                             PROSPECTUS
the period). Funds with a front-end sales charge would incorporate the offering price into the distribution yield in place of month-end net asset value.

Distribution rate is a measure of the level of income paid out in cash to Shareholders over a specified period. It differs from yield and total return and is not intended to be a complete measure of performance. Furthermore, the distribution rate may include return of principal and/or capital gains. Total return is the change in value of a hypothetical investment over a given period assuming reinvestment of dividends and capital gain distributions. The yield refers to the cumulative 30-day rolling net investment income, divided by maximum offering price and multiplied by average shares outstanding during this period. See the Statement of Additional Information.

The Fund also may advertise a "taxable equivalent yield" which is calculated by taking into account the investor's current tax bracket. This is the yield the investor would need to earn from a taxable investment in order to realize an "after-tax" benefit equal to the tax-free yield provided by the Fund. See the Statement of Additional Information.

The Trust will include information on all classes of shares of the Fund in any advertisement or information including performance data for the Fund. The performance for Fiduciary Class shares may be higher than for Class A shares and Class B shares because Fiduciary Class shares are not subject to sales charges and distribution expenses.

The performance of each class of the Fund may from time to time be compared to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices that may assume investment of dividends but do not reflect deductions for administrative and management costs. In addition, the performance of each class of the Fund may be compared to other funds or to relevant indices that may calculate total return without reflecting sales charges; in which case, the Fund may advertise its total return in the same manner. If reflected, sales charges would reduce these total return calculations.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to the tax consequences of investing in the Fund.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify as a "regulated investment company" for Federal income tax purposes and to meet all other requirements that are necessary for it to be relieved of Federal taxes on that part of its net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital loss) that is distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund will distribute substantially all of its net investment income (including net short-term capital gain) to Shareholders of each class of shares of the Fund on at least an annual basis. If, at the close of each quarter of its taxable year, at least 50% of the value of the Fund's assets consists of obligations the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to Shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund, equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are generally excludable from a Shareholder's gross income for regular Federal income tax purposes. However, the receipt of exempt-interest dividends may cause persons receiving Social Security or Railroad Retirement benefits to be taxed on a portion of such benefits. In addition, the receipt of exempt-interest dividends may result in liability for Federal alternative minimum tax and for state and local taxes, both for individual and corporate Shareholders. See the Statement of Additional Information.

Current Federal law limits the types and volume of bonds qualifying for Federal income tax exemption of interest, which may have an effect on the ability of the Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest dividends."

Any dividends attributable to the Fund's taxable investment income (if any) will be taxable to Shareholders as ordinary income (whether received in cash or additional shares) to the extent of the Fund's earnings and profits and will not qualify for the corporate dividends-received deduction. Any distributions of net long-term capital gains will be taxable to Shareholders as such regardless of how long the Shareholder has held shares.

Interest on indebtedness incurred or continued by a Shareholder in order to purchase shares is not deductible. Furthermore, entities or persons who are "substantial users" (or persons related to "substantial

PROSPECTUS                             26
users") of facilities financed by "private activity bonds" or certain industrial development bonds should consult their tax advisers before purchasing shares.

The Fund will make annual reports to Shareholders of the Federal income tax status of distributions.

Certain securities purchased by the Fund (such as STRIPS, CUBES, TRS, TIGRS  and
CATS), as defined in the "Description of Permitted Investments," are sold at original issue discount and thus do not make periodic cash interest payments. The Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by Shareholders on December 31 of that year, if paid by the Fund at any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for Federal excise tax.

Dividends received by a Shareholder that are derived from the Fund's investments in U.S. government obligations may not be entitled to the exemptions from state and local income taxes that would be available if the Shareholder had purchased U.S. government obligations directly. The Fund will inform Shareholders annually of the percentage of income and distributions derived from U.S. government obligations. Shareholders should consult their tax advisers regarding the state and local tax treatment of the dividends received from the Fund.

Sale, exchange, or redemption of Fund shares by a Shareholder will generally be a taxable event to such Shareholder.

LOUISIANA TAXES

The Trust has obtained a ruling from the Louisiana Department of Revenue and Taxation to the effect that distributions to shareholders of The One Group-Registered Trademark-Louisiana Municipal Bond Fund who are Louisiana residents, which are derived from interest on tax-exempt obligations of the State of Louisiana or its political subdivisions and certain obligations of the United States or its territories, will not be subject to Louisiana income tax.

                                       27                             PROSPECTUS

Investment Adviser and Sub-Administrator
Banc One Investment Advisors Corporation
774 Park Meadow Road
Columbus, OH 43271-0211

Distributor
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005

Independent Accountants
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215

TOG-F-063

THE ONE GROUP-REGISTERED TRADEMARK- VALUE GROWTH FUND                 PROSPECTUS

--------------------------------------------------------------------------------

Investment  Adviser:  BANC ONE INVESTMENT ADVISORS CORPORATION

The One Group-Registered Trademark- (the "Trust") is a mutual fund seeking to provide a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to The One Group-Registered Trademark- Value Growth Fund Class A, Class B and Fiduciary Class shares.

THE ONE GROUP-REGISTERED TRADEMARK- VALUE GROWTH FUND (THE "FUND") SEEKS LONG-TERM CAPITAL GROWTH AND GROWTH OF INCOME WHILE, AS A SECONDARY OBJECTIVE, PROVIDING A MODERATE LEVEL OF CURRENT INCOME.

CLASS A AND CLASS B SHARES ARE OFFERED TO THE GENERAL PUBLIC.

FIDUCIARY  CLASS  SHARES  ARE  OFFERED  TO  INSTITUTIONAL  INVESTORS,  INCLUDING
AFFILIATES OF BANC ONE CORPORATION AND ANY BANK, DEPOSITORY INSTITUTION, INSURANCE COMPANY, PENSION PLAN OR OTHER ORGANIZATION AUTHORIZED TO ACT IN FIDUCIARY, ADVISORY, AGENCY, CUSTODIAL OR SIMILAR CAPACITIES (EACH AN "AUTHORIZED FINANCIAL ORGANIZATION").

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY BANC ONE CORPORATION OR ITS BANK OR NON-BANK AFFILIATES. THE TRUST'S SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE. AN INVESTMENT IN MUTUAL FUND SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. BANC ONE INVESTMENT ADVISORS CORPORATION RECEIVES FEES FROM THE FUND FOR INVESTMENT ADVISORY AND OTHER SERVICES.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional
Information  dated [                   ] has been filed  with the Securities and
Exchange Commission and is available without charge through the Distributor, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111 during business hours. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[               ]

TABLE OF CONTENTS

SUMMARY..........................................................................................          3
ABOUT THE FUND...................................................................................          4
  Expense Summary................................................................................          4
  Financial Highlights...........................................................................
  The Fund.......................................................................................          6
  Investment Objective...........................................................................          6
  Investment Policies............................................................................          6
HOW TO DO BUSINESS WITH THE ONE GROUP-REGISTERED TRADEMARK-......................................          7
  How to Invest in The One Group-Registered Trademark-...........................................          7
  Alternative Sales Arrangements.................................................................         10
  Exchanges......................................................................................         11
  Redemptions....................................................................................         12
FUND MANAGEMENT..................................................................................         13
  The Adviser....................................................................................         13
  The Distributor................................................................................         13
  The Administrator..............................................................................         14
  The Transfer Agent and Custodian...............................................................         14
  Counsel and Independent Accountants............................................................         14
OTHER INFORMATION................................................................................         14
  The Trust......................................................................................         14
  Other Investment Policies......................................................................         16
  Description of Permitted Investments...........................................................         16
  Description of Ratings.........................................................................         21
  Performance....................................................................................         22
  Taxes..........................................................................................         22

PROSPECTUS                             2

SUMMARY

The One Group-Registered Trademark- (the "Trust") is an open-end management investment company that provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Value Growth Fund.

WHAT IS THE INVESTMENT OBJECTIVE? The Fund seeks long-term capital growth and growth of income while, as a secondary objective, providing a moderate level of current income.

WHAT ARE THE PERMITTED INVESTMENTS? The Fund will invest primarily in a portfolio of common stocks, debt securities, preferred stocks, convertible securities, warrants and other equity securities of companies that show the potential for growth of earnings over time. Equity securities such as those in which the Fund may invest are more volatile and carry more risk than some other forms of investment. Accordingly, the net asset value per share of the Fund may decrease over time. The Fund may only invest in a select few derivatives; their characteristics and limitations on their use are more fully described in "Description of Permitted Investments." There are many different types of derivative securities with varying degrees of potential risk and return. See "Investment Policies."

WHO IS THE ADVISER? Banc One Investment Advisors Corporation, an indirect subsidiary of BANC ONE CORPORATION, serves as the Adviser of the Trust. The Adviser is entitled to a fee for advisory services provided to the Trust. The Adviser may voluntarily agree to waive a part of its fees. See "The Adviser" and "Expense Summary."

WHO IS THE ADMINISTRATOR? The One Group Services Company serves as the Administrator of the Trust. The Administrator is entitled to a fee for services provided to the Trust. Banc One Investment Advisors Corporation serves as the Sub-Administrator of the Trust, pursuant to an agreement with the Administrator for which Banc One Investment Advisors Corporation receives a fee paid by the Administrator. See "The Administrator" and "Expense Summary."

WHO IS THE TRANSFER AGENT AND CUSTODIAN? State Street Bank and Trust Company serves as Transfer Agent and Custodian for the Trust for which services it receives a fee. Bank One Trust Company, N.A. serves as Sub-Custodian for the Trust, for which services it receives a fee. See "The Transfer Agent and Custodian."

WHO IS THE DISTRIBUTOR? The One Group Services Company acts as Distributor of the Trust's shares. The Distributor is entitled to fees for distribution services for the Class A and Class B shares of the Fund. No compensation is paid to the Distributor for distribution services for the Fiduciary Class shares of the Fund. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions of shares of the Fund may be made through the Distributor on any day that the New York Stock Exchange is open for trading ("Business Days"). See "How to Invest in The One Group-Registered Trademark-" and "Redemptions."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is declared on the last Business Day of each month as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of the Fund on the first Business Day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless the Shareholder elects to take the payment in cash. See "Dividends."

                                       3                              PROSPECTUS

ABOUT THE FUND

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- VALUE GROWTH FUND

                                                                                                     FIDUCIARY
                                                                            CLASS A      CLASS B       CLASS
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)...................................       4.50%         none         none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase price or redemption proceeds, as
  applicable)...........................................................        none        5.00%         none
Redemption Fees.........................................................        none         none         none
Exchange Fees...........................................................        none         none         none
ANNUAL OPERATING EXPENSES(2)
  (as a percentage of average daily net assets)
Investment Advisory Fees(4).............................................        .65%         .65%         .65%
12b-1 Fees (after fee waiver)(3)........................................        .25%        1.00%         none
Other Expenses..........................................................        .31%         .31%         .31%
---------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES(4).............................................       1.21%        1.96%         .96%
---------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution or broker-dealer may be charged separate transaction fees by the financial institution or broker-dealer. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares. There are no 12b-1 fees charged to Fiduciary Class shares. See "The Distributor." The 12b-1 fees include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class B shares and may include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class A shares.

(4) Investment Advisory Fees and Total Operating Expenses have been revised to reflect fee waivers effective as of the date of this Prospectus. The Adviser may voluntarily agree to waive a part of its fees. Absent this voluntary reduction, Investment Advisory Fees would be .74% for all classes of shares, and Total Operating Expenses would be 1.40% for Class A shares, 2.05% for Class B shares and 1.05% for Fiduciary Class shares.

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class A and Fiduciary Class shares of the Fund, assuming: (1) imposition of the maximum sales charge for Class A shares; (2) 5% annual return; and (3) redemption at the end of each time period.

--------------------------------------------------------------------------------------------------------------
                                                                                        1 YEAR       3 YEARS
--------------------------------------------------------------------------------------------------------------
Class A                                                                                $      57    $      82
Fiduciary Class                                                                        $      10    $      31

Absent the voluntary reduction of 12b-1 fees, the dollar amounts in the above example would be as follows:

--------------------------------------------------------------------------------------------------------------
                                                                                        1 YEAR       3 YEARS
--------------------------------------------------------------------------------------------------------------
Class A                                                                                $      59    $      87
Fiduciary Class                                                                        $      11    $      33

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

PROSPECTUS                             4

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class B shares, assuming: (1) deduction of the applicable maximum Contingent Deferred Sales Charge; and (2) 5% annual return.

--------------------------------------------------------------------------------------------------------------
                                                                                        1 YEAR       3 YEARS
--------------------------------------------------------------------------------------------------------------
Assuming a complete redemption at end of period                                        $      70    $      92
Assuming no redemption                                                                 $      20    $      62

Absent the voluntary reduction of fees, the dollar amounts in the above example would be as follows:

--------------------------------------------------------------------------------------------------------------
                                                                                        1 YEAR       3 YEARS
--------------------------------------------------------------------------------------------------------------
Assuming a complete redemption at end of period                                        $      71    $      94
Assuming no redemption                                                                 $      21    $      64

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

The rules of the Securities and Exchange Commission (the "SEC") require that the maximum sales charge be reflected in the above table. However, investors in the Fund ("Shareholders") may, under certain circumstances, qualify for reduced sales charges. See "How to Invest in The One Group-Registered Trademark-." Long-term Shareholders of Class A shares and Class B shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

                                       5                              PROSPECTUS

THE FUND

The One Group-Registered Trademark- Value Growth Fund (the "Fund") is part of The One Group-Registered Trademark- (the "Trust"), which is an open-end management investment company that offers units of beneficial interest ("shares") in 32 separate funds and different classes of certain of the funds. This Prospectus relates to the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Value Growth Fund which provide for variations in distribution costs, voting rights, dividends and per share net asset value pursuant to a multiple class plan (the "Multiple Class Plan") adopted by the Board of Trustees of the Trust. Except for these differences among classes, each share of the Fund represents an undivided, proportionate interest in the Fund. The Fund is a diversified mutual fund. Information regarding the Trust's other funds and their classes is contained in separate prospectuses which may be obtained from the Trust's Distributor, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111.

INVESTMENT OBJECTIVE

The Fund seeks long-term capital growth and growth of income while, as a secondary objective providing a moderate level of current income.

The investment objective of the Fund is fundamental and may not be changed without a vote of the holders of a majority of the Fund's outstanding shares (as defined in the Statement of Additional Information).

There is no assurance that the Fund will meet its investment objective.

INVESTMENT POLICIES

The investment policies of the Fund may be changed without an affirmative vote of the holders of a majority of the Fund's outstanding shares unless a policy is expressly deemed to be fundamental or is expressly deemed to be changeable only by such a majority vote.

PERMISSIBLE INVESTMENTS

The Fund pursues its objectives by investing primarily in a portfolio of common stocks, debt securities, preferred stocks, convertible securities, warrants and other equity securities of companies that show the potential for growth of earnings over time. Stock selection is guided by current valuation relative to a stock's historical valuation and relative to the Adviser's estimates of future growth of earnings and dividends. Over the long term, continued earnings growth tends to lead to both higher dividends and capital appreciation. The Fund expects to invest in securities currently paying a moderate level of income, although it may invest in non-income producing securities when the Adviser considers their potential for growth of capital or future income to be promising. The Fund diversifies its investments among different industries and companies and changes its portfolio securities for investment considerations and not for trading purposes.

In selecting portfolio securities for the Fund, the Adviser analyzes its outlook for the economy and each economic sector over a 12 to 18 month period and the relative attractiveness of the various securities markets and individual market sectors. The Adviser then selects securities within these sectors and markets when it believes that a company's fundamental outlook as well as the company's ability to achieve earnings growth are not sufficiently reflected in the market values of the company's securities. Accordingly, the Fund may emphasize securities of companies that the Adviser believes are overlooked or undervalued by investors, which fact should contribute to an increase in the market value of the security over time. Portfolio securities are generally sold when there is a substantial reduction in the Adviser's forecast of the company's future earnings potential or when the price of a security appreciates to such an extent that it is believed to have realized the Adviser's appreciation goal. No effort is made by the Fund to time the market.

The Fund will ordinarily invest at least 65% of the value of its total assets in securities with the characteristics described above. Although the Fund intends to invest all of its assets in such securities, up to 35% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents. The Fund may also enter into futures contracts, provided that the value of these contracts does not exceed 25% of the Fund's total assets. In addition, the Fund may write covered call options on securities it owns and enter into related closing purchase transactions when such activity will further the Fund's investment objective, and may also engage in other options transactions in furtherance of its investment objective. The balance of the Fund's assets will be held in cash equivalents rated within one of the highest two rating categories assigned by at least one nationally recognized statistical rating organization ("NRSRO"), which categories are described below in "Description of Ratings," at the time of investment or, if unrated, to be of comparable quality.

In addition to the permissible investments described above, the Fund may invest in U.S. Treasury obligations, including Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES"), receipts, including Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS"), and Certificates of Accrual on Treasury Securities ("CATS"), certificates of deposit, time deposits, U.S. government agency securities, repurchase agreements, reverse repurchase agreements, securities of other investment companies, when-issued securities, forward commitments, options, futures contracts, and options on futures contracts. The Fund may also invest in variable and floating rate notes, bankers' acceptances, commercial paper and securities of foreign issuers, including sponsored and unsponsored American Depository Receipts ("ADRs"). The Fund may also engage in securities lending transactions. All of the Fund's investments, where applicable, must possess one of the ratings described below in the "Description of Ratings" at the time of investment or, if unrated, to be of comparable quality.

This list of permissible investments includes select securities that may be commonly considered to be derivatives, including: options, futures contracts and options on futures contracts.

PROSPECTUS                             6

These securities and limitations on their use are more fully described in the "Description of Permitted Investments." For a description of the Fund's permitted investments, see "Description of Permitted Investments."

For a description of permitted investments for temporary defensive purposes, see "Temporary Defensive Position."

RISK FACTORS

Changes in the value of portfolio securities will not affect cash income, if any, derived from these securities but will affect the Fund's net asset value. Because the Fund invests primarily in equity securities, which fluctuate in value, the Fund's shares will fluctuate in value.

Certain investment management techniques that the Fund may use, such as the purchase and sale of futures, options and forward commitments, could expose the Fund to potentially greater risk of loss than more traditional equity investments.

Investments in securities of foreign issuers may involve greater risks than are present in U.S. investments. In general, issuers in many foreign countries are not subject to accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies. There is generally less information publicly available about, and less regulation of, foreign issuers than U.S. companies. Transaction costs are generally higher for investments in foreign issuers. Securities of some foreign companies are less liquid, and their prices are more volatile, than securities of comparable U.S. companies. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States, which could adversely affect the liquidity of the Fund. In addition, with respect to some foreign countries, there are the possibilities of expropriation or confiscatory taxation, the imposition of additional taxes or tax withholding, limitations on the removal of securities, property or other assets of the Fund, political or social instability, and diplomatic developments, which could affect the value of investments in those countries.

For additional information on each of the Fund's permitted investments and associated risks, see "Description of Permitted Investments."

HOW TO DO BUSINESS WITH
THE ONE GROUP-REGISTERED TRADEMARK-

HOW TO INVEST IN THE ONE GROUP-REGISTERED TRADEMARK-

Shares of the Fund are sold on a continuous basis and may be purchased directly from the Trust's Distributor, The One Group Services Company by mail, by telephone, or by wire. Shares may also be purchased through a financial institution, such as a bank, savings and loan association or insurance company (each a "Shareholder Servicing Agent"), that has established a Shareholder servicing agreement with the Distributor or through a broker-dealer that has established a dealer agreement with the Distributor.

Purchases and redemptions of shares of the Fund may be made on any day that the New York Stock Exchange is open for trading ("Business Days"). The minimum initial and subsequent investments in the Fund are $1,000 and $100, respectively ($100 and $25, respectively, for employees of BANC ONE CORPORATION and its affiliates). Initial and subsequent investment minimums may be waived at the Distributor's discretion. Investors may purchase up to a maximum of $250,000 of Class B shares per individual purchase order.

Class A and Class B shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities (each an "Authorized Financial Organization"). For additional details regarding eligibility, call the Distributor at 1-800-480-4111.

BY MAIL

Investors may purchase Class A and Class B shares of the Fund by completing and signing an Account Application Form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The One Group-Registered Trademark-," to State Street Bank and Trust Company (the Trust's Transfer Agent and Custodian), P.O. Box 8500, Boston, MA 02266-8500. Subsequent purchases of shares may be made at any time by mailing a check to the Transfer Agent. Account Application Forms are available through the Distributor by calling 1-800-480-4111.

Purchases of Fiduciary Class shares and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, are made by an institutional investor and/or other intermediary on behalf of an investor (each also a "Shareholder Servicing Agent"). The Shareholder Servicing Agent may require an investor to complete forms in addition to the Account Application Form and to follow procedures established by the Shareholder Servicing Agent. Such Shareholders should contact their Shareholder Servicing Agents regarding purchases, exchanges and redemptions of shares. See "Additional Information Regarding Purchases."

BY TELEPHONE OR BY WIRE

Once an Account Application Form has been received, Shareholders are eligible to make purchases by telephone or wire (if that option has been selected by a Shareholder) by calling the Transfer Agent at 1-800-480-4111 or their Shareholder Servicing Agents, if applicable.

Shareholders may revoke their automatic eligibility to make purchases and/or redemptions by telephone or by wire, by sending a letter so stating to the Transfer Agent, State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500.

                                       7                              PROSPECTUS

SYSTEMATIC INVESTMENT PLAN

Class A and Class B investors may make automatic monthly investments in the Fund from their bank, savings and loan or other depository institution accounts. The minimum initial and subsequent investments must be $25 under the Systematic Investment Plan, which minimum may be waived at the discretion of the Distributor. The Trust pays the costs associated with these transfers, but reserves the right, upon thirty days' written notice, to impose reasonable charges for this service. A depository institution may impose a charge for debiting an investor's account, which would reduce the investor's return from an investment in the Fund.

FUND-DIRECT IRA

The Trust offers a tax-advantaged retirement  plan for which shares of the  Fund
may   be  an  appropriate   investment.  The  Trust's   retirement  plan  allows
participants to defer taxes while helping them build their retirement savings.

The One Group-Registered Trademark-'s Fund-Direct IRA is a retirement plan with a wide choice of investments, offering people with earned income the opportunity to compound earnings on a tax-deferred basis. An IRA Adoption Agreement may be obtained by calling the Distributor at 1-800-480-4111.

ADDITIONAL INFORMATION REGARDING PURCHASES

A purchase order will be effective as of the day received by the Distributor if the Distributor receives the order before 4:00 p.m., eastern time. However, an order may be canceled if the Transfer Agent does not receive Federal funds before close of business on the next Business Day for Fiduciary Class shares, and before the close of business on the third Business Day for Class A and Class B shares, and the investor could be liable for any fees or expenses incurred by the Trust. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. The purchase price of shares of the Fund is the net asset value next determined after a purchase order is effected plus any applicable sales charge (the "offering price"). The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets allocable to a class, less any liabilities allocable to that class, by the total number of outstanding shares of such class. Net asset value per share is determined daily as of 4:00 p.m., eastern time, on each Business Day. For a further discussion of the calculation of net asset value, see the Statement of Additional Information. Shares may also be issued in transactions involving the acquisition by the Fund of securities held by collective investment funds sponsored and administered by affiliates of the Adviser. Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. Although the methodology and procedures are identical, the net asset value per share of classes within the Fund may differ because the distribution fees and expenses charged to Class A shares and Class B shares are not charged to Fiduciary Class shares.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order. Except as provided below, neither the Trust's Transfer Agent, the Distributor, the Adviser nor the Trust will be responsible for any loss, liability, cost or expense for acting upon telephone or wire instructions, and the investor will bear all risk of loss. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If such procedures are not employed, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.

Fiduciary Class shares offered to institutional investors and investors in certain retirement plans, and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, will normally be held in the name of the Shareholder Servicing Agent effecting the purchase on the Shareholder's behalf, and it is the Shareholder Servicing Agent's responsibility to transmit purchase orders to the Distributor. A Shareholder Servicing Agent may impose an earlier cut-off time for receipt of purchase orders directed through it to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. The Shareholder should contact his or her Shareholder Servicing Agent for information as to the Shareholder Servicing Agent's procedures for transmitting purchase, exchange or redemption orders to the Trust. A Shareholder who desires to transfer the registration of shares beneficially owned by him or her, but held of record by a Shareholder Servicing Agent, should contact the Shareholder Servicing Agent to accomplish such change. Other Shareholders who desire to transfer the registration of their shares should contact the Transfer Agent.

No certificates representing the shares of the Fund will be issued. In communications to Shareholders, the Fund will not duplicate mailings of Fund material to Shareholders who reside at the same address.

SALES CHARGE

The following table shows the initial sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge reallowed to financial institutions and intermediaries (the "commission"):

                                                   SALES CHARGE AS
                             SALES CHARGE AS A       APPROPRIATE       COMMISSION AS A
                               PERCENTAGE OF      PERCENTAGE OF NET     PERCENTAGE OF
AMOUNT OF PURCHASE             OFFERING PRICE      AMOUNT INVESTED      OFFERING PRICE
---------------------------  ------------------  -------------------  ------------------
less than $50,000..........           4.50%               4.71%                4.05%
$50,000 but less than
  $100,000.................           3.50%               3.63%                3.15%
$100,000 but less than
  $250,000.................           2.50%               2.56%                2.25%
$250,000 but less than
  $500,000.................           1.50%               1.52%                1.35%
$500,000 but less than
  $1,000,000...............           1.00%               1.01%                0.90%
$1,000,000 or more.........           0.00%               0.00%                0.00%

The commissions shown in the table apply to sales through financial institutions and intermediaries. Under certain circumstances, the Distributor will use its own funds to compensate

PROSPECTUS                             8
financial institutions and intermediaries in amounts that are additional to the commission shown above. The maximum cash compensation payable by the Distributor as a sales charge is 4.50% of the offering price (including the commission shown above and additional cash compensation described below). In addition, the Distributor will, from time to time and at its own expense, provide promotional incentives to financial institutions and intermediaries, whose registered representatives have sold or are expected to sell significant amounts of shares of the Fund, in the form of payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or outside the United States, and additional compensation in an amount up to .50% of the offering price of Class A shares of the Fund for sales of $1 million or more. However, the Distributor will be reimbursed by the person receiving such additional compensation for sales of the Fund of $1 million or more, if a Shareholder redeems any or all of the shares for which such additional compensation was paid by the Distributor prior to the first year anniversary of purchase. Under certain circumstances, commissions up to the amount of the entire sales charge will be reallowed to financial institutions and intermediaries, which might then be deemed to be "underwriters" under the Securities Act of 1933.

RIGHT OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current value at the offering price of previously purchased Class A and Class B shares of the Fund and other eligible funds of the Trust, other than the Trust's money market funds, that are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), and including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT

By initially investing at least $2,000 in Class A shares of one or more funds of the Trust that impose a comparable sales charge over the next 13 months, the sales charge may be reduced by completing the Letter of Intent section of the Account Application Form. The Letter of Intent includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period. In addition, pursuant to a Letter of Intent, the Custodian will hold in escrow the difference between the sales charge applicable to the amount initially purchased and the sales charge paid at the time of the investment, which is based on the amount covered by the Letter of Intent.

For example, assume an investor signs a Letter of Intent to purchase $250,000 in Class A shares of one (or more) of the funds of the Trust that impose a comparable sales charge and, at the time of signing the Letter of Intent, purchases $100,000 of Class A shares of one of these funds. The investor would pay an initial sales charge of 1.50% (the sales charge applicable to purchases of $250,000) and 1.00% of the investment (representing the difference between the 2.50% sales charge applicable to purchases of $100,000 and the 1.50% sales charge already paid) would be held in escrow until the investor has purchased the remaining $150,000 or more in Class A shares under the investor's Letter of Intent.

The amount held in escrow will be applied to the investor's account at the end of the 13-month period unless the amount specified in the Letter of Intent is not purchased. In order to qualify for a Letter of Intent, the investor will be required to make a minimum purchase of at least $2,000.

The Letter of Intent will not obligate the investor to purchase Class A shares, but if he or she does, each purchase during the period will be at the sales charge applicable to the total amount intended to be purchased. The Letter of Intent may be dated as of a prior date to include any purchases made within the past 90 days.

OTHER CIRCUMSTANCES

No sales charge is imposed on Class A shares of the Fund: (i) issued through reinvestment of dividends and capital gains distributions; (ii) acquired through the exercise of exchange privileges where a comparable sales charge has been paid for exchanged shares; (iii) purchased by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of the Trust, of BANC ONE CORPORATION and its subsidiaries and affiliates, of the Distributor and its subsidiaries and affiliates, or of an investment sub-adviser of a fund of the Trust and such sub-adviser's subsidiaries and affiliates; (iv) sold to affiliates of BANC ONE CORPORATION and to certain accounts (other than Individual Retirement Accounts) for which Authorized Financial Organizations act in fiduciary, advisory, agency, custodial or similar capacities, or purchased by investment advisers, financial planners or other intermediaries who have a dealer arrangement with the Distributor, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such investment advisers, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment adviser, financial planner or other intermediary; (v) purchased with proceeds from the recent redemption of Fiduciary Class shares of a fund of the Trust or acquired in an exchange of Fiduciary Class shares of a fund for Class A shares of the same fund; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund (other than a fund of the Trust) for which a sales charge was paid; (vii) purchased in an

                                       9                              PROSPECTUS

Individual Retirement Account with the proceeds of a distribution from an employee benefit plan, provided that, at the time of distribution, the employee benefit plan had plan assets invested in a fund of the Trust; (viii) purchased with Trust assets; (ix) purchased in accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with the Distributor; or (x) directly purchased with the proceeds of a distribution on a bond for which a Banc One Corporation affiliate bank or trust company is the Trustee or Paying Agent.

An investor relying upon any of the categories of waivers of the sales charge must qualify for such waiver in advance of the purchase with the Distributor or the financial institution or intermediary through which shares are purchased by the investor.

The waiver of the sales charge under circumstances (v), (vi) and (vii) above applies only if the purchase is made within 60 days of the redemption or distribution and if conditions imposed by the Distributor are met. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption or distribution as described in clauses (v), (vi) and (vii) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-480-4111 to determine whether they are eligible to purchase shares without paying a sales charge through the use of proceeds from a recent redemption or distribution as described above, and to confirm continued availability of these waiver policies prior to initiating the procedures described in clauses (v), (vi) and (vii).

ALTERNATIVE SALES ARRANGEMENTS

CLASS B SHARES

Class B shares are not subject to a sales charge when they are purchased, but are subject to a sales charge (the "Contingent Deferred Sales Charge") if a Shareholder redeems them prior to the sixth anniversary of purchase. When a Shareholder purchases Class B shares, the full purchase amount is invested directly in the Fund. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee at an annual rate of 1.00% of the Fund's average daily net assets as provided in the Class B Plan (described below under "The Distributor"). This ongoing fee will cause Class B shares to have a higher expense ratio and to pay lower dividends than Class A shares. Class B shares convert automatically to Class A shares after eight years, commencing from the end of the calendar month in which the purchase order was accepted under the circumstances and subject to the qualifications described in this Prospectus.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of the Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. A dealer reallowance of 4.00% of the original purchase price of the Class B shares will be paid to financial institutions and intermediaries.

CONTINGENT DEFERRED SALES CHARGE

If the Shareholder redeems Class B shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge at the rates set forth below. The Contingent Deferred Sales Charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

The amount of the Contingent Deferred Sales Charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

                                             CONTINGENT DEFERRED
                                              SALES CHARGE AS A
YEAR(S)                                     PERCENTAGE OF DOLLAR
SINCE                                         AMOUNT SUBJECT TO
PURCHASE                                           CHARGE
-----------------------------------------  -----------------------
0-1......................................             5.00%
1-2......................................             4.00%
2-3......................................             3.00%
3-4......................................             3.00%
4-5......................................             2.00%
5-6......................................             1.00%
6-7......................................           None
7-8......................................           None

In determining whether a particular redemption is subject to a Contingent Deferred Sales Charge, it is assumed that the redemption is first of any Class A shares in the Shareholder's Fund account (unless the Shareholder elects to have Class B shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the Shareholder for the longest period of time. This method should result in the lowest possible sales charge.

To provide an example, assume you purchased 100 shares at $10 per share (a total cost of $1,000) and prior to the second anniversary after purchase, the net asset value per share is $12 and during such time you have acquired 10 additional shares through dividends paid in shares. If you then make your first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because you received them as dividends. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds is subject to a Contingent Deferred Sales Charge at a rate of 4.00% (the applicable rate prior to the second anniversary after purchase).

PROSPECTUS                             10

The Contingent Deferred Sales Charge is waived on redemption of shares: (i) for distributions that are made under a Systematic Withdrawal Plan of the Trust and that are limited to no more than 10% of the account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date; (ii) following the death or disability (as defined in the Code) of a Shareholder or a participant or beneficiary of a qualifying retirement plan if redemption is made within one year of such death or disability; or (iii) to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan to a Shareholder who has attained the age of 70 1/2. A Shareholder or his or her representative should contact the Transfer Agent to determine whether a retirement plan qualifies for a waiver and must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver. In addition, the following circumstances are not deemed to result in a "redemption" of Class B shares for purposes of the assessment of a Contingent Deferred Sales Charge, which is therefore waived: (i) plans of reorganization of the Fund, such as mergers, asset acquisitions and exchange offers to which the Fund is a party; or (ii) exchanges for Class B shares of other funds of the Trust as described under "Exchanges."

CONVERSION FEATURE

Class B shares include all shares purchased pursuant to the Contingent Deferred Sales Charge which have been outstanding for less than the period ending eight years after the end of the month in which the shares were purchased. At the end of this period, Class B shares will automatically convert to Class A shares and will be subject to the lower distribution and Shareholder service fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge. The conversion is not a taxable event to a Shareholder.

For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a Shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a Shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

If a Shareholder effects one or more exchanges among Class B shares of the funds of the Trust during the eight-year period, the Trust will aggregate the holding periods for the shares of each fund of the Trust for purposes of calculating that eight-year period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a Shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

EXCHANGES

CLASS A AND FIDUCIARY CLASS

Fiduciary Class Shareholders of the Fund may exchange their shares for Class A shares of the Fund or for Class A shares or Fiduciary Class shares of another fund of the Trust.

Class A Shareholders may exchange their shares for Fiduciary Class shares of the Fund or for Fiduciary Class shares or Class A shares of another fund of the Trust, if the Shareholder is eligible to purchase such shares.

The exchange privilege may be exercised only in those states where the shares of the Fund or such other fund of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. If a Shareholder seeks to exchange Class A shares of a fund that does not impose a sales charge for Class A shares of a fund that does or the fund being exchanged into has a higher sales charge, the Shareholder will be required to pay a sales charge in the amount equal to the difference between the sales charge applicable to the fund into which the shares are being exchanged and any sales charges previously paid for the exchanged shares, including any sales charges incurred on any earlier exchanges of the shares (unless such sales charge is otherwise waived, as provided in "Other Circumstances"). The exchange of Fiduciary Class shares for Class A shares also will require payment of the sales charge unless the sales charge is waived, as provided in "Other Circumstances."

CLASS B

Class B Shareholders of the Fund may exchange their shares for Class B shares of any other fund of the Trust on the basis of the net asset value of the exchanged Class B shares, without the payment of any Contingent Deferred Sales Charge that might otherwise be due upon redemption of the outstanding Class B shares. The newly acquired Class B shares will be subject to the higher Contingent Deferred Sales Charge of either the fund from which the shares were exchanged or the fund into which the shares were exchanged. With respect to outstanding Class B shares as to which previous exchanges have taken place, "higher Contingent Deferred Sales Charge" shall mean the higher of the Contingent Deferred Sales Charge applicable to either the fund the shares are exchanging into or any other fund from which the shares previously have been exchanged. For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B shares, the holding period for outstanding Class B shares of the fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B shares. For purposes of calculating the holding period applicable to the newly acquired Class B shares, the newly acquired Class B shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B shares of the fund from which the initial exchange was made.

                                       11                             PROSPECTUS

ADDITIONAL INFORMATION REGARDING EXCHANGES

In the case of shares held of record by a Shareholder Servicing Agent but beneficially owned by a Shareholder, to exchange such shares the Shareholder should contact the Shareholder Servicing Agent, who will contact the Transfer Agent and effect the exchange on behalf of the Shareholder. If an exchange request in good order is received by the Transfer Agent by 4:00 p.m., eastern time, on any Business Day, the exchange usually will occur on that day. Any Shareholder who wishes to make an exchange must receive a current prospectus of the fund of the Trust in which he or she wishes to invest before the exchange will be effected.

The Trust reserves the right to change the terms and conditions of the exchange privilege discussed herein upon sixty days' written notice. An exchange between classes of shares of the same fund is not considered a taxable event; however, an exchange between funds of the Trust is considered a sale of shares and usually results in a capital gain or loss for Federal income tax purposes. Shareholders should consult their tax advisers for a more complete explanation of the Federal income tax consequences of an exchange of shares of the Fund.

A more detailed description of the above is set forth in the Statement of Additional Information.

REDEMPTIONS

Shareholders may redeem their shares without charge (except Class B shares, as provided above) on any Business Day; shares may ordinarily be redeemed by mail, by telephone or by wire. All redemption orders are effected at the net asset value per share next determined for Class A and Fiduciary Class shares, and at net asset value per share next determined reduced by any applicable Contingent Deferred Sales Charge for Class B shares, after receipt of a valid request for redemption. Payment to Shareholders for shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid request for redemption. All written redemption requests should be sent to The One Group-Registered Trademark-, c/o State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or the Shareholder Servicing Agent, if applicable. The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank, a member firm of a domestic stock exchange or by a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program.

The signature guarantee requirement will be waived if all of the following conditions apply: (i) the redemption is for $5,000 worth of shares or less; (ii) the redemption check is payable to the Shareholder(s) of record; and (iii) the redemption check is mailed to the Shareholder(s) at the address of record. The Shareholder may also have the proceeds mailed to a commercial bank account previously designated on the Account Application Form or by written instruction to the Transfer Agent or the Shareholder Servicing Agent, if applicable. There is no charge for having redemption requests mailed to a designated bank account.

BY TELEPHONE OR BY WIRE

Shareholders may have the payment of redemption requests wired or mailed to a domestic commercial bank account previously designated on the Account Application Form. Wire redemption requests may be made by the Shareholder by telephone to the Transfer Agent at 1-800-480-4111, provided that the Shareholder has elected the telephone redemption privilege in writing to the Distributor, or to the Shareholder Servicing Agent, if applicable. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge, which, as of the date of this Prospectus, is $7.00.

Neither   the  Trust  nor  the  Transfer  Agent  will  be  responsible  for  the authenticity of the redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that telephone
instructions  are  genuine,  and  may  be  liable  for  losses  resulting   from
unauthorized or fraudulent telephone transactions if it does not employ those procedures. Such procedures may include requesting personal identification information or recording telephone conversations.

SYSTEMATIC WITHDRAWAL PLAN

Shareholders whose accounts have a value of at least $10,000 may elect to receive, or may designate another person to receive, monthly, quarterly or annual payments in a specified amount of not less than $100 each. There is no charge for this service. Under the Systematic Withdrawal Plan, all dividends and distributions must be reinvested in shares of the Fund. Purchases of additional Class A shares while the Systematic Withdrawal Plan is in effect are generally undesirable because a sales charge is incurred whenever purchases are made.

Pursuant to the Systematic Withdrawal Plan, Class B Shareholders may elect to receive, or may designate another person to receive, distributions provided the distributions are limited to no more than 10% of their account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date. In addition, Shareholders who have attained the age of 70 1/2 may elect to receive distributions, to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan.

If the amount of the systematic withdrawal exceeds the income accrued since the previous withdrawal under the Systematic Withdrawal Plan, the principal balance invested will be reduced and shares will be redeemed.

PROSPECTUS                             12

OTHER INFORMATION REGARDING REDEMPTIONS

At various times, the Fund may be requested to redeem shares for which it has not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for 15 or more days until payment has been collected for the purchase of such shares. The Fund intends to pay cash for all shares redeemed.

Due to the relatively high costs of handling small investments, the Fund reserves the right to redeem, at net asset value, the shares of any Shareholder if, because of redemptions of shares by or on behalf of the Shareholder, the account of such Shareholder in the Fund has a value of less than $1,000, the minimum initial purchase amount. Accordingly, an investor purchasing shares of the Fund in only the minimum investment amount may be subject to such involuntary redemption if he or she thereafter redeems any of these shares. Before the Fund exercises its right to redeem such shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least $1,000.

See the Statement of Additional Information for examples of when the Trust may suspend the right of redemption or redeem shares involuntarily if it appears appropriate to do so in light of the Trust's responsibilities under the Investment Company Act of 1940.

FUND MANAGEMENT

THE ADVISER

The Trust and Banc One Investment Advisors Corporation (the "Adviser") have entered into an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not deposits or obligations of, or endorsed or guaranteed by BANC ONE CORPORATION or its bank or non-bank affiliates. The Trust's shares are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency or government sponsored agency of the Federal government or any state.

The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION currently has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance and insurance.

On a consolidated basis, BANC ONE CORPORATION had assets of over $88 billion as of September 30, 1995.

The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group-Registered Trademark- since 1985 (then known as "The Helmsman Fund").

Richard R. Jandrain, III, serves as the Senior Managing Director of Equity Securities for the Adviser and in this capacity is responsible for the development and implementation of the equity investment policies of the Adviser. Mr. Jandrain has over 18 years of investment experience and has served in various investment management positions with the Adviser and its affiliates for the past five years.

Michael D. Weiner will serve as the Manager of the Fund. Mr. Weiner has served as Director of Equity Research with the Adviser since June 1994. Prior to joining the Adviser, Mr. Weiner served as Director of Research and Head of U.S. Equities for the Dupont Pension Fund Investment Company of Wilmington, Delaware from 1986 to 1994.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .74% of the average daily net assets of the Fund. The Adviser may voluntarily agree to waive a part of its fees. (See "About the Fund -- Expense Summary.") These fee waivers would be voluntary and may be terminated at any time. Shareholders will be notified in advance if and when these waivers are terminated. The total compensation to the Adviser for investment advisory and sub-administration services exceeds 0.75%, which is considered by the SEC staff to be higher than such fees paid by most other mutual funds. However, the Adviser believes it is comparable to compensation paid by other mutual funds having similar investment objectives and policies.

THE DISTRIBUTOR

The One Group Services Company (the "Distributor"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to a distribution agreement (the "Distribution Agreement") under which shares of the Fund are sold on a continuous basis.

Class A shares are subject to a distribution and Shareholder services plan (the "Plan"). As provided in the Plan, the Trust will pay the Distributor a fee of
 .35% of the average daily net assets of Class A shares of the Fund. Currently, the Distributor has voluntarily agreed to limit payments under the Plan to .25% of the average daily net assets of the Class A shares of the Fund. Up to .25% of the fees payable under the Plan may be used as compensation for Shareholder services by the Distributor

                                       13                             PROSPECTUS
and/or financial institutions and intermediaries. All such fees that may be paid under the Plan will be paid pursuant to Rule 12b-1 of the Investment Company Act of 1940. The Distributor may apply these fees toward: (i) compensation for its services in connection with distribution assistance or provision of Shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the Adviser), savings and loan associations, insurance companies, investment counselors, broker-dealers, and the Distributor's affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of Shareholder services.

Class B shares are subject to a Contingent Deferred Sales Charge if such shares are redeemed prior to the sixth anniversary of purchase. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee as provided in the Class B distribution and Shareholder services plan (the "Class B Plan") at an annual rate of 1.00% of the Fund's average daily net assets, which includes Shareholder servicing fees of .25% of the Fund's average daily net assets.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. The combination of the Contingent Deferred Sales Charge and the distribution and Shareholder service fees facilitate the ability of the Fund to sell the Class B shares without a sales charge being deducted at the time of purchase.

The Plan and the Class B Plan are characterized as compensation plans since the distribution fees will be paid to the Distributor without regard to the distribution or Shareholder service expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. The Fund also may execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor for which the affiliate or the Distributor receives compensation. Pursuant to guidelines adopted by the Board of Trustees of the Trust, any such compensation will be reasonable and fair compared to compensation received by other brokers in connection with comparable transactions.

Fiduciary Class shares of the Fund are offered without distribution fees to institutional investors, including Authorized Financial Organizations. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares. In addition, a financial institution that is the record owner of shares for the account of its customers may impose separate fees for account services to its customers.

THE ADMINISTRATOR

The One Group Services Company (the "Administrator"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to an administration agreement relating to the Fund (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator is responsible for providing the Trust with administrative services (other than investment advisory services), including regulatory reporting and all necessary office space, equipment, personnel and facilities.

The Adviser also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties for which the Adviser receives a fee paid by the Administrator.

The Administrator is entitled to a fee for administrative services, which is calculated daily and paid monthly, at an annual rate of .20% of each fund's average daily net assets on the first $1.5 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), .18% of each fund's average daily net assets to $2 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), and
 .16% of each fund's average daily net assets when Trust assets exceed $2 billion (excluding the Treasury Only Money Market Fund and the Government Money Market
Fund).

THE TRANSFER AGENT AND CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 acts as Transfer Agent and Custodian for the Trust for which services it receives a fee. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Bank One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street Bank and Trust Company and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Ropes & Gray serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountants of the Trust.

OTHER INFORMATION

THE TRUST

The Trust was organized as a Massachusetts Business Trust under a Declaration of Trust filed on May 23, 1985. The Declaration of Trust permits the Trust to offer separate funds and different classes of each fund. All consideration received by the Trust for shares of any Fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto.

PROSPECTUS                             14

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organizational expenses.

The Adviser and the Administrator of the Fund each bears all expenses incurred in connection with the performance of their services as investment adviser and administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

As a general matter, as set forth in the Multiple Class Plan, expenses are allocated to each class of shares of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. At present, the only expenses that are allocated to Class A and Class B shares, other than in accordance with the relative net asset value of the class, are the different distribution and Shareholder services costs. See "Expense Summary." At present, no expenses are allocated to Fiduciary Class shares as a class that are not also borne by the other classes of shares of the Fund in proportion to the relative net asset values of the shares of such classes.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The
Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

As set forth in the Multiple Class Plan, each share held entitles the Shareholder of record to one vote. Each fund of the Trust will vote separately on matters relating solely to that fund. In addition, each class of a fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all fund Shareholders will have equal voting rights on matters that affect all fund Shareholders equally. As a Massachusetts Business Trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be elected or removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is declared on the last Business Day of each month as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of the Fund on the first Business Day of each month. Capital gains of the Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, or Fiduciary Class shares, as applicable, at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Such election, or any revocation thereof, must be made in writing, at least 15 days prior to distribution, to the Transfer Agent at P.O. Box 8500, Boston, MA 02266-8500, and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent. Reinvested dividends and distribution receive the same tax treatment as dividends and distributions paid in cash.

Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in a separate Class B sub-account. Each time any Class B shares (other than those in the subaccount) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.") Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution even though such distribution would, in effect, represent a return of the Shareholder's investment.

The amount of dividends payable on Fiduciary Class shares will be more than the dividends payable on Class A and Class B shares because of the distribution expenses charged to Class A and Class B shares.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

                                       15                             PROSPECTUS

OTHER INVESTMENT POLICIES

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes during periods when the Adviser determines that market conditions warrant such action, the Fund may invest up to 100% of its assets in cash equivalents (including securities issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated in one of the two highest short-term rating categories by at least one NRSRO or, if unrated, determined by the Adviser to be of comparable quality, variable amount master demand notes and bank money market deposit accounts), and may hold cash for liquidity purposes.

To the extent the Fund is engaged in a temporary defensive position, the Fund will not be pursuing its investment objective.

For a further description of the Fund's permitted investments, see "Description of Permitted Investments" and the Statement of Additional Information, and for a description of ratings, see "Description of Ratings."

PORTFOLIO TURNOVER

The Fund may engage in short-term trading, which involves selling securities that have been held for a short period of time in order to increase the potential for capital appreciation and/or income of the Fund or to take advantage of a temporary disparity in the normal price or yield relationship between two securities or changes in market, industry or company conditions or outlook. Any such trading would increase a portfolio's turnover rate and its transaction costs.

The Adviser will choose brokers by judging professional ability, quality of service and reasonableness of commissions. Higher commissions may be paid to those firms that provide research, superior execution and other services. The Adviser may use any such research information in managing the assets of the Fund.

The portfolio turnover rate for the Fund may vary greatly from year to year, as well as within a particular year. It is presently estimated that the annual portfolio turnover rate of the Fund will not exceed 100%.

Higher portfolio turnover rates will likely result in higher transaction costs to the Fund and may result in additional tax consequences to the Fund's Shareholders.

INVESTMENT LIMITATIONS

The investment objective and the following investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and, if consistent with the Fund's investment objective and policies, repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer. These restrictions apply to 75% of the Fund's total assets. For purposes of these limitations, a security is considered to be issued by the government entity whose assets and revenues guarantee or back the security. With respect to private activity bonds or industrial development bonds backed only by the assets and revenues of a non-governmental user, such user would be considered the issuer.

2. Purchase any securities that would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities. For purposes of this limitation (i) utilities will be divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

3. Make loans, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of certain of the permitted investments for the Fund.

The Fund invests in common stocks (including sponsored and unsponsored American Depository Receipts ("ADRs")) and convertible securities only if they are listed on registered exchanges or actively traded in the over-the-counter market, except that the Fund may invest up to 5% of its net assets in restricted securities.

U.S. TREASURY OBLIGATIONS -- The Fund may invest in bills, notes and bonds issued by the U.S. Treasury and separately

PROSPECTUS                             16
traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system, known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES").

RECEIPTS -- The Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS") and Certificates of Accrual on Treasury Securities ("CATS").

STRIPS, CUBES, TRS, TIGRS AND CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is amortized over the life of the security, and such amortization will constitute the income earned on the security for both accounting and tax purposes. Because of these features, these securities may be subject to greater interest rate volatility than interest-paying U.S. Treasury obligations. The Fund may invest up to 20% of its total assets in STRIPS, CUBES, TRS, TIGRS and CATS. See also "Taxes."

CERTIFICATES OF DEPOSIT -- Certificates of deposit are negotiable interest bearing instruments with a specific maturity. Certificates of deposit ("CDs") are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit ("TD") earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 15% of its net assets in such time deposits and other illiquid securities.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by (i.e., made an obligation of) a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

COMMERCIAL PAPER --  Commercial paper is  the term used  to designate  unsecured
short-term   promissory  notes  issued  by   corporations  and  other  entities.
Maturities on these issues vary from a few days to nine months.

U.S. GOVERNMENT AGENCIES -- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Select agencies, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank, are supported by the full faith and credit of the U.S. Treasury; others, such as the Federal National Mortgage Association ("Fannie Mae"), are supported by the credit of the instrumentality and have the right to borrow from the U.S. Treasury; others are supported by the authority of the U.S. government to purchase the agency's obligations; while still others, such as the Federal Farm Credit Banks and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), are supported solely by the credit of the instrumentality itself. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored agencies or instrumentalities if it is not obligated to do so by law. Obligations of U.S. government agencies include debt issues and mortgage-backed securities issued or guaranteed by select agencies.

CONVERTIBLE SECURITIES -- Convertible securities have characteristics similar to both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying stock. As a result, the Fund's selection of convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions.

INVESTMENT COMPANY SECURITIES -- The Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its total assets in the securities of other investment companies. In accordance with an exemptive order issued to the Trust by the SEC, such other investment company securities may include securities of a money market fund of the Trust, and such companies may include companies of which the Adviser or a sub-adviser to a fund of the Trust, or an affiliate of such Adviser or sub-adviser, serves as investment adviser, administrator or distributor. Because other investment companies employ an investment adviser, such investment by the Fund may cause Shareholders to bear duplicative fees. The Adviser will waive its fee attributable to the assets of the investing fund invested in a money market fund of the Trust; and, to the extent required by the laws of any state in which shares of the Trust are sold, the Adviser will waive its fees attributable to the assets of the Fund invested in any investment company.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the repurchase price. The Fund bears a

                                       17                             PROSPECTUS
risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of the Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Repurchase agreements are considered by the SEC to be loans under the Investment Company Act of 1940.

REVERSE REPURCHASE AGREEMENTS -- The Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. The Fund will enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as liquid high grade debt securities, consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowings by a Fund under the Investment Company Act of 1940.

SECURITIES LENDING -- In order to generate additional income, the Fund may lend up to 33% of the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. government or its agencies, shares of an investment trust or mutual fund or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Fund will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in U.S. government securities, shares of an investment trust or mutual fund, or other short-term, highly liquid investments. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing under guidelines established by the Trust's Board of Trustees and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. The Fund will enter into loan arrangements only with counterparties which the Adviser has deemed to be creditworthy under guidelines established by the Board of Trustees. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

RESTRICTED SECURITIES -- The Fund may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under Federal securities law and is generally sold to institutional investors, such as the Fund, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Fund believes that Section 4(2) commercial paper and possibly certain other restricted securities that meet the criteria for liquidity established by the Trustees are quite liquid. The Fund intends, therefore, to treat the restricted securities that meet the criteria for liquidity established by the Trustees, including Section 4(2) commercial paper, as determined by the Adviser, as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because
Section 4(2) commercial paper is liquid, the Fund will not subject such paper to the limitation applicable to restricted securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under an SEC staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a nonexclusive safe-harbor for certain secondary market transactions involving securities subject to restrictions on resale under Federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule is expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees have directed the Adviser to consider the following criteria in determining the liquidity of certain restricted securities:

- the frequency of trades and quotes for the security;

- the number of dealers willing to purchase or sell the security and the number of other potential buyers;

- dealer undertakings to make a market in the security; and

- the nature of the security and the nature of the marketplace trades.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, the Fund will not invest more than 15% of its net assets in such instruments and other illiquid securities. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate charges. There is

PROSPECTUS                             18
a risk that the current interest rate on such obligations may not accurately reflect existing rates. The Fund will not invest more than 5% of its total assets in variable rate master demand notes.

There is no limit on the extent to which the Fund may purchase variable and floating rate instruments that are not illiquid. The Fund will purchase variable and floating rate instruments to facilitate portfolio liquidity or to permit the investment of the Fund's assets at a favorable rate of return.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS AND FORWARD COMMITMENTS -- The Fund may purchase securities on a when-issued basis when deemed by the Adviser to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When the Adviser purchases a when-issued security, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment. The Fund generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of the Fund's total assets, and a commitment will not exceed 90 days. The Fund will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes.

In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Fund is required to hold and maintain in a segregated account until the settlement date, cash, U.S. government securities or liquid high-grade debt obligations in an amount sufficient to meet the purchase price. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although the Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the Adviser deems it appropriate to do so.

OPTIONS -- The Fund may purchase and write (i.e., sell) call options and put options on securities and indices, which options are traded on national securities exchanges. A call option gives the purchaser the right to buy, and obligates the writer of the option to sell, the underlying security at the agreed upon exercise (or "strike") price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying security at the strike price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract. Option contracts may be written with terms that would permit the holder of the option to purchase or sell the underlying security only upon the expiration date of the option. The initial purchase
(sale) of an option contract is an "opening transaction." In order to close out an option position, the Fund may enter into a "closing transaction," the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

The Fund may purchase put and call options in hedging transactions to protect against a decline in the market value of the securities in the Fund (e.g., by the purchase of a put option) and to protect against an increase in the cost of fixed-income securities that the Fund may seek to purchase in the future (e.g., by the purchase of a call option). In the event that paying premiums for put and call options, together with price movements in the underlying securities, are such that exercise of the options would not be profitable for the Fund, losses of the premiums paid may be offset by an increase in the value of the Fund's securities (in the case of a purchase of put options) or by a decrease in the cost of acquisition of securities by the Fund (in the case of a purchase of call options).

The Fund also may write secured put and covered call options as a means of increasing the yield on the Fund and as a means of providing limited protection against decreases in market value of the Fund.

There  are risks associated with  options transactions, including the following:
(i) the success of a hedging strategy may depend on the ability of the Adviser to predict movements in the prices of the individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by the Fund and the prices of options; (iii) there may not be a liquid secondary market for options; and (iv) while the Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security. It is expected that the Fund will only engage in option transactions with respect to permitted investments and related indices.

Generally, the policy of the Fund, in order to avoid the exercise of an option sold by it, will be to cancel its obligation under the option by entering into a closing purchase transaction, if available, unless selling (in the case of a call option) or purchasing (in the case of a put option) the underlying securities is determined to be in the Fund's interest. A closing purchase transaction consists of the Fund purchasing an option having the same terms as the option sold by the Fund, and has the effect of canceling the Fund's position as a seller. The premium which the Fund will pay in executing a closing purchase transaction may be higher (or lower) than the premium received when the option was sold, depending in large part upon the relative price of the underlying security at the time of each transaction. To the extent options sold by the Fund are exercised and the Fund either delivers securities to the holder of a call option or liquidates securities as a source of funds to purchase securities put to the Fund, the Fund's turnover rate will increase, which would cause the Fund to incur additional brokerage expenses.

                                       19                             PROSPECTUS

During the option period, the Fund, as a covered call writer, gives up the potential appreciation above the exercise price should the underlying security rise in value, and the Fund, as a covered put writer, retains the risk of loss should the underlying security decline in value. For the covered call writer, substantial appreciation in the value of the underlying security would result in the security being "called away" at the strike price of the option which may be substantially below the fair market value of such security. For the covered put writer, substantial depreciation in the value of the underlying security would result in the security being "put to" the writer at the strike price of the option which may be substantially in excess of the fair market value of such security. If a covered call option or a covered put option expires unexercised, the writer realizes a gain, and the buyer a loss, in the amount of the premium.

The SEC requires that obligations of investment companies such as the Fund, in connection with option sale positions, must comply with certain segregation or coverage requirements, which are more fully described in the Statement of Additional Information.

The Fund will only write covered call options on its securities and will limit such activities to provide that the aggregate market value of such options and the Fund's obligations under such written puts does not exceed 25% of the Fund's net assets as of the time such options are entered into by the Fund.

FUTURES CONTRACTS AND RELATED OPTIONS -- The Fund may enter into futures contracts, options on futures contracts, index futures and options thereon that are traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC") if, to the extent that such futures and options are not for "bona fide hedging purposes" (as defined by the CFTC), the aggregate initial margin and premiums on such positions (excluding the amount by which options are in the money) do not exceed 5% of the Fund's total assets at current value. The Fund, however, may invest more than such amount for bona fide hedging purposes, and also may invest more than such amount if it obtains authority to do so from the appropriate regulatory agencies without rendering the Fund a commodity pool operator or adversely affecting its status as an investment company for Federal securities law or income tax purposes. However, the Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's total assets.

The Fund may buy and sell futures contracts and related options to manage its exposure to changing interest rates and security prices. Some futures strategies, including selling futures, buying puts and writing calls, may reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio. The Fund expects to enter into these transactions to "lock in" a return or spread on a particular investment or portion of its assets, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or for other risk management strategies.

Options and futures can be volatile instruments, and involve certain risks. If the Adviser applies a hedge at an inappropriate time or judges interest rates incorrectly, options and futures strategies may lower the Fund's return. The Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other instruments, or if it could not close out its positions because of an illiquid secondary market.

Typically, investment in these contracts requires the Fund to deposit with the applicable exchange or other specified financial intermediary as a good faith deposit for its obligations, known as "initial margin," an amount of cash or specified debt securities which initially is 1%-15% of the face amount of the contract and that thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Thereafter, the Fund must make additional deposits equal to any net losses due to unfavorable price movements of the contract and will be credited with an amount equal to any net gains due to favorable price movements. These additional deposits or credits are calculated and required daily and are known as "variation margin."

The SEC requires that when an investment company such as the Fund effects transactions of the foregoing nature, it must either segregate cash or high quality, readily marketable portfolio securities with its custodian in the amount of its obligations under the foregoing transactions or must cover such obligations by maintaining positions in portfolio securities, futures contracts or options that would serve to satisfy or offset the risk of such obligations. When effecting transactions of the foregoing nature, the Fund will comply with such segregation or cover requirements. No limitation exists on the amount of the Fund's assets that may be used to comply with such segregation or cover requirements.

The Fund also may engage in straddles and spreads with respect to 5% of its total assets. In a straddle transaction, the Fund either buys a call and a put or sells a call and a put on the same security. In a spread, the Fund purchases and sells a call or a put. The Fund will sell a straddle when the Adviser believes the price of a security will be stable. The Fund will receive a premium on the sale of the put and the call. A spread permits the Fund to make a hedged investment that the price of a security will increase or decline.

SECURITIES OF FOREIGN ISSUERS -- The Fund may invest in securities of foreign issuers to achieve income or capital appreciation. Foreign investments involve risks that are different from investments in securities of U.S. issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign issuers. Foreign branches of foreign banks are not regulated by

PROSPECTUS                             20

U.S. banking authorities and generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. banks. The Fund may invest in commercial paper of foreign issuers and obligations of foreign branches of U.S. banks, U.S. and London branches of foreign banks, and supranational entities which are established through the joint participation of several governments (e.g., the Asian Development Bank and the Inter-American Development Bank). Securities of foreign issuers may include sponsored and unsponsored ADRs, which are securities typically issued by a U.S. financial institution that evidence ownership interests in a pool of securities issued by a foreign issuer. There may be less information available on the foreign issuers of unsponsored ADRs than on the issuers of sponsored ADRs. ADRs include American Depository Shares and New York Shares.

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of commercial paper ratings have been published by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Fitch's Investors Service ("Fitch"), Duff and Phelps ("Duff") and IBCA Limited ("IBCA"), respectively.

Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1, and 2 to indicate the relative degree of safety. Issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a high degree of safety regarding timely payment but not as high as A-1.

Commercial paper issues rated Prime-1 and Prime-2 by Moody's are judged by Moody's to be of the "highest" quality and "higher" quality, respectively, on the basis of relative repayment capacity.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

SHORT-TERM DEBT RATINGS

Thomson BankWatch, Inc. ("TBW") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries.

BankWatch-TM- Ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

The TBW Short-Term Ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned.

The TBW Short-Term Ratings apply only to unsecured instruments that have a maturity of one year or less.

The TBW Short-Term Ratings specifically assess the likelihood of an untimely payment of principal or interest.

TBW-1 The highest category; indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

TBW-2 The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated
           "TBW-1."

TBW-3      The  lowest investment grade category; indicates
           that   while   more   susceptible   to   adverse
           developments  (both internal  and external) than
           obligations with  higher  ratings,  capacity  to
           service  principal  and  interest  in  a  timely
           fashion is considered adequate.

TBW-4 The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

DESCRIPTION OF CORPORATE BOND RATINGS

The following descriptions of S&P's and Moody's corporate bond ratings have been published by S&P and Moody's, respectively.

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree. Debt rated A has a strong capacity to pay interest and repay principal although it is

                                       21                             PROSPECTUS
somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Bonds that are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

PERFORMANCE

From time to time, the Fund may advertise yield, total return and/or distribution rate. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated over a one-year period and is shown as a percentage of the investment.

Total return is the change in value of an investment in the Fund over a given period, assuming reinvestment of any dividends and capital gains. A cumulative total return reflects an actual rate of return over a stated period of time. An average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variations in performance; they are not the same as actual year-by-year results.

The distribution rate is computed by dividing the total amount of the dividends per share paid out during the past period by the maximum offering price or month-end net asset value depending on the class of the Fund. This figure is then "annualized" (multiplied by 365 days and divided by the applicable number of days in the period). Funds with a front-end sales charge would incorporate the offering price into the distribution yield in place of month-end net asset value.

Distribution rate is a measure of the level of income paid out in cash to Shareholders over a specified period. It differs from yield and total return and is not intended to be a complete measure of performance. Furthermore, the distribution rate may include return of principal and/or capital gains. Total return is the change in value of a hypothetical investment over a given period assuming reinvestment of dividends and capital gain distributions. The yield refers to the cumulative 30-day rolling net investment income, divided by maximum offering price and multiplied by average shares outstanding during this period. See the Statement of Additional Information.

The Trust will include information on all classes of the Fund in any advertisement or information containing performance data for the Fund. The performance of Fiduciary Class shares may be higher than for Class A shares and Class B shares because Fiduciary Class shares are not subject to sales charges and distribution expenses.

The performance of each class of the Fund may from time to time be compared to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices that may assume investment of dividends but do not reflect deductions for administrative and management costs. In addition, the performance of each class of the Fund may be compared to other funds or to relevant indices that may calculate total return without reflecting sales charges; in which case, the Fund may advertise its total return in the same manner. If reflected, sales charges would reduce these total return calculations.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to the tax consequences of investing in the Fund.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify as a "regulated investment company" for Federal income tax purposes and to meet all other requirements that are necessary for it to be relieved of Federal taxes on that part of its net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital loss) that is distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to Shareholders of each class of shares of the Fund on at least an annual basis. Generally, dividends from net investment income will be taxable to Shareholders as ordinary income whether received in cash or in additional shares, and any net capital gains

PROSPECTUS                             22
will be distributed at least annually and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares.

Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the Code ("qualified retirement plans") will not be taxable. The Federal tax treatment of qualified retirement plans, as well as distributions from such plans, is governed by specific provisions of the Code. If shares are held by a retirement plan that ceases to qualify for tax-exempt treatment under the Code or by an individual who has received such shares as a distribution from a retirement plan, the Fund's distributions will be taxable to such plan or individual as described in the preceding paragraph. Persons considering directing the investment of their qualified retirement plan account in the Fund and qualified retirement plan trusts considering purchasing such shares, should consult their tax advisers for a more complete explanation of the Federal tax consequences, and for an explanation of the state, local and (if applicable) foreign tax consequences of making such an investment.

The Fund will make annual reports to Shareholders of the Federal income tax status of all distributions.

Certain  securities purchased by the Fund (such as STRIPS, CUBES, TRS, TIGRS and
CATS), as defined in the "Description of Permitted Investments," are sold at original issue discount and thus do not make periodic cash interest payments. The Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by Shareholders on December 31 of that year, if paid by the Fund at any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for Federal excise tax.

Dividends received by a Shareholder that are derived from the Fund's investments in U.S. government obligations may not be entitled to the exemptions from state and local income taxes that would be available if the Shareholder had purchased U.S. government obligations directly. The Fund will inform Shareholders annually of the percentage of income and distributions derived from U.S. government obligations. Shareholders should consult their tax advisers regarding the state and local tax treatment of the dividends received from the Fund.

The Fund may be subject to foreign withholding taxes on income derived from obligations of foreign issuers . The Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such foreign taxes.

Sale, exchange, or redemption of Fund shares by a Shareholder will generally be a taxable event to such Shareholder.

                                       23                             PROSPECTUS

Investment Adviser and Sub-Administrator
Banc One Investment Advisors Corporation
774 Park Meadow Road
Columbus, OH 43271-0211

Distributor
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W. Suite 800 East
Washington, D.C. 20005

Independent Accountants
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215

TOG-F-062

THE ONE GROUP-REGISTERED TRADEMARK- GULF SOUTH GROWTH FUND            PROSPECTUS

--------------------------------------------------------------------------------

Investment  Adviser:  BANC ONE INVESTMENT ADVISORS CORPORATION

The One Group-Registered Trademark- (the "Trust") is a mutual fund seeking to provide a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to The One Group-Registered Trademark- Gulf South Growth Fund Class A, Class B and Fiduciary Class shares.

THE ONE GROUP-REGISTERED TRADEMARK- GULF SOUTH GROWTH FUND (THE "FUND") SEEKS LONG-TERM CAPITAL GROWTH BY INVESTMENT IN A PORTFOLIO OF EQUITY SECURITIES OF SMALL CAPITALIZATION, EMERGING GROWTH AND MEDIUM CAPITALIZATION COMPANIES WHICH ARE EITHER HEADQUARTERED IN OR WHOSE PRIMARY MARKET IS IN THE SOUTHEASTERN REGION OF THE UNITED STATES.

CLASS A AND CLASS B SHARES ARE OFFERED TO THE GENERAL PUBLIC.

FIDUCIARY CLASS SHARES ARE OFFERED TO INSTITUTIONAL INVESTORS, INCLUDING AFFILIATES OF BANC ONE CORPORATION AND ANY BANK, DEPOSITORY INSTITUTION, INSURANCE COMPANY, PENSION PLAN OR OTHER ORGANIZATION AUTHORIZED TO ACT IN
FIDUCIARY, ADVISORY, AGENCY, CUSTODIAL OR SIMILAR CAPACITIES (EACH AN "AUTHORIZED FINANCIAL ORGANIZATION").

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY BANC ONE CORPORATION OR ITS BANK OR NON-BANK AFFILIATES. THE TRUST'S SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE. AN INVESTMENT IN MUTUAL FUND SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED. BANC ONE INVESTMENT ADVISORS CORPORATION RECEIVES FEES FROM THE FUND FOR INVESTMENT ADVISORY AND OTHER SERVICES.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional
Information dated [                    ] has been filed with the Securities  and
Exchange Commission and is available without charge through the Distributor, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111 during business hours. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[                  ]

TABLE OF CONTENTS

SUMMARY..........................................................................................          3
ABOUT THE FUND...................................................................................          4
  Expense Summary................................................................................          4
  The Fund.......................................................................................          6
  Investment Objective...........................................................................          6
  Investment Policies............................................................................          6
HOW TO DO BUSINESS WITH THE ONE GROUP-REGISTERED TRADEMARK-......................................          7
  How to Invest in The One Group-Registered Trademark-...........................................          7
  Alternative Sales Arrangements.................................................................         10
  Exchanges......................................................................................         11
  Redemptions....................................................................................         12
FUND MANAGEMENT..................................................................................         13
  The Adviser....................................................................................         13
  The Distributor................................................................................         14
  The Administrator..............................................................................         14
  The Transfer Agent and Custodian...............................................................         15
  Counsel and Independent Accountants............................................................         15
OTHER INFORMATION................................................................................         15
  The Trust......................................................................................         15
  Other Investment Policies......................................................................         16
  Description of Permitted Investments...........................................................         17
  Description of Ratings.........................................................................         21
  Performance....................................................................................         22
  Taxes..........................................................................................         23

PROSPECTUS                             2

SUMMARY

The One Group-Registered Trademark- (the "Trust") is an open-end management investment company that provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Gulf South Growth Fund.

WHAT IS THE INVESTMENT OBJECTIVE? The Fund seeks long-term capital growth by investment in a portfolio of equity securities of small capitalization, emerging growth and medium capitalization companies which are either headquartered in or whose primary market is in the southeastern region of the United States. See "Investment Objective."

WHAT ARE THE PERMITTED INVESTMENTS? The Fund will invest primarily in common stocks, debt securities, preferred stock, convertible securities, warrants and other equity securities of the types of companies described in the investment objective. Equity securities such as those in which the Fund may invest are more volatile and carry more risk than some other forms of investment. Accordingly, the net asset value per share of the Fund may decrease over time. The Fund may only invest in a select few derivatives; their characteristics and limitations on their use are more fully described in "Description of Permitted Investments." There are many different types of derivative securities with varying degrees of potential risk and return. See "Investment Policies."

WHO IS THE ADVISER? Banc One Investment Advisors Corporation, an indirect subsidiary of BANC ONE CORPORATION, serves as the Adviser of the Trust. The Adviser is entitled to a fee for advisory services provided to the Trust. The Adviser may voluntarily agree to waive a part of its fees. See "The Adviser" and "Expense Summary."

WHO IS THE ADMINISTRATOR? The One Group Services Company serves as the Administrator of the Trust. The Administrator is entitled to a fee for services provided to the Trust. Banc One Investment Advisors Corporation serves as the Sub-Administrator of the Trust, pursuant to an agreement with the Administrator for which Banc One Investment Advisors Corporation receives a fee paid by the Administrator. See "The Administrator" and "Expense Summary."

WHO IS THE TRANSFER AGENT AND CUSTODIAN? State Street Bank and Trust Company serves as Transfer Agent and Custodian for the Trust for which services it receives a fee. Bank One Trust Company, N.A. serves as Sub-Custodian for the Trust, for which services it receives a fee. See "The Transfer Agent and Custodian."

WHO IS THE DISTRIBUTOR? The One Group Services Company acts as Distributor of the Trust's shares. The Distributor is entitled to fees for distribution services for the Class A and Class B shares of the Fund. No compensation is paid to the Distributor for distribution services for the Fiduciary Class shares of the Fund. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions of shares of the Fund may be made through the Distributor on any day that the New York Stock Exchange is open for trading ("Business Days"). See "How to Invest in The One Group-Registered Trademark-" and "Redemptions."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is declared on the last Business Day of each month as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of the Fund on the first Business Day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless the Shareholder elects to take the payment in cash. See "Dividends."

                                       3                              PROSPECTUS

ABOUT THE FUND

EXPENSE SUMMARY -- THE ONE GROUP-REGISTERED TRADEMARK- GULF SOUTH GROWTH FUND

                                                                                                      FIDUCIARY
                                                                             CLASS A      CLASS B       CLASS
----------------------------------------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES(1)
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)....................................       4.50%         none         none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase price or redemption proceeds, as
  applicable)............................................................        none        5.00%         none
Redemption Fees..........................................................        none         none         none
Exchange Fees............................................................        none         none         none
ANNUAL OPERATING EXPENSES(2)
  (as a percentage of average daily net assets)
Investment Advisory Fees(4)..............................................        .65%         .65%         .65%
12b-1 Fees (after fee waiver)(3).........................................        .25%        1.00%         none
Other Expenses...........................................................        .32%         .32%         .32%
----------------------------------------------------------------------------------------------------------------
Total Operating Expenses(4)..............................................       1.22%        1.97%         .97%
----------------------------------------------------------------------------------------------------------------

(1) A person who purchases shares through an account with a financial institution or broker-dealer may be charged separate transaction fees by the financial institution or broker-dealer. In addition, a wire redemption charge, currently $7.00, is deducted from the amount of a wire redemption payment made at the request of a Shareholder.

(2) The expense information in the table has been restated to reflect current fees that would have been applicable had they been in effect during the previous fiscal year.

(3) Absent the voluntary waiver of fees under the Trust's Distribution and Shareholder Services Plans, 12b-1 fees (as a percentage of average daily net assets) would be .35% for Class A shares. There are no 12b-1 fees charged to Fiduciary Class shares. See "The Distributor." The 12b-1 fees include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class B shares and may include a Shareholder servicing fee of .25% of the average daily net assets of the Fund's Class A shares.

(4) Investment Advisory Fees and Total Operating Expenses have been revised to reflect fee waivers effective as of the date of this Prospectus. The Adviser may voluntarily agree to waive a part of its fees. Absent this voluntary reduction, Investment Advisory Fees would be .74% for all classes of shares, and Total Operating Expenses would be 1.41% for Class A shares, 2.06% for the Class B shares and 1.06% for the Fiduciary Class Shares.

PROSPECTUS                             4

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class A and Fiduciary Class shares of the Fund, assuming: (1) imposition of the maximum sales charge for Class A shares; (2) 5% annual return; and (3) redemption at the end of each time period.

--------------------------------------------------------------
                                              1 YEAR   3 YEARS
--------------------------------------------------------------
Class A                                        $ 57      $ 82
Fiduciary Class                                $ 10      $ 31

Absent the voluntary reduction of 12b-1 fees, the dollar amounts in the above example would be as follows:

--------------------------------------------------------------
                                              1 YEAR   3 YEARS
--------------------------------------------------------------
Class A                                        $ 59      $ 88
Fiduciary Class                                $ 11      $ 34

--------------------------------------------------------------
--------------------------------------------------------------

EXAMPLE: An investor would pay the following expenses on a $1,000 investment in Class B shares, assuming: (1) deduction of the applicable maximum Contingent Deferred Sales Charge; and (2) 5% annual return.

--------------------------------------------------------------
                                              1 YEAR   3 YEARS
--------------------------------------------------------------
Assuming a complete redemption at end of
  period                                       $ 70      $ 92
Assuming no redemption                         $ 20      $ 62

Absent voluntary reduction of fees, the dollar amounts in the above example would be as follows:

--------------------------------------------------------------
                                              1 YEAR   3 YEARS
--------------------------------------------------------------
Assuming a complete redemption at end of
  period                                       $ 71      $ 95
Assuming no redemption                         $ 21      $ 65

--------------------------------------------------------------
--------------------------------------------------------------

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of these tables is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Trust.

The rules of the Securities and Exchange Commission (the "SEC") require that the maximum sales charge be reflected in the above table. However, investors in the Fund ("Shareholders") may, under certain circumstances, qualify for reduced sales charges. See "How to Invest in The One Group-Registered Trademark-." Long-term Shareholders of Class A shares and Class B shares may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the National Association of Securities Dealers' Rules.

                                       5                              PROSPECTUS

THE FUND

The One Group-Registered Trademark- Gulf South Growth Fund (the "Fund") is part of The One Group-Registered Trademark- (the "Trust"), which is an open-end management investment company that offers units of beneficial interest ("shares") in 32 separate funds and different classes of certain of the funds. This Prospectus relates to the Class A, Class B and Fiduciary Class shares of The One Group-Registered Trademark- Gulf South Growth Fund which provide for variations in distribution costs, voting rights, dividends and per share net asset value pursuant to a multiple class plan (the "Multiple Class Plan") adopted by the Board of Trustees of the Trust. Except for these differences among classes, each share of the Fund represents an undivided, proportionate interest in the Fund. The Fund is a non-diversified mutual fund. Information regarding the Trust's other funds and their classes is contained in separate prospectuses which may be obtained from the Trust's Distributor, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219 or by calling 1-800-480-4111.

INVESTMENT OBJECTIVE

The Fund seeks long-term capital growth by investing in a portfolio of equity securities of small-capitalization, emerging growth and medium capitalization companies, which are either headquartered in or whose primary market is in the southeastern region of the United States.

The investment objective of the Fund is fundamental and may not be changed without a vote of the holders of a majority of the Fund's outstanding shares (as defined in the Statement of Additional Information).

There is no assurance that the Fund will meet its investment objective.

INVESTMENT POLICIES

The investment policies of the Fund may be changed without an affirmative vote of the holders of a majority of the Fund's outstanding shares unless a policy is expressly deemed to be fundamental or is expressly deemed to be changeable only by such a majority vote.

PERMISSIBLE INVESTMENTS

The Fund pursues its objective by investing primarily in a portfolio of common stocks, debt securities, preferred stocks, convertible securities, warrants and other equity securities of small capitalization, emerging growth and medium capitalization growth companies, which are either headquartered in or whose primary market is in the southeastern region of the United States. In the Adviser's opinion, small to medium capitalization companies in general and those located in the southeast in particular will provide above average investment performance over the long term as they grow and become more recognized by the investment community.

Dividend income, if any, is a consideration incidental to the Fund's objective of capital growth.

The Adviser anticipates that the Fund's portfolio will normally consist of securities of approximately twenty-five to sixty emerging growth companies from Virginia, North Carolina, South Carolina, Florida, Georgia, Tennessee, Alabama, Mississippi, Arkansas, Louisiana, Kentucky and Texas. In selecting portfolio securities for the Fund, the Adviser analyzes emerging growth companies whose securities have been analyzed by several regional brokerage firms. Stock selection is guided by a company's earnings forecasts over a one to two year period, as well as by its financial strength. In addition, on an ongoing basis, the Adviser reviews a stock's current valuation relative to (1) the entire stock market, (2) that of other companies in the same industry, and (3) its recent and expected earnings growth rate. It is expected that companies selected would generally have market capitalizations ranging from $50,000,000 to $2,000,000,000, although the Fund may occasionally hold securities of companies whose market capitalizations are considerably larger if doing so contributes to the Fund's investment objective. Companies selected would also be expected to show earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation.

As a matter of non-fundamental policy, the Fund will ordinarily invest at least 65% of the value of its total assets in securities with the characteristics described above. Although the Fund intends to invest all of its assets in such securities, up to 35% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents, when the Adviser's assessment of the attractiveness of the entire stock market and individual market sectors changes.

The Fund may also enter into futures contracts, provided that the value of these contracts does not exceed 25% of the Fund's total assets. In addition, the Fund may write covered call options on securities it owns and enter into related closing purchase transactions when such activity will further the Fund's investment objective, and may also engage in other options transactions in furtherance of its investment objective. The balance of the Fund's assets will be held in cash equivalents rated within one of the highest two rating categories assigned by at least one nationally recognized statistical rating organization ("NRSRO"), which categories are described below in "Description of Ratings," at the time of investment or, if unrated, to be of comparable quality.

In addition to the permissible investments described above, the Fund may invest in U.S. Treasury obligations, including Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES"), receipts, including Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS"), and Certificates of Accrual on Treasury Securities ("CATS"), certificates of deposit, time deposits, mortgage-backed securities, zero coupon obligations, U.S. government agency securities, repurchase agreements, reverse repurchase agreements, securities of other investment companies, when-issued securities, forward commitments, options, futures contracts, and options on futures contracts. The Fund may also invest in variable and floating rate

PROSPECTUS                             6
notes, bankers' acceptances, commercial paper and securities of foreign issuers, including sponsored and unsponsored American Depository Receipts ("ADRs"). The Fund may also engage in securities lending transactions. All of the Fund's investments, where applicable, must possess one of the ratings described below in the "Description of Ratings" at the time of investment or, if unrated, to be of comparable quality.

This list of permissible investments includes select securities that may be commonly considered to be derivatives, including: options, futures contracts and options on futures contracts. These securities and limitations on their use are more fully described in the "Description of Permitted Investments."

For a description of the Fund's permitted investments, see "Description of Permitted Investments." For a description of permitted investments for temporary defensive purposes, see "Temporary Defensive Position."

DIVERSIFICATION AND CONCENTRATION

The Fund is a "non-diversified" investment company and, accordingly, is not limited in the proportion of its assets that may be invested in securities of a single issuer. However, the Fund intends to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). To so qualify, the Fund, along with satisfying other requirements, will limit its investments so that, at the close of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's total assets will be invested in cash, cash items, U.S. government securities and other securities that are, for purposes of this requirement, limited in respect of a single issuer to an amount not greater in market value than 5% of the market value of its total assets and to not more than 10% of the outstanding voting securities of a single issuer; and (ii) not more than 25% of the market value of the Fund's total assets will be invested in the securities (other than U.S. government securities or the securities of other regulated investment companies) of a single issuer.

As a matter of nonfundamental policy, the Fund will not concentrate in any industry.

RISK FACTORS

Changes in the value of portfolio securities will not affect cash income, if any, derived from these securities but will affect the Fund's net asset value. Because the Fund invests primarily in equity securities, which fluctuate in value, the Fund's shares will fluctuate in value. Because the Fund is non-diversified, its share price may be subject to greater fluctuations as a result of changes in an issuer's financial condition or the market's assessment of an individual issuer.

Smaller, less seasoned companies may be subject to greater business risk than larger, established companies. They may be more vulnerable to changes in economic conditions, specific industry conditions, market fluctuations and other factors affecting the profitability of companies. Therefore, the stock price of smaller capitalization companies may be subject to greater price fluctuations than that of larger, established companies. Due to these and other risk factors, the price movement of the securities held by the Fund may be volatile and the net asset value of a share of the Fund may fluctuate.

Certain investment management techniques that the Fund may use, such as the purchase and sale of futures, options and forward commitments, could expose the Fund to potentially greater risk of loss than more traditional equity investments.

Investments in securities of foreign issuers may involve greater risks than are present in U.S. investments. In general, issuers in many foreign countries are not subject to accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies. There is generally less information publicly available about, and less regulation of, foreign issuers than U.S. companies. Transaction costs are generally higher for investments in foreign issuers. Securities of some foreign companies are less liquid, and their prices are more volatile, than securities of comparable U.S. companies. Settlement of transactions in some foreign markets may be delayed or may be less frequent than in the United States, which could adversely affect the liquidity of the Fund. In addition, with respect to some foreign countries, there are the possibilities of expropriation or confiscatory taxation, the imposition of additional taxes or tax withholding, limitations on the removal of securities, property or other assets of the Fund, political or social instability, and diplomatic developments, which could affect the value of investments in those countries.

For additional information on each of the Fund's permitted investments and associated risks, see "Description of Permitted Investments."

HOW TO DO BUSINESS WITH
THE ONE GROUP-REGISTERED TRADEMARK-

HOW TO INVEST IN THE ONE GROUP-REGISTERED TRADEMARK-

Shares of the Fund are sold on a continuous basis and may be purchased directly from the Trust's Distributor, The One Group Services Company by mail, by telephone, or by wire. Shares may also be purchased through a financial institution, such as a bank, savings and loan association or insurance company (each a "Shareholder Servicing Agent"), that has established a Shareholder servicing agreement with the Distributor or through a broker-dealer that has established a dealer agreement with the Distributor.

Purchases and redemptions of shares of the Fund may be made on any day that the New York Stock Exchange is open for trading ("Business Days"). The minimum initial and subsequent investments in the Fund are $1,000 and $100, respectively ($100 and $25, respectively, for employees of BANC ONE CORPORATION and its affiliates). Initial and subsequent investment minimums may be waived at the Distributor's discretion. Investors may purchase up to a maximum of $250,000 of Class B shares per individual purchase order.

                                       7                              PROSPECTUS

Class A and Class B shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities (each an "Authorized Financial Organization"). For additional details regarding eligibility, call the Distributor at 1-800-480-4111.

BY MAIL

Investors may purchase Class A and Class B shares of the Fund by completing and signing an Account Application Form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The One Group-Registered Trademark-," to State Street Bank and Trust Company (the Trust's Transfer Agent and Custodian), P.O. Box 8500, Boston, MA 02266-8500. Subsequent purchases of shares may be made at any time by mailing a check to the Transfer Agent. Account Application Forms are available through the Distributor by calling 1-800-480-4111.

Purchases of Fiduciary Class shares and Class A shares that are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, are made by an institutional investor and/or other intermediary on behalf of an investor (each also a "Shareholder Servicing Agent"). The Shareholder Servicing Agent may require an investor to complete forms in addition to the Account Application Form and to follow procedures established by the Shareholder Servicing Agent. Such Shareholders should contact their Shareholder Servicing Agents regarding purchases, exchanges and redemptions of shares. See "Additional Information Regarding Purchases."

BY TELEPHONE OR BY WIRE

Once an Account Application Form has been received, Shareholders are eligible to make purchases by telephone or wire (if that option has been selected by a Shareholder) by calling the Transfer Agent at 1-800-480-4111 or their Shareholder Servicing Agents, if applicable.

Shareholders may revoke their automatic eligibility to make purchases and/or redemptions by telephone or by wire, by sending a letter so stating to the Transfer Agent, State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500.

SYSTEMATIC INVESTMENT PLAN

Class A and Class B investors may make automatic monthly investments in the Fund from their bank, savings and loan or other depository institution accounts. The minimum initial and subsequent investments must be $25 under the Systematic Investment Plan, which minimum may be waived at the discretion of the Distributor. The Trust pays the costs associated with these transfers, but reserves the right, upon thirty days' written notice, to impose reasonable charges for this service. A depository institution may impose a charge for debiting an investor's account, which would reduce the investor's return from an investment in the Fund.

FUND-DIRECT IRA

The Trust offers a tax-advantaged retirement  plan for which shares of the  Fund
may   be  an  appropriate   investment.  The  Trust's   retirement  plan  allows
participants to defer taxes while helping them build their retirement savings.

The One Group-Registered Trademark-'s Fund-Direct IRA is a retirement plan with a wide choice of investments, offering people with earned income the opportunity to compound earnings on a tax-deferred basis. An IRA Adoption Agreement may be obtained by calling the Distributor at 1-800-480-4111.

ADDITIONAL INFORMATION REGARDING PURCHASES

A purchase order will be effective as of the day received by the Distributor if the Distributor receives the order before 4:00 p.m., eastern time. However, an order may be canceled if the Transfer Agent does not receive Federal funds before close of business on the next Business Day for Fiduciary Class shares, and before the close of business on the third Business Day for Class A and Class B shares, and the investor could be liable for any fees or expenses incurred by the Trust. Federal funds are monies credited to a bank's account with a Federal Reserve Bank. The purchase price of shares of the Fund is the net asset value next determined after a purchase order is effected plus any applicable sales charge (the "offering price"). The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets allocable to a class, less any liabilities allocable to that class, by the total number of outstanding shares of such class. Net asset value per share is determined daily as of 4:00 p.m., eastern time, on each Business Day. For a further discussion of the calculation of net asset value, see the Statement of Additional Information. Shares may also be issued in transactions involving the acquisition by the Fund of securities held by collective investment funds sponsored and administered by affiliates of the Adviser. Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. Although the methodology and procedures are identical, the net asset value per share of classes within the Fund may differ because the distribution fees and expenses charged to Class A shares and Class B shares are not charged to Fiduciary Class shares.

The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order. Except as provided below, neither the Trust's Transfer Agent, the Distributor, the Adviser nor the Trust will be responsible for any loss, liability, cost or expense for acting upon telephone or wire instructions, and the investor will bear all risk of loss. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If such procedures are not employed, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.

Fiduciary Class shares offered to institutional investors and investors in certain retirement plans, and Class A shares that

PROSPECTUS                             8
are being offered to investors in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts, will normally be held in the name of the Shareholder Servicing Agent effecting the purchase on the Shareholder's behalf, and it is the Shareholder Servicing Agent's responsibility to transmit purchase orders to the Distributor. A Shareholder Servicing Agent may impose an earlier cut-off time for receipt of purchase orders directed through it to allow for processing and transmittal of these orders to the Distributor for effectiveness the same day. The Shareholder should contact his or her Shareholder Servicing Agent for information as to the Shareholder Servicing Agent's procedures for transmitting purchase, exchange or redemption orders to the Trust. A Shareholder who desires to transfer the registration of shares beneficially owned by him or her, but held of record by a Shareholder Servicing Agent, should contact the Shareholder Servicing Agent to accomplish such change. Other Shareholders who desire to transfer the registration of their shares should contact the Transfer Agent.

No certificates representing the shares of the Fund will be issued. In communications to Shareholders, the Fund will not duplicate mailings of Fund material to Shareholders who reside at the same address.

SALES CHARGE

The following table shows the initial sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge reallowed to financial institutions and intermediaries (the "commission"):

                                                    SALES CHARGE
                                SALES CHARGE       AS APPROPRIATE         COMMISSION
                                    AS A            PERCENTAGE OF            AS A
                               PERCENTAGE OF         NET AMOUNT         PERCENTAGE OF
AMOUNT OF PURCHASE             OFFERING PRICE         INVESTED          OFFERING PRICE
---------------------------  ------------------  -------------------  ------------------
less than $50,000..........           4.50%               4.71%                4.05%
$50,000 but less than
  $100,000.................           3.50%               3.63%                3.15%
$100,000 but less than
  $250,000.................           2.50%               2.56%                2.25%
$250,000 but less than
  $500,000.................           1.50%               1.52%                1.35%
$500,000 but less than
  $1,000,000...............           1.00%               1.01%                0.90%
$1,000,000 or more.........           0.00%               0.00%                0.00%

The commissions shown in the table apply to sales through financial institutions and intermediaries. Under certain circumstances, the Distributor will use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commission shown above. The maximum cash compensation payable by the Distributor as a sales charge is 4.50% of the offering price (including the commission shown above and additional cash compensation described below). In addition, the Distributor will, from time to time and at its own expense, provide promotional incentives to financial institutions and intermediaries, whose registered representatives have sold or are expected to sell significant amounts of shares of the Fund, in the form of payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or outside the United States, and additional compensation in an amount up to .50% of the offering price of Class A shares of the Fund for sales of $1 million or more. However, the Distributor will be reimbursed by the person receiving such additional compensation for sales of the Fund of $1 million or more, if a Shareholder redeems any or all of the shares for which such additional compensation was paid by the Distributor prior to the first year anniversary of purchase. Under certain circumstances, commissions up to the amount of the entire sales charge will be reallowed to financial institutions and intermediaries, which might then be deemed to be "underwriters" under the Securities Act of 1933.

RIGHT OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current value at the offering price of previously purchased Class A and Class B shares of the Fund and other eligible funds of the Trust, other than the Trust's money market funds, that are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), and including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such reduction at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT

By initially investing at least $2,000 in Class A shares of one or more funds of the Trust that impose a comparable sales charge over the next 13 months, the sales charge may be reduced by completing the Letter of Intent section of the Account Application Form. The Letter of Intent includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period. In addition, pursuant to a Letter of Intent, the Custodian will hold in escrow the difference between the sales charge applicable to the amount initially purchased and the sales charge paid at the time of the investment, which is based on the amount covered by the Letter of Intent. For example, assume an investor signs a Letter of Intent to purchase $250,000 in Class A shares of one (or more) of the funds of the Trust that impose a comparable sales charge and, at the time of signing the Letter of Intent, purchases $100,000 of Class A shares of one of these funds. The investor would pay an initial sales charge of 1.50% (the sales charge applicable to purchases of $250,000) and 1.00% of the investment (representing the difference between the 2.50% sales charge applicable to purchases of $100,000 and the 1.50% sales charge already paid)

                                       9                              PROSPECTUS
would be held in escrow until the investor has purchased the remaining $150,000 or more in Class A shares under the investor's Letter of Intent.

The amount held in escrow will be applied to the investor's account at the end of the 13-month period unless the amount specified in the Letter of Intent is not purchased. In order to qualify for a Letter of Intent, the investor will be required to make a minimum purchase of at least $2,000.

The Letter of Intent will not obligate the investor to purchase Class A shares, but if he or she does, each purchase during the period will be at the sales charge applicable to the total amount intended to be purchased. The Letter of Intent may be dated as of a prior date to include any purchases made within the past 90 days.

OTHER CIRCUMSTANCES

No sales charge is imposed on Class A shares of the Fund: (i) issued through reinvestment of dividends and capital gains distributions; (ii) acquired through the exercise of exchange privileges where a comparable sales charge has been paid for exchanged shares; (iii) purchased by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of the Trust, of BANC ONE CORPORATION and its subsidiaries and affiliates, of the Distributor and its subsidiaries and affiliates, or of an investment sub-adviser of a fund of the Trust and such sub-adviser's subsidiaries and affiliates; (iv) sold to affiliates of BANC ONE CORPORATION and to certain accounts (other than Individual Retirement Accounts) for which Authorized Financial Organizations act in fiduciary, advisory, agency, custodial or similar capacities, or purchased by investment advisers, financial planners or other intermediaries who have a dealer arrangement with the Distributor, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such investment advisers, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment adviser, financial planner or other intermediary; (v) purchased with proceeds from the recent redemption of Fiduciary Class shares of a fund of the Trust or acquired in an exchange of Fiduciary Class shares of a fund for Class A shares of the same fund; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund (other than a fund of the Trust) for which a sales charge was paid; (vii) purchased in an Individual Retirement Account with the proceeds of a distribution from an employee benefit plan, provided that, at the time of distribution, the employee benefit plan had plan assets invested in a fund of the Trust; (viii) purchased with Trust assets; (ix) purchased in accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with the Distributor; or (x) directly purchased with the proceeds of a distribution on a bond for which a Banc One Corporation affiliate bank or trust company is the Trustee or Paying Agent.

An investor relying upon any of the categories of waivers of the sales charge must qualify for such waiver in advance of the purchase with the Distributor or the financial institution or intermediary through which shares are purchased by the investor.

The waiver of the sales charge under circumstances (v), (vi) and (vii) above applies only if the purchase is made within 60 days of the redemption or distribution and if conditions imposed by the Distributor are met. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption or distribution as described in clauses (v), (vi) and (vii) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-480-4111 to determine whether they are eligible to purchase shares without paying a sales charge through the use of proceeds from a recent redemption or distribution as described above, and to confirm continued availability of these waiver policies prior to initiating the procedures described in clauses (v), (vi) and (vii).

ALTERNATIVE SALES ARRANGEMENTS

CLASS B SHARES

Class B shares are not subject to a sales charge when they are purchased, but are subject to a sales charge (the "Contingent Deferred Sales Charge") if a Shareholder redeems them prior to the sixth anniversary of purchase. When a Shareholder purchases Class B shares, the full purchase amount is invested directly in the Fund. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee at an annual rate of 1.00% of the Fund's average daily net assets as provided in the Class B Plan (described below under "The Distributor"). This ongoing fee will cause Class B shares to have a higher expense ratio and to pay lower dividends than Class A shares. Class B shares convert automatically to Class A shares after eight years, commencing from the end of the calendar month in which the purchase order was accepted under the circumstances and subject to the qualifications described in this Prospectus.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of the Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. A dealer reallowance of 4.00% of the original purchase price of the Class B shares will be paid to financial institutions and intermediaries.

CONTINGENT DEFERRED SALES CHARGE

If the Shareholder redeems Class B shares prior to the sixth anniversary of purchase, the Shareholder will pay a Contingent Deferred Sales Charge at the rates set forth below. The Contingent Deferred Sales Charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

PROSPECTUS                             10

In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions. The amount of the Contingent Deferred Sales Charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

                                             CONTINGENT DEFERRED
                                              SALES CHARGE AS A
YEAR(S)                                     PERCENTAGE OF DOLLAR
SINCE                                         AMOUNT SUBJECT OF
PURCHASE                                           CHARGE
-----------------------------------------  -----------------------
0-1......................................             5.00%
1-2......................................             4.00%
2-3......................................             3.00%
3-4......................................             3.00%
4-5......................................             2.00%
5-6......................................             1.00%
6-7......................................           None
7-8......................................           None

In determining whether a particular redemption is subject to a Contingent Deferred Sales Charge, it is assumed that the redemption is first of any Class A shares in the Shareholder's Fund account (unless the Shareholder elects to have Class B shares redeemed first) or shares representing capital appreciation, next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the Shareholder for the longest period of time. This method should result in the lowest possible sales charge.

To provide an example, assume you purchased 100 shares at $10 per share (a total cost of $1,000) and prior to the second anniversary after purchase, the net asset value per share is $12 and during such time you have acquired 10 additional shares through dividends paid in shares. If you then make your first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because you received them as dividends. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds is subject to a Contingent Deferred Sales Charge at a rate of 4.00% (the applicable rate prior to the second anniversary after purchase).

The Contingent Deferred Sales Charge is waived on redemption of shares: (i) for distributions that are made under a Systematic Withdrawal Plan of the Trust and that are limited to no more than 10% of the account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date; (ii) following the death or disability (as defined in the Code) of a Shareholder or a participant or beneficiary of a qualifying retirement plan if redemption is made within one year of such death or disability; or (iii) to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan to a Shareholder who has attained the age of 70 1/2. A Shareholder or his or her representative should contact the Transfer Agent to determine whether a retirement plan qualifies for a waiver and must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver. In addition, the following circumstances are not deemed to result in a "redemption" of Class B shares for purposes of the assessment of a Contingent Deferred Sales Charge, which is therefore waived: (i) plans of reorganization of the Fund, such as mergers, asset acquisitions and exchange offers to which the Fund is a party; or (ii) exchanges for Class B shares of other funds of the Trust as described under "Exchanges."

CONVERSION FEATURE

Class B shares include all shares purchased pursuant to the Contingent Deferred Sales Charge which have been outstanding for less than the period ending eight years after the end of the month in which the shares were purchased. At the end of this period, Class B shares will automatically convert to Class A shares and will be subject to the lower distribution and Shareholder service fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge. The conversion is not a taxable event to a Shareholder.

For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a Shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a Shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

If a Shareholder effects one or more exchanges among Class B shares of the funds of the Trust during the eight-year period, the Trust will aggregate the holding periods for the shares of each fund of the Trust for purposes of calculating that eight-year period. Because the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a Shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

EXCHANGES

CLASS A AND FIDUCIARY CLASS

Fiduciary Class Shareholders of the Fund may exchange their shares for Class A shares of the Fund or for Class A shares or Fiduciary Class shares of another fund of the Trust.

Class A Shareholders may exchange their shares for Fiduciary Class shares of the Fund or for Fiduciary Class shares or Class A shares of another fund of the Trust, if the Shareholder is eligible to purchase such shares.

The exchange privilege may be exercised only in those states where the shares of the Fund or such other fund of the Trust

                                       11                             PROSPECTUS
may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. If a Shareholder seeks to exchange Class A shares of a fund that does not impose a sales charge for Class A shares of a fund that does or the fund being exchanged into has a higher sales charge, the Shareholder will be required to pay a sales charge in the amount equal to the difference between the sales charge applicable to the fund into which the shares are being exchanged and any sales charges previously paid for the exchanged shares, including any sales charges incurred on any earlier exchanges of the shares (unless such sales charge is otherwise waived, as provided in "Other Circumstances"). The exchange of Fiduciary Class shares for Class A shares also will require payment of the sales charge unless the sales charge is waived, as provided in "Other Circumstances."

CLASS B

Class B Shareholders of the Fund may exchange their shares for Class B shares of any other fund of the Trust on the basis of the net asset value of the exchanged Class B shares, without the payment of any Contingent Deferred Sales Charge that might otherwise be due upon redemption of the outstanding Class B shares. The newly acquired Class B shares will be subject to the higher Contingent Deferred Sales Charge of either the fund from which the shares were exchanged or the fund into which the shares were exchanged. With respect to outstanding Class B shares as to which previous exchanges have taken place, "higher Contingent Deferred Sales Charge" shall mean the higher of the Contingent Deferred Sales Charge applicable to either the fund the shares are exchanging into or any other fund from which the shares previously have been exchanged. For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B shares, the holding period for outstanding Class B shares of the fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B shares. For purposes of calculating the holding period applicable to the newly acquired Class B shares, the newly acquired Class B shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B shares of the fund from which the initial exchange was made.

ADDITIONAL INFORMATION REGARDING EXCHANGES

In the case of shares held of record by a Shareholder Servicing Agent but beneficially owned by a Shareholder, to exchange such shares the Shareholder should contact the Shareholder Servicing Agent, who will contact the Transfer Agent and effect the exchange on behalf of the Shareholder. If an exchange request in good order is received by the Transfer Agent by 4:00 p.m., eastern time, on any Business Day, the exchange usually will occur on that day. Any Shareholder who wishes to make an exchange must receive a current prospectus of the fund of the Trust in which he or she wishes to invest before the exchange will be effected.

The Trust reserves the right to change the terms and conditions of the exchange privilege discussed herein upon sixty days' written notice. An exchange between classes of shares of the same fund is not considered a taxable event; however, an exchange between funds of the Trust is considered a sale of shares and usually results in a capital gain or loss for Federal income tax purposes. Shareholders should consult their tax advisers for a more complete explanation of the Federal income tax consequences of an exchange of shares of the Fund.

A more detailed description of the above is set forth in the Statement of Additional Information.

REDEMPTIONS

Shareholders may redeem their shares without charge (except Class B shares, as provided above) on any Business Day; shares may ordinarily be redeemed by mail, by telephone or by wire. All redemption orders are effected at the net asset value per share next determined for Class A and Fiduciary Class shares, and at net asset value per share next determined reduced by any applicable Contingent Deferred Sales Charge for Class B shares, after receipt of a valid request for redemption. Payment to Shareholders for shares redeemed will be made within seven days after receipt by the Transfer Agent of the request for redemption.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid request for redemption. All written redemption requests should be sent to The One Group-Registered Trademark-, c/o State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or the Shareholder Servicing Agent, if applicable. The Transfer Agent may require that the signature on the written request be guaranteed by a commercial bank, a member firm of a domestic stock exchange or by a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program.

The signature guarantee requirement will be waived if all of the following conditions apply: (i) the redemption is for $5,000 worth of shares or less; (ii) the redemption check is payable to the Shareholder(s) of record; and (iii) the redemption check is mailed to the Shareholder(s) at the address of record. The Shareholder may also have the proceeds mailed to a commercial bank account previously designated on the Account Application Form or by written instruction to the Transfer Agent or the Shareholder Servicing Agent, if applicable. There is no charge for having redemption requests mailed to a designated bank account.

BY TELEPHONE OR BY WIRE

Shareholders may have the payment of redemption requests wired or mailed to a domestic commercial bank account previously designated on the Account Application Form. Wire redemption requests may be made by the Shareholder by telephone to the Transfer Agent at 1-800-480-4111, provided

PROSPECTUS                             12
that the Shareholder has elected the telephone redemption privilege in writing to the Distributor, or to the Shareholder Servicing Agent, if applicable. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge, which, as of the date of this Prospectus, is $7.00.

Neither the Trust nor the Transfer Agent will be responsible for the authenticity of the redemption instructions received by telephone if it reasonably believes those instructions to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that telephone instructions are genuine, and may be liable for losses resulting from unauthorized or fraudulent telephone transactions if it does not employ those procedures. Such procedures may include requesting personal identification information or recording telephone conversations.

SYSTEMATIC WITHDRAWAL PLAN

Shareholders whose accounts have a value of at least $10,000 may elect to receive, or may designate another person to receive, monthly, quarterly or annual payments in a specified amount of not less than $100 each. There is no charge for this service. Under the Systematic Withdrawal Plan, all dividends and distributions must be reinvested in shares of the Fund. Purchases of additional Class A shares while the Systematic Withdrawal Plan is in effect are generally undesirable because a sales charge is incurred whenever purchases are made.

Pursuant to the Systematic Withdrawal Plan, Class B Shareholders may elect to receive, or may designate another person to receive, distributions provided the distributions are limited to no more than 10% of their account value annually, determined in the first year as of the date the redemption request is received by the Transfer Agent, and in subsequent years, as of the most recent anniversary of that date. In addition, Shareholders who have attained the age of 70 1/2 may elect to receive distributions, to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan.

If the amount of the systematic withdrawal exceeds the income accrued since the previous withdrawal under the Systematic Withdrawal Plan, the principal balance invested will be reduced and shares will be redeemed.

OTHER INFORMATION REGARDING REDEMPTIONS

At various times, the Fund may be requested to redeem shares for which it has not yet received good payment. In such circumstances, the forwarding of proceeds may be delayed for 15 or more days until payment has been collected for the purchase of such shares. The Fund intends to pay cash for all shares redeemed.

Due to the relatively high costs of handling small investments, the Fund reserves the right to redeem, at net asset value, the shares of any Shareholder if, because of redemptions of shares by or on behalf of the Shareholder, the account of such Shareholder in the Fund has a value of less than $1,000, the minimum initial purchase amount. Accordingly, an investor purchasing shares of the Fund in only the minimum investment amount may be subject to such involuntary redemption if he or she thereafter redeems any of these shares. Before the Fund exercises its right to redeem such shares and to send the proceeds to the Shareholder, the Shareholder will be given notice that the value of the shares in his or her account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least $1,000.

See the Statement of Additional Information for examples of when the Trust may suspend the right of redemption or redeem shares involuntarily if it appears appropriate to do so in light of the Trust's responsibilities under the Investment Company Act of 1940.

FUND MANAGEMENT

THE ADVISER

The Trust and Banc One Investment Advisors Corporation (the "Adviser") have entered into an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Adviser makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not deposits or obligations of, or endorsed or guaranteed by BANC ONE CORPORATION or its bank or non-bank affiliates. The Trust's shares are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency or government sponsored agency of the Federal government or any state.

The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION currently has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance and insurance.

On a consolidated basis, BANC ONE CORPORATION had assets of over $88 billion as of September 30, 1995.

The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group-Registered Trademark- since 1985 (then known as "The Helmsman Fund").

                                       13                             PROSPECTUS

Donald E. Allred will serve as Fund Manager and Richard R. Jandrain, III will serve as Assistant Fund Manager for the Fund. Mr. Allred previously served as the President, Chief Executive Officer and Chief Investment Officer at Premier Investment Advisors, L.L.C., where he also served as the Portfolio Manager of the Paragon Gulf South Growth Fund from its inception in 1991. Mr. Allred has over 30 years of investment experience.

Mr. Jandrain also serves as the Senior Managing Director of Equity Securities for the Adviser and in this capacity is responsible for the development and implementation of the equity investment policies of the Adviser. Mr. Jandrain has over 18 years of investment experience and has served in various investment management positions with the Adviser and its affiliates for the past five years.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .74% of the average daily net assets of the Fund. The Adviser may voluntarily agree to waive a part of its fees. (See "About the Fund -- Expense Summary.") These fee waivers would be voluntary and may be terminated at any time. Shareholders will be notified in advance if and when these waivers are terminated. The total compensation to the Adviser for investment advisory and sub-administration services exceeds 0.75%, which is considered by the SEC staff to be higher than such fees paid by most other mutual funds. However, the Adviser believes it is comparable to compensation paid by other mutual funds having similar investment objectives and policies.

THE DISTRIBUTOR

The One Group Services Company (the "Distributor"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to a distribution agreement
(the "Distribution Agreement") under which shares of the Fund are sold on a continuous basis.

Class A shares are subject to a distribution and Shareholder services plan (the "Plan"). As provided in the Plan, the Trust will pay the Distributor a fee of
 .35% of the average daily net assets of Class A shares of the Fund. Currently, the Distributor has voluntarily agreed to limit payments under the Plan to .25% of the average daily net assets of the Class A shares of the Fund. Up to .25% of the fees payable under the Plan may be used as compensation for Shareholder services by the Distributor and/ or financial institutions and intermediaries. All such fees that may be paid under the Plan will be paid pursuant to Rule 12b-1 of the Investment Company Act of 1940. The Distributor may apply these fees toward: (i) compensation for its services in connection with distribution assistance or provision of Shareholder services; or (ii) payments to financial institutions and intermediaries such as banks (including affiliates of the
Adviser),   savings  and  loan  associations,  insurance  companies,  investment counselors, broker-dealers, and the Distributor's affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of Shareholder services.

Class B shares are subject to a Contingent Deferred Sales Charge if such shares are redeemed prior to the sixth anniversary of purchase. Class B shares of the Fund are subject to an ongoing distribution and Shareholder service fee as provided in the Class B distribution and Shareholder services plan (the "Class B Plan") at an annual rate of 1.00% of the Fund's average daily net assets, which includes Shareholder servicing fees of .25% of the Fund's average daily net assets.

Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Class B Plan are payable to the Distributor and financial intermediaries to defray the expenses of advance brokerage commissions and expenses related to providing distribution-related and Shareholder services to the Fund in connection with the sale of Class B shares, such as the payment of compensation to dealers and agents for selling Class B shares. The combination of the Contingent Deferred Sales Charge and the distribution and Shareholder service fees facilitate the ability of the Fund to sell the Class B shares without a sales charge being deducted at the time of purchase.

The Plan and the Class B Plan are characterized as compensation plans since the distribution fees will be paid to the Distributor without regard to the distribution or Shareholder service expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. The Fund also may execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor for which the affiliate or the Distributor receives compensation. Pursuant to guidelines adopted by the Board of Trustees of the Trust, any such compensation will be reasonable and fair compared to compensation received by other brokers in connection with comparable transactions.

Fiduciary Class shares of the Fund are offered without distribution fees to institutional investors, including Authorized Financial Organizations. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares. In addition, a financial institution that is the record owner of shares for the account of its customers may impose separate fees for account services to its customers.

THE ADMINISTRATOR

The One Group Services Company (the "Administrator"), a wholly-owned subsidiary of the BISYS Group, Inc., and the Trust are parties to an administration agreement relating to the Fund (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator is responsible for providing the Trust with administrative services (other than investment advisory services), including regulatory reporting and all necessary office space, equipment, personnel and facilities.

The Adviser also serves as Sub-Administrator to each fund of the Trust, pursuant to an agreement between the Administrator

PROSPECTUS                             14
and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties for which the Adviser receives a fee paid by the Administrator.

The Administrator is entitled to a fee for administrative services, which is calculated daily and paid monthly, at an annual rate of .20% of each fund's average daily net assets on the first $1.5 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), .18% of each fund's average daily net assets to $2 billion in Trust assets (excluding the Treasury Only Money Market Fund and the Government Money Market Fund), and
 .16% of each fund's average daily net assets when Trust assets exceed $2 billion (excluding the Treasury Only Money Market Fund and the Government Money Market
Fund).

THE TRANSFER AGENT AND CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 acts as Transfer Agent and Custodian for the Trust for which services it receives a fee. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940. Bank One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street Bank and Trust Company and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Ropes & Gray serves as counsel to the Trust. Coopers & Lybrand L.L.P. serves as the independent accountants of the Trust.

OTHER INFORMATION

THE TRUST

The Trust was organized as a Massachusetts Business Trust under a Declaration of Trust filed on May 23, 1985. The Declaration of Trust permits the Trust to offer separate funds and different classes of each fund. All consideration received by the Trust for shares of any Fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under Federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organizational expenses.

The Adviser and the Administrator of the Fund each bears all expenses incurred in connection with the performance of their services as investment adviser and administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

As a general matter, as set forth in the Multiple Class Plan, expenses are allocated to each class of shares of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund. At present, the only expenses that are allocated to Class A and Class B shares, other than in accordance with the relative net asset value of the class, are the different distribution and Shareholder services costs. See "Expense Summary." At present, no expenses are allocated to Fiduciary Class shares as a class that are not also borne by the other classes of shares of the Fund in proportion to the relative net asset values of the shares of such classes.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

As set forth in the Multiple Class Plan, each share held entitles the Shareholder of record to one vote. Each fund of the Trust will vote separately on matters relating solely to that fund. In addition, each class of a fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class. However, all fund Shareholders will have equal voting rights on matters that affect all fund Shareholders equally. As a Massachusetts Business Trust, the Trust is not required to hold annual meetings of Shareholders but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be elected or removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is declared on the last Business Day of each month as a dividend for Shareholders of record as of the close of business on that day and is distributed in the form of periodic dividends to such Shareholders of the Fund on the first Business Day of each month. Capital gains of the Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, or Fiduciary Class shares, as applicable, at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Such election, or any revocation thereof, must be made in writing, at least 15 days prior to distribution, to the Transfer Agent at P.O. Box 8500, Boston, MA 02266-8500, and will become effective with respect

                                       15                             PROSPECTUS
to dividends and distributions having record dates after its receipt by the Transfer Agent. Reinvested dividends and distribution receive the same tax treatment as dividends and distributions paid in cash.

Class B shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in a separate Class B sub-account. Each time any Class B shares (other than those in the subaccount) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.") Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution even though such distribution would, in effect, represent a return of the Shareholder's investment.

The amount of dividends payable on Fiduciary Class shares will be more than the dividends payable on Class A and Class B shares because of the distribution expenses charged to Class A and Class B shares.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, The One Group Services Company, 3435 Stelzer Road, Columbus, OH 43219.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

OTHER INVESTMENT POLICIES

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes during periods when the Adviser determines that market conditions warrant such action, the Fund may invest up to 100% of its assets in cash equivalents (including securities issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated in one of the two highest short-term rating categories by at least one NRSRO or, if unrated, determined by the Adviser to be of comparable quality, variable amount master demand notes and bank money market deposit accounts), and may hold cash for liquidity purposes.

To the extent the Fund is engaged in a temporary defensive position, the Fund will not be pursuing its investment objective.

For a further description of the Fund's permitted investments, see "Description of Permitted Investments" and the Statement of Additional Information, and for a description of ratings, see "Description of Ratings."

PORTFOLIO TURNOVER

The Fund may engage in short-term trading, which involves selling securities that have been held for a short period of time in order to increase the potential for capital appreciation and/or income of the Fund or to take advantage of a temporary disparity in the normal price or yield relationship between two securities or changes in market, industry or company conditions or outlook. Any such trading would increase a portfolio's turnover rate and its transaction costs.

The Adviser will choose brokers by judging professional ability, quality of service and reasonableness of commissions. Higher commissions may be paid to those firms that provide research, superior execution and other services. The Adviser may use any such research information in managing the assets of the Fund.

The portfolio turnover rate for the Fund may vary greatly from year to year, as well as within a particular year. It is presently estimated that the annual portfolio turnover rate of the Fund will not exceed 100%.

Higher portfolio turnover rates will likely result in higher transaction costs to the Fund and may result in additional tax consequences to the Fund's Shareholders.

INVESTMENT LIMITATIONS

The investment objective and the following investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed without the consent of the holders of a majority of the Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the Fund's shares present at a meeting, if more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares, whichever is less.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities, and if consistent with the Fund's investment objective and policies, repurchase agreements involving such securities) if as a result more than 25% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 50% of the Fund's total assets. For purposes of this limitation, a security is considered to be issued by the government entity whose assets and revenues guarantee or back the security. With respect to private activity bonds or industrial development bonds backed only by the assets and revenues of a non-governmental user, such user would be considered the issuer.

PROSPECTUS                             16

2. Purchase any securities that would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities. For purposes of this limitation (i) utilities will be divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

3. Make loans, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of certain of the permitted investments for the Fund.

The Fund invests in common stocks (including sponsored and unsponsored American Depository Receipts ("ADRs")) and convertible securities only if they are listed on registered exchanges or actively traded in the over-the-counter market, except that the Fund may invest up to 5% of its net assets in restricted securities.

U.S. TREASURY OBLIGATIONS -- The Fund may invest in bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system, known as Separately Traded Registered Interest and Principal Securities ("STRIPS") and Coupon Under Book Entry Safekeeping ("CUBES").

RECEIPTS -- The Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include Treasury Receipts ("TRS"), Treasury Investment Growth Receipts ("TIGRS") and Certificates of Accrual on Treasury Securities ("CATS").

STRIPS, CUBES, TRS, TIGRS AND CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is amortized over the life of the security, and such amortization will constitute the income earned on the security for both accounting and tax purposes. Because of these features, these securities may be subject to greater interest rate volatility than interest-paying U.S. Treasury obligations. The Fund may invest up to 20% of its total assets in STRIPS, CUBES, TRS, TIGRS and CATS. See also "Taxes."

CERTIFICATES OF DEPOSIT -- Certificates of deposit are negotiable interest bearing instruments with a specific maturity. Certificates of deposit ("CDS") are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a time deposit ("TD") earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities; therefore, the Fund will not invest more than 15% of its net assets in such time deposits and other illiquid securities.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by (i.e., made an obligation of) a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

COMMERCIAL  PAPER --  Commercial paper is  the term used  to designate unsecured
short-term  promissory  notes  issued   by  corporations  and  other   entities.
Maturities on these issues vary from a few days to nine months.

U.S. GOVERNMENT AGENCIES -- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Select agencies, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank, are supported by the full faith and credit of the U.S. Treasury; others, such as the Federal National Mortgage Association ("Fannie Mae"), are supported by the credit of the instrumentality and have the right to borrow from the U.S. Treasury; others are supported by the authority of the U.S. government to purchase the agency's obligations; while still others, such as the Federal Farm Credit Banks and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), are supported solely by the credit of the instrumentality itself. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored agencies or instrumentalities if it is not obligated to do so by law. Obligations of U.S. government agencies include debt issues and mortgage-backed securities issued or guaranteed by select agencies.

CONVERTIBLE SECURITIES -- Convertible securities have characteristics similar to both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of

                                       17                             PROSPECTUS
the  underlying  stock.  As  a  result,  the  Fund's  selection  of  convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions.

INVESTMENT COMPANY SECURITIES -- The Fund may invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the securities of any one investment company or invest more than 10% of its total assets in the securities of other investment companies. In accordance with an exemptive order issued to the Trust by the SEC, such other investment company securities may include securities of a money market fund of the Trust, and such companies may include companies of which the Adviser or a sub-adviser to a fund of the Trust, or an affiliate of such Adviser or sub-adviser, serves as investment adviser, administrator or distributor. Because other investment companies employ an investment adviser, such investment by the Fund may cause Shareholders to bear duplicative fees. The Adviser will waive its fee attributable to the assets of the investing fund invested in a money market fund of the Trust; and, to the extent required by the laws of any state in which shares of the Trust are sold, the Adviser will waive its fees attributable to the assets of the Fund invested in any investment company.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The custodian or its agent will hold the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 100% of the repurchase price. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral securities. The Adviser will enter into repurchase agreements on behalf of the Fund only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Repurchase agreements are considered by the SEC to be loans under the Investment Company Act of 1940.

REVERSE REPURCHASE AGREEMENTS -- The Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, the Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. The Fund will enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as liquid high grade debt securities, consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the SEC to be borrowings by a Fund under the Investment Company Act of 1940.

SECURITIES LENDING -- In order to generate additional income, the Fund may lend up to 33% of the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. government or its agencies, shares of an investment trust or mutual fund or any combination of cash and such securities as collateral equal at all times to at least 100% of the market value plus accrued interest on the securities lent. The Fund will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral in U.S. government securities, shares of an investment trust or mutual fund, or other short-term, highly liquid investments. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will only be made to borrowers deemed by the Adviser to be of good standing under guidelines established by the Trust's Board of Trustees and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. The Fund will enter into loan arrangements only with counterparties which the Adviser has deemed to be creditworthy under guidelines established by the Board of Trustees. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

RESTRICTED SECURITIES -- The Fund may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under Federal securities law and is generally sold to institutional investors, such as the Fund, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Fund believes that Section 4(2) commercial paper and possibly certain other restricted securities that meet the criteria for liquidity established by the Trustees are quite liquid. The Fund intends, therefore, to treat the restricted securities that meet the criteria for liquidity established by the Trustees, including Section 4(2) commercial paper, as determined by the Adviser, as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because
Section 4(2) commercial paper is liquid, the Fund will not subject such paper to the limitation applicable to restricted securities.

PROSPECTUS                             18

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under an SEC staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a nonexclusive safe-harbor for certain secondary market transactions involving securities subject to restrictions on resale under Federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule is expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees have directed the Adviser to consider the following criteria in determining the liquidity of certain restricted securities:

- the frequency of trades and quotes for the security;

- the number of dealers willing to purchase or sell the security and the number of other potential buyers;

- dealer undertakings to make a market in the security; and

- the nature of the security and the nature of the marketplace trades.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security; therefore, the Fund will not invest more than 15% of its net assets in such instruments and other illiquid securities. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing rates. The Fund will not invest more than 5% of its total assets in variable rate master demand notes.

There is no limit on the extent to which the Fund may purchase variable and floating rate instruments that are not illiquid. The Fund will purchase variable and floating rate instruments to facilitate portfolio liquidity or to permit the investment of the Fund's assets at a favorable rate of return.

SECURITIES PURCHASED ON A WHEN-ISSUED BASIS AND FORWARD COMMITMENTS -- The Fund may purchase securities on a when-issued basis when deemed by the Adviser to present attractive investment opportunities. When-issued securities are purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When the Adviser purchases a when-issued security, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment. The Fund generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of the Fund's total assets, and a commitment will not exceed 90 days. The Fund will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes.

In a forward commitment transaction, the Fund contracts to purchase securities for a fixed price at a future date beyond customary settlement time. The Fund is required to hold and maintain in a segregated account until the settlement date, cash, U.S. government securities or liquid high-grade debt obligations in an amount sufficient to meet the purchase price. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although the Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the Adviser deems it appropriate to do so.

OPTIONS -- The Fund may purchase and write (i.e., sell) call options and put options on securities and indices, which options are traded on national securities exchanges. A call option gives the purchaser the right to buy, and obligates the writer of the option to sell, the underlying security at the agreed upon exercise (or "strike") price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying security at the strike price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract. Option contracts may be written with terms that would permit the holder of the option to purchase or sell the underlying security only upon the expiration date of the option. The initial purchase
(sale) of an option contract is an "opening transaction." In order to close out an option position, the Fund may enter into a "closing transaction," the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

The Fund may purchase put and call options in hedging transactions to protect against a decline in the market value of the securities in the Fund (e.g., by the purchase of a put option) and to protect against an increase in the cost of fixed-income securities that the Fund may seek to purchase in the future (e.g., by the purchase of a call option). In the event that paying premiums for put and call options, together with price movements in the underlying securities, are such that exercise of the options would not be profitable for the Fund, losses of the premiums paid may be offset by an increase in the value of the Fund's securities (in the case of a purchase of put options) or by a decrease in the cost of acquisition of securities by the Fund (in the case of a purchase of call options).

                                       19                             PROSPECTUS

The Fund also may write secured put and covered call options as a means of increasing the yield on the Fund and as a means of providing limited protection against decreases in market value of the Fund.

There  are risks associated with  options transactions, including the following:
(i) the success of a hedging strategy may depend on the ability of the Adviser to predict movements in the prices of the individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by the Fund and the prices of options; (iii) there may not be a liquid secondary market for options; and (iv) while the Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security. It is expected that the Fund will only engage in option transactions with respect to permitted investments and related indices.

Generally, the policy of the Fund, in order to avoid the exercise of an option sold by it, will be to cancel its obligation under the option by entering into a closing purchase transaction, if available, unless selling (in the case of a call option) or purchasing (in the case of a put option) the underlying securities is determined to be in the Fund's interest. A closing purchase transaction consists of the Fund purchasing an option having the same terms as the option sold by the Fund, and has the effect of canceling the Fund's position as a seller. The premium which the Fund will pay in executing a closing purchase transaction may be higher (or lower) than the premium received when the option was sold, depending in large part upon the relative price of the underlying security at the time of each transaction. To the extent options sold by the Fund are exercised and the Fund either delivers securities to the holder of a call option or liquidates securities as a source of funds to purchase securities put to the Fund, the Fund's turnover rate will increase, which would cause the Fund to incur additional brokerage expenses.

During the option period, the Fund, as a covered call writer, gives up the potential appreciation above the exercise price should the underlying security rise in value, and the Fund, as a covered put writer, retains the risk of loss should the underlying security decline in value. For the covered call writer, substantial appreciation in the value of the underlying security would result in the security being "called away" at the strike price of the option which may be substantially below the fair market value of such security. For the covered put writer, substantial depreciation in the value of the underlying security would result in the security being "put to" the writer at the strike price of the option which may be substantially in excess of the fair market value of such security. If a covered call option or a covered put option expires unexercised, the writer realizes a gain, and the buyer a loss, in the amount of the premium.

The SEC requires that obligations of investment companies such as the Fund, in connection with option sale positions, must comply with certain segregation or coverage requirements, which are more fully described in the Statement of Additional Information.

The Fund will only write covered call options on its securities and will limit such activities to provide that the aggregate market value of such options and the Fund's obligations under such written puts does not exceed 25% of the Fund's net assets as of the time such options are entered into by the Fund.

FUTURE CONTRACTS AND RELATED OPTIONS -- The Fund may enter into futures contracts, options on futures contracts, index futures and options thereon that are traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC") if, to the extent that such futures and options are not for "bona fide hedging purposes" (as defined by the CFTC), the aggregate initial margin and premiums on such positions (excluding the amount by which options are in the money) do not exceed 5% of the Fund's total assets at current value. The Fund, however, may invest more than such amount for bona fide hedging purposes, and also may invest more than such amount if it obtains authority to do so from the appropriate regulatory agencies without rendering the Fund a commodity pool operator or adversely affecting its status as an investment company for Federal securities law or income tax purposes. However, the Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's total assets.

The Fund may buy and sell futures contracts and related options to manage its exposure to changing interest rates and security prices. Some futures strategies, including selling futures, buying puts and writing calls, may reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio. The Fund expects to enter into these transactions to "lock in" a return or spread on a particular investment or portion of its assets, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or for other risk management strategies.

Options and futures can be volatile instruments, and involve certain risks. If the Adviser applies a hedge at an inappropriate time or judges interest rates incorrectly, options and futures strategies may lower the Fund's return. The Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other instruments, or if it could not close out its positions because of an illiquid secondary market.

Typically, investment in these contracts requires the Fund to deposit with the applicable exchange or other specified financial intermediary as a good faith deposit for its obligations, known as "initial margin," an amount of cash or specified debt securities which initially is 1%-15% of the face amount of the contract and that thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Thereafter, the Fund must make additional deposits equal to any net losses due to unfavorable price movements of the contract and will be credited with an amount equal

PROSPECTUS                             20
to any net gains due to favorable price movements. These additional deposits or credits are calculated and required daily and are known as "variation margin."

The SEC requires that when an investment company such as the Fund effects transactions of the foregoing nature, it must either segregate cash or high quality, readily marketable portfolio securities with its custodian in the amount of its obligations under the foregoing transactions or must cover such obligations by maintaining positions in portfolio securities, futures contracts or options that would serve to satisfy or offset the risk of such obligations. When effecting transactions of the foregoing nature, the Fund will comply with such segregation or cover requirements. No limitation exists on the amount of the Fund's assets that may be used to comply with such segregation or cover requirements.

The Fund also may engage in straddles and spreads with respect to 5% of its total assets. In a straddle transaction, the Fund either buys a call and a put or sells a call and a put on the same security. In a spread, the Fund purchases and sells a call or a put. The Fund will sell a straddle when the Adviser believes the price of a security will be stable. The Fund will receive a premium on the sale of the put and the call. A spread permits the Fund to make a hedged investment that the price of a security will increase or decline.

SECURITIES OF FOREIGN ISSUERS -- The Fund may invest in securities of foreign issuers to achieve income or capital appreciation. Foreign investments involve risks that are different from investments in securities of U.S. issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign issuers. Foreign branches of foreign banks are not regulated by U.S. banking authorities and generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. banks. The Fund may invest in commercial paper of foreign issuers and obligations of foreign branches of U.S. banks, U.S. and London branches of foreign banks, and supranational entities which are established through the joint participation of several governments (e.g., the Asian Development Bank and the Inter-American Development Bank). Securities of foreign issuers may include sponsored and unsponsored ADRs, which are securities typically issued by a U.S. financial institution that evidence ownership interests in a pool of securities issued by a foreign issuer. There may be less information available on the foreign issuers of unsponsored ADRs than on the issuers of sponsored ADRs. ADRs include American Depository Shares and New York Shares.

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of commercial paper ratings have been published by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Fitch's Investors Service ("Fitch"), Duff and Phelps ("Duff") and IBCA Limited ("IBCA"), respectively.

Commercial paper rated A by S&P is regarded by S&P as having the greatest capacity for timely payment. Issues rated A are further refined by use of the numbers 1+, 1, and 2 to indicate the relative degree of safety. Issues rated A-1+ are those with an "overwhelming degree" of credit protection. Those rated A-1 reflect a "very strong" degree of safety regarding timely payment. Those rated A-2 reflect a high degree of safety regarding timely payment but not as high as A-1.

Commercial paper issues rated Prime-1 and Prime-2 by Moody's are judged by Moody's to be of the "highest" quality and "higher" quality, respectively, on the basis of relative repayment capacity.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated Duff-2 is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

SHORT-TERM DEBT RATINGS

Thomson BankWatch, Inc. ("TBW") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries.

BankWatch(TM) Ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

                                       21                             PROSPECTUS

The TBW Short-Term Ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned.

The TBW Short-Term Ratings apply only to unsecured instruments that have a maturity of one year or less.

The TBW Short-Term Ratings specifically assess the likelihood of an untimely payment of principal or interest.

TBW-1 The highest category; indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

TBW-2 The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

TBW-3  The  lowest  investment  grade   category;  indicates  that  while   more
       susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

TBW-4 The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

DESCRIPTION OF CORPORATE BOND RATINGS

The following descriptions of S&P's and Moody's corporate bond ratings have been published by S&P and Moody's, respectively.

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree. Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Bonds that are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

PERFORMANCE

From time to time, the Fund may advertise yield, total return and/or distribution rate. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period is generated over a one-year period and is shown as a percentage of the investment.

Total return is the change in value of an investment in the Fund over a given period, assuming reinvestment of any dividends and capital gains. A cumulative total return reflects an actual rate of return over a stated period of time. An average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same cumulative total return if performance had been constant over the entire period. Average annual total returns smooth out variations in performance; they are not the same as actual year-by-year results.

The distribution rate is computed by dividing the total amount of the dividends per share paid out during the past period by the maximum offering price or month-end net asset value depending on the class of the Fund. This figure is then "annualized" (multiplied by 365 days and divided by the applicable number of days in the period). Funds with a front-end sales charge would incorporate the offering price into the distribution yield in place of month-end net asset value.

Distribution rate is a measure of the level of income paid out in cash to Shareholders over a specified period. It differs from yield and total return and is not intended to be a complete measure of performance. Furthermore, the distribution rate may include return of principal and/or capital gains. Total return is the change in value of a hypothetical investment over a given period assuming reinvestment of dividends and capital gain distributions. The yield refers to the cumulative 30-day rolling net investment income, divided by maximum offering price and multiplied by average shares outstanding during this period. See the Statement of Additional Information.

The Trust will include information on all classes of the Fund in any advertisement or information containing performance data for the Fund. The performance of Fiduciary Class shares may be higher than for Class A shares and Class B shares because Fiduciary Class shares are not subject to sales charges and distribution expenses.

The performance of each class of the Fund may from time to time be compared to that of other mutual funds tracked by mutual fund rating services, to that of broad groups of comparable mutual funds or to that of unmanaged indices that may assume investment of dividends but do not reflect deductions

PROSPECTUS                             22
for administrative and management costs. In addition, the performance of each class of the Fund may be compared to other funds or to relevant indices that may calculate total return without reflecting sales charges; in which case, the Fund may advertise its total return in the same manner. If reflected, sales charges would reduce these total return calculations.

TAXES

The following summary of Federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to the tax consequences of investing in the Fund.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for Federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify as a "regulated investment company" for Federal income tax purposes and to meet all other requirements that are necessary for it to be relieved of Federal taxes on that part of its net investment income and net capital gains (the excess of net long-term capital gain over net short-term capital loss) that is distributed to Shareholders.

TAX STATUS OF DISTRUBUTIONS

The Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to Shareholders of each class of shares of the Fund on at least an annual basis. Generally, dividends from net investment income will be taxable to Shareholders as ordinary income whether received in cash or in additional shares, and any net capital gains will be distributed at least annually and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares.

Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the Code ("qualified retirement plans") will not be taxable. The Federal tax treatment of qualified retirement plans, as well as distributions from such plans, is governed by specific provisions of the Code. If shares are held by a retirement plan that ceases to qualify for tax-exempt treatment under the Code or by an individual who has received such shares as a distribution from a retirement plan, the Fund's distributions will be taxable to such plan or individual as described in the preceding paragraph. Persons considering directing the investment of their qualified retirement plan account in the Fund and qualified retirement plan trusts considering purchasing such shares, should consult their tax advisers for a more complete explanation of the Federal tax consequences, and for an explanation of the state, local and (if applicable) foreign tax consequences of making such an investment.

The Fund will make annual reports to Shareholders of the Federal income tax status of all distributions.

Certain securities purchased by the Fund (such as STRIPS, CUBES, TRS, TIGRS  and
CATS), as defined in the "Description of Permitted Investments," are sold at original issue discount and thus do not make periodic cash interest payments. The Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by Shareholders on December 31 of that year, if paid by the Fund at any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for Federal excise tax.

Dividends received by a Shareholder that are derived from the Fund's investments in U.S. government obligations may not be entitled to the exemptions from state and local income taxes that would be available if the Shareholder had purchased U.S. government obligations directly. The Fund will inform Shareholders annually of the percentage of income and distributions derived from U.S. government obligations. Shareholders should consult their tax advisers regarding the state and local tax treatment of the dividends received from the Fund.

The Fund may be subject to foreign withholding taxes on income derived from obligations of foreign issuers . The Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such foreign taxes.

Sale, exchange, or redemption of Fund shares by a Shareholder will generally be a taxable event to such Shareholder.

                                       23                             PROSPECTUS

Investment Adviser and Sub-Administrator
Banc One Investment Advisors Corporation
774 Park Meadow Road
Columbus, OH 43271-0211

Distributor
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group-Registered Trademark- Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005

Independent Accountants
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215

TOG-F-061

                               PARAGON PORTFOLIO
                                4900 SEARS TOWER
                            CHICAGO, ILLINOIS 60606

    Paragon Portfolio (the "Trust") is an open-end, management investment company (a "mutual fund") seven portfolios of which (the "Funds") are offered pursuant to this Prospectus. Each of the Funds offers two classes of shares, Class A shares and Class B shares. Class B shares of Paragon Treasury Money Market Fund will be typically issued only upon an exchange of Class B shares of any of the other Funds.

    The Funds provide different investment alternatives. Their objectives are:

    PARAGON TREASURY MONEY MARKET FUND. Maximum current income to the extent consistent with preservation of capital and the maintenance of liquidity by investment in a diversified portfolio of U.S. Treasury money market instruments. AN INVESTMENT IN PARAGON TREASURY MONEY MARKET FUND IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT AND THERE CAN BE NO ASSURANCE THAT THE FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

    PARAGON SHORT-TERM GOVERNMENT FUND. A high level of current income consistent with stability of principal by investment in a diversified portfolio of securities of the U.S. Government, its agencies, authorities and instrumentalities.

    PARAGON  INTERMEDIATE-TERM  BOND  FUND.   A  high level  of  current income,
consistent with prudent investment risk, by investment in a diversified portfolio of investment grade fixed-income securities.

    PARAGON LOUISIANA TAX-FREE FUND. To provide Louisiana taxpayers with as high a level of current income exempt from Federal income tax and Louisiana income tax as is consistent with preservation of capital by investment in a diversified portfolio of investment grade Louisiana state and municipal securities.

    PARAGON VALUE GROWTH FUND. Long-term capital growth and growth of income while, as a secondary objective, providing a moderate level of current income by investment in a diversified portfolio of equity securities that have the potential for earnings growth.

    PARAGON  VALUE EQUITY  INCOME FUND.   Capital  growth and  current income by
investment  in  a   diversified  portfolio   of  equity   securities  with   low
price-earnings ratios.

    PARAGON GULF SOUTH GROWTH FUND. Long-term capital growth by investment in a non-diversified portfolio of equity securities of small capitalization, emerging growth and medium capitalization companies which are either headquartered in or whose primary market is in the southeastern region of the United States.
--------------------------------------------------------------------------------
ADDITIONAL INFORMATION

Account and Sales Information......................   (toll free) (800) 525-7907

    This Prospectus provides you with information about the Trust and each of the Funds that you should know before investing. It should be read and retained for future reference. If you would like more detailed information, the Statement of Additional Information dated March 30, 1995, as amended or supplemented from time to time, is available upon request without charge by calling the Goldman, Sachs & Co. telephone number listed above or by writing Goldman, Sachs & Co., 4900 Sears Tower, Chicago, Illinois 60606. The Statement of Additional Information, which is incorporated by reference into this Prospectus, has been filed with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

    SHARES OF THE TRUST ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, PREMIER BANK, N.A. OR ANY OTHER INSURED DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BANK, OR ANY OTHER GOVERNMENT AGENCY. SHARES OF THE TRUST INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MARCH 30, 1995.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
An Introduction to Paragon Portfolio.......................................................................          3
Shareholder and Fund Expenses..............................................................................          4
Financial Highlights.......................................................................................          6
Investment Objective and Policies of Paragon Treasury Money Market Fund....................................         13
Investment Objective and Policies of Paragon Short-Term Government Fund....................................         13
Investment Objective and Policies of Paragon Intermediate-Term Bond Fund...................................         13
Investment Objective and Policies of Paragon Louisiana Tax-Free Fund.......................................         14
Investment Objective and Policies of Paragon Value Growth Fund.............................................         16
Investment Objective and Policies of Paragon Value Equity Income Fund......................................         16
Investment Objective and Policies of Paragon Gulf South Growth Fund........................................         17
Permissible Investments for the Funds......................................................................         18
Investment Practices Common to the Funds...................................................................         21
Investment Restrictions....................................................................................         24
Portfolio Transactions.....................................................................................         25
The Advisers, Administrator and Distributor................................................................         25
Alternative Purchase Arrangements..........................................................................         28
Purchase of Shares.........................................................................................         29
Class B Distribution Plan..................................................................................         35
Retirement Plans...........................................................................................         36
Reports to Shareholders....................................................................................         36
Distributions and Taxes....................................................................................         36
Exchanges..................................................................................................         38
Redemption of Shares.......................................................................................         39
Net Asset Value............................................................................................         42
Performance and Yield Information..........................................................................         42
Organization and Shares of the Funds.......................................................................         44
Backup Withholding Instructions............................................................................         45
Appendix A.................................................................................................        A-1

                      AN INTRODUCTION TO PARAGON PORTFOLIO

    Paragon Portfolio (the "Trust") is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), consisting of separate portfolios. Each Fund offers two classes of shares, Class A shares and Class B shares. Class B shares of Paragon Treasury Money Market Fund will be typically issued only upon an exchange of Class B shares of any of the other Funds. Each Fund is a separate pool of assets and has a different investment objective which it pursues through separate investment policies, as described below. Premier Investment Advisors, L.L.C. ("Premier"), the successor to Premier Investment Advisors, Inc., serves as the investment adviser to Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund and as subadviser to Paragon Treasury Money Market Fund. Goldman Sachs Asset Management ("GSAM"), a separate operating division of Goldman, Sachs & Co. ("Goldman Sachs"), serves as the investment adviser to Paragon Treasury Money Market Fund and as the Trust's administrator. Premier and GSAM are sometimes each referred to as an "Adviser" or jointly as the "Advisers."

    Premier is an indirect subsidiary of one of Louisiana's largest bank holding companies. Goldman Sachs, which serves as the Trust's distributor and transfer agent (the "Transfer Agent"), is one of the largest international investment banking and brokerage firms in the United States.

    None of the Funds alone constitutes a complete investment program. There can be no assurance that the Funds will achieve their investment objectives.

                     SHAREHOLDER AND FUND EXPENSES (NOTE 1)

                                                     PARAGON TREASURY         PARAGON         PARAGON INTER-      PARAGON LOUISI-
                                                       MONEY MARKET       SHORT-TERM GOV-    MEDIATE-TERM BOND   ANA TAX-FREE FUND
                                                           FUND            ERNMENT FUND            FUND              (NOTE 4)
                                                    ------------------   -----------------   -----------------   -----------------
                                                    CLASS A   CLASS B+   CLASS A   CLASS B   CLASS A   CLASS B   CLASS A   CLASS B
                                                    -------   --------   -------   -------   -------   -------   -------   -------
SHAREHOLDER TRANSACTION EXPENSES
 (as a percentage of offering price)
  Maximum Sales Charge Imposed on Purchases (Note
   2).............................................    None       None       4.5%     None       4.5%     None       4.5%     None
  Sales Charge Imposed on Reinvested
   Distributions..................................    None       None      None      None      None      None      None      None
  Maximum Deferred Sales Charge (Note 2)..........    None        5.0%     None       5.0%     None       5.0%     None       5.0%
  Redemption Fee..................................    None       None      None      None      None      None      None      None
  Exchange Fee (Note 3)...........................  $    5    $     5    $    5    $    5    $    5    $    5    $    5    $    5
ANNUAL FUND OPERATING EXPENSES
 (as a percentage of average net assets after
 adjustments)
  Management Fees.................................     .20%       .20%      .50%      .50%      .50%      .50%      .40%      .40%
  Administration Fees.............................     .15        .15       .15       .15       .15       .15       .10       .10
  12b-1 Fees......................................    None        .75      None       .75      None       .75      None       .75
  Other Expenses..................................     .08        .08       .12       .12       .11       .11       .15       .15
                                                    -------   --------   -------   -------   -------   -------   -------   -------
Total Fund Operating Expenses.....................     .43%      1.18%      .77%     1.52%      .76%     1.51%      .65%     1.40%
                                                    -------   --------   -------   -------   -------   -------   -------   -------
                                                    -------   --------   -------   -------   -------   -------   -------   -------


                                                                          PARAGON VALUE       PARAGON GULF
                                                      PARAGON VALUE       EQUITY INCOME       SOUTH GROWTH
                                                       GROWTH FUND            FUND                FUND
                                                    -----------------   -----------------   -----------------
                                                    CLASS A   CLASS B   CLASS A   CLASS B   CLASS A   CLASS B
                                                    -------   -------   -------   -------   -------   -------
SHAREHOLDER TRANSACTION EXPENSES
 (as a percentage of offering price)
  Maximum Sales Charge Imposed on Purchases (Note
   2).............................................     4.5%     None       4.5%     None       4.5%     None
  Sales Charge Imposed on Reinvested
   Distributions..................................    None      None      None      None      None      None
  Maximum Deferred Sales Charge (Note 2)..........    None       5.0%     None       5.0%     None       5.0%
  Redemption Fee..................................    None      None      None      None      None      None
  Exchange Fee (Note 3)...........................  $    5    $    5    $    5    $    5    $    5    $    5
ANNUAL FUND OPERATING EXPENSES
 (as a percentage of average net assets after
 adjustments)
  Management Fees.................................     .65%      .65%      .65%      .65%      .65%      .65%
  Administration Fees.............................     .15       .15       .15       .15       .15       .15
  12b-1 Fees......................................    None       .75      None       .75      None       .75
  Other Expenses..................................     .16       .16       .13       .13       .20       .20
                                                    -------   -------   -------   -------   -------   -------
Total Fund Operating Expenses.....................     .96%     1.71%      .93%     1.68%     1.00%     1.75%
                                                    -------   -------   -------   -------   -------   -------
                                                    -------   -------   -------   -------   -------   -------

EXAMPLE OF FUND EXPENSES

    You would pay the following expenses on a hypothetical $1,000 investment, assuming a 5% annual return and redemption at the end of each time period:

                                                                              10
                                               1 YEAR   3 YEARS   5 YEARS    YEARS
                                               ------   -------   -------   -------
Paragon Treasury Money Market Fund
  Class A Shares.............................   $ 4       $14       $24      $ 54
  Class B Shares
  --Assuming complete redemption at end of
   period....................................   $62       $67       $75      $112
  --Assuming no redemption...................   $12       $37       $65      $112
Paragon Short-Term Government Fund
  Class A Shares.............................   $53       $68       $86      $136
  Class B Shares
  --Assuming complete redemption at end of
   period....................................   $65       $78       $93      $151
  --Assuming no redemption...................   $15       $48       $83      $151
Paragon Intermediate-Term Bond Fund
  Class A Shares.............................   $52       $68       $85      $135
  Class B Shares
  --Assuming complete redemption at end of
   period....................................   $65       $78       $92      $150
  --Assuming no redemption...................   $15       $48       $82      $150

                                               1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                               ------   -------   -------   --------
Paragon Louisiana Tax-Free Fund
  Class A Shares.............................   $51       $65      $ 80       $122
  Class B Shares
  --Assuming complete redemption at end of
   period....................................   $64       $74      $ 87       $138
  --Assuming no redemption...................   $14       $44      $ 77       $138
Paragon Value Growth Fund
  Class A Shares.............................   $54       $74      $ 96       $158
  Class B Shares
  --Assuming complete redemption at end of
   period....................................   $67       $84      $103       $172
  --Assuming no redemption...................   $17       $54      $ 93       $172
Paragon Value Equity Income Fund
  Class A Shares.............................   $54       $73      $ 94       $154
  Class B Shares
  --Assuming complete redemption at end of
   period....................................   $67       $83      $101       $169
  --Assuming no redemption...................   $17       $53      $ 91       $169
Paragon Gulf South Growth Fund
  Class A Shares.............................   $55       $75      $ 98       $162
  Class B Shares
  --Assuming complete redemption at end of
   period....................................   $68       $85      $105       $177
  --Assuming no redemption...................   $18       $55      $ 95       $177

----------------------------------
Notes:
(1) The purpose of the table provided above is to assist investors in understanding the various costs and expenses that a shareholder in the Funds will bear directly or indirectly. Except as described in Note (4), the costs and expenses included in the table and hypothetical example are based on actual fees and expenses of the Class A shares for the fiscal year ended November 30, 1994. The costs and expenses in the table and hypothetical example for the Class B shares are based on estimated fees and expenses of the Class B Shares assuming that such Shares were outstanding throughout the fiscal year ended November 30, 1994. Other expenses and total fund operating expenses actually incurred by Class B shares during the period from commencement of operations of the respective Class B shares to November 30, 1994 were as follows: Paragon Short-Term Government Fund -- 0.13% and 1.53%, respectively; Paragon Intermediate-Term Bond Fund -- 0.12% and 1.52%,
    respectively;  Paragon  Louisiana   Tax-Free  Fund  --   0.16%  and   1.41%,
    respectively; Paragon Value Growth Fund -- 0.16% and 1.71%, respectively; Paragon Value Equity Income Fund -- 0.12% and 1.67%, respectively; Paragon Value Equity Income Fund -- 0.12% and 1.67%, respectively; and Paragon Gulf South Growth Fund -- 0.20% and 1.75%, respectively. The costs and expenses included in the table and hypothetical example should not be considered as representative of past or future expenses. Actual expenses may be greater or less than those indicated. Moreover, while the example assumes a 5% annual return, the Fund's actual performance will vary and might result in actual return greater or less than 5%. See "The Adviser, Administrator and Distributor", "Purchase of Shares" and "Class B Distribution Plan."
(2) The Trust's transfer agent may impose a transaction fee of $7.50 for each wire purchase.
(3) In addition to free reinvestments of dividends and distributions in shares of the other Funds and free automatic exchanges pursuant to the Automatic Exchange Program, five free exchanges are permitted in each twelve month period without the imposition of any transaction fee; a fee of $5 is charged for each subsequent exchange during such period. See "Exchanges."
(4) During the fiscal year ended November 30, 1994, Premier voluntarily reduced its advisory fee to 0.40% of Paragon Louisiana Tax-Free Fund's average daily net assets and Goldman Sachs voluntary agreed to reduce its administration fee to 0.10% of Paragon Louisiana Tax-Free Fund's average daily net assets. During such fiscal year, the Paragon Louisiana Tax-Free Fund's total operating expenses attributable to the Class A Shares were 0.65% of its average daily net assets. The estimated total operating expenses attributable to the Class B Shares of the Paragon Louisiana Tax-Free Fund were 1.40% of its average daily net assets, assuming that such Class B Shares were outstanding throughout the fiscal year ended November 30, 1994. Had the reduction of fees for the fiscal year ended November 30, 1994 otherwise payable not been reflected in the above table, the advisory fees would be 0.50%, its administration fees would be 0.15%, and its total operating expenses attributable to the Class A Shares would be 0.80% of its average daily net assets. Without such fee reductions, the estimated total operating expenses attributable to the Class B Shares of the Paragon Louisiana Tax-Free Fund would be 1.55% of its average daily net assets, assuming that such Class B Shares were outstanding throughout the fiscal year ended November 30, 1994.
 + Investors wishing to purchase shares of Paragon Treasury Money Market Fund are generally required to purchase Class A shares. Class B shares of Paragon Treasury Money Market Fund will typically be issued only in exchange for Class B shares of any of the other Funds.
 * Class B shares convert to Class A shares seven years after purchase; therefore, Class A expenses are used in the hypothetical example after year seven.

    Investors should be aware that, due to distribution fees, a long-term holder of Class B shares of the Funds may pay over time more than the economic equivalent of the maximum front-end sales charge permitted under the rules of the National Association of Securities Dealers, Inc. ("NASD").

                               PARAGON PORTFOLIO
                              FINANCIAL HIGHLIGHTS

    The following per share data and ratios for a share of beneficial interest of each Fund outstanding throughout each period presented below have been audited by Price Waterhouse, independent accountants, as indicated in their report, incorporated by reference into the Additional Statement, from the Trust's annual report to shareholders for the fiscal year ended November 30, 1994 (the "Annual Report"). This information should be read in conjunction with the financial statements and related notes incorporated by reference and attached to the Additional Statement. The Annual Report also contains performance information and is available upon request and without charge by writing to the address on the cover of this Prospectus.

                               PARAGON PORTFOLIO
                           TREASURY MONEY MARKET FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                   INCOME FROM INVESTMENT OPERATIONS         DISTRIBUTIONS TO SHAREHOLDERS FROM:
                                                ----------------------------------------   ----------------------------------------
                                    NET ASSET                NET REALIZED       TOTAL                       NET           TOTAL
                                    VALUE AT       NET           GAIN        INCOME FROM      NET        REALIZED     DISTRIBUTIONS
                                    BEGINNING   INVESTMENT   ON INVESTMENT   INVESTMENT    INVESTMENT     GAIN ON          TO
                                    OF PERIOD     INCOME     TRANSACTIONS    OPERATIONS      INCOME     INVESTMENTS   SHAREHOLDERS
                                    ---------   ----------   -------------   -----------   ----------   -----------   -------------
FOR THE YEARS ENDED NOVEMBER 30,
----------------------------------
1994 Class A Shares...............    $1.00        $0.04        $--             $0.04        $(0.04)      $--            $(0.04)
1993 Class A Shares...............     1.00         0.03         --              0.03         (0.03)       --             (0.03)
1992 Class A Shares...............     1.00         0.04         --              0.04         (0.04)       --             (0.04)
1991 Class A Shares...............     1.00         0.06         --              0.06         (0.06)       --             (0.06)
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF OPERATIONS)
THROUGH NOVEMBER 30,
----------------------------------
1990 Class A Shares...............     1.00         0.07         --              0.07         (0.07)       --             (0.07)


                                                                           RATIO OF NET
                                    NET ASSET               RATIO OF NET    INVESTMENT    NET ASSETS
                                      VALUE                 EXPENSES TO     INCOME TO       AT END
                                     AT END       TOTAL     AVERAGE NET      AVERAGE      OF PERIOD
                                    OF PERIOD   RETURN (a)     ASSETS       NET ASSETS     (000'S)
                                    ---------   ---------   ------------   ------------   ----------
FOR THE YEARS ENDED NOVEMBER 30,
----------------------------------
1994 Class A Shares...............    $1.00       3.68%        0.43%          3.60%        $296,365
1993 Class A Shares...............     1.00       2.84         0.45           2.76          296,130
1992 Class A Shares...............     1.00       3.71         0.46           3.43          334,003
1991 Class A Shares...............     1.00       6.00         0.50           5.67          300,539
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF OPERATIONS)
THROUGH NOVEMBER 30,
----------------------------------
1990 Class A Shares...............     1.00       7.91(b)      0.46(b)        7.73(b)       236,504

----------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period.

(b) Annualized.

                               PARAGON PORTFOLIO
                           SHORT-TERM GOVERNMENT FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                    INCOME FROM INVESTMENT OPERATIONS
                                                 ---------------------------------------
                                                              NET REALIZED      TOTAL      DISTRIBUTIONS TO SHAREHOLDERS FROM:
                                                                   AND         INCOME     --------------------------------------
                                     NET ASSET                 UNREALIZED      (LOSS)                     NET          TOTAL
                                      VALUE AT       NET       GAIN (LOSS)      FROM         NET       REALIZED    DISTRIBUTIONS
                                     BEGINNING   INVESTMENT   ON INVESTMENT  INVESTMENT   INVESTMENT    GAIN ON         TO
                                     OF PERIOD     INCOME     TRANSACTIONS   OPERATIONS     INCOME    INVESTMENTS  SHAREHOLDERS
                                     ----------  -----------  -------------  -----------  ----------  -----------  -------------
FOR THE YEARS ENDED NOVEMBER 30,
------------------------------------
1994 Class A Shares.................   $10.34       $0.50        $ (0.49)      $ 0.01       $(0.50)     $--           $(0.50)
1994 Class B Shares (c).............     9.95        0.05          (0.10)       (0.05)       (0.05)      --            (0.05)
1993 Class A Shares.................    10.30        0.56           0.04         0.60        (0.56)      --            (0.56)
1992 Class A Shares.................    10.35        0.67          (0.03)        0.64        (0.67)      --            (0.69)
1991 Class A Shares.................    10.04        0.74           0.31         1.05        (0.74)      --            (0.74)
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF OPERATIONS)
THROUGH NOVEMBER 30,
------------------------------------
1990 Class A Shares.................    10.00        0.69           0.04         0.73        (0.69)      --            (0.69)


                                                                              RATIO OF NET
                                      NET ASSET                RATIO OF NET    INVESTMENT                NET ASSETS
                                        VALUE                  EXPENSES TO     INCOME TO     PORTFOLIO     AT END
                                       AT END       TOTAL      AVERAGE NET      AVERAGE      TURNOVER    OF PERIOD
                                      OF PERIOD   RETURN (a)      ASSETS       NET ASSETS      RATE       (000'S)
                                      ---------   ----------   ------------   ------------   ---------   ----------
FOR THE YEARS ENDED NOVEMBER 30,
------------------------------------
1994 Class A Shares.................    $9.85        0.12%        0.77%          4.89%           40%      $142,958
1994 Class B Shares (c).............     9.85       (0.39)        1.53(b)        4.92(b)         40             41
1993 Class A Shares.................    10.34        5.91         0.78           5.35            44        169,990
1992 Class A Shares.................    10.30        6.29         0.81           6.44            22        123,528
1991 Class A Shares.................    10.35       10.90         0.84           7.34            15         76,921
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF OPERATIONS)
THROUGH NOVEMBER 30,
------------------------------------
1990 Class A Shares.................    10.04        7.67         0.84(b)        7.60(b)         33         87,096

----------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.

(b) Annualized.

(c) Class B Share activity commenced on October 19, 1994.

                               PARAGON PORTFOLIO
                          INTERMEDIATE-TERM BOND FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                              INCOME FROM INVESTMENT OPERATIONS
                                         -------------------------------------------     DISTRIBUTIONS TO SHAREHOLDERS FROM:
                                                       NET REALIZED        TOTAL       ---------------------------------------
                             NET ASSET                AND UNREALIZED   INCOME (LOSS)                    NET          TOTAL
                             VALUE AT       NET        GAIN (LOSS)         FROM           NET        REALIZED     DISTRIBUTIONS
                             BEGINNING   INVESTMENT   ON INVESTMENT     INVESTMENT     INVESTMENT     GAIN ON          TO
                             OF PERIOD     INCOME      TRANSACTIONS     OPERATIONS       INCOME     INVESTMENTS   SHAREHOLDERS
                             ---------   ----------   --------------   -------------   ----------   -----------   ------------
FOR THE YEARS ENDED
 NOVEMBER 30,
---------------------------
1994 Class A Shares........   $10.84       $0.66          $(1.16)         $(0.50)        $(0.66)      $(0.14)        $(0.80)
1994 Class B Shares (c)....     9.74        0.10           (0.18)          (0.08)         (0.10)       --             (0.10)
1993 Class A Shares........    10.53        0.71            0.36            1.07          (0.70)       (0.06)         (0.76)
1992 Class A Shares........    10.41        0.76            0.12            0.88          (0.76)       --             (0.76)
1991 Class A Shares........     9.91        0.77            0.50            1.27          (0.77)       --             (0.77)
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF
OPERATIONS) THROUGH
NOVEMBER 30,
---------------------------
1990 Class A Shares........    10.00        0.71           (0.09)           0.62          (0.71)       --             (0.71)


                                                                     RATIO OF NET
                             NET ASSET                RATIO OF NET    INVESTMENT                NET ASSETS
                               VALUE                  EXPENSES TO     INCOME TO     PORTFOLIO     AT END
                              AT END       TOTAL      AVERAGE NET      AVERAGE      TURNOVER    OF PERIOD
                             OF PERIOD   RETURN (a)      ASSETS       NET ASSETS      RATE       (000'S)
                             ---------   ----------   ------------   ------------   ---------   ----------
FOR THE YEARS ENDED
 NOVEMBER 30,
---------------------------
1994 Class A Shares........   $ 9.54      (4.77)%       0.76%          6.56%           38%       $297,123
1994 Class B Shares (c)....     9.56      (0.76)        1.52(b)        6.38(b)         38             250
1993 Class A Shares........    10.84      10.32         0.74           6.46            38         341,535
1992 Class A Shares........    10.53       8.71         0.78           7.17            24         285,684
1991 Class A Shares........    10.41      13.34         0.78           7.69            15         221,916
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF
OPERATIONS) THROUGH
NOVEMBER 30,
---------------------------
1990 Class A Shares........     9.91       6.59         0.80(b)        7.91(b)         14         165,464

----------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B shares were taken into account.

(b) Annualized.

(c) Class B Share activity commenced on September 28, 1994.

                               PARAGON PORTFOLIO
                            LOUISIANA TAX-FREE FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                           INCOME FROM INVESTMENT OPERATIONS
                                       -----------------------------------------   DISTRIBUTIONS TO SHAREHOLDERS FROM:
                                                    NET REALIZED       TOTAL      -------------------------------------
                            NET ASSET              AND UNREALIZED  INCOME (LOSS)                  NET         TOTAL      NET ASSET
                            VALUE AT      NET       GAIN (LOSS)        FROM          NET       REALIZED    DISTRIBUTIONS   VALUE
                            BEGINNING  INVESTMENT  ON INVESTMENT    INVESTMENT    INVESTMENT    GAIN ON         TO        AT END
                            OF PERIOD    INCOME     TRANSACTIONS    OPERATIONS      INCOME    INVESTMENTS  SHAREHOLDERS  OF PERIOD
                            ---------  ----------  --------------  -------------  ----------  -----------  ------------  ---------
FOR THE YEARS ENDED
 NOVEMBER 30,
----------------------------------------------------------------------------------------------------------------------------------
1994 Class A Shares........  $10.96      $0.52         $(0.84)        $(0.32)       $(0.52)     $(0.11)       $(0.63)     $10.01
1994 Class B Shares (c)....   10.41       0.09          (0.40)         (0.31)        (0.09)      --            (0.09)      10.01
1993 Class A Shares........   10.59       0.55           0.45           1.00         (0.55)      (0.08)        (0.63)      10.96
1992 Class A Shares........   10.38       0.59           0.28           0.87         (0.59)      (0.07)        (0.66)      10.59
1991 Class A Shares........   10.15       0.60           0.23           0.83         (0.60)      --            (0.60)      10.38
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF
OPERATIONS) THROUGH
NOVEMBER 30,
---------------------------
1990 Class A Shares........   10.00       0.57           0.15           0.72         (0.57)      --            (0.57)      10.15

                                                                                              RATIOS ASSUMING NO
                                                                                                WAIVER OF FEES
                                                                                           ------------------------
                                                      RATIO OF NET                                     RATIO OF NET
                                        RATIO OF NET   INVESTMENT              NET ASSETS   RATIO OF    INVESTMENT
                                        EXPENSES TO    INCOME TO    PORTFOLIO    AT END     EXPENSES    INCOME TO
                              TOTAL     AVERAGE NET     AVERAGE     TURNOVER   OF PERIOD   TO AVERAGE    AVERAGE
                            RETURN (a)     ASSETS      NET ASSETS     RATE      (000'S)    NET ASSETS   NET ASSETS
                            ----------  ------------  ------------  ---------  ----------  ----------  ------------
FOR THE YEARS ENDED
 NOVEMBER 30,
---------------------------
1994 Class A Shares........  (2.97)%      0.65%         4.97%          24%      $ 196,820   0.80%        4.82%
1994 Class B Shares (c)....  (2.94)       1.41(b)       4.45(b)        24             204   1.56(b)      4.30(b)
1993 Class A Shares........   9.65        0.62          5.07           25         196,534   0.78         4.91
1992 Class A Shares........   8.64        0.58          5.70           32         135,692   0.83         5.45
1991 Class A Shares........   8.45        0.61          5.86           35          88,503   0.86         5.61
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF
OPERATIONS) THROUGH
NOVEMBER 30,
---------------------------
1990 Class A Shares........   7.48        0.64(b)       6.20(b)         5          59,375   0.86(b)      5.98(b)

----------------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.

(b) Annualized.

(c) Class B Share activity commenced on September 16, 1994.

                               PARAGON PORTFOLIO
                               VALUE GROWTH FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                            INCOME FROM INVESTMENT OPERATIONS
                                        -----------------------------------------   DISTRIBUTIONS TO SHAREHOLDERS FROM:
                                                     NET REALIZED       TOTAL      -------------------------------------
                             NET ASSET              AND UNREALIZED  INCOME (LOSS)                  NET         TOTAL      NET ASSET
                             VALUE AT      NET       GAIN (LOSS)        FROM          NET       REALIZED    DISTRIBUTIONS   VALUE
                             BEGINNING  INVESTMENT  ON INVESTMENT    INVESTMENT    INVESTMENT    GAIN ON         TO        AT END
                             OF PERIOD    INCOME     TRANSACTIONS    OPERATIONS      INCOME    INVESTMENTS  SHAREHOLDERS  OF PERIOD
                             ---------  ----------  --------------  -------------  ----------  -----------  ------------  ---------
FOR THE YEARS ENDED
 NOVEMBER 30,
----------------------------
1994 Class A Shares.........  $15.29      $0.20         $(0.86)        $(0.66)       $(0.21)     $(0.69)       $(0.90)     $13.73
1994 Class B Shares (d).....   14.98       0.03          (1.28)         (1.25)        (0.03)      --            (0.03)      13.70
1993 Class A Shares.........   14.38       0.17           1.25           1.42         (0.18)      (0.33)        (0.51)      15.29
1992 Class A Shares.........   11.90       0.17           2.68           2.85         (0.15)      (0.22)        (0.37)      14.38
1991 Class A Shares.........    9.75       0.19           2.19           2.38         (0.21)      (0.02)        (0.23)      11.90
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF
OPERATIONS) THROUGH NOVEMBER
30,
----------------------------
1990 Class A Shares.........   10.00       0.24          (0.28)         (0.04)        (0.21)       0.00         (0.21)       9.75


                                                          RATIO OF NET
                                           RATIO OF NET    INVESTMENT                NET ASSETS
                                           EXPENSES TO     INCOME TO     PORTFOLIO     AT END
                                TOTAL      AVERAGE NET      AVERAGE      TURNOVER    OF PERIOD
                              RETURN (a)      ASSETS       NET ASSETS      RATE       (000'S)
                              ----------   ------------   ------------   ---------   ----------
FOR THE YEARS ENDED
 NOVEMBER 30,
----------------------------
1994 Class A Shares.........   (4.32)%        0.96%          1.34%          53%       $173,198
1994 Class B Shares (d).....   (8.31)         1.71(b)        0.76(b)        53             412
1993 Class A Shares.........   10.13          0.96           1.21           66         171,141
1992 Class A Shares.........   24.27          0.97           1.25           43         133,614
1991 Class A Shares.........   24.97          0.95(c)        1.73(c)        54          93,400
FOR THE PERIOD DECEMBER 29,
1989 (COMMENCEMENT OF
OPERATIONS) THROUGH NOVEMBER
30,
----------------------------
1990 Class A Shares.........   (0.40)         1.03(b)        2.68(b)        53          45,937

----------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.

(b) Annualized.

(c) Had the Administrator not voluntarily waived a portion of the administration fee, the expense ratio and the ratio of net investment income to average net assets for the year ended November 30, 1991 would have been 1.02% and 1.66% for Class A Shares.

(d) Class B Share activity commenced on September 9, 1994.

                               PARAGON PORTFOLIO
                            VALUE EQUITY INCOME FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                               INCOME FROM INVESTMENT OPERATIONS
                                          -------------------------------------------     DISTRIBUTIONS TO SHAREHOLDERS FROM:
                                                        NET REALIZED        TOTAL       ---------------------------------------
                              NET ASSET                AND UNREALIZED   INCOME (LOSS)                    NET          TOTAL
                              VALUE AT       NET        GAIN (LOSS)         FROM           NET        REALIZED     DISTRIBUTIONS
                              BEGINNING   INVESTMENT   ON INVESTMENT     INVESTMENT     INVESTMENT     GAIN ON          TO
                              OF PERIOD     INCOME      TRANSACTIONS     OPERATIONS       INCOME     INVESTMENTS   SHAREHOLDERS
                              ---------   ----------   --------------   -------------   ----------   -----------   ------------
FOR THE YEARS ENDED
 NOVEMBER 30,
----------------------------
1994 Class A Shares.........   $12.74       $0.30          $(0.54)         $(0.24)        $(0.34)      $(0.61)        $(0.95)
1994 Class B Shares (d).....    12.01        0.04           (0.45)          (0.41)         (0.04)       --             (0.04)
1993 Class A Shares.........    12.20        0.28            0.93            1.21          (0.28)       (0.39)         (0.67)
1992 Class A Shares.........    10.42        0.27            1.76            2.03          (0.25)       --             (0.25)
1991 Class A Shares.........     9.00        0.29            1.45            1.74          (0.32)       --             (0.32)
FOR THE PERIOD DECEMBER 28,
1994 (COMMENCEMENT OF
OPERATIONS) THROUGH NOVEMBER
30,
----------------------------
1990 Class A Shares.........    10.00        0.31           (1.04)          (0.73)         (0.27)       --             (0.27)


                                                                      RATIO OF NET
                              NET ASSET                RATIO OF NET    INVESTMENT                NET ASSETS
                                VALUE                  EXPENSES TO     INCOME TO     PORTFOLIO     AT END
                               AT END       TOTAL      AVERAGE NET      AVERAGE      TURNOVER    OF PERIOD
                              OF PERIOD   RETURN (a)      ASSETS       NET ASSETS      RATE       (000'S)
                              ---------   ----------   ------------   ------------   ---------   ----------
FOR THE YEARS ENDED
 NOVEMBER 30,
----------------------------
1994 Class A Shares.........   $11.55      (1.69)%        0.93%          2.50%          49%       $103,364
1994 Class B Shares (d).....    11.56      (3.40)         1.67(b)        1.71(b)        49              31
1993 Class A Shares.........    12.74      10.24          0.93           2.30           51         102,799
1992 Class A Shares.........    12.20      19.65          0.98           2.38           36          83,136
1991 Class A Shares.........    10.42      20.03          0.95(c)        3.53(c)        50          59,854
FOR THE PERIOD DECEMBER 28,
1994 (COMMENCEMENT OF
OPERATIONS) THROUGH NOVEMBER
30,
----------------------------
1990 Class A Shares.........     9.00      (7.40)         0.99(b)        3.62(b)        56          72,783

----------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.

(b) Annualized.

(c) Had the Administrator not voluntarily waived a portion of the administration fee, the expense ratio and the ratio of net investment income to average net assets for the year ended November 30, 1991 would have been 1.01% and 3.47% for Class A Shares.

(d) Class B Share activity commenced on October 3, 1994.

                               PARAGON PORTFOLIO
                             GULF SOUTH GROWTH FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                               INCOME FROM INVESTMENT OPERATIONS
                                          -------------------------------------------     DISTRIBUTIONS TO SHAREHOLDERS FROM:
                                                        NET REALIZED        TOTAL       ---------------------------------------
                              NET ASSET                AND UNREALIZED   INCOME (LOSS)                    NET          TOTAL
                              VALUE AT       NET        GAIN (LOSS)         FROM           NET        REALIZED     DISTRIBUTIONS
                              BEGINNING   INVESTMENT   ON INVESTMENT     INVESTMENT     INVESTMENT     GAIN ON          TO
                              OF PERIOD     INCOME      TRANSACTIONS     OPERATIONS       INCOME     INVESTMENTS   SHAREHOLDERS
                              ---------   ----------   --------------   -------------   ----------   -----------   ------------
FOR THE YEARS ENDED
 NOVEMBER 30,
----------------------------
1994 Class A Shares.........   $15.88       $(0.06)        $(0.99)         $(1.05)        $--          $(0.13)        $(0.13)
1994 Class B Shares (c).....    16.10        (0.01)         (1.43)          (1.44)         --           --            --
1993 Class A Shares.........    14.89        (0.03)          1.38            1.35          (0.01)       (0.35)         (0.36)
1992 Class A Shares.........    11.59         0.02           3.29            3.31          (0.01)       --             (0.01)
FOR THE PERIOD JULY 1,
1991 (COMMENCEMENT OF
OPERATIONS) THROUGH NOVEMBER
30,
----------------------------
1991 Class A Shares.........    10.00         0.02           1.59            1.61          (0.02)       --             (0.02)


                                                                      RATIO OF NET
                                                                       INVESTMENT
                              NET ASSET                RATIO OF NET      INCOME                  NET ASSETS
                                VALUE                  EXPENSES TO       (LOSS)      PORTFOLIO     AT END
                               AT END       TOTAL      AVERAGE NET     TO AVERAGE    TURNOVER    OF PERIOD
                              OF PERIOD   RETURN (a)      ASSETS       NET ASSETS      RATE       (000'S)
                              ---------   ----------   ------------   ------------   ---------   ----------
FOR THE YEARS ENDED
 NOVEMBER 30,
----------------------------
1994 Class A Shares.........   $14.70      (6.66)%       1.00%         (0.38)%          51%       $77,540
1994 Class B Shares (c).....    14.66      (9.08)        1.75(b)       (0.90)(b)        51            231
1993 Class A Shares.........    15.88       9.10         1.01          (0.21)           59         74,982
1992 Class A Shares.........    14.89      28.59         1.00           0.15            42         55,719
FOR THE PERIOD JULY 1,
1991 (COMMENCEMENT OF
OPERATIONS) THROUGH NOVEMBER
30,
----------------------------
1991 Class A Shares.........    11.59      16.12         1.05(b)        0.31(b)         12         34,546

----------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B shares were taken into account.

(b) Annualized.

(c) Class B Share activity commenced on September 12, 1994.

    INVESTMENT OBJECTIVE AND POLICIES OF PARAGON TREASURY MONEY MARKET FUND

    The investment objective of Paragon Treasury Money Market Fund is to maximize current income to the extent consistent with preservation of capital and the maintenance of liquidity. The Fund pursues its objective by limiting its investments to securities issued or guaranteed by the U.S. Treasury and repurchase agreements relating to such securities. The Fund is diversified under the Investment Company Act.

    The Fund offers investors a convenient way to enjoy money market returns and professional management while seeking the safety and stability of their principal. The Fund provides a high degree of safety because its securities, excluding repurchase agreements, are issued or guaranteed by the U.S. Treasury. As a matter of fundamental policy, at least 65% of the Fund's total assets will consist of securities issued by the U.S. Treasury and repurchase agreements relating to such securities.

    The Fund seeks to maintain a stable net asset value of $1.00 per share. There is no assurance that the Fund will be able to achieve this objective. However, to facilitate this goal, the Fund's portfolio securities are valued by the amortized cost method as permitted by a rule of the Securities and Exchange Commission. The rule requires that all portfolio securities have at the time of purchase a maximum remaining maturity of thirteen months and that they meet certain quality standards. The Fund must also maintain a dollar-weighted average portfolio maturity of not more than 90 days.

    INVESTMENT OBJECTIVE AND POLICIES OF PARAGON SHORT-TERM GOVERNMENT FUND

    The investment objective of Paragon Short-Term Government Fund is to seek a high level of current income consistent with stability of principal by investing primarily in a diversified portfolio of securities of the U.S. Government, its agencies, authorities and instrumentalities. The Fund's portfolio will normally consist of securities with remaining maturities of six years or less. As a matter of fundamental policy, at least 65% of the Fund's total assets will consist of securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities and instrumentalities with a dollar-weighted average portfolio maturity of one to three years.

    As a matter of nonfundamental policy, under normal market conditions, at least 80% of the value of the Fund's total assets will be invested in securities that are issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities, including mortgage-related securities, ("U.S. Government Securities") and repurchase agreements relating to U.S. Government Securities. Although the Fund intends to invest all of its total assets in such securities, up to 20% of its total assets may be held in cash or invested in other investment grade fixed-income securities and cash equivalents.

    INVESTMENT OBJECTIVE AND POLICIES OF PARAGON INTERMEDIATE-TERM BOND FUND

    The investment objective of Paragon Intermediate-Term Bond Fund is to provide a high level of current income, consistent with prudent investment risk, by investment in a diversified portfolio of investment grade fixed-income securities.

    As a matter of fundamental policy, at least 65% of the Fund's total assets will consist of investment grade bonds and debentures with a dollar-weighted average portfolio maturity of three to ten years. Markets, securities and maturities selected will be those that offer the greatest potential for providing high current income without assuming undue risk. In making these selections, Premier considers yield curves, interest rate expectations, technical aspects of the market, and spread relationships among various sectors of the fixed-income securities markets. The proportion of the Fund's assets invested in securities with particular characteristics (such as maturity, type and coupon rate) may vary based on Premier's outlook for the economy, the financial market, and other factors.

    The Fund may invest its assets in: (i) U.S. Government Securities; (ii) U.S. dollar denominated debt securities issued by foreign governments and their political subdivisions and other foreign issuers; (iii) foreign and domestic corporate debt securities, some of which may involve equity features; (iv) asset-backed securities; and (v) obligations of banks or savings and loan associations.

    As a matter of nonfundamental policy, under normal market conditions, at least 80% of the value of the Fund's total assets will be invested in the fixed-income securities described above. For this purpose, the Fund will consider convertible debt securities to be fixed-income securities. The Fund intends to invest all of its assets in fixed-income securities.

    The Fund will invest only in investment grade debt securities, which are those rated Baa or higher by Moody's Investors Service Inc. ("Moody's") or BBB or higher by Standard & Poor's Ratings Group ("S&P") or, if unrated, determined by Premier to be of comparable quality. Securities rated Baa and BBB may have speculative elements as well as investment grade characteristics. In the event that the rating for any security held in the Fund's portfolio drops below the minimal acceptable rating, such change will be considered by Premier in evaluating the overall composition of the Fund's portfolio.

      INVESTMENT OBJECTIVE AND POLICIES OF PARAGON LOUISIANA TAX-FREE FUND

    The investment objective of Paragon Louisiana Tax-Free Fund is to seek as high a level of current income exempt from Federal income tax and Louisiana income tax as is consistent with preservation of capital. As a matter of fundamental policy at least 80% of the Fund's net assets will consist of investment grade municipal securities issued by or on behalf of the State of Louisiana and its political subdivisions, agencies and instrumentalities, the interest on which is exempt from both Federal income tax and Louisiana state income tax. The Fund is diversified under the Investment Company Act.

    It is anticipated that the Fund normally will invest in long-term municipal securities and that the dollar-weighted average maturity of the Fund's portfolio generally will vary between 5 and 15 years, although the Fund may invest in securities of any maturity. The municipal securities in which the Fund invests may carry fixed rates of return or have floating or variable rates. Although the Fund intends to invest all of its assets in the municipal securities described above, up to 20% of its assets may be held in cash or invested in municipal securities of other states, short-term taxable investments including repurchase agreements, U.S. Government Securities or other cash equivalents and Louisiana municipal securities such as "private activity" bonds the interest on which may be treated as a tax preference item under the Federal alternative minimum tax. A portion of the Fund's distributions may be subject to Federal and/or Louisiana state income tax.

    The Fund may invest its assets in: (i) general obligation bonds; (ii) revenue bonds, including industrial development revenue bonds; (iii) short-term municipal securities of all types, including tax anticipation notes, revenue anticipation notes and bond anticipation notes; and (iv) certificates of participation in a pool of municipal securities held by a bank or other financial institution, the interest from which is, in the opinion of counsel to the issuer, exempt from Federal and Louisiana income tax. As a matter of nonfundamental policy, at least 50% of the Fund's total assets will be invested in escrow secured bonds and bonds insured as to principal and interest.

    All bonds purchased by the Fund are investment grade, which are those rated at least Baa by Moody's or BBB by S&P, or short-term tax-exempt municipal securities rated at least MIG-3 (VMIG-3) by Moody's or SP-2 by S&P or, if unrated, securities of equivalent quality as determined by Premier. Securities rated Baa, BBB, MIG-3 (VMIG-3) and SP-2 may have speculative elements as well as investment grade characteristics. In the event that the rating for any security held in the Fund's portfolio drops below the minimal acceptable rating, such change will be considered by Premier in evaluating the overall composition of the Fund's portfolio.

    In order to enhance the liquidity, stability, or quality of a municipal security meeting the standards described above, the Fund may acquire the right to sell the security to another party at a guaranteed price and date. These rights may be referred to as puts, demand features, or standby commitments, depending on their characteristics, and may involve letters of credit issued by domestic or foreign banks supporting the other party's ability to purchase the security from the Fund. The right to sell may be exercisable on demand or at specified intervals, and may form part of a security or be acquired separately by the Fund. In considering whether a security meets the Fund's quality standards, the Fund will look to the creditworthiness of the partyproviding the Fund with the right to sell as well as the quality of the security itself.

    The Fund is more susceptible to factors adversely affecting issuers of Louisiana municipal securities than is a comparable municipal bond fund that is not concentrated in these issuers to this degree. Although it has recovered in recent years, Louisiana experienced severe financial difficulties in the late nineteen-eighties and continues to face the risks associated with a non-diversified economy. In particular, the significance of the oil and gas industry in Louisiana's economy has resulted in financial difficulties during unfavorable markets for oil and gas products and in financial benefits during favorable markets. Louisiana's general obligation bonds were rated as high as Aa by Moody's and AA by S&P, respectively, in 1984. The decline in oil prices affected the state through a loss of severance taxes and royalties, which together peaked at 26% of state governmental revenues in fiscal year 1982-1983 compared with 4.3% in fiscal year 1993-1994. Indirectly the decline in economic activity also affected the state's collection of various excise taxes. As a result, during the period from fiscal year 1987-1988 through fiscal year 1993-1994, Louisiana experienced operating budget deficits in three of the seven fiscal years, and its bonds were downgraded to Baa1/BBB+. After eliminating its deficit through the issuance of long-term bonds in 1988, the state has maintained positive ending General Fund balances through fiscal year 1993-1994. The State forecasts for fiscal year 1995-1996 indicate a potential revenue shortfall of $192 million in order to continue State operations in fiscal year 1995-1996 at current levels. The State's budget projections may also be impacted by certain matters relating to the Medicaid program. However, the State is presently negotiating with the U.S. Secretary of Health and Human Services for a waiver proposal providing for a phase-in of a managed care program which utilizes a capitated payment system. S&P upgraded the state's bond rating to A in 1990. If either Louisiana or any of its local governmental entities is unable to meet its financial obligations, the income derived by the Fund, the Fund's net asset value, the ability to preserve or realize appreciation of the Fund's capital or the Fund's liquidity could be adversely affected.

         INVESTMENT OBJECTIVE AND POLICIES OF PARAGON VALUE GROWTH FUND

    The investment objective of Paragon Value Growth Fund is to seek long-term capital growth and growth of income while, as a secondary objective, providing a moderate level of current income.

    The Fund pursues its objectives by investing primarily in a diversified portfolio of common stocks, preferred stocks, convertible securities, warrants and other equity securities of companies that show the potential for growth of earnings over time. Stock selection is guided by current valuation relative to a stock's historical valuation and relative to Premier's estimates of future growth of earnings and dividends. Over the long term, continued earnings growth tends to lead to both higher dividends and capital appreciation. The Fund expects to invest in securities currently paying a moderate level of income, although it may invest in non-income producing securities when Premier considers their potential for growth of capital or future income to be promising. The Fund diversifies its investments among different industries and companies and changes its portfolio securities for investment considerations and not for trading purposes.

    In selecting portfolio securities for the Fund, Premier analyzes its outlook for the economy and each economic sector over a 12 to 18 month period and the relative attractiveness of the various securities markets and individual market sectors. Premier then selects securities within these sectors and markets when it believes that a company's fundamental outlook as well as the company's ability to achieve earnings growth are not sufficiently reflected in the market values of the company's securities. Accordingly, the Fund may emphasize securities of companies that Premier believes are overlooked or undervalued by investors, which fact should contribute to an increase in the market value of the security over time. Portfolio securities are generally sold when there is a substantial reduction in Premier's forecast of the company's future earnings potential or when the price of a security appreciates to such an extent that it is believed to have realized Premier's appreciation goal. No effort is made by the Fund to time the market.

    The Fund will ordinarily invest at least 80% of the value of its total assets in securities with the characteristics described above. Although the Fund intends to invest all of its assets in such securities, up to 20% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents.

     INVESTMENT OBJECTIVE AND POLICIES OF PARAGON VALUE EQUITY INCOME FUND

    The investment objective of Paragon Value Equity Income Fund is to seek capital growth and current income. The Fund pursues its objective by investing primarily in a diversified portfolio of common stocks, preferred stocks, convertible securities, warrants and other equity securities of companies which are, in Premier's opinion, undervalued relative to their intrinsic value and to the stock market in general due to an overly pessimistic appraisal by the marketplace. A low price-earnings ratio is the dominant factor in the selection of investments for the Fund's portfolio. The Fund expects to maintain a dividend yield equal to or in excess of the composite yield on the securities comprising the Standard & Poor's Index of 500 Common Stocks.

    Premier uses a disciplined approach in its review and selection of portfolio securities for the Fund. To identify undervalued companies, Premier first screens a broad universe of securities by systematically evaluating such factors as historical earnings, dividend yield, market price relative to book value, earnings per share and financial strength. Premier then ranks such securities according to price-earnings ratios using 18-month earnings forecasts. Sophisticated computer technology is then used to identify those securities which present the optimal combination of return and risk. At least quarterly, the securities in the Fund's portfolio are compared to those securities identified by the computer at that time. If a security is believed to have reached a fully-valued position, it will, under most circumstances, be sold and replaced by securities which are deemed to be undervalued in the marketplace in accordance with the foregoing analysis. No effort is made by Premier to time the market.

    As a matter  of nonfundamental  policy the  Fund will  ordinarily invest  at least 80% of the value of its total assets in securities with the characteristics described above. Although the Fund intends to invest all of its assets in such securities, up to 20% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents.

      INVESTMENT OBJECTIVE AND POLICIES OF PARAGON GULF SOUTH GROWTH FUND

    The investment objective of Paragon Gulf South Growth Fund is to seek long-term capital growth. The Fund pursues its objective by investing primarily in a portfolio of common stocks, preferred stocks, convertible securities, warrants and other equity securities of small capitalization, emerging growth and medium capitalization growth companies, which are either headquartered in or whose primary market is in the southeastern region of the United States. In Premier's opinion, small to medium capitalization companies in general and those located in the southeast in particular will provide above average investment performance over the long term as they grow and become more recognized by the investment community. Dividend income, if any, is a consideration incidental to the Fund's objective of capital growth.

    Premier anticipates that the Fund's portfolio will normally consist of securities of approximately twenty to forty emerging growth companies from Virginia, North Carolina, South Carolina, Florida, Georgia, Tennessee, Alabama, Mississippi, Arkansas, Louisiana, Kentucky and Texas. In selecting portfolio securities for the Fund, Premier analyzes emerging growth companies whose securities have been analyzed by several regional brokerage firms. Stock selection is guided by a company's earnings forecasts over a one to two year period, as well as by its financial strength. In addition, on an ongoing basis, Premier reviews a stock's current valuation relative to (1) the entire stock market, (2) that of other companies in the same industry, and (3) its recent and expected earnings growth rate. It is ex-pected that companies selected would generally have market capitalizations ranging from $50,000,000 to $2,000,000,000, though the Fund may occasionally hold securities of companies whose market capitalizations are considerably larger if doing so contributes to the Fund's investment objective. Companies selected would also be expected to show earnings growth over time that is well above the growth rate of the overall economy and the rate of inflation.

    Because the Fund is non-diversified, its share price may be subject to greater fluctuations as a result of changes in an issuer's financial condition or the market's assessment of an individual issuer. In addition, investing in emerging growth companies involves greater risk than is customarily associated with investments in more established companies. Emerging growth companies often have limited product lines, markets, or financial resources, and they may be dependent on fewer management resources. The securities of emerging growth companies may have limited marketability and may be subject to more abrupt or erratic market movements than securities of larger, more established growth companies or the market averages in general. Shares of the Fund, therefore, are subject to greater fluctuation in value than shares of a growth fund which invests entirely in proven growth stocks. The Fund is intended for investors who can bear the risk of losing a portion or all of their investment.

    As a matter of non-fundamental policy, the Fund will ordinarily invest at least 75% of the value of its total assets in securities with the characteristics described above. Although the Fund intends to invest all of its assets in such securities, up to 25% of its total assets may be held in cash or invested in U.S. Government Securities, other investment grade fixed-income securities and cash equivalents, when Premier's assessment of the attractiveness of the entire stock market and individual market sectors changes.

                     PERMISSIBLE INVESTMENTS FOR THE FUNDS

CORPORATE DEBT SECURITIES

    Each Fund, except Paragon Treasury Money Market Fund and Paragon Louisiana Tax-Free Fund, may invest in certain types of corporate debt securities. Corporate debt securities of both domestic and foreign issuers (denominated in U.S. dollars) in which the Funds may invest include all types of long- or short-term debt obligations, such as bonds, debentures, notes, and commercial paper (including obligations secured by such instruments) and, in the case of Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund, preferred and preference stock.

    Corporate debt securities may bear fixed, fixed and contingent, or variable rates of interest and may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer; participations based on revenues, sales or profits; or the purchase of common stock in a unit transaction (where corporate debt securities and common stock are offered as a unit).

U.S. GOVERNMENT SECURITIES

    Each Fund may invest in U.S. Government Securities in varying degrees. U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies, authorities or instrumentalities. Some U.S. Government Securities, such as Treasury bills, notes and bonds and Government National Mortgage Association certificates (see below) are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal Home Loan Mortgage Corporation are supported only by the credit of the particular agency or instrumentality; and still others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies or instrumentalities in the future. U.S. Government Securities may include certain government agency zero coupon bonds.

    A Fund may also invest in separately traded principal and interest components of securities guaranteed or issued by the U.S. Treasury if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS").

CUSTODIAL RECEIPTS

    Although they are not considered obligations of the U.S. Government for certain purposes, a Fund, other than the Paragon Treasury Money Market Fund, may acquire securities issued or guaranteed as to principal and interest by the U.S. Government in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds.

MORTGAGE-RELATED SECURITIES

    Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund and, to a limited extent, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund, may invest in mortgage-related securities. Mortgage pass-through securities are securities representing interests in "pools" of residential mortgage loans. Monthly payments of interest and principal by the individual borrowers on the mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities). The maturities of mortgage-related securities are variable and unknown when issued because their maturities depend on prepayment rates. Early repayment of principal on mortgage pass-through securities may expose a Fund to a lower rate of return upon reinvestment and, if such security was purchased at a premium, a loss of the value of the premium which may increase the volatility of such investments relative to similar rated debt securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. When interest rates rise the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as that of other fixed-income securities.

    Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by the Government National Mortgage Association ("GNMA")); or guaranteed by agencies or instrumentalities of the U.S. Government (in the case of securities guaranteed by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), which are supported only by the discretionary authority of the U.S. Government to purchase the agency's obligations). Mortgage pass-through securities created by non-governmental issuers may be supported by various forms of insurance or guarantees which may be issued by governmental or private entities.

    Collateralized Mortgage Obligations ("CMOs") are hybrid instruments with characteristics of both mortgage-backed bonds and mortgage pass-through securities. As with a bond, interest and pre-paid principal on a CMO are paid, in most cases, semi-annually. CMOs are usually collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA but may be collateralized by whole mortgage loans or private mortgage pass-through securities. Interests in CMOs are structured as classes of securities with different maturities. Under a common structure, monthly payments of principal, including prepayments, are first made to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal payments only after the first class has been retired.

    Real Estate Mortgage Investment Conduits ("REMICs") are CMO vehicles that qualify for special tax treatment under the Internal Revenue Code and invest in mortgages principally secured by interests in real property and other investments permitted by the Internal Revenue Code. No Fund that may purchase REMICs will invest more than 5% of its total assets in REMICs.

    Paragon Intermediate-Term Bond Fund may also invest in asset-backed securities, which represent participations in, or are secured by and payable from, pools of assets such as motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements and other categories of receivables. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present. Asset-backed securities present certain risks that are not presented by mortgage-related securities because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets.

    A Fund may invest in new types of mortgage-related securities and in other asset-backed securities that may be developed in the future to the extent consistent with its investment objective and policies and approved by the Trust's Board of Trustees.

RISKS ASSOCIATED WITH DERIVATIVE MORTGAGE-BACKED AND FLOATING RATE SECURITIES

    Derivative mortgage-backed securities are subject to different combinations of interest rate and/ or prepayment risks. In addition, particular derivative securities may be leveraged such that their exposure (I.E., price sensitivity) to interest rate and/or prepayment risks is magnified. A Fund may acquire derivative mortgage-backed securities and other derivative securities to the extent consistent with the Fund's investment objective and for various purposes, including adjusting the average duration or interest rate sensitivity of the Fund's portfolio or attempting to enhance the Fund's total return. The Investment Adviser manages the risks and benefits of derivative securities through prudent analysis, selection and monitoring of each Fund's investments in these securities.

    The risk of faster than anticipated prepayments generally has an adverse effect on interest-only securities (IOs), super floaters and premium priced mortgage-backed securities. The risk of slower than anticipated prepayments generally has an adverse effect on principal-only securities (POs), floating rate securities subject to interest rate caps, support tranches of CMOs and discount priced mortgage-backed securities.

    Other types of floating rate derivative securities present more complex types of interest rate risks. For example, range floaters are subject to the risk that the coupon will be reduced to below market rates if a designated interest rate floats outside of a specified interest rate band or collar. Dual index or yield curve floaters may decline in value in the event of an unfavorable change in the spread between two designated interest rates.

FOREIGN SECURITIES

    Paragon Intermediate-Term Bond Fund may invest in securities of foreign issuers denominated in U.S. dollars. Paragon Value Growth Fund and Paragon Value Equity Fund may invest in securities of foreign issuers in the form of American Depository Receipts ("ADRs"). ADRs are receipts issued by a U.S. bank or trust company which evidence ownership of underlying securities of foreign corporations. Investment in foreign securities may present a greater degree of risk than investment in domestic securities because of the possibility of less publicly-available financial and other information, more volatile and less liquid markets, less securities regulation, higher brokerage costs, imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions.

INTEREST RATE AND MARKET RISK FACTORS

    Since shares of a Fund represent an investment in securities with fluctuating market prices, the net asset value per share of each Fund, other than Paragon Treasury Money Market Fund, and the value of a shareholder's holdings will vary as the aggregate value of a Fund's portfolio securities increases or decreases. It is anticipated that shares of the Paragon Treasury Money Market Fund will be purchased and redeemed at the net asset value of $1.00 per share although there is no assurance that the $1.00 net asset value per share will remain constant. The dividends paid by each Fund will increase or decrease in relation to the income received from its investments and the expenses incurred by the Fund.

    The net asset value of Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund and Paragon Louisiana Tax-Free Fund generally will change as the general levels of interest rates fluctuate. During periods of falling interest rates, the market value of fixed-income securities generally rises, and conversely, during periods of rising interest rates, the market value of fixed-income securities generally declines. The magnitude of the fluctuation is generally greater for securities with longer maturities and durations. Market values of fixed-income securities are also affected by general economic conditions, business conditions affecting the issuer or the industry in which it competes, and changes by rating agencies in their ratings of a fixed-income security. The market value of different types of fixed-income securities varies in response to the foregoing factors affecting market values.

TEMPORARY DEFENSIVE INVESTMENTS

    When the relevant Adviser believes that investment for defensive purposes is appropriate, part or all of a Fund's assets may be temporarily invested in cash or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, notes, U.S. Government Securities, foreign government securities (if permitted) and repurchase agreements. Under such circumstance or in order to invest uninvested cash balances, the Funds may also invest in securities issued by other investment companies that invest primarily in high quality, short-term money market instruments and which determine their net asset value per share based on the amortized cost valuation and/or penny rounding pricing methods. The amount of a Fund's investments in securities of other investment companies will be subject to the limitations on such investments prescribed by the Investment Company Act. These limits include a prohibition on a Fund acquiring more than 3% of the voting shares of any other fund, and investing more than 5% of its assets in securities of any one fund or more than 10% of its assets in securities of all funds. A Fund will indirectly bear its proportionate shares of any management fees paid by investment companies in which it invests in addition to the advisory fee paid by the Fund.

                    INVESTMENT PRACTICES COMMON TO THE FUNDS

REPURCHASE AGREEMENTS

    Each Fund may enter into repurchase agreements with selected broker-dealers, banks or other financial institutions. A repurchase agreement is an agreement under which a Fund purchases securities and the seller agrees to repurchase the securities within a particular time at a specified price. Such price will exceed the original purchase price, the difference being income to the Fund, and will be unrelated to the interest rate on the purchased security. The Trust's custodian or subcustodian will maintain custody of the purchased securities for the duration of the agreement. At the time the Fund enters into a repurchase agreement the value of the purchased securities, including accrued interest, will be equal to or exceed the value of the repurchase agreement including accrued interest. For purposes of the Investment Company Act, a repurchase agreement is deemed to be a loan from the Fund to the seller. In the event of bankruptcy of the seller or failure of the seller to repurchase the securities as agreed, the Fund could suffer losses, including loss of interest on or principal of the security and costs associated with delay and enforcement of the repurchase agreement. In evaluating whether to enter into a repurchase agreement, the Adviser will carefully consider the creditworthiness of the seller pursuant to procedures reviewed and approved by the Trustees. In addition, Paragon Treasury Money Market Fund, together with other registered investment companies having advisory agreements with GSAM or its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

ZERO COUPON AND DEFERRED INTEREST BONDS

    Each Fund, except Paragon Treasury Money Market Fund and Paragon Louisiana Tax-Free Fund, may purchase zero coupon and deferred interest bonds. Zero coupon and deferred interest bonds are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds would accrue and compound over the period until maturity at a rate of interest reflecting market rate at the time of issuance. Zero coupon bonds do not require the periodic payment of interest. Deferred interest bonds provide for a period of delay before regular payment of interest begins. The value of such investments fluctuates more in response to interest rate changes and, accordingly, is subject to greater market volatility than the value of debt obligations which require regular cash payments of interest. If it holds zero coupon bonds or deferred interest bonds, in its portfolio, however, a Fund would recognize income currently in the amount of the unpaid, accrued interest and would be required in order to avoid Federal taxes on undistributed amounts to distribute such income to shareholders from cash from other sources, including the proceeds of sales of portfolio securities or the proceeds of Fund shares sold, even though funds representing such income would not have been received by the Fund. To the extent that a Fund is required to use the proceeds from the sale of portfolio securities or Fund shares to pay such distributions, it may forego the opportunity to invest such funds in additional income producing securities. This may ultimately result in a reduction in the income earned and distributed by the Fund.

FORWARD COMMITMENTS AND WHEN-ISSUED SECURITIES

    Each Fund may purchase when-issued securities, i.e. make contracts to purchase securities for a fixed price at a future date beyond customary settlement time. A Fund is required to hold and maintain in a segregated account until the settlement date of such purchases, cash or other liquid, high-grade debt obligations in an amount sufficient to meet the purchase price. Alternatively, the Fund may enter into offsetting contracts for the forward sale of other securities that it owns. The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Although a Fund would generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if the relevant Adviser deems it appropriate to do so.

OPTIONS ON SECURITIES

    WRITING COVERED OPTIONS. Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund may each write (sell) exchange traded covered call and put options on any securities in which it may invest. A call option written by a Fund obligates the Fund to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. All call options written by a Fund are covered, which means that the Fund will own the securities subject to the option for such period as the option is outstanding. The purpose of writing covered call options is for the Fund to realize greater income than would be realized on portfolio securities transactions alone. However, the Fund may forego the opportunity to profit from an increase in the market price of the underlying security.

    A put option written by a Fund would obligate the Fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. All put options written by a Fund would be covered, which means that the Fund would have deposited with its custodian cash or other liquid, high-grade debt securities with a value at least equal to the exercise price of the put option. The purpose of writing such options is to generate additional income for the Fund. However, in return for the option premium, the Fund accepts the risk that it will be required to purchase the underlying securities at a price in excess of the securities' market value at the time of purchase.

    A Fund may terminate its obligations under an exchange traded call or put option at any time prior to its exercise by purchasing an option identical to the one it has written. Such purchases are referred to as "closing purchase transactions."

    PURCHASING OPTIONS. Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund may each purchase put and call options on any securities in which it may invest. The Fund would also be able to enter into closing sale transactions in order to realize gains or minimize losses on options it had purchased.

    A Fund would normally purchase call options in anticipation of an increase in the market value of securities of the type in which it may invest. The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities at a specified price during the option period. The Fund would ordinarily realize a gain if, during the option period, the value of such securities exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Fund would realize a loss on the purchase of the call option.

    A Fund would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or in securities in which it may invest. The purchase of a put option would entitle the Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the Fund's portfolio securities. Put options may also be purchased by a Fund for the purpose of affirmative-ly benefiting from a decline in the price of securities which it does not own. A Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the Fund would realize a loss on the purchase of the put option. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

    RISKS ASSOCIATED WITH OPTIONS TRANSACTIONS. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option or at any particular time. If a Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if a Fund is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities.

    A Fund may purchase and sell only options which are traded on United States exchanges.

    The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The successful use of protective puts for hedging purposes depends in part on Premier's ability to predict future price fluctuations and the degree of correlation between the options and securities markets.

LENDING OF PORTFOLIO SECURITIES

    Each Fund may also seek to increase its income by lending portfolio securities provided that the value of the securities loaned would not exceed one-third of the value of the total assets of each Fund. Under present regulatory policies, such loans may be made to institutions, such as broker-dealers, and are required to be secured continuously by collateral in cash, cash equivalents, or U.S. Government Securities maintained on a current basis at an amount at least equal to the market value of the securities loaned. Cash collateral will be invested in short-term debt securities. A Fund may experience loss or delay in the recovery of its securities if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with such Fund.

RESTRICTED AND ILLIQUID SECURITIES

    Each Fund may purchase securities that are not registered ("restricted securities") under the Securities Act of 1933 ("1933 Act"), including securities offered and sold to "qualified institutional buyers" under Rule 144A under the 1933 Act. However, each Fund will not invest more than 15% (10% in the case of Paragon Treasury Money Market Fund) of its net assets (taken at market value) in illiquid investments, which includes certain repurchase agreements maturing in more than seven days, securities that are not readily marketable and restricted securities, unless the Board of Trustees determines, based upon a continuing review of the trading markets for the specific restricted security, that such restricted securities are liquid. The Board of Trustees may adopt guidelines and delegate to the Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will develop, the Board will carefully monitor each Fund's investments in these securities, focusing on such important factors, among others, as valuation, liquidity and availability of information. This investment practice could have the effect of increasing the level of illiquidity in a Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities.

    The purchase price and subsequent valuation of restricted securities normally reflect a discount from the price at which such securities trade when they are not restricted, since the restriction makes them less liquid. The amount of the discount from the prevailing market price is expected to vary depending upon the type of security, the character of the issuer, the party who will bear the expenses of registering the restricted securities and prevailing supply and demand conditions.

                            INVESTMENT RESTRICTIONS

    The Trust, on behalf of each Fund, has adopted certain fundamental investment restrictions which are enumerated in detail in the Statement of Additional Information and which may not be changed with respect to any Fund unless authorized by the holders of a majority of outstanding securities of that Fund. Among other restrictions, a Fund may not, with respect to 75% (50% in the case of Paragon Gulf South Growth Fund) of its total assets taken at market value, invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government Securities) or acquire more than 10% of any class of the outstanding voting securities of any one issuer. In addition, no Fund may invest more than 25% of its total assets in any one industry, except that for purposes of this limitation, the issuers of U.S. Government Securities and of certain municipal obligations are not considered to be part of any industry. In addition, each Fund may borrow money from banks only for temporary or emergency purposes in an aggregate amount not exceeding one-third of the value of its total assets, and a Fund may not pledge more than 15% of its total assets in connection with such borrowings. A Fund may not purchase securities while such borrowings exceed 5% of the value of the Fund's assets. Except for such enumerated restrictions and as otherwise indicated in this Prospectus, the investment objectives and policies of each Fund are not fundamental policies and accordingly may be changed by the Trust's Board of Trustees without obtaining the approval of the shareholders.

                             PORTFOLIO TRANSACTIONS

    The Advisers are responsible for selecting brokers and dealers to effect portfolio securities transactions and for negotiating brokerage commissions and dealers' charges. Fixed-income securities are generally traded in the over-the-counter market on a net basis with dealers acting as principal for their own accounts without a stated commission.

    The primary consideration in selecting broker-dealers to execute portfolio security transactions is the execution of such portfolio transactions at the most favorable prices. Subject to this requirement, securities may be bought from or sold to brokers who have furnished statistical, research and other information or services to the Advisers. Higher commissions may be paid to brokers that provide research services. Goldman Sachs and Premier Securities Corporation, an affiliate of Premier, may each act as a broker for the Trust in accordance with applicable rules of the Securities and Exchange Commission ("SEC") and the restrictions of the Glass-Steagall Act on the activities of broker-dealer subsidiaries of national banks. Pursuant to an SEC order, Paragon Treasury Money Market Fund may enter into principal transactions in certain taxable money market instruments, including repurchase agreements, with Goldman Sachs or its affiliate, Goldman Sachs Money Market, L.P.

PORTFOLIO TURNOVER

    Although none of the Funds invests for short-term profits, securities in a Fund's portfolio will be sold whenever the relevant Adviser believes it is appropriate to do so without regard to the length of time the particular security may have been held. This policy is subject to certain requirements for qualification as a regulated investment company for Federal income tax purposes. A higher portfolio turnover rate involves greater expenses to a Fund and may increase the possibility of shareholders receiving taxable distributions.

                  THE ADVISERS, ADMINISTRATOR AND DISTRIBUTOR

THE ADVISERS

    Premier, 451 Florida Street, Baton Rouge, Louisiana, acts as investment adviser to Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South

Growth Fund and as subadviser to Paragon Treasury Money Market Fund. Premier is a registered investment adviser, a subsidiary of Premier Bank, N.A., and an indirect subsidiary of Premier Bancorp, Inc., one of the largest bank holding companies in Louisiana.

    Premier became the Funds' investment adviser or subadviser on December 31, 1993 as the result of the transfer to it of each Fund's Investment Advisory or Subadvisory Agreement with Premier Investment Advisors, Inc. ("PIA Inc."), the Funds' previous investment adviser or subadviser. The transfer resulted in no actual change of control of the Funds' investment adviser or subadviser since both Premier and PIA Inc. are under the control of Premier Bancorp, Inc. All employees, services and resources previously utilized by PIA Inc. in managing the Funds' investments will continue to be available through Premier. Prior to its incorporation in 1985, Premier was the Investment Department of the Trust Division of Louisiana National Bank of Baton Rouge (Premier Bank's predecessor), the flagship bank of the holding company. In addition to managing the assets of the Funds, Premier also manages approximately $700 million in assets for tax-exempt organizations, pension plans, other employee benefit plans, foundations, endowments and personal trusts as of December 31, 1994.

    The portfolio managers for Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Fund and Paragon Gulf South Growth Fund are Donald E. Allred, Richard L. Chauvin, Jr. and Keith W. Mooney.

    Mr. Allred joined Louisiana National Bank (Premier Bank's predecessor) in 1965 where his employment has been exclusively in trust business activities, serving as Senior Investment Manager of that institution since 1979. Upon formation of PIA Inc. in 1985, he assumed the duties of Chief Investment Officer. Mr. Allred was manager of Premier Bank's Value Growth and Gulf South strategies at the time of conversion to the Paragon Value Growth Fund and Paragon Gulf South Growth Fund. Mr. Chauvin joined Louisiana National Bank (Premier Bank's predecessor) in 1978. He joined the bank's trust division in 1982 as portfolio manager. He joined PIA Inc. in 1986 as a portfolio manager. Mr. Chauvin assumed responsibility as portfolio manager of the Paragon Value Equity Income Fund. Mr. Mooney joined Premier in September, 1990 as a Fixed Income Portfolio Manager. Prior to that he joined Louisiana National Bank in 1980 in the Management Trainee Program.

    GSAM, One New York Plaza, New York, New York 10004, a separate operating division of Goldman Sachs, acts as investment adviser to Paragon Treasury Money Market Fund and also serves as the Funds' administrator. Goldman Sachs was registered as an investment adviser in 1981. As of January 31, 1995, GSAM, together with its advisory affiliates, acted as investment adviser, administrator or distributor for approximately $48.7 billion in assets.

    Under each Fund's Investment Advisory Agreement, the Fund's Adviser continually manages the portfolio of the Fund, including the purchase, retention and disposition of its securities and other assets. The management of each Fund's portfolio is subject to the supervision of the Trust's Board of Trustees and the Fund's investment policies. For these services and facilities, each Fund pays to its Adviser a monthly fee at an annual rate of the Fund's average daily net assets as follows:

                                                                               RATE PAID FOR THE
                                                             STATED ANNUAL     FISCAL YEAR ENDED
                                                                 RATE          NOVEMBER 30, 1994
                                                            ---------------  ---------------------
Paragon Treasury Money Market Fund........................          .20%                .20%
Paragon Short-Term Government Fund........................          .50%                .50%
Paragon Intermediate-Term Bond Fund.......................          .50%                .50%
Paragon Louisiana Tax-Free Fund...........................          .50%                .40%
Paragon Value Growth Fund.................................          .65%                .65%
Paragon Value Equity Income Fund..........................          .65%                .65%
Paragon Gulf South Growth Fund............................          .65%                .65%

    Premier has advised the Trust that, with respect to Paragon Louisiana Tax-Free Fund, it has voluntarily elected to reduce its advisory fee from .50% to .40% of the Fund's average daily net assets until further notice.

    Pursuant to the Subadvisory Agreement among Paragon Treasury Money Market Fund, GSAM and Premier, Premier will review on a quarterly basis the portfolio and investment strategy of Paragon Treasury Money Market Fund and will consult with GSAM as needed concerning that Fund's investments. As compensation, GSAM will pay to Premier quarterly a subadvisory fee equal, on an annual basis, to
 .10% of that Fund's average daily net assets. The Fund pays only the .20% advisory fee to GSAM, and is not responsible for the payment of the .10% subadvisory fee to Premier. For the fiscal year ended November 30, 1994, Premier was paid by GSAM at the above rate.

    Each Fund is responsible for all expenses other than those expressly borne by its Adviser under the Fund's Investment Advisory Agreement. These expenses include each Fund's investment advisory and administration fees, shareholder service expenses, expenses of issuing reports to shareholders, its proportionate share of custodian fees, registration fees under Federal and state securities laws, legal fees, auditing and tax return preparation fees, taxes, Trustees' fees, other expenses of administering the Fund and any expenses assumed by the Fund pursuant to its plan of distribution applicable to Class B shares. In the event that the expenses of a Fund (including the fees of its Adviser, but excluding expenses under the plan of distribution applicable to Class B shares, interest, taxes, litigation and indemnification expenses and other extraordinary expenses) for any fiscal year exceed the limits set by certain state securities administrators, the investment advisory fee payable on behalf of such Fund will be reduced by the amount of such excess to the extent of each Fund's respective fee. Fee reductions on account of any excess amounts will be made on a monthly basis.

THE ADMINISTRATOR

    GSAM is the Administrator for the Funds. Under the Administration Agreement of the Trust, GSAM administers the Trust's business affairs, subject to the supervision of the Board of Trustees, and in connection therewith furnishes the Trust with office facilities and is responsible for ordinary clerical, recordkeeping and bookkeeping services required to be maintained by the Trust (excluding those maintained by the Trust's custodian, Transfer Agent or Adviser), preparation and filing of documents required to comply with Federal and state securities laws, supervising the activities of the Trust's custodian and Transfer Agent, providing assistance in connection with meetings of the Board of Trustees and shareholders and other administrative services necessary to conduct the Trust's business. For these services and facilities, each Fund pays to GSAM a monthly fee at an annual rate of the Fund's average daily net assets as follows:

                                                                               RATE PAID FOR THE
                                                             STATED ANNUAL     FISCAL YEAR ENDED
                                                                 RATE          NOVEMBER 30, 1994
                                                            ---------------  ---------------------
Paragon Treasury Money Market Fund........................          .15%                .15%
Paragon Short-Term Government Fund........................          .15%                .15%
Paragon Intermediate-Term Bond Fund.......................          .15%                .15%
Paragon Louisiana Tax-Free Fund...........................          .15%                .10%
Paragon Value Growth Fund.................................          .15%                .15%
Paragon Value Equity Income Fund..........................          .15%                .15%
Paragon Gulf South Growth Fund............................          .15%                .15%

    GSAM has advised the Trust that, with respect to Paragon Louisiana Tax-Free Fund, it has voluntarily elected to reduce its administration fee from .15% to
 .10% of the Fund's average daily net assets until further notice.

THE DISTRIBUTOR

    Goldman Sachs serves as the Distributor of shares of the Funds pursuant to a Distribution Agreement with the Trust. Shares may also be sold by investment dealers who are members of the NASD and certain other financial service firms, who have entered into dealers agreements with Goldman Sachs ("Authorized Dealers"). The minimum investment requirements, services, programs and purchase and redemption options for shares purchased through a particular Authorized Dealer may be different from those available to investors purchasing through other Authorized Dealers. The Distributor will assist in the sale of shares of the Funds upon the terms and at the offering price described herein. The
Distributor also assists in advertising and marketing shares of the Funds, including the distribution of the Funds' Prospectus and Statement of Additional Information and marketing materials.

                       ALTERNATIVE PURCHASE ARRANGEMENTS

    Each Fund continuously offers two classes of shares designated as Class A and Class B shares, as described more fully in "How to Purchase Shares." Class B shares of Paragon Treasury Money Market Fund will be typically issued only upon an exchange of Class B shares of any of the other Funds. If you do not specify in your instructions to the Funds which class of shares you wish to purchase, exchange or redeem, the Funds will assume that your instructions apply to Class A shares.

    CLASS A SHARES. If you invest less than $5 million in Class A shares, you will pay an initial sales charge. Certain purchases may qualify for reduced initial sales charges. If you invest $5 million or more in Class A shares, no sales charge will be imposed at the time of purchase. Class A shares are not subject to any fee for distribution services.

    CLASS B SHARES. Class B shares are sold without an initial sales charge, but are subject to a contingent deferred sales charge ("CDSC") of up to 5% if redeemed within five years. Class B shares are subject to a distribution and personal and account maintenance fee at the annual rate of .75% of each Fund's average daily net assets attributable to Class B shares. See "Class B Distribution Plan". Your entire investment in Class B shares is available to work for you from the time you make your investment, but the distribution fee paid by Class B shares will cause your Class B shares (until conversion to Class A shares) to have a higher expense ratio and to pay lower dividends, to the extent dividends are paid, than Class A shares. Class B shares will automatically convert to Class A shares, based on their relative net asset values, seven years after the initial purchase.

    FACTORS TO CONSIDER IN CHOOSING CLASS A OR CLASS B SHARES. The decision as to which class to purchase depends on the amount you invest, the intended length of the investment and your personal situation. For instance, if you are making an investment in excess of $100,000 that qualifies for a reduced sales charge, you should consider purchasing Class A shares. A brief description of when the initial sales charge may be reduced or eliminated is set forth below under "Right of Accumulation" and "Statement of Intention." If you prefer not to pay an initial sales charge on an investment, you might consider purchasing Class B shares.

                               PURCHASE OF SHARES

    Investors may purchase Class A and Class B shares of the Funds through representatives of securities dealers at Investment Centre Networks "ICN Centres" which are located at the offices of Premier Bank, N.A., among other places, and through certain other Authorized Dealers. Class A and Class B shares of each Fund are sold at their public offering price.

    Investors purchasing shares of Paragon Treasury Money Market Fund are generally required to purchase Class A shares, since such shares are not subject to any initial sales charge, CDSC or distribution fee. Class B shares of Paragon Treasury Money Market Fund are typically intended to be purchased in connection with exchanges of Class B shares of any of the other Funds.

    The Distributor may, from time to time, at its own expense, provide additional incentives to Authorized Dealers which employ registered representatives who sell a minimum dollar amount of the Funds' shares. In some instances, such additional incentives may be offered only to certain dealers whose representatives are expected to sell significant amounts of shares. Authorized Dealers may receive different levels of compensation depending on which class of shares they sell.

CLASS A SHARES

    The public offering price for Class A shares is based on the net asset value per share of the Fund next determined after such purchase, plus the applicable initial sales charge. The public offering price for Class A shares of Paragon Treasury Money Market Fund is their net asset value, since shares of that Fund are not subject to any sales charge. The Funds receive the net asset value, while the sales charge is paid to the Distributor. Authorized Dealers using ICN Centres or other facilities provided by Premier Bank, N.A. may make payments to Premier Bank, N.A. that are computed as a percentage of commissions received by such dealers on the sale of securities, including Fund shares.

    The current initial sales charges on Class A shares applicable to all of the Funds (except Paragon Treasury Money Market Fund) are:

                                                                                                MAXIMUM DEALER
                                                      SALES CHARGE AS     SALES CHARGES AS       RETENTION AS
                                                       PERCENTAGE OF        PERCENTAGE OF        PERCENTAGE OF
AMOUNT OF PURCHASE                                    AMOUNT INVESTED      OFFERING PRICE       OFFERING PRICE
--------------------------------------------------  -------------------  -------------------  -------------------
Less than $100,000................................           4.71%                4.50%                4.50%
$100,000 but less than $250,000...................           3.62                 3.50                 3.50
$250,000 but less than $500,000...................           2.56                 2.50                 2.50
$500,000 but less than $1,000,000.................           1.78                 1.75                 1.75
$1,000,000 but less than $2,500,000...............           1.26                 1.25                 1.25
$2,500,000 but less than $5,000,000...............            .50                  .50                  .50
$5,000,000 or more................................            .00                  .00                  .00

    QUALIFYING FOR A REDUCED SALES CHARGE. The initial sales charge on Class A shares may vary depending on the size of the purchase and the number of Class A shares of a Fund that the investor already owns, or any arrangement to purchase additional Class A shares during a 13-month period or special purchase programs. A brief description of these arrangements under which the initial sales charge may be reduced or eliminated is set forth below under "Right of Accumulation" and "Statement of Intention." Complete details of how investors may purchase shares at reduced sales charges under a Statement of Intention or Right of Accumulation are available from the securities dealers located at ICN Centres and certain other authorized securities dealers.

    Class A shares of the Funds may be sold at net asset value to Premier (or any of its affiliates) in its capacity as trustee, executor, administrator or other fiduciary; to tax-qualified retirement plans and other institutional, investment advisory or trust clients of Premier and its affiliates; to current and retired Trustees of the Trust; to retired as well as current directors, partners, officers and employees of Premier and Goldman Sachs and their affiliates; to registered representatives and employees of Authorized Dealers and to such persons' spouses and children and their beneficial accounts; to directors, officers, employees and trust clients of banks that provide facilities for Authorized Dealers to sell shares of the Funds and to such persons' spouses and children and their beneficial accounts; and to other investment companies or their shareholders pursuant to certain reorganization, merger and acquisition transactions. In addition, under certain circumstances, dividends and distributions from any Fund may be reinvested in shares of the same class of any other Fund at net asset value, as described under "Purchase of Shares -- Cross-Reinvestment of Dividends and Distributions."

CLASS B SHARES

    Investors may purchase Class B shares of the Funds at net asset value without the imposition of an initial sales charge. However, Class B shares redeemed within five years of purchase will be subject to a CDSC at the rates shown in the table that follows. At redemption, the charge will be assessed on the amount equal to the lesser of the current market value or the original purchase cost of the shares being redeemed. No CDSC will be imposed on increases in account value above the initial purchase price, including shares derived from the reinvestment of dividends or capital gains distributions.

    The amount of the CDSC, if any, will vary depending on the number of years from the time of purchase until the time of redemption of Class B shares. For the purpose of determining the number of years from the time of any purchase, all payments during a month will be aggregated and deemed to have been made on the first day of that month. In processing redemptions of Class B shares, the Funds will first redeem shares not subject to any CDSC, and then shares held longest during the seven-year period. As a result, an investor will pay the lowest possible CDSC.

                                                                                   CDSC AS A
                                                                                 PERCENTAGE OF
                                                                                 DOLLAR AMOUNT
YEAR SINCE PURCHASE                                                             SUBJECT TO CDSC
-----------------------------------------------------------------------------  -----------------
First........................................................................           5.0%
Second.......................................................................           4.0%
Third........................................................................           3.0%
Fourth.......................................................................           2.0%
Fifth........................................................................           1.0%
Sixth and thereafter.........................................................           none

    Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor's expenses related to providing distribution-related services to the Funds in connection with the sale of Class B shares, including the payment of compensation to Authorized Dealers.

    Class B shares of a Fund will automatically convert into Class A shares of the same Fund at the end of the calendar quarter that is seven years after the purchase date, except as noted below. Class B shares of a Fund acquired by exchange from Class B shares of another Fund will convert into Class A shares of such Fund based on the date of the initial purchase. Class B shares acquired through reinvestment of distributions will convert into Class A shares based on the date of the initial purchase to which such shares relate. The conversion of Class B shares to Class A shares is subject to the continuing availability of a ruling from the Internal Revenue Service, for which the Funds have applied, or an opinion of counsel that such conversions will not constitute taxable events for Federal tax purposes. There can be no assurance that such ruling or opinion will be available. The conversion of Class B shares to Class A shares will not occur if such ruling or opinion is not available and, therefore, Class B shares would continue to be subject to higher expenses than Class A shares for an indeterminate period.

    WAIVER OR REDUCTION OF CONTINGENT DEFERRED SALES CHARGE. The CDSC on Class B shares may be waived or reduced if the redemption results from the death or disability (as defined in Section 72 of the Internal Revenue Code of 1986, as amended (the "Code")), of a shareholder if the redemption is made within one year of such event.

INITIAL PURCHASES

    Investors may purchase Class A and Class B shares of any of the Funds by wire or by check through securities dealers located at ICN Centres or other Authorized Dealer firms. In order to make an initial investment in the Funds, an investor must first complete and deliver to the investor's securities dealer at a ICN Centre or another Authorized Dealer an Account Information Form, copies of which are attached to this Prospectus and are available at each ICN Centre. Every purchase order, other than those made by wire, should be accompanied by a check, Federal Reserve Draft, or other negotiable bank draft, drawn on a U.S. bank and payable in U.S. dollars, to the order of the Fund whose shares are being purchased. Investors should indicate on the Account Information Form whether Class A or Class B shares are being purchased. The Transfer Agent may charge a transaction fee of $7.50 for each wire purchase.

SUBSEQUENT PURCHASES

    Additional purchases of Class A or Class B shares may be made at any time through Authorized Dealers or directly with the Trust's Transfer Agent, c/o Paragon Portfolio, c/o NFDS, P.O. Box 419711, Kansas City, MO 64141-6711.
Additional investments through the wire procedure may be made at any time by contacting your Authorized Dealer or a representative at any ICN Centre by telephone (toll-free) (800) 777-5143.

GENERAL PURCHASE INFORMATION

    Purchases of Class A and Class B shares of a Fund will be effected at the respective public offering price of the appropriate Class next determined after receipt by a dealer's representative at the ICN Centre, certain other Authorized Dealers (in the case of initial purchases) or the Transfer Agent (in the case of subsequent purchases) of the investor's check or wire transfer and purchase order.

    Since the net asset value of Paragon Treasury Money Market Fund is determined daily at 4:00 p.m. New York time (3:00 p.m. Louisiana time), wire purchases of shares of that Fund received prior to 2:30 p.m. New York time will be eligible to receive dividends or distributions beginning that day. Wire purchases of shares of Paragon Treasury Money Market Fund made after 2:30 p.m. and before 4:00 p.m. and all wire purchases of Class A or Class B shares of the other Funds made before 4:00 p.m. will be eligible to receive dividends or distributions beginning on the next Business Day. On any Business Day when the Public Securities Association (PSA) recommends that the securities market closes early, the Paragon Treasury Money Market Fund reserves the right to cease accepting purchase and redemption orders for the same Business Day credit at the early closing time recommended by the PSA. On days the Paragon Treasury Money Market Fund closes early, purchase and redemption orders received after the PSA recommended closing time will be credited for the next Business Day. In addition, the Paragon Treasury Money Market Fund reserves the right to advance the time by which purchase and redemption orders must be received for the same Business Day credit as permitted by the SEC. A Business Day means any day on which the New York Stock Exchange is open except, in the case of Paragon Treasury Money Market Fund, for days on which Chicago, Boston or New York banks are closed for local holidays. Holidays include: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, in the case of Paragon Treasury Money Market Fund, also include Martin Luther King Jr. Day, Columbus Day and Veteran's Day.

    For purchases by check, Class A and Class B shares of Paragon Treasury Money Market Fund, Paragon Short-Term Government Fund, Paragon Louisiana Tax-Free Fund and Paragon Intermediate-Term Bond Fund will begin earning dividends and distributions on the next Business Day after the Transfer Agent has received payment for the investor's order. In the case of Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund shareholders of record on the record date of any dividend or distribution will be eligible to receive such dividend or distribution. See "Distribution and Taxes."

    Information concerning purchases through an Authorized Dealer should be obtained directly from the Authorized Dealer. In the case of purchases made through the investor's Authorized Dealer, it is the responsibility of the Authorized Dealer to promptly forward payment to the Trust for shares being purchased. Authorized Dealers who receive a portion of the sales charge applicable to the purchase of Class A or Class B shares of a Fund are not permitted to impose any other fees in connection with the purchase of such shares.

    The Trust does not issue share certificates representing Fund shares except upon request. No share certificates will be issued representing shares of Paragon Treasury Money Market Fund. Goldman Sachs, as the Trust's Transfer Agent, will maintain a complete record of transactions and shares held in each shareholder's account. Goldman Sachs issues confirmations showing purchases and sales of shares of the Funds to each shareholder. Any dividends and distributions paid by the Funds are also reflected in regular statements issued by Goldman Sachs.

    The Trust and Goldman Sachs each reserves the right to reject any specific purchase order (including exchanges) or to restrict purchases or exchanges by a particular purchaser (or group of related purchasers). The Trust or Goldman Sachs may reject or restrict purchases or exchanges of shares by a particular purchaser or group, for example, when a pattern of frequent purchases and sales or exchanges of shares of a Fund is evident, or if the purchase and sale or exchange orders are, or a subsequent abrupt redemption might be, of a size that would disrupt management of a Fund.

    Investors may reach a ICN Centre by calling toll free (800) 777-5143 from 9:00 A.M. to 5:00 p.m. (Louisiana time) on any Business Day to obtain information concerning the purchase of Class A and Class B shares of the Funds and other information.

REINVESTMENT PRIVILEGE (CLASS A SHARES ONLY)

    A shareholder in a Fund, other than Class A shares of Paragon Treasury Money Market Fund, whose shares are repurchased or redeemed may reinvest any portion or all of his repurchase or redemption proceeds (plus that amount necessary to acquire a fractional share to round off his purchase to the nearest full share) in Class A shares of the same class of any Fund at net asset value.

    This reinvestment privilege is subject to the condition that the shares repurchased or redeemed have been held for at least thirty (30) days before the repurchase or redemption and that the reinvestment is effected within thirty
(30) days after such repurchase or redemption. Shares are sold to a reinvesting shareholder at the net asset value next determined following timely receipt of a written purchase order by the Distributor. A reinvesting shareholder may realize a gain or loss for Federal tax purposes as a result of such repurchase or redemption. If the redemption occurs within ninety (90) days after the original purchase of the Class A shares and new Class A shares are purchased at net asset value pursuant to the reinvestment privilege, any sales charge paid on the original purchase cannot be taken into account for purposes of determining gain or loss realized on the redemption. Such sales charge, however, is added to the basis of the new Class A shares. To the extent that any loss is realized upon a redemption and shares of the same Fund are purchased within thirty (30) days before or after such redemption, some or all of the loss generally may not be allowed as a deduction depending upon the number of shares purchased. The reinvestment privilege may be exercised only once annually by a shareholder with respect to the Funds, except that there is no such limit as to the availability of this privilege in connection with transactions whose sole purpose is to reinvest the proceeds at net asset value in a tax-sheltered retirement plan.

RIGHT OF ACCUMULATION (CLASS A SHARES ONLY)

    A shareholder qualifies for cumulative quantity discounts if the net asset values of the new investment and the shareholder's current holdings of existing Class A shares of the Funds (excluding shares of Paragon Treasury Money Market Fund not acquired by exchange from another Fund) total the requisite amount for receiving a discount. For example, if a shareholder owns Class A shares with a current market value of $75,000 and purchases an additional $25,000 of Class A shares, the sales charge for the $25,000 purchase would be 3.5% (the rate applicable to a single purchase of $100,000).

STATEMENT OF INTENTION (CLASS A SHARES ONLY)

    If a shareholder anticipates purchasing at least $100,000 of Class A shares of one or more Funds (excluding Paragon Treasury Money Market Fund) within a 13-month period, the shareholder may purchase Class A shares of such Fund(s) at a reduced sales charge by submitting a Statement of Intention (the "Statement"). Class A shares purchased under a Statement will be eligible for the same sales charge discount that would have been available if all of the Class A share purchases had been made at the same time. A Statement must be filed with the Transfer Agent within 90 days after the first purchase of Class A shares under the Statement. There is no obligation to purchase the full amount of Class A shares indicated in the Statement. The shareholder or his Authorized Dealer must inform the Transfer Agent that the Statement is in effect each time Class A shares are purchased. A shareholder may include the value of all Class A shares on which a sales charge has previously been paid as an "accumulation credit" toward the completion of the Statement, but a price readjustment will be made only on Class A shares purchased within ninety (90) days of submitting the Statement. The Statement authorizes the Transfer Agent to hold in escrow a sufficient number of Class A shares which can be redeemed to make up any difference in the sales charge on the amount actually invested. For purposes of satisfying the amount specified on the Statement, the gross amount of each investment, exclusive of any appreciation on Class A shares previously purchased, will be taken into account. Required forms are available at any ICN Centre or from any Authorized Dealer.

AUTOMATIC INVESTMENT PLAN

    Automatic investments in Class A or Class B shares of $50 or more may be made through a shareholder's checking account via the Automated Clearing House Network or via bank draft each month or quarter. Required forms are available through the ICN Centres, certain other authorized securities dealers or from the Transfer Agent.

CROSS-REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS

    A shareholder in the Funds may elect to cross-reinvest dividends and capital gain distributions paid by a Fund with respect to a class in shares of the same class of any other Fund in the Trust. Shares of the other Fund will be purchased at net asset value and will not be subject to any initial or contingent deferred sales charge. The value of the account in the acquired Fund must equal or exceed the acquired Fund's minimum initial investment requirement. A Fund shareholder should consider the investment objective, policies and applicable fees of the acquired Fund, as described in this Prospectus, before electing cross-reinvestment into that Fund. The election to cross-reinvest dividends and capital gain distributions will not affect the tax treatment of such dividends and distributions, which will be treated as received by the shareholder and then used to purchase shares of the acquired Fund. Such reinvestment of dividends and distributions in shares of other Funds is available only in states where such reinvestment may legally be made.

MINIMUM INVESTMENTS

    The minimum initial investment in each Fund is $250. The minimum amount required for subsequent investments in Class A and Class B shares of a Fund is $50. These minimums may be waived at the discretion of the Trust's officers.

AUTOMATIC EXCHANGE PROGRAM

    Shareholders of any Fund may elect on the Account Information Form to automatically exchange a specified dollar amount of shares of a Fund for shares of the same class of any other Fund. No sales charge is imposed on exchanges except that the applicable initial sales charge will be imposed on exchanges of Class A shares of Paragon Treasury Money Market Fund not previously acquired by exchange from one of the other Funds.

    An exchange of Class B shares will not be subject to the applicable CDSC at the time of the exchange. Class B shares acquired in an exchange will be subject to the CDSC of the shares originally held. For purposes of determining the amount of any applicable CDSC, the length of time a shareholder has owned Class B shares acquired by exchange will be measured from the date the shareholder acquired the original Class B shares and will not be affected by any subsequent exchange.

    These automatic exchanges are made monthly on the fifteenth day of each month or the first Business Day thereafter and are subject to the following conditions. The minimum dollar amount for automatic exchanges must be at least $50 per month. In addition, at the time the election is made, the value of the account in the acquired Fund must equal or exceed the acquired Fund's minimum initial investment requirement. The names, addresses and social security or other taxpayer identification numbers for the shareholder accounts with the exchanged and acquired Funds must be identical. A Fund shareholder should consider the investment objective, policies and applicable fees and expenses of the acquired Fund, as described in this Prospectus, before electing an automatic exchange into that Fund.

                           CLASS B DISTRIBUTION PLAN

    The Trust, on behalf of each Fund, has adopted a Distribution Plan for Class B shares (the "Class B Plan") pursuant to Rule 12b-1 under the Investment Company Act. Under the Plan, each Fund will pay to Goldman Sachs a quarterly fee for distribution services equal, on an annual basis, to .75% of each Fund's average daily net assets attributable to the Class B shares of such Fund. For the period ended November 30, 1994, the Trust on behalf of each Fund paid .75% (on an annual basis) of each Fund's average daily net assets attributable to the Class B shares to Goldman Sachs pursuant to the Class B Plan.

    The Distributor may use the fee for its expenses of distributing Class B shares of a Fund, including printing reports and prospectuses for other than existing shareholders and preparation, printing and distribution of sales literature and advertising materials. In addition, the Distributor may pay up to the entire amount of such fee to Authorized Dealers and their officers, sales representatives and employees for providing services in connection with the sale of Class B shares of a Fund. The types of expenses for which the Distributor and Authorized Dealers may be compensated for distribution services under the Plan include compensation paid to and expenses incurred by their respective officers, employees and sales representatives, allocable overhead, telephone and travel expenses, the printing of prospectuses for prospective shareholders, preparation and distribution of sales literature, advertising of any type and all other expenses incurred in connection with activities primarily intended to result in the sale of Class B shares of a Fund. If the fee received by the Distributor exceeds its expenses, the Distributor may realize a profit from these arrangements. The Plan will be reviewed and is subject to approval annually by the Board of Trustees. The aggregate compensation that may be received under the Plan for distribution services, together with sales charges paid by shareholders, may not exceed the limitations imposed by the Rules of Fair Practice of the NASD.

    The Distributor will pay to Authorized Dealers at the time of the sale of Class B shares a commission equal to 4.0% of the public offering price.

                                RETIREMENT PLANS

TAX-SHELTERED RETIREMENT PLANS

    Shares of the Funds may be available for purchase in connection with the following tax-sheltered retirement plans:

    --  Pension  and  Profit  Sharing   Plans  for  self-employed   individuals,
        corporations and non-profit organizations
    --  Individual   Retirement   Account  Plans   for  individuals   and  their
        non-employed spouses
    --  401(k) Retirement Plans

    Detailed information concerning these plans and copies of the plans are available from the Transfer Agent. This information should be read carefully and consultation with an attorney or tax adviser may be advisable. The information sets forth the service fee charged for retirement plans (initial account establishment fee of $10.00 and an annual maintenance fee of $10.00) and describes the Federal income tax consequences of establishing a plan. Under all plans, dividends and distributions will be automatically reinvested in additional shares. The initial investment minimums apply to purchases in connection with tax sheltered retirement plans.

                            REPORTS TO SHAREHOLDERS

    Shareholders of each Fund will receive an annual report containing audited financial statements and a semi-annual report. Each shareholder will also be furnished with a printed confirmation for each transaction (other than transactions in shares of Paragon Treasury Money Market Fund) and an individual monthly statement. A year-to-date statement for any account will be provided upon request made to the Transfer Agent. Shareholders with inquiries concerning account information may call (toll-free) (800) 525-7907.

                            DISTRIBUTIONS AND TAXES

DISTRIBUTIONS

    Each of Paragon Treasury Money Market Fund, Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund and Paragon Louisiana Tax-Free Fund will declare a dividend of its net investment income daily and distribute such dividend on or about the last calendar day of the month. All or substantially all long-term and short-term capital gains in excess of available capital losses, if any, of Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund and Paragon Louisiana Tax-Free Fund will be distributed at least annually.

    Net short-term capital gains, if any, of the Paragon Treasury Money Market Fund will be distributed in accordance with the requirements of the Code, as amended, and may be reflected in this Fund's daily distributions. Each of Paragon Value Growth Fund and Paragon Value Equity Income Fund will typically declare and distribute a dividend of its net investment income on or about the last calendar day of every month and will distribute all long-term and short-term capital gains in excess of available capital losses, if any, at least annually. Paragon Gulf South Growth Fund will typically declare and distribute a dividend of its net investment income semi-annually and will distribute all long-term and short-term capital gains in excess of available capital losses, if any, at least annually.

Although realized gains and losses on the assets of Paragon Treasury Money Market Fund are reflected in the net asset value of such Fund, they are not expected to be of an amount which would affect the Fund's net asset value of $1.00 per share.

    A shareholder may elect on the Account Information Form to have dividends, capital gains distributions or both either paid in cash or reinvested in shares of the same class of the same Fund or one of the other Funds, as described under "Purchase of Shares -- Cross-Reinvestment of Dividends and Distributions." Such reinvestments will be made at the net asset value per share and will not be subject to any initial or contingent deferred sales charge.

    This election may be changed upon written notice to the Transfer Agent at any time prior to the record date for a particular dividend or distribution. If no election is made, all dividends and capital gain distributions will be reinvested in the same Fund. The election to reinvest dividends and distributions paid by a Fund in additional shares of the Fund or any other Fund of the Trust will not affect the tax treatment of such dividends and distributions, which will be treated as received by the shareholder and then used to purchase shares of the Fund or another Fund of the Trust.

FEDERAL TAXES

    Each Fund is treated as a separate entity for tax purposes, has qualified and elected to be treated as a regulated investment company under Subchapter M of the Code and intends to continue to qualify for such treatment. To qualify as such, each Fund must satisfy certain requirements relating to the sources of its income, diversification of its assets and distribution of its income to shareholders. As a regulated investment company, a Fund will not be subject to Federal income or excise tax on any net investment income and net realized capital gains that are distributed to its shareholders in accordance with certain timing requirements of the Code.

    Dividends paid by a Fund from net investment income (including original issue discount, certain market discount income, and, except for Paragon Louisiana Tax-Free Fund any interest from municipal obligations) and distributions of the excess of net short-term capital gain over net long-term capital loss will be taxable to shareholders as ordinary income. Dividends paid by a Fund from the excess of net long-term capital gain over net short-term capital loss will be taxable as long-term capital gains regardless of how long the shareholders have held their shares. These tax consequences will apply regardless of whether distributions are received in cash or reinvested in shares. Certain distributions paid by a Fund in January of a given year may be taxable to shareholders as if received the prior December 31. Shareholders will be informed annually about the amount and character of distributions received from a Fund for Federal income tax purposes.

    Paragon Louisiana Tax-Free Fund intends to satisfy certain requirements of the Code so that it may distribute the tax-exempt interest it receives as "exempt-interest dividends." These dividends will be exempt from regular Federal income tax, although all or a portion of such distributions may be subject to the alternative minimum tax and/or be includable in the tax base for determining taxability of social security or railroad retirement benefits. Persons who are "substantial users" of facilities financed by industrial revenue or certain private activity bonds (or related persons thereof) should consult their own tax advisers before purchasing shares of the Fund.

    Interest on indebtedness incurred or continued to purchase or carry shares of Paragon Louisiana Tax-Free Fund is not deductible to the extent attributable to its distributions that are exempt-interest dividends.

    Investors should consider the tax implications of buying shares immediately prior to a distribution. Investors who purchase shares shortly before the record date for a distribution will pay a per share price that includes the value of the anticipated distribution and will be taxed on any taxable distribution even though the distribution represents a return of a portion of the purchase price.

    Redemptions  and  exchanges  of  shares  are  taxable  events  on  which   a
shareholder may recognize a gain or loss.

    Individuals and certain other classes of shareholders may be subject to 31% backup withholding of Federal income tax on distributions, redemptions and exchanges if they fail to furnish the Trust with their correct taxpayer identification number and certain certifications or if they are otherwise subject to backup withholding. Individuals, corporations and other shareholders that are not U.S. persons under the Code are subject to different tax rules and may be subject to nonresident alien withholding at the rate of 30% (or a lower rate provided by an applicable tax treaty) on amounts treated as ordinary dividends from a Fund.

    Certain Funds may be subject to foreign withholding taxes or other foreign taxes on income (possibly including capital gains) on foreign securities and do not expect to be able to pass through to shareholders such foreign taxes, subject to possible allowance of tax credits or deductions with respect to such taxes.

OTHER TAXES

    In addition to Federal taxes, a shareholder may be subject to state and local or foreign taxes on payments received from a Fund. A state income (and possible local income and/or intangible property) tax exemption is generally available to the extent a Fund's distributions are derived from interest on (or, in the case of intangibles taxes, the value of its assets is attributable to) certain U.S. Government obligations, provided in some states that certain thresholds for holdings of such obligations and/or reporting requirements are satisfied. The Trust has obtained a ruling from the Louisiana Department of Revenue and Taxation to the effect that distributions to shareholders of Paragon Louisiana Tax-Free Fund who are Louisiana residents, which are derived from interest on tax-exempt obligations of the State of Louisiana or its political subdivisions and certain obligations of the United States or its territories, will not be subject to Louisiana income tax.

                                   EXCHANGES

    Except as described below, shares of each Fund (except Class A shares of the Paragon Treasury Money Market Fund) may be exchanged for shares of the same class of the other Funds at the net asset value next determined after receipt of a proper exchange request by either writing to the Transfer Agent at the address shown on the back cover of this Prospectus or, if previously elected in the Fund's Account Information Form, by calling (toll-free) (800) 525-7907 (8:00 a.m. to 3:00 p.m. Chicago time). All telephone exchanges must be registered in the same name(s) and with the same address as are registered in the Fund from which the exchange is being made. In times of drastic economic or market changes the telephone exchange privilege may be difficult to implement. Certain procedures are employed to prevent unauthorized or fraudulent exchange requests as set forth under "Redemption of Shares."

    In addition to free automatic exchanges pursuant to the Automatic Exchange Program, five free exchanges are permitted in each twelve-month period. Additional exchanges may incur a $5 exchange fee. No sales charge is imposed on exchanges except that the applicable initial sales charge will be imposed on exchanges of Class A shares of Paragon Treasury Money Market Fund not previously acquired by exchange from one of the other Funds.

    An exchange of Class B shares will not be subject to the applicable CDSC at the time of the exchange. Class B shares acquired in an exchange will be subject to the CDSC of the shares originally held. For purposes of determining the amount of any applicable CDSC, the length of time a shareholder has owned Class B shares acquired by exchange will be measured from the date the shareholder acquired the original Class B shares and will not be affected by any subsequent exchange.

    An exchange may result in a taxable gain or loss. Any initial sales charge paid on the original purchase of Class A shares cannot be taken into account in determining such gain or loss if the exchange occurs within ninety (90) days after the original purchase of Class A shares to the extent no sales charge is imposed on such exchange pursuant to the exchange privilege. Such disregarded sales charge, however is added to the basis of the new Class A shares acquired in the exchange. All exchanges are subject to the minimum investment requirements of the Fund into which shares are being exchanged. The exchange privilege and related fees may be modified or withdrawn at any time on 60 days' written notice to shareholders. Exchanges are only available in states where exchanges may legally be made. In addition, the exchange privilege is subject to certain restrictions. See "General Purchase Information" above.

                              REDEMPTION OF SHARES

HOW TO REDEEM

    Shareholders may redeem shares of any Fund upon request on any Business Day at the next deter-mined net asset value less any applicable CDSC on Class B shares. Redemption proceeds will normally be sent to the redeeming shareholder by mail on the next Business Day following the redemption request provided that such request is received by 3:00 p.m. Louisiana time (4:00 p.m. New York time) by the Transfer Agent. If so requested, redemption proceeds of shares of Paragon Treasury Money Market Fund will be sent by wire on the same Business Day, provided that the request is received by 12:00 noon Louisiana time. However, the payment of redemption proceeds for shares recently purchased by check may be delayed for up to 15 days until the check has cleared.

REDEMPTION BY MAIL

    Shares may be redeemed directly from a Fund at the net asset value per share next determined less any applicable CDSC on Class B shares after the Transfer Agent receives a proper request to do so from a ICN Centre, certain other Authorized Dealers or directly from the shareholder. A shareholder who wishes to redeem shares by mail must submit a clear letter of instruction to the Transfer Agent indicating the number and class of shares to be redeemed, the Fund from which shares are being redeemed, the account number, and the exact registration on the account. The letter must be signed by all shareholders and must also be signature guaranteed. A notarization is not a signature guarantee. The signature(s) must be guaranteed by a bank, a securities broker or dealer, a credit union having authority to issue signature guarantees, a savings and loan association, a building and loan association, a cooperative bank, a federal savings bank or association, a national securities exchange, a registered securities association or a clearing agency, provided that such institution satisfies the standards established by the Transfer Agent. A signature guarantee may be obtained from a securities dealer located at a ICN Centre, certain other Authorized Dealers or from Premier Bank, N.A. Signature guarantees are required for shareholders' protection to prevent fraudulent redemptions. In cases where redemption is requested by a corporation, partnership, trust, fiduciary or any person other than the record owner, written evidence of authority acceptable to the Transfer Agent must be submitted before the redemption request will be accepted. Any shares represented by share certificates may be redeemed only by enclosing such certificates, duly endorsed or with an executed stock power (signature guaranteed) and otherwise in good order for transfer.

REDEMPTION BY TELEPHONE

    If the appropriate box is indicated on the Account Information Form, or an authorization form has been completed by the shareholder, shares not represented by any outstanding share certificates may be redeemed at the net asset value per share next determined after receipt of a proper redemption request, less any applicable CDSC on Class B shares, by telephoning the Transfer Agent toll-free at (800) 525-7907. It may be difficult to implement redemptions by telephone in times of drastic economic or market changes.

    In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs and NFDS each employ reasonable procedures specified by the Trust to confirm that such instructions are genuine. Consequently, proceeds of telephone redemption requests will only be sent to the shareholder's address of record or authorized bank account designated in the Account Information Form and exchanges of shares will only be made to an identical account. Telephone requests may also be recorded. The Trust may implement other procedures from time to time. If reasonable procedures are not imple-mented, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. In all other cases, neither the Funds, the Trust nor Goldman Sachs will be responsible for the authenticity of instructions received by telephone. Proceeds of telephone redemptions will only be mailed to the shareholder's address of record or wired to the authorized bank account indicated on the Account Information Form, unless the shareholder provides written instructions (accompanied by a signature guarantee) indicating another address.

WIRING OF REDEMPTION PROCEEDS

    In addition, redemption proceeds may be wired as Federal funds to a bank account at Premier Bank, N.A. or another bank designated on the shareholder's Account Information Form. Redemption proceeds will normally be wired on the next Business Day in Federal funds (for a total one business-day delay) following receipt of a properly executed wire transfer redemption request. Wiring of redemption proceeds may be delayed one additional Business Day if the Federal Reserve Bank is closed on the day redemption proceeds would ordinarily be wired. In order to change the bank designated on the Account Information Form to receive redemption proceeds, a written request must be received by the Transfer Agent. This request must be signature guaranteed as set forth above. Further documentation may be required for executors, trustees or corporations. After a wire has been initiated the Transfer Agent, The Northern Trust Company ("Northern"), 50 South LaSalle Street, Chicago, Illinois 60603, (acting as subcustodian for State Street Bank and Trust Company), State Street Bank and Trust Company and the Trust assume no further responsibility for the performance of intermediaries or the investor's bank in the transfer process. If a problem with such performance arises, the investor should deal directly with such intermediaries or bank.

CHECK REDEMPTION PRIVILEGE (CLASS A SHARES ONLY)

    Class A shareholders of Paragon Treasury Money Market Fund may elect to have a special account with State Street Bank and Trust Company (the "Bank") for the purpose of redeeming Class A shares from their accounts in the Fund by check. When the Bank receives a completed signature card and authorization form, the shareholder will be provided with a supply of checks. Checks drawn on this account may be payable to the order of any person in any amount of $500 or more. The payee of the check may cash or deposit it like any other check drawn on a bank. When such a check is presented to the Bank for payment, a sufficient number of full and fractional Class A shares will be redeemed to cover the amount of the check. Cancelled checks will be returned to the shareholder by the Bank. A charge of $1.00 per check may be charged to the shareholder's account.

    The check redemption privilege enables a shareholder to receive the dividends declared on the shares to be redeemed until such time as the check is processed. Because of this feature, the check redemption privilege may not be used for a complete liquidation of a shareholder's account. If the amount of a check is greater than the value of the uncertificated shares held in the shareholder's Fund account, the check will be returned unpaid, and the shareholder may be subject to extra charges.

    The Trust and the Bank each reserves the right at any time to suspend the procedure permitting redemption by check and each intends to do so in the event that Federal legislation or regulations impose reserve requirements or other restrictions deemed by the Trustees to be adverse to the interests of other shareholders of the Funds. For further information or to request the check redemption privilege, please contact an ICN Centre toll-free at (800) 777-5143.

SYSTEMATIC WITHDRAWAL PLAN (CLASS A SHARES ONLY)

    A systematic withdrawal plan is available for shareholders having Class A shares not represented by outstanding share certificates of a Fund with a minimum value of $10,000 based upon the net asset value per share. The plan provides for monthly or quarterly payments to the participating shareholder of any amount not less than $100.

    Dividends and capital gain distributions on Class A shares held under the Systematic Withdrawal Plan are reinvested in additional full and fractional Class A shares of the same Fund at net asset value. The Funds' Transfer Agent acts as agent for the shareholder in redeeming sufficient full and fractional shares to provide the amount of the systematic withdrawal payment. The
Systematic Withdrawal Plan may be terminated at any time. The Distributor reserves the right to initiate a fee of up to $5 per withdrawal, upon thirty
(30) days' written notice to the shareholder. Withdrawal payments should not be considered to be dividends, yield or income. If periodic withdrawals continuously exceed reinvested dividends and capital gains distributions, the shareholder's original investment will be correspondingly reduced and ultimately exhausted. Furthermore, each withdrawal constitutes a redemption of shares, and any gain or loss realized must be reported for Federal and state income tax purposes. A shareholder should consult his or her own tax adviser with regard to the tax consequences of participating in the plan. For further information or to request a Systematic Withdrawal Plan, please contact an ICN Centre toll-free at
(800) 777-5143.

THROUGH AUTHORIZED DEALERS

    To sell shares of a Fund through an Authorized Dealer (a repurchase), a shareholder can place a repurchase order with the Authorized Dealer, who may charge a fee. The value of shares repurchased through a securities dealer will be the net asset value next determined after the dealer places the order with the Transfer Agent less any applicable CDSC on Class B shares.

INVOLUNTARY REDEMPTIONS

    In an attempt to reduce the expenses of the Funds, each Fund may redeem at net asset value (without imposing any applicable CDSC) all of the shares of any shareholder whose account in any Fund has a net asset value of less than $250. Involuntary redemptions will not be implemented if the value of a shareholder's account falls below the minimum required investment solely as a result of market conditions. The Trust will give sixty (60) days' prior written notice to shareholders whose shares are being redeemed to allow them to purchase sufficient additional shares of the applicable Fund to avoid such redemption.

OTHER REDEMPTION INFORMATION

    The right to redeem can be suspended and the payment of the redemption price deferred when the New York Stock Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the SEC, during any emergency as determined by the SEC which makes it impracticable for a Fund to dispose of its securities or value its assets, or during any other period permitted by order of the SEC for the protection of investors.

                                NET ASSET VALUE

    The net asset value of Class A and Class B shares of each Fund, except for the Paragon Treasury Money Market Fund, is determined at the close of regular trading on the New York Stock Exchange (normally 3:00 p.m. Louisiana time, 4:00 p.m. New York time) on each Business Day (defined above under "General Purchase Information"). The net asset value of Paragon Treasury Money Market Fund's shares is determined daily at 3:00 p.m. Louisiana time (4:00 p.m. New York time), and immediately after the determination of net investment income earned by shareholders of record, at 3:00 p.m. Louisiana time (4:00 p.m. New York time) on each Business Day. Net asset value per share of a class of each Fund is calculated by determining the net assets attributable to each class and dividing by the number of shares of that class. The net asset value of Paragon Treasury Money Market Fund will be determined by using the amortized cost method of valuation.

    For purposes of determining net asset value per share, equity securities traded on a national securities exchange or the Nasdaq National Market ("NASDAQ") are valued at their last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the mean between the closing bid and asked price. Unlisted equity securities for which market quotations are available are valued at the mean between the most recent bid and asked prices.

    Fixed-income securities will be valued at prices supplied by a pricing agent selected by the Trustees, which prices reflect broker/dealer-supplied valuations and electronic data processing techniques. Short-term obligations maturing in sixty days or less are valued at amortized cost. Other assets and assets whose market value does not, in the Adviser's opinion, reflect fair value are valued at fair value using methods determined in good faith by the Board of Trustees.

                       PERFORMANCE AND YIELD INFORMATION

    From time to time a Fund may publish its average annual total return and/or yield in advertisements and communications to shareholders. A Fund's average annual total return for each class is determined by computing the average annual percentage change in value of a $1,000 investment.

Total return calculations for Class A shares include the effect of paying the maximum sales charge of up to 4.50%. Investments at lower sales charges would result in higher performance figures. Total return calculations for Class B shares reflect deduction of any applicable CDSC imposed on a redemption of shares held for the applicable period. All calculations assume the reinvestment of all dividends and distributions at net asset value. The total return calculation assumes a complete redemption of the investment at the end of the relevant period. The total return of Class A and Class B shares will be calculated separately, and, because each class is subject to different expenses, the total return with respect to the classes of a Fund for the same period may differ. Each Fund will include the total return of both Class A and Class B shares in any advertisement or promotional materials including that Fund's performance data.

    A Fund may also from time to time advertise total return on a cumulative, average, year-by-year or other basis for various specified periods by means of quotations, charts, graphs or schedules. In addition, a Fund may furnish total return calculations based on investments at various sales charge levels or at net asset value. Any performance data which is based on the net asset value per share would be reduced if a sales charge were taken into account. In addition to the above, a Fund may from time to time advertise its performance relative to certain performance rankings and indices.

    The yield of a Fund, other than Paragon Treasury Money Market Fund, will be calculated by dividing the net investment income per share during a recent 30-day period by the maximum offering price per share of the Fund on the last day of the period. The results are compounded on a bond equivalent (semi-annual) basis and then annualized.

    Paragon Treasury Money Market Fund may also advertise its yield and effective yield. The yield of that Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement). This income is then annualized; that is, the amount of income generated by the investment during the seven-day period is assumed to be generated ratably throughout the year and is shown as a percentage of the investment. The effective yield is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

TAX-FREE YIELDS AND CORRESPONDING TAXABLE EQUIVALENTS

    Paragon Louisiana Tax-Free Fund may also quote tax equivalent yield, which shows the taxable yield an investor would have to earn to equal, after taxes, that Fund's tax-free yield. A tax equivalent yield is calculated by dividing the Fund's tax exempt yield by one minus a stated Federal and/or state tax rate. The following table shows what a Louisiana investor would have to earn from a comparable taxable investment to match Paragon Louisiana Tax-Free Fund's double tax-free yield. To the extent that less than all of Paragon Louisiana Tax-Free Fund's income is exempt from Louisiana income tax, the tax equivalent yield actually realized by shareholders will be less than that shown below. The hypothetical yields shown are for illustrative purposes only, and should not be considered an indication of what the Fund will yield.

                                                           TAX EXEMPT YIELD
                                          ---------------------------------------------------
                             COMBINED     3.00%    4.00%    5.00%    6.00%    7.00%    8.00%
                            FEDERAL AND   ------   ------   ------   ------   ------   ------
TAXABLE INCOME*    JOINT       STATE
 SINGLE RETURN     RETURN    BRACKET**                 EQUIVALENT TAXABLE YIELD
---------------   --------  -----------   ---------------------------------------------------
   $  6,250       $ 11,250     16.70%      3.60%    4.80%    6.00%    7.20%    8.40%    9.60%
   $ 22,750       $ 38,000     30.88%      4.34%    5.79%    7.23%    8.68%   10.13%   11.57%
   $ 55,100       $ 91,850     35.14%      4.63%    6.17%    7.71%    9.25%   10.79%   12.33%
   $115,000       $140,000     39.84%      4.99%    6.65%    8.31%    9.97%   11.64%   13.30%
   $250,000       $250,000     43.22%      5.28%    7.05%    8.81%   10.57%   12.33%   14.09%

------------------------
    *Represents taxable income as currently defined by the Code.

   **Federal and state tax rates include the effect of fully deducting state taxes on your Federal return. However, taxpayers with adjusted gross income in excess of $114,700 ($57,350 for a married individual filing as separate return) (adjusted annually for inflation) would be required to reduce their deduction for such state taxes, as provided in the Code. In addition, single taxpayers with adjusted gross income in excess of $114,700 (adjusted annually for inflation) and married individuals filing jointly with adjusted gross income in excess of $172,050 (adjusted annually for inflation) are required to phase-out the benefit of any personal exemptions claimed. The taxable income and rate brackets take into account the deductibility of the federal income tax liability in determining the Louisiana tax liability.

Note: In determining the Combined Federal and State Bracket, it is assumed that none of the tax-free obligations would give rise to a tax-preference and that the alternative minimum tax is otherwise inapplicable.

    Investors should note that the investment results of a Fund are based on historical performance and will fluctuate over time. The value of a Fund's shares, when redeemed, may be more or less than their original cost. Any presentation of a Fund's yield, effective yield, tax-exempt equivalent yield or total return for any prior period should not be considered a representation of what an investment may earn or what a Fund's yield, effective yield, tax-exempt equivalent yield or total return may be in any future period.

    From time to time any Fund may publish an indication of its past performance (including investment standings and rankings) as measured by independent sources such as Lipper Analytical Services, Incorporated, Weisenberger Investment Companies Service, Donoghue's Money Fund Report, Barron's, Business Week, Changing Times, Financial World, Forbes, Money, Personal Investor, Sylvia Porter's Personal Finance, and The Wall Street Journal. The Funds may also advertise information which has been provided to the NASD for publication in regional and local newspapers.

                      ORGANIZATION AND SHARES OF THE FUNDS

    The Trust was formed as a business trust under the laws of The Commonwealth of Massachusetts on October 2, 1989. The Trustees of the Trust are responsible for the overall management and supervision of its affairs. As of the date hereof, the Trustees have established eleven portfolios, seven of which are described in this Prospectus. Also as of the date hereof, the Trustees have authorized the issuance  of two classes of shares of each Fund, designated as Class A and Class
B. Shares of each class of a Fund represent an interest in the same portfolio of investments of that Fund. When issued, shares will be fully paid and nonassessable. As of February 17, 1995, Labanc & Co-Premier Bank, N.A. Trustee, owned beneficially and of record 95%, 92%, 89%, 69%, 80%, 94% and 76% of the outstanding shares of beneficial interest of Paragon Treasury Money Market Fund, Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Equity Income Fund and Paragon Gulf South Growth Fund, respectively. Shares entitle their holders to one vote per share, are freely transferable and have no preemptive, subscription or conversion rights.

    Shares of a Fund will be voted separately by Fund with respect to matters pertaining to that Fund except for the election of Trustees and ratification of independent accountants. For example, shareholders of each Fund are required to approve the adoption of any investment advisory agreement relating to such Fund and any changes in fundamental investment restrictions or policies of such Fund. Approval by the shareholders of one Fund is effective only as to that Fund.
Shares of each class of a Fund have equal rights as to voting, redemption, dividends and liquidation with each other share of that Fund, except that each class bears different distribution and transfer agent fees. Class B shareholders have exclusive voting rights with respect to the Class B Plan.

    The Trust does not intend to hold annual shareholder meetings, although special meetings may be called for purposes such as electing or removing Trustees or such other purposes as are set forth above.

                        BACKUP WITHHOLDING INSTRUCTIONS

    You are required by law to provide the Paragon Portfolio with your correct Taxpayer Identification Number (TIN), regardless of whether you file tax returns. Failure to do so may subject you to penalties. Failure to provide your correct TIN, to check the appropriate boxes in the Shareholder Signature and Back-up Withholding Certification section (the "Certification Section") of the Application and to sign your name in that section could result in backup withholding of Federal income tax by the Funds of 31% of distributions, redemptions, exchanges and other payments made to your account.

    Any tax withheld may be credited against taxes owed on your Federal income tax return.

    Special rules apply for certain entities. For example, for an account established under the Uniform Gift to Minors Act, the TIN of the minor should be furnished.

    If you do not have a TIN but have applied for or intend to apply for one, you should check the first box. If you do not provide your TIN and required certifications within 60 days, 31% backup withholding may apply. Backup withholding could also apply to payments relating to your account prior to Paragon Portfolio's receipt of your TIN and required certifications.

    If you have been notified by the IRS that you are subject to backup withholding because you failed to report all your interest and/or dividend income on your tax return and you have not been notified by the IRS that such withholding should cease, you must cross out item (2) in the Certification Section.

    If you are an exempt recipient, you should furnish your TIN and check the second box in the Certification Section. Exempt recipients include: corporations, tax-exempt pension plans and IRA's, governmental agencies, financial institutions, registered securities and commodities dealers and others.

    If you are a nonresident alien or foreign entity, check the third box in the Certification Section and provide a completed Form W-8 to the Paragon Portfolio in order to avoid backup withholding on redemptions and other certain payments. Dividends paid to your account by the Paragon Portfolio may be subject to up to 30% nonresident alien withholding instead of backup withholding.

    For further information, see Sections 1441, 1442 and 3406 of the Internal Revenue Code and consult your tax adviser.

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
                                   APPENDIX A
                      (APPLICABLE ONLY TO CLASS A SHARES)
                             STATEMENT OF INTENTION

    If a shareholder anticipates purchasing $100,000 or more of Class A shares of one or more Funds (excluding Paragon Treasury Money Market Fund) within a 13-month period, the shareholder may obtain Class A shares of such Funds at a reduced sales charge as though the total quantity were invested in one lump sum by filing this Statement of Intention incorporated by reference in the Account Information Form.

    Instructions for issuance of shares in the name of a person who does not sign the Account Information Form must be accompanied by a written statement from an Authorized Dealer stating that the shares were paid for by a person who signed the Account Information Form.

    To insure that the reduced price will be received on future purchases, the investor or his Authorized Dealer must inform Goldman, Sachs & Co. that this Statement of Intention is in effect each time such Class A shares are purchased.

    Subject to the conditions mentioned below, each purchase will be made at a public offering price applicable to a single transaction of the dollar amount specified on the Account Information Form, as described in the Prospectus. The investor makes no commitment to purchase additional Class A shares, but if his purchases of Class A shares within 13 months plus the value of Class A shares credited toward completion do not total the sum specified, he will pay the increased amount of the sales charge prescribed in the Escrow Agreement.

    Income dividends and capital gain distributions taken in additional Class A shares will apply toward the completion of this Statement of Intention.

    This Statement of Intention is not effective until accepted by Goldman, Sachs & Co.

                                ESCROW AGREEMENT

    Out of the initial purchase (or subsequent purchases if necessary) 5% of the dollar amount specified on the Account Information Form shall be held in escrow by the Transfer Agent in the form of Class A shares registered in the investor's name. All income dividends and capital gains distributions on escrowed shares will be paid to the investor or to his order.

    When the minimum investment so specified is completed (either prior to or by the end of the thirteenth month), the shareholder will be notified and the escrowed shares will be released.

    If the intended investment is not completed, the investor will be asked to remit to Goldman, Sachs & Co. any difference between the sales charge on the amount specified and on the amount actually attained. If the investor does not within 20 days after written request by Goldman, Sachs & Co. or the Authorized Dealer pay such difference in the sales charge, the Transfer Agent will redeem an appropriate number of the escrowed shares in order to realize such difference. Shares remaining after any such redemption will be released by the Transfer Agent.

    In signing the Account Information Form, the investor irrevocably constitutes and appoints the Transfer Agent his attorney to surrender for redemption any or all escrowed shares with full power of substitution in the premises.

PARAGON PORTFOLIO
4900 Sears Tower
Chicago, Illinois 60606

INVESTMENT ADVISERS & ADMINISTRATOR
Premier Investment Advisors, L.L.C.
451 Florida Street
Baton Rouge, Louisiana 70821

Goldman Sachs Asset Management
One New York Plaza
New York, New York 10004

DISTRIBUTOR
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

CUSTODIAN
                                                                LOGO
State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

TRANSFER AGENT
Goldman, Sachs & Co.
4900 Sears Tower
Chicago, Illinois 60606

INDEPENDENT ACCOUNTANTS
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

LEGAL COUNSEL
Hale and Dorr
60 State Street
Boston, Massachusetts 02109

                                                      CLASS A AND CLASS B SHARES
                                                       PROSPECTUS
                                                         MARCH 30, 1995